Prospectus Supplement (to Prospectus dated January 25, 2005)

                                 $1,137,621,455
                                  (Approximate)

              Credit Suisse First Boston Mortgage Securities Corp.
                                    Depositor

                             Wells Fargo Bank, N.A.
                                 Master Servicer

          CSFB Mortgage-Backed Pass-Through Certificates, Series 2005-8

--------------------------------------------------------------------------------

      You should consider carefully the risk factors beginning on page S-20 in this prospectus supplement.

      The certificates will represent ownership interests only in a trust and will not represent ownership interests in or obligations of the seller, the servicers, the special servicer, the master servicer, the trust administrator, the depositor or any of their affiliates.

      This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.
--------------------------------------------------------------------------------

Offered Certificates

Sixty-four classes of the Series 2005-8 Certificates are being offered hereby. You can find a list of the offered certificates together with their initial class principal balances or initial notional amounts, initial pass-through rates and certain other characteristics on pages S-8 through S-10 of this prospectus supplement.

The  trust  will  consist  primarily  of  nine  groups  of  one-to-four   family
residential fixed rate first lien mortgage loans.

Credit Enhancement

The Group B Certificates are subordinate to and provide credit enhancement for the Group I, Group IV, Group V, Group VI and Group IX Certificates and, to a certain extent, the Class A-X, Class D-X and Class A-P Certificates. In addition, each class of Group B Certificates is subordinate to and provides credit enhancement for each class of Group B Certificates with a lower alphanumerical designation to the extent described in this prospectus supplement.

The Group C-B Certificates are subordinate to and provide credit enhancement for the Group II and Group III Certificates and, to a certain extent, the Class A-X and Class A-P Certificates. In addition, each class of Group C-B Certificates is subordinate to and provides credit enhancement for each class of Group C-B Certificates with a lower alphanumerical designation to the extent described in this prospectus supplement.

The Group D-B Certificates are subordinate to and provide credit enhancement for the Group VII and Group VIII Certificates and, to a certain extent, the Class D-X and Class A-P Certificates. In addition, each class of Group D-B Certificates is subordinate to and provides credit enhancement for each class of Group D-B Certificates with a lower alphanumerical designation to the extent described in this prospectus supplement.

Credit Suisse First Boston LLC, as underwriter, will buy the offered certificates from Credit Suisse First Boston Mortgage Securities Corp., the depositor, at a price equal to approximately 101.4% of their face value, plus accrued interest, as applicable. The depositor will pay the expenses related to the issuance of the certificates from these proceeds. The underwriter will sell the offered certificates purchased by it from time to time in negotiated transactions at varying prices determined at the time of sale.

The trust will make multiple REMIC elections for federal income tax purposes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Delivery of the offered certificates, other than the Class AR and Class AR-L Certificates, will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or about August 30, 2005.

                           Credit Suisse First Boston
                                   Underwriter

                                 August 29, 2005

              Important notice about information presented in this prospectus supplement and the accompanying prospectus

      You should rely on the information contained in this document or to which we have referred you in this prospectus supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

      We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o The accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

o This prospectus supplement, which describes the specific terms of your series of certificates.

      The depositor's principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Its telephone number is (212) 325-2000.

      We  include   cross-references  in  this  prospectus  supplement  and  the accompanying prospectus to captions in these materials where you can find further related discussions.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SUMMARY......................................................................S-6
RISK FACTORS................................................................S-20
   Risk of Loss.............................................................S-20
   Limited Obligations......................................................S-23
   Violation of Various Federal and  State Laws May Result in
     Losses on the Mortgage Loans...........................................S-23
   Liquidity Risks..........................................................S-24
   Book-Entry Certificates..................................................S-24
   Special Yield and Prepayment Considerations..............................S-24
   Potential Inadequacy of Credit Enhancement...............................S-35
   Holding Subordinate Certificates Creates Additional Risks................S-35
   If Servicing is Transferred, Delinquencies May Increase..................S-36
   Recent Events............................................................S-36
   Recent Developments Affecting SPS........................................S-37
FORWARD-LOOKING STATEMENTS..................................................S-39
INTRODUCTION................................................................S-40
DESCRIPTION OF THE MORTGAGE POOL............................................S-40
   General..................................................................S-40
   Mortgage Loan Statistical Information....................................S-44
   Additional Information...................................................S-72
   Underwriting Standards...................................................S-72
   Assignment of Mortgage Loans.............................................S-73
THE SELLERS, THE MASTER SERVICER AND THE SERVICERS..........................S-74
   DLJ Mortgage Capital, Inc................................................S-75
   GreenPoint Mortgage Funding, Inc.........................................S-75
   Wells Fargo Bank, N.A....................................................S-75
   Select Portfolio Servicing, Inc..........................................S-75
   Countrywide Home Loans Servicing LP......................................S-75
   GMACM Mortgage Corporation...............................................S-76
   Wachovia Mortgage Corporation............................................S-77
   Washington Mutual Bank...................................................S-77
THE COUNTERPARTY............................................................S-77
SERVICING OF MORTGAGE LOANS.................................................S-78
   General..................................................................S-78
   Wells Fargo Bank N.A. Delinquency Experience.............................S-81
   Select Portfolio Servicing, Inc.'s Delinquency and
     Foreclosure Experience.................................................S-82
   Countrywide's Delinquency and Foreclosure Experience.....................S-83
   Fifth Third Mortgage Company's Delinquency and
     Foreclosure Experience.................................................S-84
   GMACM Mortgage Corporation's Delinquency and
     Foreclosure Experience.................................................S-85
   Wachovia Mortgage Corporation's Delinquency and
     Foreclosure Experience.................................................S-86
   Washington Mutual Bank's Single-Family Residential
     Nonperforming Asset Statistics.........................................S-86
   Servicing Compensation and Payment of Expenses...........................S-87
   Adjustment to Servicing Fee in Connection with
     Prepaid Mortgage Loans.................................................S-88
   Advances from the Servicers, the Master Servicer and the
     Trust Administrator....................................................S-90
   Optional Purchase of Defaulted Loans; Specially Serviced Loans...........S-91
   Special Servicing Agreements.............................................S-91
DESCRIPTION OF THE CERTIFICATES.............................................S-92
   General..................................................................S-92
   Senior Certificates......................................................S-92
   Subordinate Certificates.................................................S-93
   Designations.............................................................S-94
   Assets of the Trust......................................................S-95
   Book-Entry Registration..................................................S-96

   Definitive Certificates..................................................S-96
   Distributions............................................................S-97
   Glossary of Terms........................................................S-97
   Priority of Distributions...............................................S-111
   Distributions of Interest...............................................S-121
   Determination of LIBOR..................................................S-123
   The Yield Maintenance Agreement.........................................S-123
   Distributions of Principal..............................................S-124
   Distributions in Reduction of the Special Retail Certificates...........S-136
   Allocation of Losses on the Group I, Group IV, Group V, Group VI and
     Group IX Mortgage Loans; Subordination of Group B Certificates........S-139
   Allocation of Losses on the Group II and Group III Mortgage Loans;
     Subordination of Group C-B Certificates...............................S-142
   Allocation of Losses on the Group VII and Group VIII Mortgage Loans;
     Subordination of Group D-B Certificates...............................S-145
   Cross-Collateralization--Group I, Group IV, Group V, Group VI and
     Group IX..............................................................S-147
   Cross-Collateralization--Group II and Group III.........................S-148
   Cross-Collateralization--Group VII and Group VIII.......................S-149
POOLING AND SERVICING AGREEMENT............................................S-150
   Optional Termination; Auction Sale......................................S-150
   The Trustee.............................................................S-152
   The Trust Administrator.................................................S-152
   Voting Rights...........................................................S-153
   Restrictions on Transfer of the Residual Certificates...................S-153
   Final Scheduled Distribution Date.......................................S-153
   Additional Issuances of Certificates....................................S-154
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS................................S-154
   Factors Affecting Prepayments on the Mortgage Loans.....................S-154
   Sequentially Paying Certificates........................................S-155
   Accretion Directed Certificates and Accrual Certificates................S-155
   Lockout Certificates....................................................S-156
   LIBOR Certificates......................................................S-156
   Support Certificates....................................................S-157
   Modeling Assumptions....................................................S-158
   Weighted Average Life...................................................S-160
   Sensitivity of Certain Interest Only Certificates.......................S-175
   Yield on the Inverse Floating Rate Certificates.........................S-176
   Yield on Principal Only Certificates....................................S-177
   Additional Yield Considerations Applicable Solely to the
     Residual Certificates.................................................S-178
FEDERAL INCOME TAX CONSEQUENCES............................................S-179
   General.................................................................S-179
   Tax Treatment of the Offered Certificates...............................S-179
   Additional Considerations for the Special Retail Certificates...........S-179
   Additional Considerations for the Class IX-A-9 Certificates.............S-179
   Original Issue Discount.................................................S-180
   Status of the Offered Certificates......................................S-181
   The Residual Certificates...............................................S-181
METHOD OF DISTRIBUTION.....................................................S-182
LEGAL OPINIONS.............................................................S-182
RATINGS....................................................................S-182
LEGAL INVESTMENT...........................................................S-183
ERISA CONSIDERATIONS.......................................................S-183

ANNEX I - GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES......I-1
ANNEX II - AGGREGATE PAC SCHEDULE FOR THE CLASS III-A-9, CLASS III-A-10,
  CLASS III-A-11, CLASS III-A-12, CLASS III-A-13, CLASS III-A-14 AND
  CLASS III-A-15 CERTIFICATES...............................................II-1
ANNEX III - TAC SCHEDULE FOR THE CLASS III-A-7 CERTIFICATES................III-1
ANNEX IV - TAC SCHEDULE FOR THE CLASS III-A-21 CERTIFICATES.................IV-1
ANNEX V - AGGREGATE PAC SCHEDULE FOR THE CLASS IX-A-1, CLASS IX-A-3,
  CLASS IX-A-6, CLASS IX-A-12 AND CLASS IX-A-14 CERTIFICATES ................V-1
ANNEX VI - AGGREGATE PAC SCHEDULE FOR THE CLASS IX-A-6, CLASS IX-A-12
  AND CLASS IX-A-14 CERTIFICATES............................................VI-1
ANNEX VII - AGGREGATE TAC SCHEDULE FOR THE CLASS IX-A-1, CLASS IX-A-3,
  CLASS IX-A-5, CLASS IX-A-6, CLASS IX-A-9, CLASS IX-A-11, CLASS IX-A-12
  AND CLASS IX-A-14 CERTIFICATES...........................................VII-1
ANNEX VIII - AGGREGATE TAC SCHEDULE FOR THE CLASS IX-A-9 AND
  CLASS IX-A-11 CERTIFICATES..............................................VIII-1
ANNEX IX - CLASS IX-A-9 YIELD MAINTENANCE AGREEMENT NOTIONAL AMOUNTS........IX-1

--------------------------------------------------------------------------------
                                    SUMMARY

      The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, read this entire prospectus supplement and the entire accompanying prospectus carefully.

Title of series.............  CSFB.Mortgage-Backed   Pass-Through  Certificates,
                              Series 2005-8.

Depositor...................  Credit  Suisse  First Boston  Mortgage  Securities
                              Corp.

Sellers ....................  DLJ.Mortgage  Capital,  Inc.,  referred to in this prospectus supplement as DLJ Mortgage Capital. GreenPoint Mortgage Funding, Inc., referred to in this prospectus supplement as GreenPoint.

Servicers ..................  GreenPoint,   Select  Portfolio  Servicing,  Inc.,
                              referred to in this prospectus  supplement as SPS,
                              Wells  Fargo  Bank,  N.A.,  referred  to  in  this
                              prospectus   supplement   as  Wells   Fargo,   and
                              Washington   Mutual  Mortgage   Securities  Corp.,
                              referred to in this prospectus supplement as WMMSC.

                              ABN AMRO Mortgage Corporation, referred to in this prospectus supplement as ABN AMRO, American First Credit Union, referred to in this prospectus supplement as American First, Countrywide Home Loans Servicing LP, referred to in this prospectus supplement as Countrywide Servicing, Fifth Third Mortgage Company, referred to in this prospectus supplement as Fifth Third, GMACM Mortgage Corporation, referred to in this prospectus supplement as GMACM, HSBC Mortgage Corporation
                              (USA), referred to in this prospectus supplement as HSBC, U.S. Central Credit Union, referred to in this prospectus supplement as U.S. Central, Wachovia Mortgage Corporation, referred to in this prospectus supplement as Wachovia and Washington Mutual Bank (formerly known as Washington Mutual Bank, FA), referred to in this prospectus supplement as WMB, are also servicing certain mortgage loans pursuant to separate servicing agreements and are not parties to the pooling and servicing agreement.

` ABN AMRO, American First, Countrywide Servicing, Fifth Third, GMACM, GreenPoint, HSBC, SPS, U.S. Central, Wachovia, Wells Fargo, WMB and WMMSC, are referred to in this rospectus supplement as the Servicers.

Master Servicer.............  Wells  Fargo,  also  referred  in this  prospectus supplement as the master servicer. The master servicer will oversee and enforce the servicing of the mortgage loans by the servicers, other than WMMSC. The master servicer will have no obligations to oversee and enforce the servicing of the mortgage loans by WMMSC.

Special Servicer............  SPS.

Trustee ....................  U.S. Bank National  Association,  referred in this prospectus supplement as U.S. Bank.

Trust Administrator.........  Wells Fargo.

Counterparty under the
yield maintenance
agreement ..................  Credit Suisse First Boston International, referred to in this prospectus supplement as CSFBi or the counterparty.

Mortgage pool ..............  4,312 fixed rate mortgage  loans with an aggregate
                              principal       balance      of      approximately
                              $1,155,670,588.07 as of the cut-off date, secured by first liens on one- to four-family residential properties.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Cut-off date ...............  August 1, 2005.

Closing date ...............  On or about August 30, 2005.

Distribution dates .........  The 25th day of each month,  or if the 25th day is not a business day, on the succeeding business day beginning in September 2005.

Final scheduled
distribution dates .........  For.the offered certificates, other than the Class
                              VI-A-1 Certificates, the distribution date in September 2035. For the Class VI-A-1 Certificates, the distribution date in August 2025. The actual final distribution date for any class of certificates could be substantially earlier.

Form of offered
certificates ...............  The.offered certificates,  other than the Class AR and Class AR-L Certificates, will be book-entry certificates. The Class AR and Class AR-L Certificates will be physical certificates. See "Description of the Certificates--Book-Entry Registration" in this prospectus supplement.

Minimum denominations ......  The  offered  certificates,  other  than the Class
                              III-A-1,   Class  III-A-2,  Class  III-A-3,  Class
                              III-A-4, Class III-A-6, Class III-A-7, Class III-A-8, Class III-A-10, Class III-A-11, Class III-A-12, Class III-A-14, Class III-A-15, Class
                              III-A-17,  Class III-A-18,  Class III-A-19,  Class
                              III-A-20, Class III-A-21, Class IX-A-2, Class IX-A-3, Class IX-A-8, Class IX-A-10, Class IX-A-14, Class A-X, Class D-X, Class AR and Class AR-L Certificates, will be issued in minimum denominations (by principal balance) of $25,000 and integral multiples of $1 in excess thereof. The Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-7, Class III-A-8, Class III-A-10, Class III-A-11, Class III-A-12, Class
                              III-A-14, Class III-A-15, Class III-A-17, Class III-A-21, Class IX-A-3, Class IX-A-8, Class IX-A-14 Certificates will be issued in minimum denominations (by principal balance) of $1,000 and integral multiples of $1 in excess thereof. The Class III-A-18, Class III-A-19 and Class III-A-20 Certificates will be issued in minimum denominations (by principal balance) of $1,000 and integral multiples of $1,000 in excess thereof. The Class III-A-6, Class IX-A-2, Class IX-A-10, Class A-X and Class D-X Certificates will be issued in minimum denominations (by notional amount) of $100,000 and integral multiples of $1 in excess thereof. The Class AR and Class AR-L Certificates will be issued in minimum percentage interests of 20%.

--------------------------------------------------------------------------------

                              Offered Certificates

                               Initial Class          Per Annum           Initial Rating
Class                        Principal Balance     Pass-Through Rate        S&P/Moody's(1)           Designation

Class A Certificates
--------------------
I-A-1                          $167,000,000              5.250%                AAA/Aaa         Senior/Accretion Directed
I-A-2                            $2,821,350              5.250%                AAA/Aaa              Senior/Accrual
I-A-3                           $18,000,000              5.250%                AAA/Aaa           Super Senior/Lockout
I-A-4                            $1,000,000              5.250%                AAA/Aa1          Senior/Lockout/Mezzanine
II-A-1                          $95,400,000              6.000%                AAA/Aaa               Super Senior
II-A-2                           $5,066,303              6.000%                AAA/Aa1             Senior/Mezzanine
III-A-1                         $26,633,334              5.250%                AAA/Aaa              Senior/Support
III-A-2                            $200,754              5.500%                AAA/Aaa              Senior/Support
III-A-3                          $3,117,666              6.000%                AAA/Aaa              Senior/Support
III-A-4                            $199,000              6.000%                AAA/Aaa              Senior/Support
III-A-5                         $10,000,000           Variable(2)              AAA/Aaa              Senior/Support
III-A-6                          Notional(3)          Variable(4)              AAA/Aaa           Senior/Interest Only
III-A-7                          $3,000,000              5.500%                AAA/Aaa                Senior/TAC
III-A-8                          $2,000,000              5.500%                AAA/Aaa              Senior/Support
III-A-9                         $57,000,000              5.500%                AAA/Aaa                Senior/PAC
III-A-10                        $18,200,000              5.500%                AAA/Aaa             Super Senior/PAC
III-A-11                         $4,506,400              5.500%                AAA/Aaa                Senior/PAC
III-A-12                         $1,000,000              5.500%                AAA/Aa1           Senior/Mezzanine/PAC
III-A-13                        $28,750,000              5.500%                AAA/Aaa                Senior/PAC
III-A-14                        $14,256,000              5.500%                AAA/Aaa                Senior/PAC
III-A-15                        $19,228,600              5.500%                AAA/Aaa             Super Senior/PAC
                                                                                                  Senior/Mezzanine/
III-A-16                           $371,000              5.500%                AAA/Aa1                 Support
III-A-17                         $2,000,000              5.500%                AAA/Aaa              Senior/Support
                                                                                                Super Senior/Support/
III-A-18                         $3,000,000              5.000%                AAA/Aaa              Special Retail
                                                                                                Super Senior/Support/
III-A-19                         $1,000,000              5.500%                AAA/Aaa              Special Retail
                                                                                                Super Senior/Support/
III-A-20                         $3,000,000              6.000%                AAA/Aaa              Special Retail
                                                                                                   Senior/Accretion
                                                                                                      Directed/
III-A-21                        $22,852,000              5.500%                AAA/Aaa                   TAC
III-A-22                         $7,941,920              5.500%                AAA/Aaa          Senior/Accrual/Support
IV-A-1                          $46,286,826              6.000%                AAA/Aaa                  Senior
V-A-1                           $30,000,000           Variable(5)              AAA/Aaa               Super Senior
V-A-2                            $5,944,369              5.500%                AAA/Aa1             Senior/Mezzanine
V-A-3                           $82,500,000           Variable(6)              AAA/Aaa               Super Senior
VI-A-1                          $19,920,025              5.500%                AAA/Aaa                  Senior
VII-A-1                        $122,225,227              7.000%                AAA/Aaa                  Senior
VIII-A-1                        $76,152,853              7.000%                AAA/Aaa                  Senior
                                                                                                       Senior/
IX-A-1                          $64,454,000              4.750%                AAA/Aaa          Accretion Directed/PAC
                                                                                                   Senior/Interest
IX-A-2                           Notional(7)             5.500%                AAA/Aaa                 Only/PAC
                                                                                                       Senior/
IX-A-3                               $1,000              5.500%                AAA/Aaa          Accretion Directed/PAC
IX-A-4                          $10,000,000              5.500%                AAA/Aaa              Senior/Lockout
                                                                                                   Senior/Accrual/
IX-A-5                             $100,000              5.500%                AAA/Aaa          Accretion Directed/TAC
                                                                                                    Super Senior/
IX-A-6                          $22,137,000              5.000%                AAA/Aaa          Accretion Directed/PAC
IX-A-7                          $15,000,000              5.500%                AAA/Aaa          Senior/Accrual/Support
IX-A-8                           $5,000,000              5.500%                AAA/Aaa                  Senior
                                                                                                       Senior/
IX-A-9                          $20,000,000           Variable(8)              AAA/Aaa          Accretion Directed/TAC
                                                                                                   Senior/Interest
IX-A-10                          Notional(9)          Variable(10)             AAA/Aaa                 Only/TAC
                                                                                                       Senior/
IX-A-11                         $12,984,016              5.500%                AAA/Aaa          Accretion Directed/TAC
                                                                                                   Senior/Mezzanine
IX-A-12                          $1,074,000              5.500%                AAA/Aa1          Accretion Directed/PAC
IX-A-13                         $15,943,000              5.500%                AAA/Aaa           Super Senior/Lockout
                                                                                                       Senior/
IX-A-14                         $11,930,000              5.250%                AAA/Aaa          Accretion Directed/PAC
                                                                                                   Senior/Lockout/
IX-A-15                          $1,000,000              5.500%                AAA/Aa1                Mezzanine

--------------------------------------------------------------------------------

                               Initial Class          Per Annum           Initial Rating
Class                        Principal Balance     Pass-Through Rate        S&P/Moody's(1)           Designation

Class X Certificates
--------------------
A-X                              Notional(11)            5.500%                AAA/Aaa           Senior/Interest Only
D-X                              Notional(12)            6.000%                AAA/Aaa           Senior/Interest Only

Class P Certificates
--------------------
A-P                              $3,107,374               (13)                 AAA/Aaa          Senior/Principal Only

Class B Certificates
--------------------
B-1                             $14,881,332           Variable(14)              AA/NR                Subordinate
B-2                              $5,252,234           Variable(14)              A/NR                 Subordinate
B-3                              $2,917,908           Variable(14)            BBB/Baa3               Subordinate
C-B-1                            $8,976,966           Variable(15)              AA/NR                Subordinate
C-B-2                            $2,416,875           Variable(15)              A/NR                 Subordinate
C-B-3                            $1,726,339           Variable(15)             BBB/NR                Subordinate
D-B-1                           $10,206,948              7.000%                AA/Aa3                Subordinate
D-B-2                            $4,876,652              7.000%                 A/A3                 Subordinate
D-B-3                            $3,062,084              7.000%               BBB/Baa3               Subordinate

Class AR Certificates
---------------------
AR                                      $50              5.250%                AAA/NR              Senior/Residual
AR-L                                    $50              5.250%                AAA/NR              Senior/Residual

Total offered certificates   $1,137,621,455

                            Non-Offered Certificates

                                Initial Class          Per Annum          Initial Rating
Class                         Principal Balance     Pass-Through Rate       S&P/Moody's(1)           Designation

Class B Certificates
--------------------
B-4                              $3,209,698           Variable(14)              BB/NR                Subordinate
B-5                              $2,334,326           Variable(14)              B/NR                 Subordinate
B-6                              $1,458,956           Variable(14)              NR/NR                Subordinate
C-B-4                            $1,381,071           Variable(15)              BB/NR                Subordinate
C-B-5                            $1,035,803           Variable(15)              B/NR                 Subordinate
C-B-6                              $690,538           Variable(15)              NR/NR                Subordinate
D-B-4                            $3,402,315              7.000%                 BB/NR                Subordinate
D-B-5                            $3,515,726              7.000%                 B-/NR                Subordinate
D-B-6                            $1,020,698              7.000%                 NR/NR                Subordinate

Total non-offered
certificates                     $18,049,131

----------
(1)   See "Ratings" in this prospectus supplement.

(2) The initial pass-through rate on the Class III-A-5 Certificates is approximately 4.850% per annum. After the first distribution date, the per annum pass-through rate on these certificates will be equal to LIBOR (the London Interbank Offered Rate, as described in "Description of the Certificates--Determination of LIBOR" in this prospectus supplement) plus 1.350%, but no more than 6.000% per annum and no less than 1.350% per annum.

(3) Interest will accrue on the notional amount of the Class III-A-6 Certificates, initially equal to approximately $10,000,000, calculated as described in "Description of the Certificates--Glossary of Terms" in this prospectus supplement. These certificates will not receive any distributions of principal.

(4) The initial pass-through rate on the Class III-A-6 Certificates is approximately 1.150% per annum. After the first distribution date, the per annum pass-through rate on these certificates will be equal to 4.650% minus LIBOR, but no less than 0.000% per annum and no more than 4.650% per annum.

(5) The initial pass-through rate on the Class V-A-1 Certificates is approximately 9.790% per annum. After the first distribution date, the per annum pass-through rate on these certificates will be equal to 19.525% minus 2.75 times LIBOR, but no less than 0.000% per annum and no more than 19.525% per annum.

(6) The initial pass-through rate on the Class V-A-3 Certificates is approximately 3.940% per annum. After the first distribution date, the per annum pass-through rate on these certificates will be equal to LIBOR plus 0.400%, but no more than 7.500% per annum and no less than 0.400% per annum.

(7) Interest will accrue on the notional amount of the Class IX-A-2 Certificates, initially equal to approximately $11,343,909, calculated as described in "Description of the Certificates--Glossary of Terms" in this prospectus supplement. These certificates will not receive any distributions of principal.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(8) The initial pass-through rate on the Class IX-A-9 Certificates is approximately 4.200% per annum. After the first distribution date, the per annum pass-through rate on these certificates will be equal to LIBOR plus 0.650%, but no more than 9.500% per annum and no less than 0.650% per annum; provided however, that when LIBOR is greater than 4.850%, a portion of the interest distributed to the Class IX-A-9 Certificates will not come from payments on the mortgage loans but rather from a yield maintenance agreement, which, depending on the rate of prepayments, may not provide enough interest to pay the full pass-through rate. After the yield maintenance agreement terminates in June 2008, the maximum pass-through rate will be 5.500% per annum.

(9) Interest will accrue on the notional amount of the Class IX-A-10 Certificates, initially equal to approximately $20,000,000, calculated as described in "Description of the Certificates--Glossary of Terms" in this prospectus supplement. These certificates will not receive any distributions of principal.

(10) The initial pass-through rate on the Class IX-A-10 Certificates is approximately 1.300% per annum. After the first distribution date, the per annum pass-through rate on these certificates will be equal to 4.850% minus LIBOR, but no less than 0.000% per annum and no more than 4.850% per annum.

(11) Interest will accrue on the notional amount of the Class A-X Certificates, initially equal to approximately $30,836,423, calculated as described in "Description of the Certificates--Glossary of Terms" in this prospectus supplement. These certificates will not receive any distributions of principal.

(12) Interest will accrue on the notional amount of the Class D-X Certificates, initially equal to approximately $37,509,440, calculated as described in "Description of the Certificates--Glossary of Terms" in this prospectus supplement. These certificates will not receive any distributions of principal.

(13)  These certificates are not entitled to payments in respect of interest.

(14) The initial pass-through rate on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is approximately 5.457% per annum. After the first distribution date, the per annum pass-through rate on these certificates will be calculated as described herein under "Description of the Certificates--Distributions of Interest."

(15) The initial pass-through rate on the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates is approximately 5.653% per annum. After the first distribution date, the per annum pass-through rate on these certificates will be calculated as described herein under "Description of the Certificates--Distributions of Interest."

The offered certificates are subject to a variance of no more than 5% prior to their issuance.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Trust

The depositor will establish a trust, pursuant to a pooling and servicing agreement, dated as of August 1, 2005, among the depositor, DLJ Mortgage Capital, as the seller, GreenPoint, as a seller and a servicer, WMMSC, as a servicer, SPS, as a servicer and the special servicer, Wells Fargo, as a servicer, the master servicer and the trust administrator, and U.S. Bank, as the trustee. On the closing date, the depositor will deposit the pool of mortgage loans described below into the trust. Each certificate will represent a partial ownership interest in the trust.

Distributions of interest and principal on the certificates will be made only from payments received in connection with the related mortgage loans described below.

The Mortgage Pool

The mortgage pool consists of nine groups of mortgage loans, secured by mortgages, deeds of trust or other security instruments creating first liens on one- to four-family residential properties with an aggregate Cut-off Date Principal Balance of approximately $1,155,670,588.07. The mortgage loans have stated original terms to maturity that range from 231 to 360 months.

All of the mortgage loans are fixed-rate, first lien residential mortgage loans. All of the mortgage loans are fully-amortizing.

The nine groups of mortgage loans have the following characteristics:

                                Number of                Cut-off Date
     Designation              Mortgage Loans          Principal Balance*
     -----------              --------------          ------------------

     Group I                      918                   $199,186,491.79
     Group II                     196                   $105,439,479.48
     Group III                    454                   $239,828,433.13
     Group IV                     291                   $ 48,889,515.44
     Group V                      632                   $124,875,455.30
     Group VI                      67                   $ 21,243,911.10
     Group VII                    775                   $139,844,369.25
     Group VIII                   629                   $ 86,976,693.70
     Group IX                     350                   $189,386,238.88


----------
* Equals the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of the cut-off date, after giving effect to scheduled payments due on such date whether or not received.

Seller and Servicers of the Group I Mortgage Loans

DLJ Mortgage Capital is the seller of the group I mortgage loans. Wells Fargo, SPS and Fifth Third will initially service approximately 40.85%, 31.90% and 18.20%, respectively, and no other servicer will initially service more than 10% (by applicable Cut-off Date Principal Balance), of the group I mortgage loans.

Sellers and Servicers of the Group II Mortgage Loans

DLJ Mortgage Capital and GreenPoint are each sellers of a portion of the group II mortgage loans. Countrywide, Wells and SPS will initially service approximately 48.30%, 22.70% and 20.24%, respectively, and no other servicer will initially service more than 10% (by applicable Cut-off Date Principal Balance), of the group II mortgage loans.

Sellers and Servicers of the Group III Mortgage Loans

DLJ Mortgage Capital and GreenPoint are each sellers of a portion of the group III mortgage loans. Wells Fargo, Countrywide Servicing, SPS and Wachovia will initially service approximately

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

23.78%, 23.72%, 21.62% and 12.42%, respectively, and no other servicer will initially service more than 10% (by applicable Cut-off Date Principal Balance), of the group III mortgage loans.

Seller and Servicers of the Group IV Mortgage Loans

DLJ Mortgage Capital is the seller of the group IV mortgage loans. SPS and Wells Fargo will initially service approximately 63.98% and 31.35%, respectively, and no other servicer will initially service more than 10% (by applicable Cut-off Date Principal Balance), of the group IV mortgage loans.

Sellers and Servicers of the Group V Mortgage Loans

DLJ Mortgage Capital and GreenPoint are each sellers of a portion of the group V mortgage loans. Wells Fargo and SPS will initially service approximately 63.16% and 34.91%, respectively, and no other servicer will initially service more than 10% (by applicable Cut-off Date Principal Balance), of the group V mortgage loans.

Sellers and Servicers of the Group VI Mortgage Loans

DLJ Mortgage Capital and GreenPoint are each sellers of a portion of the group VI mortgage loans. Wells Fargo, WMB and SPS will initially service approximately 34.06%, 25.99% and 13.02%, respectively, and no other servicer will initially service more than 10% (by applicable Cut-off Date Principal Balance), of the group VI mortgage loans.

Sellers and Servicers of the Group VII Mortgage Loans

DLJ Mortgage Capital and GreenPoint are each sellers of a portion of the group VII mortgage loans. SPS and Wells Fargo will initially service approximately 80.73% and 18.81%, respectively, and no other servicer will initially service more than 10% (by applicable Cut-off Date Principal Balance), of the group VII mortgage loans.

Seller and Servicers of the Group VIII Mortgage Loans

DLJ Mortgage Capital is the seller of the group VIII mortgage loans. SPS and Wells Fargo will initially service approximately 85.17% and 14.36%, respectively, and no other servicer will initially service more than 10% (by applicable Cut-off Date Principal Balance), of the group VIII mortgage loans.

Sellers and Servicers of the Group IX Mortgage Loans

DLJ Mortgage Capital and GreenPoint are each sellers of a portion of the group IX mortgage loans. SPS, Wells Fargo, GMACM and WMB will initially service approximately 25.57%, 21.28%, 19.39% and 14.15%, respectively, and no other servicer will initially service more than 10% (by applicable Cut-off Date Principal Balance), of the group IX mortgage loans.

Master Servicer of the Mortgage Loans

Wells Fargo is the master servicer of all of the mortgage loans, other than the mortgage loans serviced by WMMSC, and will oversee and enforce the servicing of the mortgage loans by the servicers listed above and other servicers, other than WMMSC.

For additional information regarding the mortgage pool, see "Description of the Mortgage Pool" in this prospectus supplement.

Relationship Between Loan Groups and the Certificates

The certificates with a "I" prefix and the Class AR and Class AR-L Certificates correspond to the group I mortgage loans. The certificates with a "II" prefix correspond to the group II mortgage loans. The certificates with a "III" prefix correspond to the group III mortgage loans. The certificates with a "IV" prefix correspond to the group IV mortgage loans. The certificates with a "V" prefix correspond to the group V mortgage loans. The certificates with a "VI" prefix correspond to the group VI mortgage loans. The certificates with a "VII" prefix correspond to the group VII mortgage loans. The certificates with a "VIII" prefix correspond to the group VIII mortgage loans. The certificates with a "IX" prefix correspond to the group IX mortgage loans. The Class A-X Certificates correspond to the group II, group III, group VI and group IX mortgage loans. The Class D-X Certificates correspond to the group I, group IV, group V, group VII and group VIII

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

mortgage loans. The Class A-P Certificates correspond to the group I, group II, group III, group IV, group VI, group VII, group VIII and group IX mortgage loans. The certificates with a "B" prefix correspond to the group I, group IV, group V, group VI and group IX mortgage loans. The certificates with a "C-B" prefix correspond to the group II and group III mortgage loans. The certificates with a "D-B" prefix correspond to the group VII and group VIII mortgage loans. The certificates generally receive distributions based on collections on the mortgage loans in the corresponding loan group or loan groups.

Distributions on the Offered Certificates

General

Each month, the trust administrator will make distributions of interest and principal to the holders of the certificates to the extent of the related available funds and in the amounts and priority set forth in this prospectus supplement.

The servicers will collect monthly payments of principal and interest on the mortgage loans. After deducting any reimbursable expenses and advances and its servicing fee, each servicer will forward all collections on the mortgage loans it services, together with any advances that it makes for delinquent principal and interest payments on those mortgage loans, and any payments it makes in the form of compensating interest, as described in this prospectus supplement, to the trust administrator. The aggregate amount of such monthly collections and advances is described under the heading "Description of the Certificates--Glossary of Terms" in this prospectus supplement.

On each distribution date, the trust administrator will distribute the amount remitted to it by the servicers, after deducting from such amount any reimbursable expenses and other amounts, to the holders of the certificates, in the amounts and priority set forth in this prospectus supplement.

Distributions of Interest

The amount of interest each interest bearing class of certificates is entitled to receive on each distribution date will generally equal:

o     the per annum pass-through rate for that class of certificates,

o multiplied by the applicable principal balance or notional amount of that class of certificates,

o     multiplied by 1/12th,

o minus the share of some types of interest shortfalls allocated to that class.

The Class I-A-2 Certificates are accrual certificates and until the aggregate class principal balance of the Class I-A-1 Certificates has been reduced to zero, accrued interest on the Class I-A-2 Certificates will be added to the class principal balance thereof. The Class III-A-22 Certificates are accrual certificates and until the aggregate class principal balance of the Class III-A-21 Certificates has been reduced to zero, accrued interest on the Class III-A-22 Certificates will be added to the class principal balance thereof. The Class IX-A-5 Certificates are accrual certificates and until the aggregate class principal balance of the Class IX-A-9 and Class IX-A-11 Certificates has been reduced to zero, accrued interest on the Class IX-A-5 Certificates will be added to the class principal balance thereof. The Class IX-A-7 Certificates are accrual certificates and until the aggregate class principal balance of the Class IX-A-1, Class IX-A-3, Class IX-A-5, Class IX-A-6, Class IX-A-9, Class IX-A-11, Class IX-A-12 and Class IX-A-14 Certificates has been reduced to zero, accrued interest on the Class IX-A-7 Certificates will be added to the class principal balance thereof. The Class A-P Certificates are not entitled to payments of interest. See "Description of the Certificates--Priority of Distributions" and "--Distributions of Interest" in this prospectus supplement.

On each distribution date, interest will be distributed or accreted to certificateholders in the order described in "Description of the Certificates" in this prospectus supplement. It is possible that on any given distribution date payments from the related mortgage loans will be insufficient to cover interest on all of the certificates that are entitled to receive interest from those mortgage loans. As a result, some classes of certificates (most likely the subordinate certificates) may not receive the full amount of accrued interest to which they are entitled. If this happens, those certificates will be entitled to receive any shortfall in interest distributions on future distribution dates. However, there will be no additional interest paid to make up for the delay.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Yield Maintenance Agreement

The trustee, on behalf of a trust separate from the trust fund, referred to herein as the supplemental interest trust, will enter into a yield maintenance agreement with CSFBi, as counterparty, for the benefit of the Class IX-A-9 Certificates. For the yield maintenance agreement and any distribution date (other than the distribution date in September 2005) prior to and including the distribution date in June 2008, if LIBOR, as defined in the yield maintenance agreement for the related interest accrual period exceeds 4.850% per annum, CSFBi will be obligated to pay to the trust administrator, for deposit into the yield maintenance account, an amount equal to the product of (a) the amount by which (i) the lesser of LIBOR and the maximum cap rate exceeds (ii) 4.850% per annum, (b) the notional amount as set forth for such distribution date in the related table in the schedule set forth in Annex IX and (c) one-twelfth. The amount in the yield maintenance account will be available to make certain payments in respect of interest on the Class IX-A-9 Certificates; provided, that there may not be sufficient payments under the yield maintenance agreement to make such payments, as described in this prospectus supplement under "Description of the Certificates--The Yield Maintenance Agreement." See "Description of the Certificates--The Yield Maintenance Agreement" in this prospectus supplement.

Distributions of Principal

General. As the mortgagors pay principal on the mortgage loans in each loan group, that principal is passed on to the holders of certificates related to that loan group. However, not every class of certificates will be entitled to receive principal on each distribution date.

Group I Certificates. On each distribution date, a portion of the principal received or advanced on the group I mortgage loans will be distributed to the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class A-P, Class A-R and Class AR-L Certificates, in the order of priority described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement. Prior to the distribution date in September 2010, all principal prepayments on the group I mortgage loans will be paid to the Group I and Class A-P Certificates.

Group II Certificates. On each distribution date, a portion of the principal received or advanced on the group II mortgage loans will be distributed to the Class II-A-1, Class II-A-2 and Class A-P Certificates, as described in "Description of the Certificates--Distributions of Principal Certificate" in this prospectus supplement. Prior to the distribution date in September 2010, all principal prepayments on the group II mortgage loans will be paid to the Group II and Class A-P Certificates.

Group III Certificates. On each distribution date, a portion of the principal received or advanced on the group III mortgage loans will be distributed to the Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-A-7, Class III-A-8, Class III-A-9, Class III-A-10, Class III-A-11, Class III-A-12, Class III-A-13, Class III-A-14, Class III-A-15, Class III-A-16, Class III-A-17, Class III-A-18, Class III-A-19, Class III-A-20, Class III-A-21, Class III-A-22 and Class A-P Certificates, in the order of priority described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement. Prior to the distribution date in September 2010, all principal prepayments on the group III mortgage loans will be paid to the Group III Certificates entitled to principal and Class A-P Certificates. The Class III-A-6 Certificates are not entitled to payments of principal.

Group IV Certificates. On each distribution date, a portion of the principal received or advanced on the group IV mortgage loans will be distributed to the Class IV-A-1 and Class A-P Certificates, as described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement. Prior to the distribution date in September 2010, all principal prepayments on the group IV mortgage loans will be paid to the Class IV-A-1 and Class A-P Certificates.

Group V Certificates. On each distribution date, a portion of the principal received or advanced on the group V mortgage loans will be distributed to the Class V-A-1, Class V-A-2 and Class V-A-3 Certificates, as described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement. Prior to the distribution date in September 2010, all principal prepayments on the group V mortgage loans will be paid to the Group V Certificates.

Group VI Certificates. On each distribution date, a portion of the principal received or advanced on the group VI mortgage loans will be distributed to the Class VI-A-1 and Class A-P Certificates, as described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement. Prior to the distribution date in September 2010, all principal

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

prepayments on the group VI mortgage loans will be paid to the Class VI-A-1 and Class A-P Certificates.

Group VII Certificates. On each distribution date, a portion of the principal received or advanced on the group VII mortgage loans will be distributed to the Class VII-A-1 and Class A-P Certificates, as described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement. Prior to the distribution date in September 2010, all principal prepayments on the group VII mortgage loans will be paid to the Class VII-A-1 and Class A-P Certificates.

Group VIII Certificates. On each distribution date, a portion of the principal received or advanced on the group VIII mortgage loans will be distributed to the Class VIII-A-1 and Class A-P Certificates, as described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement. Prior to the distribution date in September 2010, all principal prepayments on the group VIII mortgage loans will be paid to the Class VIII-A-1 and Class A-P Certificates.

Group IX Certificates. On each distribution date, a portion of the principal received or advanced on the group IX mortgage loans will be distributed to the Class IX-A-1, Class IX-A-3, Class IX-A-4, Class IX-A-5, Class IX-A-6, Class IX-A-7, Class IX-A-8, Class IX-A-9, Class IX-A-11, Class IX-A-12, Class IX-A-13, Class IX-A-14, Class IX-A-15 and Class A-P Certificates, in the order of priority described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement. Prior to the distribution date in September 2010, all principal prepayments on the group IX mortgage loans will be paid to the Group IX Certificates entitled to payments of principal and the Class A-P Certificates. The Class IX-A-2 and Class IX-A-10 Certificates are not entitled to payments of principal.

Group B Certificates. On each distribution date, the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be entitled to receive a portion of the principal received or advanced on all of the Group I, Group IV, Group V, Group VI and Group IX mortgage loans, pro rata, according to their respective class principal balances. Distributions will be made to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in that order. However, under certain circumstances described in this prospectus supplement under "Description of the Certificates--Priority of Distributions," the amount of principal prepayments otherwise distributable to some classes of Group B Certificates will instead be paid to other classes of Group B Certificates with a higher priority. Prior to the distribution date in September 2010, the Group B Certificates will not be entitled to receive principal prepayments on the Group I, Group IV, Group V, Group VI and Group IX mortgage loans.

Group C-B Certificates. On each distribution date, the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates will be entitled to receive a portion of the principal received or advanced on all of the group II and group III mortgage loans, pro rata, according to their respective class principal balances. Distributions will be made to the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates, in that order. However, under certain circumstances described in this prospectus supplement under "Description of the Certificates--Priority of Distributions," the amount of principal prepayments otherwise distributable to some classes of Group C-B Certificates will instead be paid to other classes of Group C-B Certificates with a higher priority. Prior to the distribution date in September 2010, the Group C-B Certificates will not be entitled to receive principal prepayments on the group II and group III mortgage loans.

Group D-B Certificates. On each distribution date, the Class D-B-1, Class D-B-2, Class D-B-3, Class D-B-4, Class D-B-5 and Class D-B-6 Certificates will be entitled to receive a portion of the principal received or advanced on all of the group VII and group VIII mortgage loans, pro rata, according to their respective class principal balances. Distributions will be made to the Class D-B-1, Class D-B-2, Class D-B-3, Class D-B-4, Class D-B-5 and Class D-B-6 Certificates, in that order. However, under certain circumstances described in this prospectus supplement under "Description of the Certificates--Priority of Distributions," the amount of principal prepayments otherwise distributable to some classes of Group D-B Certificates will instead be paid to other classes of Group D-B Certificates with a higher priority. Prior to the distribution date in September 2010, the Group D-B Certificates will not be entitled to receive principal prepayments on the group VII and group VIII mortgage loans.

The Class A-X and Class D-X Certificates are not entitled to payments of principal.

--------------------------------------------------------------------------------

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Credit Enhancement

Subordination

The Group I, Group IV, Group V, Group VI, Group IX, Class A-X, Class D-X and Class A-P Certificates will receive distributions of interest and principal, as applicable, before the Group B Certificates are entitled to receive distributions of interest and principal. In addition, each class of Group B Certificates will receive distributions of interest and principal prior to any other class of Group B Certificates with a higher alphanumerical class designation. The Group B Certificates, in reverse order of alphanumerical class designation, will absorb most losses on the group I, group IV, group V, group VI and group IX mortgage loans prior to the Group I, Group IV, Group V, Group VI, Group IX, Class A-X, Class D-X and Class A-P Certificates.

The Group II, Group III, Class A-X and Class A-P Certificates will receive distributions of interest and principal, as applicable, before the Group C-B Certificates are entitled to receive distributions of interest and principal. In addition, each class of Group C-B Certificates will receive distributions of interest and principal prior to any other class of Group C-B Certificates with a higher alphanumerical class designation. The Group C-B Certificates, in reverse order of alphanumerical class designation, will absorb most losses on the group II and group III mortgage loans prior to the Group II, Group III, Class A-X and Class A-P Certificates.

The Group VII, Group VIII, Class D-X and Class A-P Certificates will receive distributions of interest and principal, as applicable, before the Group D-B Certificates are entitled to receive distributions of interest and principal. In addition, each class of Group D-B Certificates will receive distributions of interest and principal prior to any other class of Group D-B Certificates with a higher alphanumerical class designation. The Group D-B Certificates, in reverse order of alphanumerical class designation, will absorb most losses on the group VII and group VIII mortgage loans prior to the Group VII, Group VIII, Class D-X and Class A-P Certificates.

Shifting of Interests

The Group I, Group IV, Group V, Group VI and Group IX Certificates entitled to principal payments will receive 100% of principal prepayments received on the group I, group IV, group V, group VI and group IX mortgage loans, respectively, along with the Class A-P Certificates which will receive a portion of principal prepayments on the group I, group IV, group VI and group IX mortgage loans, until the fifth anniversary of the first distribution date. During the next four years, these senior certificates will generally receive a disproportionately large, but decreasing, share of related principal prepayments. This will result in a quicker return of principal to these senior certificates and increases the likelihood that holders of the Group I, Group IV, Group V, Group VI, Group IX and Class A-P Certificates will be paid the full amount of principal to which they are entitled. For a more detailed description of how principal prepayments are allocated among the Group I, Group IV, Group V, Group VI, Group IX, Class A-P and Group B Certificates, see "Description of the Certificates--Distributions of Principal" in this prospectus supplement.

The Group II and Group III Certificates entitled to principal payments will receive 100% of principal prepayments received on the group II and group III mortgage loans, respectively, along with the Class A-P Certificates which will receive a portion of principal prepayments on the group II and group III mortgage loans, until the fifth anniversary of the first distribution date. During the next four years, these senior certificates will generally receive a disproportionately large, but decreasing, share of related principal prepayments. This will result in a quicker return of principal to these senior certificates and increases the likelihood that holders of the Group II, Group III and Class A-P Certificates will be paid the full amount of principal to which they are entitled. For a more detailed description of how principal prepayments are allocated among the Group II, Group III, Class A-P and Group C-B Certificates, see "Description of the Certificates--Distributions of Principal" in this prospectus supplement.

The Group VII and Group VIII Certificates entitled to principal payments will receive 100% of principal prepayments received on the group VII and group VIII mortgage loans, respectively, along with the Class A-P Certificates which will receive a portion of principal prepayments on the group VII and group VIII mortgage loans, until the fifth anniversary of the first distribution date. During the next four years, these senior certificates will generally receive a disproportionately large, but decreasing, share of related principal prepayments. This will result in a quicker return of principal to these senior certificates and increases the likelihood that holders of the Group VII, Group VIII and Class A-P Certificates will be paid the full amount of principal to which they are entitled. For a more detailed description of how

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

principal prepayments are allocated among the Group VII, Group VIII, Class A-P and Group D-B Certificates, see "Description of the Certificates--Distributions of Principal" in this prospectus supplement.

Cross-Collateralization

In certain limited circumstances, principal and interest collected from the group I, group IV, group V, group VI or group IX mortgage loans may be used to pay principal or interest, or both, to the Group I, Group IV, Group V, Group VI or Group IX Certificates unrelated to that loan group. See "Description of the Certificates--Cross--Collateralization--Group I, Group IV, Group V, Group VI and Group IX" in this prospectus supplement.

In certain limited circumstances, principal and interest collected from the group II or group III mortgage loans may be used to pay principal or interest, or both, to the Group II or Group III Certificates unrelated to that loan group. See "Description of the Certificates--Cross--Collateralization--Group II and Group III" in this prospectus supplement.

In certain limited circumstances, principal and interest collected from the group VII or group VIII mortgage loans may be used to pay principal or interest, or both, to the Group VII or Group VIII Certificates unrelated to that loan group. See "Description of the Certificates--Cross--Collateralization--Group VII and Group VIII" in this prospectus supplement.

Yield Considerations

The yield to maturity of each class of certificates will depend upon, among other things:

o     the price at which the certificates are purchased;

o     the applicable pass-through rate;

o     with  respect  to the Class  IX-A-9  Certificates,  whether  the  required
      payments  are  made  under  the  yield   maintenance   agreement  and  are
      sufficient;

o     the rate of prepayments on the related mortgage loans;

o whether optional termination or an auction sale of the related loan group or loan groups occurs; and

o     losses on the mortgage loans that are not covered by credit enhancement.

The interest only and principal only certificates will be especially sensitive to the rate of prepayments. For a discussion of special yield considerations applicable to the offered certificates, see "Risk Factors" and "Certain Yield and Prepayment Considerations" in this prospectus supplement.

Advances

For any month, if a servicer receives no payment of principal and interest or a payment that is less than the full scheduled payment on a mortgage loan, that servicer will advance its own funds to cover that shortfall, or if a servicer, other than WMMSC, fails to make any such required advance, the master servicer will make such advance. However, that servicer, or the master servicer, if applicable, will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates, and not to guarantee or insure against losses.

If WMMSC fails to make an advance, the trust administrator will make that advance. If the master servicer fails to make an advance, the trustee will make that advance.

See "Servicing of Mortgage Loans--Advances from the Servicers, the Master Servicer and the Trust Administrator" in this prospectus supplement.

Optional Termination; Auction Sale

On any distribution date on which the aggregate outstanding principal balance of the group I, group IV, group V, group VI and group IX mortgage loans is less than 10% of the aggregate Cut-off Date Principal Balance of the mortgage loans in loan group I, loan group IV, loan group V, loan group VI and loan group IX, and certain conditions in the pooling and servicing agreement are satisfied, SPS, Wells Fargo or another servicer, as provided in the pooling and servicing agreement, may, but will not be required to, purchase from the trust all remaining group I, group IV, group V, group VI and group IX mortgage loans, thereby causing an early retirement of the related certificates, a partial prepayment of the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Class A-P Certificates and a significant reduction to the Class A-X and Class D-X Notional Amounts.

On any distribution date on which the aggregate outstanding principal balance of the group II and group III mortgage loans is less than 10% of the aggregate Cut-off Date Principal Balance of the mortgage loans in loan group II and loan group III, and certain conditions in the pooling and servicing agreement are satisfied, SPS, Wells Fargo or another servicer, as provided in the pooling and servicing agreement, may, but will not be required to, purchase from the trust all remaining group II and group III mortgage loans, thereby causing an early retirement of the related certificates, a partial prepayment of the Class A-P Certificates and a significant reduction to the Class A-X Notional Amount.

On any distribution date on which the aggregate outstanding principal balance of the group VII and group VIII mortgage loans is less than 10% of the aggregate Cut-off Date Principal Balance of the mortgage loans in loan group VII and loan group VIII, and certain conditions in the pooling and servicing agreement are satisfied, SPS, Wells Fargo or another servicer, as provided in the pooling and servicing agreement, may, but will not be required to, purchase from the trust all remaining group VII and group VIII mortgage loans, thereby causing an early retirement of the related certificates, and a partial prepayment of the Class A-P Certificates and a significant reduction to the Class D-X Notional Amount.

If the option to purchase the group I, group IV, group V, group VI and group IX mortgage loans and the other assets in the trust related to loan group I, loan group IV, loan group V, loan group VI and loan group IX as described above is not exercised and the aggregate outstanding principal balance of the group I, group IV, group V, group VI and group IX mortgage loans declines below 5% of the aggregate Cut-off Date Principal Balance of the mortgage loans in loan group I, loan group IV, loan group V, loan group VI and loan group IX, the trust administrator will conduct an auction to sell the group I, group IV, group V, group VI and group IX mortgage loans and the other assets in the trust related to loan group I, loan group IV, loan group V, loan group VI and loan group IX.

If the option to purchase the group II and group III mortgage loans and the other assets in the trust related to loan group II and loan group III as described above is not exercised and the aggregate outstanding principal balance of the group II and group III mortgage loans declines below 5% of the aggregate Cut-off Date Principal Balance of the mortgage loans in loan group II and loan group III, the trust administrator will conduct an auction to sell the group II and group III mortgage loans and the other assets in the trust related to loan group II and loan group III.

If the option to purchase the group VII and group VIII mortgage loans and the other assets in the trust related to loan group VII and loan group VIII as described above is not exercised and the aggregate outstanding principal balance of the group VII and group VIII mortgage loans declines below 5% of the aggregate Cut-off Date Principal Balance of the mortgage loans in loan group VII and loan group VIII, the trust administrator will conduct an auction to sell the group VII and group VIII mortgage loans and the other assets in the trust related to loan group VII and loan group VIII.

The trust administrator will not be permitted to sell the mortgage loans and the other assets in the trust pursuant to any auction unless at least three bids are received and the winning bid meets or exceeds the amount calculated under "Description of the Certificates--Optional Termination; Auction Sale" in this prospectus supplement.

If the first auction of a loan group or loan groups, as applicable, is not successful, unless certain conditions specified in the pooling and servicing agreement are not satisfied, the trust administrator will conduct an additional auction of such mortgage loans every six months until the earlier of (a) the completion of a successful auction and (b) the exercise by SPS, Wells Fargo or another servicer, as provided in the pooling and servicing agreement, of its purchase option.

An optional purchase or a successful auction of the remaining mortgage loans may cause the holders of one or more classes of related certificates to receive less than their outstanding principal balance plus accrued interest, and will reduce or extinguish the notional amount of the related interest only classes.

See "Pooling and Servicing Agreement--Optional Termination; Auction Sale" in this prospectus supplement.

Federal Income Tax Consequences

For federal income tax purposes, the depositor will cause multiple real estate mortgage investment conduit elections to be made with respect to a portion of the trust. The certificates, other than the Class AR

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                                      S-18

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and Class AR-L  Certificates,  and  exclusive  of the right of the Class  IX-A-9
Certificates to receive payments in respect of the yield maintenance agreement, will represent ownership of regular interests in the upper tier REMIC. These certificates will generally be treated as representing ownership of debt for federal income tax purposes. Holders of these certificates will be required to include as income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting, regardless of the certificateholders' usual methods of accounting. For federal income tax purposes, the Class AR-L Certificates will represent ownership of the residual interests in the lower-tier REMICs which will hold the mortgage loans, and the Class AR Certificates will represent ownership of the residual interest in each remaining REMIC.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

ERISA Considerations

The offered certificates, other than the Class AR and Class AR-L Certificates, may be eligible for purchase by persons investing assets of employee benefit plans or other retirement arrangements that are subject to the Employee
Retirement Income Security Act of 1974, as amended or to Section 4975 of the Internal Revenue Code of 1986, as amended, subject to certain considerations described in this prospectus supplement. Sales of the Class AR and Class AR-L Certificates to such plans or retirement arrangements are prohibited, except under certain circumstances described in "ERISA Considerations" in this prospectus supplement.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment

When issued, the offered certificates, other than the Class B-2, Class B-3, Class C-B-2, Class C-B-3, Class D-B-2 and Class D-B-3 Certificates, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, referred to in this prospectus supplement as SMMEA. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

Ratings

When issued, the offered certificates will receive ratings that are not lower than those listed in the table beginning on page S-8 of this prospectus supplement. The ratings on the offered certificates address the likelihood that the holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different from the rate originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See "Ratings" in this prospectus supplement.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

      The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

      You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Risk of Loss


The return on your Losses on the mortgage loans may occur due to certificates may be affected a wide variety of causes, including a decline by losses on the mortgage in real estate values, and adverse changes in loans, which could occur for a the borrower's financial condition. A decline
variety of reasons.                in real estate values or economic  conditions
                                   nationally   or  in  the  regions  where  the
                                   mortgaged properties are concentrated may increase the risk of losses on the mortgage loans.

Geographic concentration may Approximately 33.42% of the group I mortgage affect risk of loss on the loans, 39.74% of the group II mortgage loans,
mortgage loans.                    49.28%  of  the  group  III  mortgage  loans,
                                   13.99% of the group IV mortgage loans, 23.20%
                                   of the group V mortgage loans,  48.65% of the
                                   group VI mortgage  loans,  4.94% of the group
                                   VII mortgage  loans,  5.10% of the group VIII
                                   mortgage  loans  and  43.91%  of the group IX
                                   mortgage  loans (in each  case by  applicable
                                   Cut-off Date Principal Balance),  are secured
                                   by    mortgaged    properties    located   in
                                   California.   If  the  regional   economy  or
                                   housing  market  in that  area  weakens,  the
                                   mortgage loans may  experience  high rates of
                                   loss and delinquency,  resulting in losses to
                                   certificateholders.  The  economic  condition
                                   and  housing  market  in  that  area  may  be
                                   adversely  affected  by a variety  of events,
                                   including a downturn in certain industries or
                                   other  businesses  concentrated in that area,
                                   natural   disasters   such  as   earthquakes,
                                   mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

                                   See     "Description    of    the    Mortgage
                                   Pool--General" in this prospectus supplement.

The underwriting guidelines The mortgage loans were originated or used to originate the mortgage acquired generally in accordance with the
loans may impact losses.           underwriting  guidelines  described  in  this
                                   prospectus   supplement.   The   underwriting
                                   standards  typically  differ  from,  and  are
                                   generally    less    stringent    than,   the
                                   underwriting  standards established by Fannie
                                   Mae or Freddie Mac. In addition, the mortgage
                                   loans may have been made to  mortgagors  with
                                   imperfect  credit  histories,   ranging  from
                                   minor   delinquencies   to   bankruptcy,   or
                                   mortgagors  with  relatively  high  ratios of
                                   monthly   mortgage   payments  to  income  or
                                   relatively   high  ratios  of  total  monthly
                                   credit payments to income. Consequently,  the
                                   mortgage  loans  may   experience   rates  of
                                   delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

There is a risk that there may Substantial delays could be encountered in be a delay in receipt of connection with the liquidation of defaulted liquidation proceeds and mortgage loans. Further, liquidation expenses liquidation proceeds may be such as legal fees, real estate taxes and less than the mortgage loan maintenance and preservation expenses will
balance.                           reduce the  portion of  liquidation  proceeds
                                   payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan and the available credit enhancement is insufficient to cover the loss, you will incur a loss on your investment.

Losses on the  group I,  group     The  applicable  coverage for special  hazard
IV, group V, group VI or group losses, fraud losses and bankruptcy losses IX mortgage loans may reduce covers all of the group I, group IV, group V, the yield on certain senior group VI and group IX mortgage loans. certificates unrelated to that Therefore, if mortgage loans in any of loan
loan group.                        group I, loan  group IV,  loan  group V, loan
                                   group VI or loan group IX suffer a high level
                                   of these types of losses,  it will reduce the
                                   available  coverage  for all of the  Group I,
                                   Group IV,  Group V, Group VI, Group IX, Class
                                   A-X, Class D-X and Class A-P Certificates and
                                   certain  classes  of  Group  B  Certificates.
                                   Investors  should  be aware  that  after  the
                                   applicable   coverage   amounts   have   been
                                   exhausted,  if a mortgage loan in any of loan
                                   group I, loan  group IV,  loan  group V, loan
                                   group VI or loan group IX suffers these types
                                   of  losses,  all of the  Group I,  Group  IV,
                                   Group  V,  Group  VI,  Group  IX and  Group B
                                   Certificates  will,  and the Class A-X, Class
                                   D-X  and  Class  A-P  Certificates   may,  be
                                   allocated a portion of that loss.

                                   Because the Group B Certificates represent interests in the group I, group IV, group V, group VI and group IX mortgage loans, the class principal balances of these classes of certificates could be reduced to zero as a result of realized losses on the mortgage loans in any of such loan groups. Therefore, the allocation of realized losses on the group I, group IV, group V, group VI or group IX mortgage loans to the Group B Certificates will reduce the subordination provided by those classes of certificates to all of the Group I, Group IV, Group V, Group VI, Group IX, Class A-X, Class D-X and Class A-P Certificates and certain classes of Group B Certificates, including the senior certificates related to the loan group that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to senior certificates related to the loan group that did not suffer those previous losses.

                                   See         "Description        of        the
                                   Certificates--Cross-Collateralization--Group
                                   I, Group IV, Group V, Group VI and Group IX" in this prospectus supplement.

Losses  on  the  group  II  or     The  applicable  coverage for special  hazard
group III  mortgage  loans may     losses,  fraud losses and  bankruptcy  losses
reduce the yield on certain covers all of the group II and group III senior certificates unrelated mortgage loans. Therefore, if mortgage loans
to that loan group.                in either of loan  group II or loan group III
                                   suffer a high level of these types of losses,
                                   it will reduce the available coverage for all
                                   of the Group  II,  Group  III,  Class A-X and
                                   Class A-P Certificates and certain classes of
                                   Group C-B  Certificates.  Investors should be
                                   aware  that  after  the  applicable  coverage
                                   amounts  have been  exhausted,  if a mortgage
                                   loan in either of loan group II or loan group
                                   III suffers these types of losses, all of the
                                   Group   II,   Group   III   and   Group   C-B
                                   Certificates will, and the Class A-X and Class A-P Certificates may, be allocated a portion of that loss.

                                   Because the Group C-B Certificates represent interests in the group II and group III mortgage loans, the class principal balances of these classes of certificates could be reduced to zero as a result of realized losses on the mortgage loans in either of such loan groups. Therefore, the allocation of realized losses on the group II or group III mortgage loans to the Group C-B Certificates will reduce the subordination provided by those classes of certificates to all of the Group II, Group III, Class A-X and Class A-P Certificates and certain classes of Group C-B Certificates, including the senior certificates related to the loan group that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to senior certificates related to the loan group that did not suffer those previous losses.

                                   See         "Description        of        the
                                   Certificates--Cross-Collateralization--Group
                                   II  and   Group   III"  in  this   prospectus
                                   supplement.

Losses  on  the  group  VII or     The  applicable  coverage for special  hazard
group VIII mortgage loans may losses, fraud losses and bankruptcy losses reduce the yield on certain covers all of the group VII and group VIII senior certificates unrelated mortgage loans. Therefore, if mortgage loans
to that loan group.                in  either of loan  group  VII or loan  group
                                   VIII  suffer a high  level of these  types of
                                   losses, it will reduce the available coverage
                                   for all of the Group VII,  Group VIII,  Class
                                   D-X and Class A-P  Certificates  and  certain
                                   classes of Group D-B Certificates.  Investors
                                   should be aware  that  after  the  applicable
                                   coverage  amounts have been  exhausted,  if a
                                   mortgage  loan in either of loan group VII or
                                   loan  group  VIII  suffers   these  types  of
                                   losses,  all of the Group VII, Group VIII and
                                   Group D-B  Certificates  will,  and the Class
                                   D-X  and  Class  A-P  Certificates   may,  be
                                   allocated a portion of that loss.

                                   Because the Group D-B Certificates represent interests in the group VII and group VIII mortgage loans, the class principal balances of these classes of certificates could be reduced to zero as a result of realized losses on the mortgage loans in either of such loan groups. Therefore, the allocation of realized losses on the group VII or group VIII mortgage loans to the Group D-B Certificates will reduce the subordination provided by those classes of certificates to all of the Group VII, Group VIII, Class D-X and Class A-P Certificates and certain classes of Group D-B Certificates, including the senior certificates related to the loan group that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to senior certificates related to the loan group that did not suffer those previous losses.

                                   See         "Description        of        the
                                   Certificates--Cross-Collateralization--Group
                                   VII  and  Group  VIII"  in  this   prospectus
                                   supplement.

The value of your certificates If the performance of the related mortgage may be reduced if losses are loans is substantially worse than assumed by
higher than expected.              the rating agencies, the ratings of any class
                                   of the  certificates  may be  lowered  in the
                                   future.  This would probably reduce the value
                                   of those certificates. None of the depositor,
                                   the  servicers,   the  master  servicer,  the
                                   special servicer, the seller, the trustee, the trust administrator, the underwriter or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

Limited Obligations

Payments on the mortgage loans The certificates represent interests only in and related credit enhancement the trust. The certificates do not represent are the only source of any interest in or any obligation of the
payments    on   the   offered     depositor,    the   servicers,   the   master
certificates.                      servicer,  the special servicer,  the seller,
                                   the  trustee,  the trust  administrator,  the
                                   underwriter  or any of their  affiliates.  If
                                   proceeds from the assets of the trust are not
                                   sufficient to make all payments  provided for
                                   under the  pooling and  servicing  agreement,
                                   investors   will  have  no  recourse  to  the
                                   depositor,    the   servicers,   the   master
                                   servicer,  the special servicer,  the seller,
                                   the  trustee,  the trust  administrator,  the
                                   underwriter  or any  other  entity,  and will
                                   incur  losses if the credit  enhancement  for
                                   their  class  of  offered   certificates   is
                                   exhausted.

Violation of Various Federal
and State Laws May Result in
Losses on the Mortgage Loans

                                   Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of mortgage loan originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                   The  mortgage   loans  are  also  subject  to
                                   federal laws, including:

                                   o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

                                   o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                                   o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

                                   Violations of certain provisions of these state and federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages, including monetary penalties, and administrative enforcement. In particular, the originator's failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the obligors' rescinding the mortgage loans against the trust.

                                   The seller will represent that any and all requirements of any federal and state law (including applicable predatory and abusive lending laws) applicable to the origination of each mortgage loan sold by it have been complied with. In the event of a breach of that representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement.

                                   Given that the mortgage lending and servicing business involves compliance with numerous local, state and federal lending laws, lenders and servicers, including the originators and the servicers of the mortgage loans, are subject to numerous claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the ordinary course of business. It is impossible to determine the outcome of any such actions, investigations or inquiries and the resultant legal and financial liability with respect thereto. If any finding were to have a material adverse effect on the financial condition or results of an originator or on the validity of the mortgage loans, losses on the certificates could result.

Liquidity Risks

You may have to hold your A secondary market for the offered offered certificates to their certificates may not develop. Even if a maturity because of difficulty secondary market does develop, it may not in reselling the offered continue or it may be illiquid. Neither the
certificates.                      underwriter  nor any other  person  will have
                                   any obligation to make a secondary  market in
                                   your   certificates.   Illiquidity  means  an
                                   investor  may not be able to find a buyer  to
                                   buy its securities  readily or at prices that
                                   will enable the investor to realize a desired
                                   yield.  Illiquidity can have a severe adverse
                                   effect  on the  market  value of the  offered
                                   certificates.    Any    class   of    offered
                                   certificates   may  experience   illiquidity,
                                   although generally illiquidity is more likely
                                   for classes that are especially  sensitive to
                                   prepayment,  credit or interest rate risk, or
                                   that  have  been   structured   to  meet  the
                                   investment requirements of limited categories of investors.

Book-Entry Certificates

The absence of physical The offered certificates, other than the certificates may cause delays Class AR and Class AR-L Certificates, will in payments and cause not be issued in physical form.
difficulty   in   pledging  or     Certificateholders  will be able to  transfer
selling       the      offered     certificates,  other  than  the  Class AR and
certificates                       Class AR-L  Certificates,  only  through  The
                                   Depository Trust Company (referred to in this
                                   prospectus supplement as DTC),  participating
                                   organizations,   indirect   participants  and
                                   certain  banks.   The  ability  to  pledge  a
                                   certificate   to  a  person   that  does  not
                                   participate in DTC may be limited  because of
                                   the  absence  of a physical  certificate.  In
                                   addition,  certificateholders  may experience
                                   some  delay  in  receiving  distributions  on
                                   these   certificates    because   the   trust
                                   administrator  will  not  send  distributions
                                   directly   to  them.   Instead,   the   trust
                                   administrator  will send all distributions to
                                   DTC,    which   will   then   credit    those
                                   distributions     to    the     participating
                                   organizations.  Those  organizations  will in
                                   turn credit accounts  certificateholders have
                                   either   directly   or   indirectly   through
                                   indirect participants.

                                   See         "Description        of        the
                                   Certificates--Book-Entry   Registration"   in
                                   this prospectus supplement.

Special Yield and Prepayment
Considerations

The  yield  to  maturity  on       The  yield  to  maturity  on  each  class  of
your   certificates     will       offered certificates will depend on a variety
depend  on  various factors,        of factors, including:
including   the   rate    of
prepayments.
                                   o   the rate and timing of principal payments
                                       on the related  mortgage loans (including
                                       prepayments,  defaults and  liquidations,
                                       and   repurchases   due  to  breaches  of
                                       representations or warranties);

                                   o   the pass-through rate for that class;

                                   o   with   respect   to  the   Class   IX-A-9
                                       Certificates,    whether   the   required
                                       payments   are  made   under   the  yield
                                       maintenance agreement and are sufficient;

                                   o   interest   shortfalls  due  to  mortgagor
                                       prepayments   on  the  related   mortgage
                                       loans;

                                   o whether an optional termination or an auction sale of the related loan group or loan groups occurs; and

                                   o   the purchase price of that class.

                                   The rate of prepayments is one of the most important and least predictable of these factors.

                                   In general, if a class of certificates is purchased at a price higher than its outstanding certificate principal balance and principal distributions on that class occur faster than assumed at the time of purchase, the yield will be lower than anticipated. Conversely, if a class of certificates is purchased at a price lower than its outstanding certificate principal balance and principal distributions on that class occur more slowly than assumed at the time of purchase, the yield will be lower than anticipated.

The rate of prepayments on the Since mortgagors can generally prepay their mortgage loans will be mortgage loans at any time, the rate and
affected by various factors.       timing  of  principal  distributions  on  the
                                   offered  certificates  are highly  uncertain.
                                   Generally,   when   market   interest   rates
                                   increase, borrowers are less likely to prepay
                                   their    mortgage    loans.    Such   reduced
                                   prepayments  could result in a slower  return
                                   of   principal  to  holders  of  the  offered
                                   certificates  at a time when they may be able
                                   to  reinvest  such funds at a higher  rate of
                                   interest than the pass-through  rate on their
                                   class  of  certificates.   Conversely,   when
                                   market interest rates decrease, borrowers are
                                   generally   more   likely  to  prepay   their
                                   mortgage  loans.  Such increased  prepayments
                                   could result in a faster  return of principal
                                   to holders of the offered  certificates  at a
                                   time  when  they may not be able to  reinvest
                                   such funds at an interest rate as high as the
                                   pass-through   rate   on   their   class   of
                                   certificates.

                                   Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by an originator, the servicers, the master servicer, any sub-servicer or their affiliates and may include streamlined documentation programs.

                                   Approximately 24.30% of the group I mortgage loans, 13.65% of the group II mortgage loans, 11.17% of the group III mortgage loans, 29.09% of the group IV mortgage loans, 36.60% of the group V mortgage loans, 14.85% of the group VI mortgage loans, 59.10% of the group VII mortgage loans, 42.88% of the group VIII mortgage loans and 14.61% of the group IX mortgage loans, in each case by applicable Cut-off Date Principal Balance, provide for payment by the mortgagor of a prepayment premium in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from six months to five years from the date of origination of such mortgage loan. The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note; generally, such amount is equal to six months' interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid. Such prepayment premiums may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment. All prepayment premiums  will  be  retained  by the  related
                                   servicer and will not be available for distribution to the offered certificates.

                                   The seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties made by it have not been cured. In addition, the special servicer has the option to purchase certain mortgage loans from the trust that become ninety days or more delinquent. See "Servicing of Mortgage Loans--Optional Purchase of Defaulted Loans; Specially Serviced Loans" in this prospectus supplement. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

Interest only mortgage loans All of the group II and group V mortgage have a greater degree of risk loans and approximately 14.99% of the group I
of default.                        mortgage  loans,  24.99%  of  the  group  III
                                   mortgage  loans,   26.19%  of  the  group  IV
                                   mortgage loans, 24.83% of the group VII mortgage loans, 8.23% of the group VIII mortgage loans and 23.28% of the group IX mortgage loans (by applicable Cut-off Date
                                   Principal Balance) do not provide for any payments of principal prior to two to ten years from the date of origination. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for an amortizing mortgage loan.

Additional  risk is associated     Investors  in the  Class  I-A-4  Certificates
with the  Class  I-A-4,  Class     should  be aware  that,  on any  distribution
II-A-2, Class III-A-12,  Class     date, certain losses which would otherwise be
III-A-16,  Class V-A-2,  Class     allocated  to the  Class  I-A-3  Certificates
IX-A-12   and  Class   IX-A-15     will  be   allocated   to  the  Class   I-A-4
Certificates.                      Certificates,   until  its  class   principal
                                   balance is reduced to zero.

                                   Investors  in the Class  II-A-2  Certificates
                                   should be aware that, on any distribution date, certain losses which would otherwise be allocated to the Class II-A-1 Certificates will be allocated to the Class II-A-2 Certificates, until its class principal balance is reduced to zero.

                                   Investors in the Class III-A-12 Certificates should be aware that, on any distribution date, certain losses which would otherwise be allocated to the Class III-A-10 and Class III-A-15 Certificates, up to an amount equal to 41.86% and 58.14%, respectively, of the class principal balance of the Class III-A-12 Certificates for such distribution date, and up to a maximum of $418,600 and $581,400, respectively, will be allocated to the Class III-A-12 Certificates, until its class principal balance is reduced to zero.

                                   Investors in the Class III-A-16 Certificates should be aware that, on any distribution date, certain losses which would otherwise be allocated to the Class III-A-18, Class III-A-19 and Class III-A-20 Certificates, up to an amount equal to 42.86%, 14.29% and 42.86%, respectively, of the class principal balance of the Class III-A-16 Certificates for such distribution date, and up to a maximum of $159,000, $53,000 and $159,000, respectively, will be allocated to the Class III-A-16 Certificates, until its class principal balance is reduced to zero.

                                   Investors in the Class V-A-2 Certificates should be aware that, on any distribution date, certain losses which would otherwise be allocated to the Class V-A-1 and Class V-A-3 Certificates, up to an amount equal to 29.52% and 70.48%, respectively, of the class principal balance of the Class V-A-2 Certificates for such distribution date, and up to a maximum of $1,755,000 and $4,189,369, respectively, will be allocated to the Class V-A-2 Certificates, until its class principal balance is reduced to zero.

                                   Investors in the Class IX-A-12 Certificates should be aware that, on any distribution date, certain losses which would otherwise be allocated to the Class IX-A-6 Certificates will be allocated to the Class IX-A-12 Certificates, until its class principal balance is reduced to zero.

                                   Investors in the Class IX-A-15 Certificates should be aware that, on any distribution date, certain losses which would otherwise be allocated to the Class IX-A-13 Certificates will be allocated to the Class IX-A-15 Certificates, until its class principal balance is reduced to zero.

An optional termination or an When the aggregate outstanding principal auction sale of the trust may balance of the group I, group IV, group V, adversely affect the group VI and group IX mortgage loans is less
certificates.                      than  10%  of  the  aggregate   Cut-off  Date
                                   Principal Balance of the mortgage loans in loan group I, loan group IV, loan group V, loan group VI and loan group IX, SPS, Wells
                                   Fargo or another servicer, as provided in the pooling and servicing agreement, may purchase from the trust all remaining group I, group
                                   IV, group V, group VI and group IX mortgage loans.

                                   When the aggregate outstanding principal balance of the group II and group III mortgage loans is less than 10% of the aggregate Cut-off Date Principal Balance of the mortgage loans in loan group II and loan group III, SPS, Wells Fargo or another servicer, as provided in the pooling and servicing agreement, may purchase from the trust all remaining group II and group III mortgage loans.

                                   When the aggregate outstanding principal balance of the group VII and group VIII mortgage loans is less than 10% of the aggregate Cut-off Date Principal Balance of the mortgage loans in loan group VII and loan group VIII, SPS, Wells Fargo or another servicer, as provided in the pooling and servicing agreement, may purchase from the trust all remaining group VII and group VIII mortgage loans.

                                   If the option to purchase the group I, group IV, group V, group VI and group IX mortgage loans as described above is not exercised and the aggregate outstanding principal balance of the group I, group IV, group V, group VI and group IX mortgage loans declines below 5% of the aggregate Cut-off Date Principal Balance of the mortgage loans in loan group I, loan group IV, loan group V, loan group VI and loan group IX, the trust administrator will conduct an auction to sell the group I, group IV, group V, group VI and group IX mortgage loans and the other assets in the trust related to loan group I, loan group IV, loan group V, loan group VI and loan group IX.

                                   If the option to purchase the group II and group III mortgage loans as described above is not exercised and the aggregate outstanding principal balance of the group II and group III mortgage loans declines below 5% of the aggregate Cut-off Date Principal Balance of the mortgage loans in loan group II and loan group III, the trust administrator will conduct an auction to sell the group II and group III mortgage loans and the other assets in the trust related to loan group II and loan group III.

                                   If the option to purchase the group VII and group VIII mortgage loans as described above is not exercised and the aggregate outstanding principal balance of the group VII and group VIII mortgage loans declines below 5% of the aggregate Cut-off Date Principal Balance of the mortgage loans in loan group VII and loan group VIII, the trust administrator will conduct an auction to sell the group VII and group VIII mortgage loans and the other assets in the trust related to loan group VII and loan group VIII.

                                   If the purchase option is exercised or a successful auction occurs with respect to the remaining group I, group IV, group V, group VI and group IX mortgage loans as described above, such purchase of mortgage loans would cause an early retirement of the Group I, Group IV, Group V, Group VI, Group IX and Group B Certificates, a partial prepayment of the Class A-P Certificates, and a significant reduction in the notional amount of the Class A-X and Class D-X Certificates. If the purchase option is exercised or a successful auction occurs with respect to the remaining group II and group III mortgage loans as described above, such purchase of mortgage loans would cause an early retirement of the Group II, Group III and Group C-B Certificates, a partial prepayment of the Class A-P Certificates and a significant reduction in the notional amount of the Class A-X Certificates. If the purchase option is exercised or a successful auction occurs with respect to the remaining group VII and group VIII mortgage loans as described above, such purchase of mortgage loans would cause an early retirement of the Group VII, Group VIII and Group D-B Certificates, a partial prepayment of the Class A-P Certificates and a significant reduction in the notional amount of the Class D-X Certificates. See "Pooling and Servicing Agreement--Optional Termination--Auction
                                   Sale" in this prospectus supplement. If this happens, the purchase price paid by SPS, Wells Fargo, another servicer or the auction purchaser will be passed through to the related certificateholders. This would have the same effect as if all of such remaining mortgagors made prepayments in full. No assurance  can be  given  that  the  purchase
                                   price will be sufficient to pay your certificate in full. Any class of certificates purchased at a premium could be adversely affected by an optional purchase or auction sale of the related mortgage loans. See "Maturity and Prepayment Considerations" in the prospectus.

If you own a Class III-A-18, The Class III-A-18, Class III-A-19 and Class Class III-A-19 or Class III-A-20 Certificates are subject to special III-A-20 Certificate, you may rules regarding the procedures, practices and not receive a principal limitations applicable to the distribution of distribution on any particular principal to the holders of these
date  principal  distributions     certificates.   The  Class  III-A-18,   Class
are made on that class.            III-A-19 and Class III-A-20  Certificates may
                                   not be an  appropriate  investment for you if
                                   you require a  distribution  of a  particular
                                   amount of principal on a  predetermined  date
                                   or  an   otherwise   predictable   stream  of
                                   principal  distributions.   If  you  purchase
                                   Class  III-A-18,   Class  III-A-19  or  Class
                                   III-A-20 Certificates, we cannot give you any
                                   assurance    that   you   will    receive   a
                                   distribution in reduction of principal on any particular distribution date.

                                   See         "Description        of        the
                                   Certificates--Distributions in Reduction of the Special Retail Certificates" in this prospectus supplement.

Rapid prepayments on the Payments to the holders of the Class A-X mortgage loans in the related Certificates come only from interest payments loan group will reduce the on certain of the group II, group III, group yield on the Class III-A-6, VI and group IX mortgage loans. Payments to
Class IX-A-2, Class IX-A-10, the holders of the Class D-X Certificates Class A-X and Class D-X come only from interest payments on certain
Certificates.                      of the group I, group IV,  group V, group VII
                                   and group VIII mortgage loans. These mortgage
                                   loans are called  premium rate mortgage loans
                                   because  in  general  they  have the  highest
                                   mortgage interest rates in the loan group. In
                                   general,  the  higher the  mortgage  interest
                                   rate is on a mortgage  loan in a loan  group,
                                   the more  interest the Class A-X or Class D-X
                                   Certificates,  as  applicable,  receive  from
                                   that  mortgage  loan.  If  mortgage  interest
                                   rates  decline,  these  premium rate mortgage
                                   loans are more likely to be refinanced,  and,
                                   therefore,   prepayments  in  full  on  these
                                   mortgage  loans are more likely to occur.  If
                                   the related mortgage loans prepay faster than
                                   expected or if the related loan group or loan
                                   groups are terminated  earlier than expected,
                                   you  may  not  fully   recover  your  initial
                                   investment.

                                   The Class III-A-6, Class IX-A-2 and Class IX-A-10 Certificates receive only distributions of interest. Distributions to the holders of these classes are based on the respective notional amounts for these classes, calculated as described herein. You should fully consider the risks associated with an investment in the Class III-A-6, Class IX-A-2 and Class IX-A-10 Certificates. If the related mortgage loans prepay faster than expected or if the related loan group is terminated earlier than expected, you may not fully recover your initial investment.

                                   We refer you to "Certain Yield and Prepayment Considerations--Sensitivity of the Interest Only Certificates" in this prospectus supplement for more detail.

Slower   prepayments   on  the     Payments  to the  holders  of the  Class  A-P
related mortgage loans will Certificates come only from principal reduce the yield on the Class payments on the discount mortgage loans in
A-P Certificates.                  loan group I, loan group II,  loan group III,
                                   loan group IV, loan group VI, loan group VII,
                                   loan  group  VIII and loan  group  IX.  These
                                   discount  mortgage  loans  are  the  group  I
                                   mortgage  loans,  group  II  mortgage  loans,
                                   group III mortgage  loans,  group IV mortgage
                                   loans,  group VI  mortgage  loans,  group VII
                                   mortgage loans, group VIII mortgage loans and
                                   group IX  mortgage  loans  with net  mortgage
                                   rates less than 5.25%,  6.00%,  5.50%, 6.00%,
                                   5.50%,  7.00%,  7.00% and  5.50%  per  annum,
                                   respectively.  In general,  the lower the net
                                   mortgage rate is on a mortgage loan, the more
                                   principal the Class A-P Certificates  receive
                                   from that mortgage loan.  Because  holders of
                                   the  Class  A-P  Certificates   receive  only
                                   distributions  of  principal,  they  will  be
                                   adversely  affected by slower  than  expected
                                   prepayments on the related mortgage loans. If
                                   you   are   investing   in  the   Class   A-P
                                   Certificates, you should consider that since the discount mortgage loans have lower net mortgage rates, they are likely to have a slower prepayment rate than other mortgage loans.

                                   See "Certain Yield and Prepayment Considerations--Yield on Principal Only Certificates" in this prospectus supplement for tables showing expected yields for the Class A-P Certificates at different prepayment rates.

The Class IX-A-9  Certificates     The  trustee,  on behalf of the  supplemental
are  subject  to  counterparty     interest  trust,  will  enter  into  a  yield
risk.                              maintenance    agreement   with   CSFBi,   as
                                   counterparty,  for the  benefit  of the Class
                                   IX-A-9 Certificates. The yield maintenance agreement will require the counterparty to make certain payments in the circumstances set forth herein under "Description of the Certificates--Distributions of Interest" and
                                   "--The Yield Maintenance Agreement." To the extent that payments on the Class IX-A-9
                                   Certificates depend in part on payments to be received by the trust administrator under the yield maintenance agreement, the ability of the trust administrator to make such payments on such certificates will be subject to the credit risk of the counterparty.

The Class IX-A-9 Certificates Although the maximum pass-through rate on the may not receive amounts Class IX-A-9 Certificates is 9.500% per annum
expected    from   the   yield     on or prior to the distribution dates in June
maintenance agreement              2008, whenever LIBOR, as defined in the yield
                                   maintenance agreement, is greater than 4.850%
                                   per annum,  the group IX mortgage  loans will
                                   not generate  enough interest to pay the full
                                   pass-through   rate  on  these   classes  and
                                   interest  distributions  will be made in part
                                   from  payments  under the  yield  maintenance
                                   agreement.    Payments    under   the   yield
                                   maintenance  agreement  for any  distribution
                                   date are based on a  notional  amount (as set
                                   forth  in   Annex   IX  to  this   prospectus
                                   supplement),  which decreases during the life
                                   of  such  yield  maintenance  agreement.  The
                                   notional  amounts  specified  in Annex IX for
                                   the Class IX-A-9 Certificates were derived by
                                   assuming  100% BPA2 (as described in "Certain
                                   Yield and Prepayment Considerations--Modeling
                                   Assumptions" in this prospectus  supplement).
                                   The  actual  rate of  payment on the group IX
                                   mortgage  loans is likely to differ  from the
                                   rate assumed.  If prepayments on the group IX
                                   mortgage  loans  occur at a rate  slower than
                                   the rate  used in  determining  the  notional
                                   amounts specified in Annex IX, the class
                                   principal   balance   of  the  Class   IX-A-9
                                   Certificates   may  be   greater   than  such
                                   notional amount for a distribution  date. For
                                   the  Class   IX-A-9   Certificates   and  any
                                   distribution   date  on  which  the  notional
                                   amount  is  lower  than  the   actual   class
                                   principal   balance   of  the  Class   IX-A-9
                                   Certificates,   the   amount   paid   by  the
                                   counterparty   under  the  yield  maintenance
                                   agreement will not be enough to pay the full amount of interest due for such distribution date, adversely affecting the yield on the certificates.

                                   See "Description of the  Certificates--"--The
                                   Yield   Maintenance    Agreement"   in   this
                                   prospectus supplement.

The Class III-A-5, Class V-A-3     The  Class  III-A-5,  Class  V-A-3  and Class
and Class IX-A-9 Certificates IX-A-9 Certificates receive interest at a will be sensitive to changes rate which varies directly with the rate of
in LIBOR.                          LIBOR  subject,  in each  case,  to a certain
                                   minimum   pass-through  rate  and  a  certain
                                   maximum pass-through rate. Accordingly, these certificates will be sensitive to changes in the rate of LIBOR.

The Class III-A-6, Class V-A-1 The Class III-A-6, Class V-A-1 and Class and Class IX-A-10 Certificates IX-A-10 Certificates receive interest at a will be very sensitive to rate which varies inversely with the rate of
increases   in  the  level  of     LIBOR multiplied by a factor of approximately
LIBOR.                             1.0, 2.75 and 1.0, respectively,  subject, in
                                   each case, to a certain minimum pass-though rate and a certain maximum pass-through rate.
                                   Accordingly, the yield to maturity on these certificates will be extremely sensitive to changes in the rate of LIBOR.

                                   See "Certain Yield and Prepayment Considerations--Yield on the Inverse Floating Rate Certificates" in this prospectus supplement for more detail.

Although principal payments to The Class III-A-9 through Class III-A-15 the Class III-A-9 through Certificates (referred to as the Group III Class III-A-15, Class IX-A-1, PACs) which are planned amortization classes, Class IX-A-3, Class IX-A-6, or PACs, will generally be less affected by Class IX-A-12 and Class the rate of principal prepayments than other IX-A-14 Certificates generally Group III Certificates. This is because on follow a schedule, the rate of each distribution date, the Group III PACs prepayments on the related receive, in the aggregate, principal mortgage loans may still distributions according to the schedule set affect distributions to these forth in Annex II. The aggregate schedule for
certificates.                      the Group III PACs  assumes  that the rate of
                                   prepayments  on the mortgage loans remains at
                                   a  constant  rate  between  100% and 300% per
                                   annum of the applicable Prepayment Assumption
                                   (as   described   in   "Certain   Yield   and
                                   Prepayment           Considerations--Modeling
                                   Assumptions" in this prospectus  supplement).
                                   However, there is no guarantee that the rate of prepayments on the group III mortgage loans will remain at a constant rate between these levels. If the group III mortgage loans prepay at a rate faster or slower than the related schedule allows for, or do not prepay at a constant rate between these levels, distributions of principal may no longer be made according to such schedule. Moreover, once the Class III-A-1 through Class III-A-5,
                                   Class III-A-7, Class III-A-8, Class III-A-16 through Class III-A-22 Certificates have been paid in full, the Group III PACs will become very sensitive to the rate of prepayments and may no longer be paid according to their aggregate schedule.

                                   The Class IX-A-1, Class IX-A-3, Class IX-A-6, Class IX-A-12 and Class IX-A-14 Certificates (referred to as the Group IX PAC A Classes) and the Class IX-A-6, Class IX-A-12 and Class IX-A-14 Certificates (referred to as the Group IX PAC B Classes), each of which are planned amortization classes, or PACs, will generally be less affected by the rate of principal prepayments than other Group IX Certificates. This is because on each distribution date, the Group IX PAC A Classes receive, in the aggregate, principal distributions according to the schedule set forth in Annex V and the Group IX PAC B Classes receive, in the aggregate, principal distributions according to the schedule set forth in Annex VI. The aggregate schedule for the Group IX PAC A Classes assumes that the rate of prepayments on the mortgage loans remains at a constant rate between 120% and 295% SPA (as described in "Certain Yield and
                                   Prepayment           Considerations--Modeling
                                   Assumptions" in this prospectus supplement) and the aggregate schedule for the Group IX PAC B Classes assumes that the rate of prepayments on the mortgage loans remains at a constant rate between 0% and 295% SPA. However, there is no guarantee that the rate of prepayments on the group IX mortgage loans will remain at a constant rate between these levels. If the group IX mortgage loans prepay at a rate faster or slower than the related schedule allows for, or do not prepay at a constant rate between these levels, distributions of principal may no longer be made according to such schedule. Moreover,
                                   (i) once the Class IX-A-5, Class IX-A-9 and Class IX-A-11 Certificates have been paid in full, the Group IX PAC A Classes will become very sensitive to the rate of prepayments and may no longer be paid according to their aggregate schedule and (ii) once the Class IX-A-1 and Class IX-A-3 Certificates have been paid in full, the Group IX PAC B Classes will become very sensitive to the rate of prepayments and may no longer be paid according to their aggregate schedule.

Although principal payments to The Class III-A-7 Certificates which is a the Class III-A-7, Class targeted amortization class, or TAC, will III-A-21, Class IX-A-1, Class generally be less affected by the rate of
IX-A-3,  Class  IX-A-5,  Class     principal  prepayments  than other  Group III
IX-A-6, Class IX-A-9, Class Certificates (except the Group III PACs and IX-A-11, Class IX-A-12 and the Class III-A-21 Certificates). This is
Class IX-A-14 Certificates because on each distribution date, the Class generally follow a schedule, III-A-7 Certificates receive principal
the rate of prepayments on the     distributions  according  to the schedule set
related mortgage loans will forth in Annex III. The aggregate schedule still affect distributions to for the Class III-A-7 Certificates set forth
these classes.                     in  Annex  III  assumes   that  the  rate  of
                                   prepayments  on the group III mortgage  loans
                                   remains at a constant  rate of 300% per annum
                                   of the applicable  Prepayment  Assumption (as
                                   described  in "Certain  Yield and  Prepayment
                                   Considerations--Modeling Assumptions" in this
                                   prospectus  supplement).  However, it is very
                                   unlikely that the rate of  prepayments on the
                                   group III mortgage loans will remain constant
                                   at this  level.  If the  group  III  mortgage
                                   loans  prepay at a rate faster or slower than
                                   the assumed level, distributions of principal
                                   to  the  Class  III-A-7  Certificates  may no
                                   longer  be  made   according   to   schedule.
                                   Moreover, once the Class III-A-8 Certificates have been paid in full, the Class III-A-7
                                   Certificates will become very sensitive to the rate of prepayments and may no longer be paid according to the aggregate schedule set forth in Annex III.

                                   The Class III-A-21 Certificates which is a targeted amortization class, or TAC, will generally be less affected by the rate of principal prepayments than other Group III Certificates (except the Group III PACs and the Class III-A-7 Certificates). This is because on each distribution date, the Class III-A-21 Certificates receive principal distributions according to the schedule set forth in Annex IV. The aggregate schedule for the Class III-A-21 Certificates set forth in Annex IV assumes that the rate of prepayments on the group III mortgage loans remains at a constant rate of 135% per annum of the applicable Prepayment Assumption (as described in "Certain Yield and Prepayment Considerations--Modeling Assumptions" in this prospectus supplement). However, it is very unlikely that the rate of prepayments on the group III mortgage loans will remain constant at this level. If the group III mortgage loans prepay at a rate faster or slower than the assumed level, distributions of principal to the Class III-A-21 Certificates may no longer be made according to schedule. Moreover, once the Class III-A-22 Certificates have been paid in full, the Class III-A-21 Certificates will become very sensitive to the rate of prepayments and may no longer be paid according to the aggregate schedule set forth in Annex IV.

                                   The Class IX-A-1, Class IX-A-3, Class IX-A-5, Class IX-A-6, Class IX-A-9, Class IX-A-11, Class IX-A-12 and Class IX-A-14 Certificates (referred to as the Group IX TAC A Classes) and the Class IX-A-9 and Class IX-A-11 Certificates (referred to as the Group IX TAC B Classes), each of which are targeted amortization classes, or TACs, will generally be less affected by the rate of principal prepayments than other Group IX Certificates (except the Group IX PAC A Classes and Group IX PAC B Classes). This is because on each distribution date, the Group IX TAC A Classes and Group IX TAC B Classes receive principal distributions according to the schedules set forth in Annex VII and Annex VIII, respectively. The aggregate schedules for the Group IX TAC A Classes and the Group IX TAC B Classes set forth in Annex VII and Annex VIII, respectively, assume that the rate of prepayments on the group IX mortgage loans remains at a constant rate of 140% and 100% SPA, respectively (as described in "Certain Yield and Prepayment Considerations--Modeling Assumptions" in this prospectus supplement). However, it is very unlikely that the rate of prepayments on the group IX mortgage loans will remain constant at this level. If the group IX mortgage loans prepay at a rate faster or slower than the assumed level, distributions of principal to the Group IX TAC A Classes and Group IX TAC B Classes may no longer be made according to schedule. Moreover, once the Class IX-A-7 Certificates have been paid in full, the Group IX TAC A Classes will become very sensitive to the rate of prepayments and may no longer be paid according to the aggregate schedule set forth in Annex VII, and once the Class IX-A-5 Certificates have been paid in full, the Group IX TAC B Classes will become very sensitive to the rate of prepayments and may no longer be paid according to the aggregate schedule set forth in Annex VIII.

The Class III-A-1 through The Class III-A-1 through Class III-A-5, Class III-A-5, Class III-A-7, Class III-A-7, Class III-A-8 and Class
Class III-A-8, Class III-A-16 III-A-16 through Class III-A-22 Certificates, through Class III-A-22, Class which are support classes, will be especially
IX-A-1,  Class  IX-A-3,  Class     sensitive to the rate of  prepayments  on the
IX-A-5,  Class  IX-A-7,  Class     group III mortgage  loans.  The Class III-A-1
IX-A-9   and   Class   IX-A-11     through Class III-A-5,  Class III-A-7,  Class
Certificates   will   be  very     III-A-8  and  Class  III-A-16  through  Class
sensitive   to  the   rate  of     III-A-22  Certificates  act  as a  prepayment
prepayments   on  the  related     cushion  for the Group  III  PACs,  absorbing
mortgage loans and may not excess principal prepayments. On each receive distributions of distribution date, the Class III-A-1 through
principal for a long time.         Class III-A-5,  Class III-A-7,  Class III-A-8
                                   and Class  III-A-16  through  Class  III-A-22
                                   Certificates  receive  principal  only if the
                                   Group III PACs have  been paid  according  to
                                   schedule.  If the rate of  prepayments on the
                                   group III  mortgage  loans is slow  enough so
                                   that  the   Group   III  PACs  are  not  paid
                                   according to their aggregate  schedule,  then
                                   the  Class  III-A-1  through  Class  III-A-5,
                                   Class   III-A-7,   Class  III-A-8  and  Class
                                   III-A-16 through Class III-A-22  Certificates
                                   will  not   receive   any   distribution   of
                                   principal on that distribution date. However,
                                   if the rate of  prepayments is high enough so
                                   that  the  Group  III  PACs  have  been  paid
                                   according to their aggregate  schedule,  then
                                   all or certain of the Class  III-A-1  through
                                   Class III-A-5,  Class III-A-7,  Class III-A-8
                                   and Class  III-A-16  through  Class  III-A-22
                                   Certificates   will   receive   all   of  the
                                   remaining  principal  otherwise available for
                                   distribution   to  the   Group  III  PACs  in
                                   accordance with the priority of payment rules
                                   set  forth   herein.   This  may  cause  wide
                                   variations  in the  amount of  principal  the
                                   Class III-A-1  through Class  III-A-5,  Class
                                   III-A-7,  Class  III-A-8  and Class  III-A-16
                                   through  Class  III-A-22   Certificates  will
                                   receive on each distribution  date. The Class
                                   III-A-7 and Class III-A-21  Certificates will
                                   be more  stable  than  certain  of the  other
                                   Group  III  Certificates   that  are  support
                                   classes because they are also TACs.

                                   The Class III-A-8 Certificates, which is a support class, will be especially sensitive to the rate of prepayments on the group III mortgage loans. The Class III-A-8 Certificates act as a prepayment cushion for the Class III-A-7 Certificates, absorbing excess principal prepayments. On each distribution date, the Class III-A-8 Certificates receive principal only if the Class III-A-7 Certificates have been paid according to schedule. If the rate of prepayments on the group III mortgage loans is slow enough so that the Class III-A-7 Certificates are not paid according to schedule, then the Class III-A-8 Certificates will not receive any distribution of principal on that distribution date. However, if the rate of prepayments is high enough so that the Class III-A-7 Certificates have been paid according to schedule, then the Class III-A-8 Certificates will receive all of the remaining principal otherwise available for distribution to the Class III-A-7 Certificates. This may cause wide variations in the amount of principal the Class III-A-8 Certificates will receive on each distribution date.

                                   The Class III-A-22 Certificates, which is a support class, will be especially sensitive to the rate of prepayments on the group III mortgage loans. The Class III-A-22 Certificates act as a prepayment cushion for the Class III-A-21 Certificates, absorbing excess principal prepayments. On each distribution date, the Class III-A-22 Certificates receive principal only if the Class III-A-21 Certificates have been paid according to schedule. If the rate of prepayments on the group III mortgage loans is slow enough so that the Class III-A-21 Certificates are not paid according to schedule, then the Class III-A-22 Certificates will not receive any distribution of principal on that distribution date. However, if the rate of prepayments is high enough so that the Class III-A-21 Certificates have been paid according to schedule, then the Class III-A-22 Certificates will receive all of the remaining principal otherwise available for distribution to the Class III-A-21 Certificates. This may cause wide variations in the amount of principal the Class III-A-22 Certificates will receive on each distribution date.

                                   The Class IX-A-5, Class IX-A-9 and Class IX-A-11 Certificates, which are support classes, will be especially sensitive to the rate of prepayments on the group IX mortgage loans. The Class IX-A-5, Class IX-A-9 and Class IX-A-11 Certificates act as a prepayment cushion for the Group IX PAC A Classes, absorbing excess principal prepayments. On each distribution date, the Class IX-A-5, Class IX-A-9 and Class IX-A-11 Certificates receive principal only if the Group IX PAC A Classes have been paid according to schedule. If the rate of prepayments on the group IX mortgage loans is slow enough so that the Group IX PAC A
                                   Classes are not paid according to their aggregate schedule, then the Class IX-A-5, Class IX-A-9 and Class IX-A-11 Certificates will not receive any distribution of principal on that distribution date. However, if the rate of prepayments is high enough so that the Group IX PAC A Classes have been paid according to their aggregate schedule, then all or certain of the Class IX-A-5, Class IX-A-9 and Class IX-A-11 Certificates will receive all of the remaining principal otherwise available for distribution to the Group IX PAC A Classes in accordance with the priority of payment rules set forth herein. This may cause wide variations in the amount of principal the Class IX-A-5, Class IX-A-9 and Class IX-A-11 Certificates will receive on each distribution date. The Class IX-A-5, Class IX-A-9 and Class IX-A-11 Certificates will be more stable than certain of the other Group IX Certificates that are support classes because they are also TACs.

                                   The Class IX-A-1 and Class IX-A-3 Certificates, which are support classes, will be especially sensitive to the rate of prepayments on the group IX mortgage loans. The Class IX-A-1 and Class IX-A-3 Certificates act as a prepayment cushion for the Group IX PAC B Classes, absorbing excess principal prepayments. On each distribution date, the Class IX-A-1 and Class IX-A-3 Certificates receive principal only if the Group IX PAC B Classes have been paid according to schedule. If the rate of prepayments on the group IX mortgage loans is slow enough so that the Group IX PAC B
                                   Classes are not paid according to their aggregate schedule, then the Class IX-A-1 and Class IX-A-3 Certificates will not receive any distribution of principal on that distribution date. However, if the rate of prepayments is high enough so that the Group IX PAC B Classes have been paid according to their aggregate schedule, then the Class IX-A-1 and Class IX-A-3 Certificates will receive all of the remaining principal otherwise available for distribution to the Group IX PAC B Classes in accordance with the priority of payment rules set forth herein. This may cause wide variations in the amount of principal the Class IX-A-1 and Class IX-A-3 Certificates will receive on each distribution date. The Class IX-A-1 and Class IX-A-3 Certificates will be more stable than certain of the other Group IX Certificates that are support classes because they are also TACs and PACs.

                                   The Class IX-A-7 Certificates, which is a support class, will be especially sensitive to the rate of prepayments on the group IX mortgage loans. The Class IX-A-7 Certificates act as a prepayment cushion for the Group IX TAC A Classes, absorbing excess principal prepayments. On each distribution date, the Class IX-A-7 Certificates receive principal only if the Group IX TAC A Classes has been paid according to schedule. If the rate of prepayments on the group IX mortgage loans is slow enough so that the Group IX TAC A
                                   Classes are not paid according to their aggregate schedule, then the Class IX-A-7 Certificates will not receive any distribution of principal on that distribution date. However, if the rate of prepayments is high enough so that the Group IX TAC A Classes have been paid according to their aggregate schedule, then the Class IX-A-7 Certificates will receive all of the remaining principal otherwise available for distribution to the Group IX TAC A Classes. This may cause wide variations in the amount of principal the Class IX-A-7 Certificates will receive on each distribution date.

                                   The Class IX-A-5 Certificates, which is a support class, will be especially sensitive to the rate of prepayments on the group IX mortgage loans. The Class IX-A-5 Certificates act as a prepayment cushion for the Group IX TAC B Classes, absorbing excess principal prepayments. On each distribution date, the Class IX-A-5 Certificates receive principal only if the Group IX TAC B Classes has been paid according to schedule. If the rate of prepayments on the group IX mortgage loans is slow enough so that the Group IX TAC B
                                   Classes are not paid according to their aggregate schedule, then the Class IX-A-5 Certificates will not receive any distribution of principal on that distribution date. However, if the rate of prepayments is high enough so that the Group IX TAC B Classes have been paid according to their aggregate schedule, then the Class IX-A-5 Certificates will receive all of the remaining principal otherwise available for distribution to the Group IX TAC B Classes. This may cause wide variations in the amount of principal the Class IX-A-5 Certificates will receive on each distribution date. The Class IX-A-5 Certificates will be more stable than certain of the other Group IX Certificates that are support classes because it is also a TAC.

Potential Inadequacy of Credit
Enhancement

                                   The subordination and other credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that the classes of certificates will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans.

                                   None of the depositor, the master servicer, the servicers, the special servicer, the seller, the trustee, the trust administrator, the underwriter or any other entity will have any obligation to supplement any credit enhancement.

Holding Subordinate
Certificates Creates
Additional Risks
                                   The protections afforded the senior certificates in this transaction create risks for the related subordinate certificates. Prior to any purchase of subordinate certificates, consider the following factors that may adversely impact your yield:

                                   o Because the subordinate certificates receive interest and principal distributions after the related senior certificates receive such distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

                                   o The subordinate certificates are not entitled to a proportionate share of principal prepayments on the related mortgage loans until the beginning of the tenth year after the closing date. In addition, if certain losses on the related mortgage loans exceed stated levels, a portion of the principal distribution payable to classes of subordinate certificates with higher alphanumerical class designations will be paid to the related classes of subordinate certificates with lower alphanumerical class designations.

                                   o If a related servicer or the master servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will impact the related subordinate certificates.

                                   o Losses on the mortgage loans will generally be allocated to the related subordinate certificates in reverse order of their priority of payment. A loss allocation results in a reduction of a certificate balance without a corresponding distribution of cash to the holder. A lower certificate balance will result in less interest accruing on the certificate.

                                   o The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on the yield.

If Servicing is Transferred,
Delinquencies May Increase
                                   In certain circumstances, the entity specified in the pooling and servicing agreement and its transferee or assigns may request that SPS, GreenPoint, Wells Fargo or the master servicer, subject to certain conditions specified in the pooling and servicing agreement, resign and appoint a successor servicer or master servicer, as applicable. If this happens, a transfer of servicing will occur that may result in a temporary increase in the delinquencies on the transferred mortgage loans, which in turn may result in delays in distributions on the offered certificates and/or losses on the offered certificates.

                                   It is anticipated that within six months of the closing date, the servicing function for all or substantially all of the mortgage loans serviced by SPS will be transferred to another entity, which will service such mortgage loans in accordance with the servicing provisions set forth in the pooling and servicing agreement. There can be no assurance that such servicing transfer will occur as anticipated or at all. Servicing transfers may result in a temporary increase in delinquencies on the transferred mortgage loans.

Recent Events
                                   Hurricanes, which have struck the southeast portion of the United States during the months of July and August 2005, may have adversely affected any mortgaged properties located in that area. The related seller will make a representation and warranty that no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date. We do not know how many mortgaged properties have been or may be affected by the hurricanes. No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the related seller fails to repurchase any mortgage loan that breaches this representation and warranty.

                                   The  current  situation  in Iraq  has  caused
                                   significant uncertainty with respect to global markets. The short term and long term impact of these events is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect thereto. Any adverse impact as a result of these events would be borne by the holders of the offered certificates.

                                   The response of the United States to the events of September 11, 2001 and the current situation in Iraq involves military operations. The Servicemembers Civil Relief Act and comparable state and local laws, collectively referred to herein as the Relief Act, provide relief to borrowers who enter active military service and to borrowers in reserve status, including members of the National Guard, who are called to active duty after the origination of their mortgage loan. The Servicemembers Civil Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. Shortfalls that occur due to the application of the Relief Act are not required to be paid by the borrower  at any  future  time,  will  not be
                                   advanced by a servicer and will reduce accrued interest on each class of certificates on a pro rata basis. In addition, the act imposes limitations that would impair the ability of a servicer to foreclose on an affected loan during the borrower's period of active duty status, and, under some circumstances during an additional period thereafter.

Recent Developments Affecting SPS
                                   Select Portfolio Servicing, Inc. changed its name from Fairbanks Capital Corp. on June 30, 2004.

                                   SPS maintains an "Average" rating with a "Positive" outlook with Standard and Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. and an "SQ3" rating with Moody's Investors Service. Fitch Ratings has given SPS the following residential primary servicer ratings: "RPS2-" for subprime, home equity and Alt A products and "RSS2-" for special servicing.

                                   On May 18, 2004, the United States District Court for the District of Massachusetts entered its final approval of the settlement of approximately 40 putative class action cases and made permanent its December 10, 2003 injunction that had the effect of staying all litigation against SPS relating to the claims addressed by the settlement agreement. The injunction excludes counterclaims and defenses that might arise out of foreclosure proceedings that SPS initiates and individuals who excluded themselves from the settlement to pursue individual claims for relief. The settlement contemplates that plaintiff's redress would come, in part, from the redress fund established in connection with SPS' settlement with the Federal Trade Commission ("FTC") and the U.S. Department of Housing and Urban Development ("HUD") described herein.

                                   On May 5, 2004, a West Virginia state court entered an order approving a settlement between SPS and plaintiffs in a putative class action in which plaintiffs alleged that certain of SPS's fees violated provisions of the West Virginia Code and sought an injunction, declaratory relief, actual damages, civil penalties, punitive damages, attorneys' fees, and other relief from SPS. Under the settlement, SPS may resume its previously enjoined foreclosure activities in West Virginia, subject to compliance with applicable law. The settlement requires the approximately 300 West Virginia loans that were in one of two specific categories (i.e., real estate owned or foreclosure) as of January 7, 2003 to be reviewed by a three-person panel, including a representative of SPS, to resolve any customer disputes that may exist regarding charges assessed by SPS on such customers' accounts and/or SPS's right to foreclose. As part of the settlement the parties disagreed on certain fundamental issues of foreclosure law and reserved the right to submit these questions to the West Virginia Supreme Court. On May 13, 2004, the West Virginia Supreme Court accepted a petition to certify questions under West Virginia law regarding the alleged existence of (i) an obligation of lenders to consider alternative remedies to cure a default prior to pursuing non-judicial foreclosure, and (ii) an obligation of foreclosure trustees to (x) review account records to ascertain the actual amount due prior to foreclosure, and (y) consider objections to foreclosure raised by homeowners. A hearing was held in late 2004 and the West Virginia Supreme Court ruled in favor of SPS on these questions, finding that no such obligations exist under West Virginia law. This ruling clarifies such questions for the real estate lending industry in West Virginia.

                                   On November 12, 2003, SPS announced that it had entered into a final settlement agreement with the FTC and HUD to resolve issues raised during their review of SPS's servicing practices. As part of the settlement, SPS agreed to pay to the FTC the amount of $40 million for the creation of a redress fund for the benefit of consumers allegedly harmed by SPS and to implement certain practices on a prospective basis.

                                   SPS has recently entered into consent agreements with regulatory agencies in Florida, Massachusetts, Michigan, Colorado, California, West Virginia, Kansas and Illinois, which provide for provisions similar to some of those contained in the consent order entered into with the FTC and HUD. While not admitting any liability in any of those agreements, SPS agreed to refund certain amounts to Florida, Massachusetts, California, West Virginia, Kansas and Michigan consumers identified by regulators in those states.

                                   During 2003 and 2004 SPS experienced an increased level of scrutiny from various state regulatory agencies and a few states conducted or commenced formal investigations. At present, SPS has concluded all material state regulatory actions in a satisfactory manner and has procedures and controls in place to monitor compliance with the resulting state settlements and consent orders. As a licensed servicer, SPS is examined for compliance with state and local laws by numerous state agencies. No assurance can be given that SPS's regulators will not inquire into its practices, policies or procedures in the future. It is possible that any of SPS's regulators will order SPS to change or revise its practices, policies or procedures in the future. Any such change or revisions may have a material impact on the future income from SPS's operations.

                                   The occurrence of one or more of the foregoing events or a determination by any court or regulatory agency that SPS's policies and procedures do not comply with applicable law could lead to further downgrades by one or more rating agencies, a transfer of SPS's servicing responsibilities, increased delinquencies on the mortgage loans serviced by SPS, delays in distributions on the offered certificates, losses on the offered certificates, or any combination of these events. In addition, such developments could result in SPS's insolvency or bankruptcy, and there can be no assurance, in the event of a bankruptcy proceeding, that SPS could reorganize successfully in bankruptcy.

                                   On August 12, 2005, Credit Suisse First Boston (USA), Inc., an affiliate of DLJ
                                   Mortgage Capital, announced that it had agreed to acquire all of the outstanding stock of SPS's parent from the current shareholders.

                                   The proposed acquisition is subject to the satisfaction of certain conditions, such as the receipt of regulatory and other approvals, and there can be no assurance that the proposed acquisition will be consummated. The acquisition, should it occur, would be expected to close during the fourth quarter of 2005.

                           FORWARD-LOOKING STATEMENTS

      Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," "assumed characteristics," "structuring assumptions," "prepayment assumption" or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                  INTRODUCTION

      The depositor will establish the CSFB Mortgage-Backed Trust Series 2005-8 with respect to CSFB Mortgage-Backed Pass-Through Certificates, Series 2005-8 on the closing date, pursuant to a pooling and servicing agreement among the depositor, DLJ Mortgage Capital, as a seller, GreenPoint, as a seller, WMMSC, as a servicer, SPS, as a servicer and the special servicer, Wells Fargo, as a servicer, the master servicer and the trust administrator, and U.S. Bank, as the trustee, dated as of the cut-off date. On the closing date, the depositor will deposit into the trust nine groups of mortgage loans, which in the aggregate will constitute the mortgage pool.

      Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates--Glossary of Terms" or in the prospectus under "Glossary."

                        DESCRIPTION OF THE MORTGAGE POOL

General

      Information relating to the mortgage loans to be included in the mortgage pool is presented in this section. Prior to the closing date, mortgage loans may be removed from the nine groups of mortgage loans to be included in the mortgage pool, and other mortgage loans may be substituted for those mortgage loans. The depositor believes that the information in this prospectus supplement relating to the mortgage loans to be included in the mortgage pool as currently constituted is representative of the characteristics of the mortgage loans as it will be constituted at the closing date, although some characteristics of the mortgage loans in the mortgage pool may vary. Numbers expressed below as percentages, other than rates of interest, are approximate percentages based on the Cut-off Date Principal Balance of the mortgage loans in the related group as of the cut-off date, unless otherwise indicated.

      The depositor will acquire 918 mortgage loans with an aggregate Cut-off Date Principal Balance of $199,186,491.79 (the "group I mortgage loans"), 196 mortgage loans with an aggregate Cut-off Date Principal Balance of $105,439,479.48 (the "group II mortgage loans"), 454 mortgage loans with an aggregate Cut-off Date Principal Balance of $239,828,433.13 (the "group III mortgage loans"), 291 mortgage loans with an aggregate Cut-off Date Principal Balance of $48,889,515.44 (the "group IV mortgage loans"), 632 mortgage loans with an aggregate Cut-off Date Principal Balance of $124,875,455.30 (the "group V mortgage loans"), 67 mortgage loans with an aggregate Cut-off Date Principal Balance of $21,243,911.00 (the "group VI mortgage loans"), 775 mortgage loans with an aggregate Cut-off Date Principal Balance of $139,844,369.25 (the "group VII mortgage loans"), 629 mortgage loans with an aggregate Cut-off Date Principal Balance of $86,976,693.70 (the "group VIII mortgage loans") and 350 mortgage loans with an aggregate Cut-off Date Principal Balance of $189,386,238.88 (the "group IX mortgage loans") from DLJ Mortgage Capital, Inc. ("DLJ Mortgage Capital"), an affiliate of the depositor, pursuant to an assignment and assumption agreement. The mortgage loans acquired by the depositor from DLJ Mortgage Capital were previously purchased by DLJ Mortgage Capital in secondary market transactions from various mortgage loan originators and purchasers, including GreenPoint.

      Under the pooling and servicing  agreement,  the depositor will assign the
mortgage   loans  to  the  trustee  for  the  benefit  of  the  holders  of  the certificates.

      Under the pooling and servicing agreement, the seller will make representations and warranties relating to the characteristics of the applicable mortgage loans sold by it. These representations and warranties relating to the mortgage loans will be made by the seller as of the closing date. In the event of a breach of any representation or warranty relating to a mortgage loan that materially and adversely affects the interests of the certificateholders in that mortgage loan, the seller of that mortgage loan will be obligated to do one of the following:

o     cure that breach,

o repurchase that mortgage loan at an amount equal to the sum of (i) the unpaid principal balance of the mortgage loan on the date of repurchase,
      (ii) accrued interest on that mortgage loan at the applicable mortgage rate (net of the servicing fee, if the seller is the servicer) from the date through which interest was last paid by the mortgagor to the date of repurchase, (iii) the amount of any unreimbursed servicing advances made by a servicer with respect to such mortgage loan and (iv) any costs and damages actually incurred and paid by or on behalf of the trust as a result of a failure to comply, at the time such mortgage loan was made, with federal, state or local predatory and abusive lending laws applicable to that mortgage loan, or

o     substitute a replacement mortgage loan for that mortgage loan.

      However, substitution is permitted only within two years of the closing date and, if made more than 90 days after the closing date, may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify the REMICs, or result in a prohibited transaction under the Internal Revenue Code of 1986, as amended (the "Code"). The depositor will make no representations or warranties as to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation  or that are  otherwise  defective.  The  seller  is  selling  the mortgage loans without recourse and will have no obligations for the mortgage loans in its capacity as seller other than the cure, repurchase or substitution obligations described above. The obligations of each servicer, the special servicer and the master servicer are limited to their respective contractual servicing obligations under the pooling and servicing agreement or the applicable servicing agreement.

      Furthermore, none of the servicers, the special servicer or the master servicer will have any servicing or master servicing obligations, as applicable, with respect to mortgage loans not serviced or master serviced by it.

      The mortgage loans are secured by first liens on fee simple interests or leaseholds in one- to four-family residential real properties. The property securing a mortgage loan is referred to as the mortgaged property. The mortgage pool will consist of mortgage loans with terms to maturity that range from 231 to 360 months from the date of origination or modification.

      Each mortgage loan will be a conventional fixed rate mortgage loan evidenced by a mortgage note. None of the mortgage loans provides for deferred interest or negative amortization.

      Substantially all of the mortgage loans will contain "due-on-sale" clauses. The enforcement of a due-on-sale clause will generally have the same effect as a prepayment on a mortgage loan. Some of the mortgage loans may be assumable by purchasers of the mortgaged property rather than prepaid by the related borrowers in connection with the sales of the those mortgaged properties. Any such assumption will reduce the rate of prepayments of the mortgage loans and extend the weighted average life of the related offered certificates. See "Maturity and Prepayment Considerations" in the prospectus.

      The aggregate Cut-off Date Principal Balance of the mortgage loans is expected to be approximately $1,155,670,588.07. All of the mortgage loans provide for the amortization of the amount financed over a series of substantially equal monthly payments, except for all of the group II and group V mortgage loans and approximately 14.99% of the group I mortgage loans, 24.99% of the group III mortgage loans, 26.19% of the group IV mortgage loans, 24.83% of the group VII mortgage loans, 8.23% of the group VIII mortgage loans and 23.28% of the group IX mortgage loans (by applicable Cut-off Date Principal Balance), respectively, which do not provide for any payments of principal prior to two to ten years from the date of origination (the "Interest Only Mortgage Loans"). The terms of the Interest Only Mortgage Loans require that their principal balances be fully amortized over the related remaining term of the mortgage loans. Except for 2 mortgage loans, representing approximately 0.07% of the aggregate Cut-off Date Principal Balance, all of the mortgage loans provide for payments due on the first day of each month. Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates will not affect the amortization schedule or the relative application of those payments to principal and interest. None of the mortgage loans is a balloon loan.

      As of the cut-off date, the mortgage loans will have the characteristics indicated in the following table:

                                                              Earliest
                         Cut-off Date         Number of        Payment             Latest Stated        Earliest Stated
    Designation       Principal Balance    Mortgage Loans        Date              Maturity Date         Maturity Date
    -----------       -----------------    --------------  ----------------       ---------------     ------------------
       Group I          $199,186,491.79         918        November 1, 2002       August 1, 2035       October 1, 2032
       Group II         $105,439,479.48         196          July 1, 2004         August 1, 2035        April 1, 2030
      Group III         $239,828,433.13         454          July 1, 2002         August 1, 2035         June 1, 2032
       Group IV         $ 48,889,515.44         291        February 1, 2002       August 1, 2035       January 1, 2032
       Group V          $124,875,455.30         632         October 1, 2004       August 1, 2035      September 1, 2034
      Group VI          $ 21,243,911.10          67          July 1, 2003          July 1, 2025         June 1, 2023
      Group VII         $139,844,369.25         775          April 1,2004         August 1, 2035        March 1, 2034
     Group VIII         $ 86,976,693.70         629        February 1, 2004       August 1, 2035       January 1, 2034
      Group IX          $189,386,238.88         350         August 1, 2002        August 1, 2035       January 1, 2030

      No mortgage loan will be delinquent more than 30 days as of the cut-off date.

      No mortgage loan is subject to a buydown agreement.

      Approximately 24.30% of the group I mortgage loans, 13.65% of the group II mortgage loans, 11.17% of the group III mortgage loans, 29.09% of the group IV mortgage loans, 36.60% of the group V mortgage loans, 14.85% of the group VI mortgage loans, 59.10% of the group VII mortgage loans, 42.88% of the group VIII mortgage loans and 14.61% of the group IX mortgage loans, in each case by applicable Cut-off Date Principal Balance, provide for payment by the mortgagor of a prepayment premium in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from six months to five years from the date of origination of such mortgage loan. The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note; generally, such amount is equal to six months' interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid. Any such prepayment premiums will be retained by the related servicer and will not be available for payment to the offered certificates.

      The loan-to-value ("LTV") ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the related mortgaged property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan or (b) in the case of a refinance, the appraised value of the mortgaged property at the time of such refinance. No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values overall or in a particular geographic area decline, the LTV ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on those mortgage loans.

      All of the mortgage loans as of the cut-off date had LTV ratios at origination of 100% or less. Except for 9 mortgage loans representing approximately 0.18% of the aggregate Cut-off Date Principal Balance, each mortgage loan with LTV ratio at origination greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac, or any nationally recognized statistical rating organization. The primary mortgage guaranty insurance policy referred to in the preceding sentence will not be required for any of those mortgage loans after the date on which the related LTV ratio is 80% or less or, based on a new appraised value or as otherwise provided by law.

Mortgage Loan Statistical Information

      Set forth below is a description of some additional statistical characteristics of the group I mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the group I mortgage loans are approximate percentages of the Cut-off Date Principal Balance of the group I mortgage loans, and may not add up to 100% due to rounding.

                             Group I Mortgage Rates*

                                                                    Number of
                                                                     Mortgage           Principal         Percent of
     Mortgage Rates (%)                                               Loans              Balance            Group I
     ---------------------------------------------------------      ----------       ---------------      ----------
     5.000 - 5.249............................................            1          $    139,336.22          0.07%
     5.250 - 5.499............................................           11             3,849,311.89          1.93
     5.500 - 5.749............................................           41            16,578,916.52          8.32
     5.750 - 5.999............................................          319            92,422,920.24         46.40
     6.000 - 6.249............................................          429            69,614,613.49         34.95
     6.250 - 6.499............................................          117            16,581,393.43          8.32
                                                                        ---          ---------------        ------
     Total:...................................................          918          $199,186,491.79        100.00%
                                                                        ===          ===============        ======

----------
* The minimum mortgage rate and the maximum mortgage rate for the group I mortgage loans are 5.125% per annum and 6.250% per annum, respectively. As of the cut-off date, the weighted average mortgage rate of the group I mortgage loans will be approximately 5.916% per annum.

             Group I Cut-off Date Mortgage Loan Principal Balances*

                                                                 Number of
                                                                  Mortgage           Principal        Percent of
     Cut-off Date Principal Balances ($)                           Loans              Balance           Group I
    -------------------------------------------------------      ---------       ---------------      ----------
       25,000.01 -    50,000.00............................          10          $    420,377.08         0.21%
       50,000.01 -    75,000.00............................          55             3,614,025.88          1.81
       75,000.01 -   100,000.00............................         113            10,096,644.64          5.07
      100,000.01 -   125,000.00............................         119            13,462,198.00          6.76
      125,000.01 -   150,000.00............................         127            17,424,509.14          8.75
      150,000.01 -   175,000.00............................          72            11,804,011.86          5.93
      175,000.01 -   200,000.00............................          63            11,873,190.44          5.96
      200,000.01 -   250,000.00............................          99            22,435,772.82         11.26
      250,000.01 -   300,000.00............................          68            18,756,607.17          9.42
      300,000.01 -   400,000.00............................          88            30,563,265.73         15.34
      400,000.01 -   500,000.00............................          47            21,330,306.07         10.71
      500,000.01 -   600,000.00............................          24            13,164,358.47          6.61
      600,000.01 -   700,000.00............................          18            11,598,731.51          5.82
      700,000.01 -   800,000.00............................           9             6,600,366.87          3.31
      800,000.01 -   900,000.00............................           1               898,020.27          0.45
      900,000.01 - 1,000,000.00............................           4             3,901,009.79          1.96
    1,200,000.01 - 1,300,000.00............................           1             1,243,096.05          0.62
                                                                    ---          ---------------        ------
   Total:..................................................         918          $199,186,491.79        100.00%
                                                                    ===          ===============        ======

----------
* The minimum principal balance and the maximum principal balance of the group I mortgage loans as of the cut-off date are $35,129.74 and $1,243,096.05, respectively. As of the cut-off date, the average principal balance of the group I mortgage loans is $216,978.75.

                        Group I Mortgaged Property Types

                                                                    Number of
                                                                     Mortgage           Principal         Percent of
     Property Type                                                    Loans              Balance            Group I
     ---------------------------------------------------------      ---------       ----------------      ----------
     2-4 Family...............................................          48          $  16,558,231.87          8.31%
     PUD......................................................         104             26,531,491.81         13.32
     Condo....................................................          53             10,400,251.64          5.22
     Coop.....................................................           1                159,672.92          0.08
     Single Family Residence..................................         712            145,536,843.55         73.07
                                                                       ---           ---------------        ------
     Total:...................................................         918           $199,186,491.79        100.00%
                                                                       ===           ===============        ======

                         Group I Mortgage Loan Purposes

                                                                    Number of
                                                                     Mortgage           Principal         Percent of
     Loan Purpose                                                     Loans              Balance           Group I
     ---------------------------------------------------------      ---------        ---------------      ----------
     Purchase.................................................          586          $108,262,902.77         54.35%
     Refinance - Rate Term....................................           95            27,393,506.88         13.75
     Refinance - Cashout......................................          237            63,530,082.14         31.89
                                                                        ---          ---------------        ------
     Total:...................................................          918          $199,186,491.79        100.00%
                                                                        ===          ===============        ======

                            Group I Occupancy Types*

                                                                    Number of
                                                                     Mortgage           Principal        Percent of
     Occupancy Type                                                   Loans              Balance          Group I
     ---------------------------------------------------------      ---------       ---------------      ----------
     Primary..................................................         843          $181,948,090.12         91.35%
     Second Home..............................................          15             4,038,127.70          2.03
     Investment...............................................          60            13,200,273.97          6.63
                                                                       ---          ---------------        ------
     Total:...................................................         918          $199,186,491.79        100.00%
                                                                       ===          ===============        ======

----------
* Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                          Group I Original LTV Ratios*

                                                                      Number of
                                                                       Mortgage           Principal         Percent of
     Original LTV Ratio (%)                                             Loans              Balance            Group I
     ---------------------------------------------------------        ---------       ---------------       ----------
     Less than or equal to 10.000.............................             1          $     69,928.63          0.04%
     10.001 -   15.000........................................             2               134,371.19          0.07
     15.001 -   20.000........................................             1               105,793.42          0.05
     20.001 -   25.000........................................             5               631,278.31          0.32
     25.001 -   30.000........................................             7             1,007,912.94          0.51
     30.001 -   35.000........................................            10             1,873,633.68          0.94
     35.001 -   40.000........................................            21             4,868,593.57          2.44
     40.001 -   45.000........................................            21             4,711,288.92          2.37
     45.001 -   50.000........................................            28             8,273,844.20          4.15
     50.001 -   55.000........................................            30             8,795,262.26          4.42
     55.001 -   60.000........................................            49            15,025,542.27          7.54
     60.001 -   65.000........................................            72            22,031,686.90         11.06
     65.001 -   70.000........................................            48            15,167,971.95          7.61
     70.001 -   75.000........................................            50            16,393,957.05          8.23
     75.001 -   80.000........................................           556            97,253,101.11         48.83
     80.001 -   85.000........................................             2               445,245.79          0.22
     85.001 -   90.000........................................             8             1,304,563.11          0.65
     90.001 -   95.000........................................             6               907,700.66          0.46
     95.001 - 100.000.........................................             1               184,815.83          0.09
                                                                         ---          ---------------        ------
     Total:...................................................           918          $199,186,491.79        100.00%
                                                                         ===          ===============        ======

----------
* The minimum original LTV ratio and the maximum original LTV ratio for the group I mortgage loans are 10.000% and 100.000%, respectively. The weighted average original LTV ratio for the group I mortgage loans is approximately 69.537%.

                             Group I Original Terms

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Original Term (months)                                             Loans              Balance          Group I
     ---------------------------------------------------------        ---------       ---------------     ----------
     360......................................................           918          $199,186,491.79        100.00%
                                                                         ---          ---------------        ------
     Total:...................................................           918          $199,186,491.79        100.00%
                                                                         ===          ===============        ======

                        Group I Months Since Origination*

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Months                                                             Loans              Balance          Group I
     ---------------------------------------------------------        ---------      ----------------     ----------
     Less than 1..............................................            34         $  10,037,570.00         5.04%
     1 - 3....................................................           797           159,951,665.56        80.30
     4 - 6....................................................            71            22,501,182.65        11.30
     7 - 9....................................................             3               988,401.46         0.50
     10 - 12..................................................             1               163,088.44         0.08
     13 - 24..................................................            10             4,663,457.79         2.34
     25 - 36..................................................             2               881,125.89         0.44
                                                                         ---          ---------------       ------
     Total:...................................................           918          $199,186,491.79       100.00%
                                                                         ===          ===============       ======

----------
* The minimum months since origination and the maximum months since origination for the group I mortgage loans are less than 1 month and 34 months, respectively. As of the cut-off date, the weighted average months since origination for the group I mortgage loans is approximately 3 months.

                   Group I Remaining Terms to Stated Maturity*

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Remaining Term (months)                                            Loans              Balance          Group I
     ---------------------------------------------------------        ---------       ---------------     ----------
     325 - 336................................................             4          $  1,673,203.76        0.84%
     337 - 348................................................             8             3,871,379.92         1.94
     349 - 360................................................           906           193,641,908.11        97.22
                                                                         ---          ---------------       ------
     Total:...................................................           918          $199,186,491.79       100.00%
                                                                         ===          ===============       ======

----------
* The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the group I mortgage loans are 326 months and 360 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the group I mortgage loans is approximately 357 months.

                          Group I Documentation Types*

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
     Documentation Type                                                 Loans              Balance           Group I
     ---------------------------------------------------------        ---------       ---------------      ----------
     Full / Alternative.......................................           489          $ 89,085,872.60         44.72%
     No Income / No Asset.....................................           131            27,672,043.08         13.89
     Reduced..................................................           176            53,212,827.99         26.72
     Stated Income / Stated Assets............................           122            29,215,748.12         14.67
                                                                         ---          ---------------        ------
     Total:...................................................           918          $199,186,491.79        100.00%
                                                                         ===          ===============        ======

----------
*     For  a  description  of  the  documentation   types,  see  "--Underwriting
      Standards."

             Group I Geographic Distribution of Mortgaged Properties

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
     State                                                              Loans              Balance           Group I
     ---------------------------------------------------------        ---------      ----------------      ----------
     California...............................................           196          $ 66,558,414.36         33.42%
     New York.................................................            46            17,247,884.29          8.66
     Ohio.....................................................           115            13,746,754.40          6.90
     Indiana..................................................            87             9,557,525.12          4.80
     Florida..................................................            41             8,806,885.24          4.42
     New Jersey...............................................            31             8,367,284.82          4.20
     Michigan.................................................            53             7,017,869.31          3.52
     Massachusetts............................................            25             6,623,827.54          3.33
     Texas....................................................            43             5,948,148.41          2.99
     Nevada...................................................            26             5,888,062.76          2.96
     Other*...................................................           255            49,423,835.54         24.81
                                                                         ---          ---------------        ------
     Total:...................................................           918          $199,186,491.79        100.00%
                                                                         ===          ===============        ======

----------

* No other state represents more than 2.71% of the aggregate Cut-off Date Principal Balance of the group I mortgage loans.

      Set forth below is a description of some additional statistical characteristics of the group II mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the group II mortgage loans are approximate percentages of the Cut-off Date Principal Balance of the group II mortgage loans, and may not add up to 100% due to rounding.

                            Group II Mortgage Rates*

                                                                    Number of
                                                                     Mortgage         Principal         Percent of
     Mortgage Rates (%)                                               Loans            Balance            Group II
     ---------------------------------------------------------      ---------      ---------------      ----------
     6.250 - 6.499............................................         133         $ 71,742,253.84         68.04%
     6.500 - 6.749............................................          56           30,171,327.49         28.61
     6.750 - 6.999............................................           7            3,525,898.15          3.34
                                                                       ---         ---------------        ------
     Total:...................................................         196         $105,439,479.48        100.00%
                                                                       ===         ===============        ======

----------
* The minimum mortgage rate and the maximum mortgage rate for the group II mortgage loans are 6.250% per annum and 6.999% per annum, respectively. As of the cut-off date, the weighted average mortgage rate of the group II mortgage loans will be approximately 6.394% per annum.

             Group II Cut-off Date Mortgage Loan Principal Balances*

                                                                     Number of
                                                                      Mortgage           Principal        Percent of
     Cut-off Date Principal Balances ($)                               Loans              Balance          Group II
     ---------------------------------------------------------       ---------       ---------------      ----------
      250,000.01 - 300,000.00.................................            1          $    266,628.13          0.25%
      300,000.01 - 400,000.00.................................           37            14,099,852.02         13.37
      400,000.01 - 500,000.00.................................           70            31,221,290.76         29.61
      500,000.01 - 600,000.00.................................           38            20,952,086.29         19.87
      600,000.01 - 700,000.00.................................           22            14,349,094.06         13.61
      700,000.01 - 800,000.00.................................           14            10,515,069.45          9.97
      800,000.01 - 900,000.00.................................            3             2,509,933.94          2.38
      900,000.01 - 1,000,000.00...............................            8             7,710,024.83          7.31
    1,000,000.01 - 1,100,000.00...............................            1             1,100,000.00          1.04
    1,300,000.01 - 2,000,000.00...............................            2             2,715,500.00          2.58
                                                                        ---          ---------------        ------
   Total:.....................................................          196          $105,439,479.48        100.00%
                                                                        ===          ===============        ======

----------
* The minimum principal balance and the maximum principal balance of the group II mortgage loans as of the cut-off date are $266,628.13 and $1,400,000.00, respectively. As of the cut-off date, the average principal balance of the group II mortgage loans is $537,956.53.

                        Group II Mortgaged Property Types

                                                                     Number of
                                                                      Mortgage           Principal         Percent of
     Property Type                                                     Loans              Balance           Group II
     ---------------------------------------------------------       ---------       ---------------       ----------
     2-4 Family...............................................            5          $  3,196,672.24          3.03%
     PUD......................................................           52            26,003,622.98         24.66
     Condo....................................................           14             8,025,700.97          7.61
     Single Family Residence..................................          125            68,213,483.29         64.69
                                                                        ---          ---------------        ------
     Total:...................................................          196          $105,439,479.48        100.00%
                                                                        ===          ===============        ======

                         Group II Mortgage Loan Purposes

                                                                    Number of
                                                                     Mortgage           Principal         Percent of
     Loan Purpose                                                     Loans              Balance           Group II
     ---------------------------------------------------------      ---------        ---------------      ----------
     Purchase.................................................          111          $ 61,900,707.35         58.71%
     Refinance - Rate Term....................................           25            13,452,214.61         12.76
     Refinance - Cashout......................................           60            30,086,557.52         28.53
                                                                        ---          ---------------        ------
     Total:...................................................          196          $105,439,479.48        100.00%
                                                                        ===          ===============        ======

                            Group II Occupancy Types*

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
     Occupancy Type                                                     Loans              Balance          Group II
     ---------------------------------------------------------        ---------       ---------------      ----------
     Primary..................................................           171          $ 92,609,551.70         87.83%
     Second Home..............................................             7             3,115,814.84          2.96
     Investment...............................................            18             9,714,112.94          9.21
                                                                         ---          ---------------        ------
     Total:...................................................           196          $105,439,479.48        100.00%
                                                                         ===          ===============        ======

----------
* Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                          Group II Original LTV Ratios*

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
     Original LTV Ratio (%)                                             Loans              Balance          Group II
     ---------------------------------------------------------        ---------       ---------------      ----------
     35.001 - 40.000..........................................             3          $  1,309,000.00          1.24%
     40.001 - 45.000..........................................             1               266,628.13          0.25
     45.001 - 50.000..........................................             1               450,000.00          0.43
     50.001 - 55.000..........................................             3             1,252,000.00          1.19
     55.001 - 60.000..........................................            13             8,475,147.06          8.04
     60.001 - 65.000..........................................             3             1,788,733.94          1.70
     65.001 - 70.000..........................................            15             7,877,823.06          7.47
     70.001 - 75.000..........................................            20            10,770,633.05         10.21
     75.001 - 80.000..........................................           135            72,289,514.24         68.56
     80.001 - 85.000..........................................             1               560,000.00          0.53
     85.001 - 90.000..........................................             1               400,000.00          0.38
                                                                         ---          ---------------        ------
     Total:...................................................           196          $105,439,479.48        100.00%
                                                                         ===          ===============        ======

----------
* The minimum original LTV ratio and the maximum original LTV ratio for the group II mortgage loans are 37.040% and 87.180%, respectively. The weighted average original LTV ratio for the group II mortgage loans is approximately 75.145%.

                            Group II Original Terms*

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
     Original Term (months)                                             Loans              Balance          Group II
     ---------------------------------------------------------        ---------       ---------------      ----------
     289 - 300................................................             1          $    392,000.00          0.37%
     349 - 360................................................           195           105,047,479.48         99.63
                                                                         ---          ---------------        ------
     Total:...................................................           196          $105,439,479.48        100.00%
                                                                         ===          ===============        ======

----------
* The minimum original term and maximum original term for the group II mortgage loans are 300 months and 360 months, respectively. As of the cut-off date, the weighted average original term for the group II mortgage loans is approximately 360 months.

                       Group II Months Since Origination*

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
     Months                                                             Loans              Balance          Group II
     ---------------------------------------------------------        ---------       ---------------      ----------
     Less than 1..............................................             3          $  1,535,300.00          1.46%
     1 - 3....................................................           162            88,236,832.37         83.68
     4 - 6....................................................            10             4,710,529.50          4.47
     7 - 9....................................................             7             3,067,227.54          2.91
     10 - 12..................................................             3             1,769,599.93          1.68
     13 - 24..................................................            11             6,119,990.14          5.80
                                                                         ---          ---------------        ------
     Total:...................................................           196          $105,439,479.48        100.00%
                                                                         ===          ===============        ======

----------
* The minimum months since origination and the maximum months since origination for the group II mortgage loans are less than 1 month and 14 months, respectively. As of the cut-off date, the weighted average months since origination for the group II mortgage loans is approximately 3 months.

                  Group II Remaining Terms to Stated Maturity*

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
     Remaining Term (months)                                            Loans              Balance          Group II
     ---------------------------------------------------------        ---------       ---------------      ----------
     289 - 300................................................             1          $    392,000.00          0.37%
     337 - 348................................................            12             6,805,590.14          6.45
     349 - 360................................................           183            98,241,889.34         93.17
                                                                         ---          ---------------        ------
     Total:...................................................           196          $105,439,479.48        100.00%
                                                                         ===          ===============        ======

----------
* The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the group II mortgage loans are 296 months and 360 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the group II mortgage loans is approximately 357 months.

                          Group II Documentation Types*

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
     Documentation Type                                                 Loans              Balance          Group II
     ---------------------------------------------------------        ---------       ---------------      ----------
     Full / Alternative.......................................            82          $ 43,585,699.73        41.34%
     Reduced..................................................           107            58,684,279.75         55.66
     Stated Income / Stated Assets............................             7             3,169,500.00          3.01
                                                                         ---          ---------------        ------
     Total:...................................................           196          $105,439,479.48        100.00%
                                                                         ===          ===============        ======

----------
*     For  a  description  of  the  documentation   types,  see  "--Underwriting
      Standards."

            Group II Geographic Distribution of Mortgaged Properties

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
     State                                                              Loans              Balance          Group II
     ---------------------------------------------------------        ---------       ---------------      ----------
     California...............................................            75          $ 41,905,487.57         39.74%
     New York.................................................            18             8,644,388.95          8.20
     Florida..................................................            10             6,394,157.18          6.06
     Colorado.................................................            11             6,037,902.20          5.73
     New Jersey...............................................            11             5,156,800.00          4.89
     Nevada...................................................            11             4,798,791.20          4.55
     Virginia.................................................             8             4,357,209.25          4.13
     Arizona..................................................             9             4,046,077.91          3.84
     Washington...............................................             6             3,202,800.00          3.04
     Maryland.................................................             6             3,098,393.41          2.94
     Other*...................................................            31            17,797,471.81         16.88
                                                                         ---          ---------------        ------
     Total:...................................................           196          $105,439,479.48        100.00%
                                                                         ===          ===============        ======

----------
* No other state represents more than 2.68% of the aggregate Cut-off Date Principal Balance of the group II mortgage loans.

      Set forth below is a description of some additional statistical characteristics of the group III mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the group III mortgage loans are approximate percentages of the Cut-off Date Principal Balance of the group III mortgage loans, and may not add up to 100% due to rounding.

                            Group III Mortgage Rates*

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Mortgage Rates (%)                                                 Loans              Balance         Group III
     ---------------------------------------------------------        ---------     ----------------      ----------
     5.500 - 5.749............................................           16          $  9,144,768.79         3.81%
     5.750 - 5.999............................................           87            48,222,827.21         20.11
     6.000 - 6.249............................................          178            93,063,451.21         38.80
     6.250 - 6.499............................................          167            86,896,484.94         36.23
     6.500 - 6.749............................................            4             1,618,149.04          0.67
     6.750 - 6.999............................................            2               882,751.94          0.37
                                                                        ---          ---------------        ------
     Total:...................................................          454          $239,828,433.13        100.00%
                                                                        ===          ===============        ======

----------
* The minimum mortgage rate and the maximum mortgage rate for the group III mortgage loans are 5.500% per annum and 6.875% per annum, respectively. As of the cut-off date, the weighted average mortgage rate of the group III mortgage loans will be approximately 6.096% per annum.

            Group III Cut-off Date Mortgage Loan Principal Balances*

                                                                      Number of
                                                                       Mortgage          Principal        Percent of
     Cut-off Date Principal Balances ($)                                Loans             Balance          Group III
     ---------------------------------------------------------        ---------      ---------------      ----------
      250,000.01 - 300,000.00.................................            1          $    272,296.91         0.11%
      300,000.01 - 400,000.00.................................           86            32,791,968.56         13.67
      400,000.01 - 500,000.00.................................          160            71,838,587.71         29.95
      500,000.01 - 600,000.00.................................          113            62,286,941.65         25.97
      600,000.01 - 700,000.00.................................           42            27,226,818.68         11.35
      700,000.01 - 800,000.00.................................           21            15,865,890.22          6.62
      800,000.01 - 900,000.00.................................           12            10,201,172.46          4.25
      900,000.01 - 1,000,000.00...............................           16            15,543,860.93          6.48
    1,000,000.01 - 1,100,000.00...............................            1             1,006,579.52          0.42
    1,300,000.01 - 2,000,000.00...............................            2             2,794,316.49          1.17
                                                                        ---          ---------------        ------
   Total:.....................................................          454          $239,828,433.13        100.00%
                                                                        ===          ===============        ======

----------
* The minimum principal balance and the maximum principal balance of the group III mortgage loans as of the cut-off date are $272,296.91 and $1,397,178.20, respectively. As of the cut-off date, the average principal balance of the group III mortgage loans is $528,256.46.

                       Group III Mortgaged Property Types

                                                                      Number of
                                                                       Mortgage          Principal        Percent of
     Property Type                                                      Loans             Balance          Group III
     ---------------------------------------------------------        ---------      ---------------      ----------
     2-4 Family...............................................           18          $ 11,540,786.86          4.81%
     PUD......................................................           84            44,404,051.14         18.51
     Condo....................................................           24            11,954,433.28          4.98
     Coop.....................................................            4             2,794,823.45          1.17
     Single Family Residence..................................          324           169,134,338.40         70.52
                                                                        ---          ---------------        ------
     Total:...................................................          454          $239,828,433.13        100.00%
                                                                        ===          ===============        ======

                        Group III Mortgage Loan Purposes

                                                                      Number of
                                                                       Mortgage          Principal        Percent of
     Loan Purpose                                                       Loans            Balance           Group III
     ---------------------------------------------------------        ---------      ---------------      ----------
     Purchase.................................................          221          $116,173,743.22         48.44%
     Refinance - Rate Term....................................           73            40,392,106.19         16.84
     Refinance - Cashout......................................          160            83,262,583.72         34.72
                                                                        ---          ---------------        ------
     Total:...................................................          454          $239,828,433.13        100.00%
                                                                        ===          ===============        ======

                           Group III Occupancy Types*

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Occupancy Type                                                     Loans              Balance         Group III
     ---------------------------------------------------------        ---------       ---------------     ----------
     Primary..................................................           419          $219,424,121.27         91.49%
     Second Home..............................................            21            12,528,112.25          5.22
     Investment...............................................            14             7,876,199.61          3.28
                                                                         ---          ---------------        ------
     Total:...................................................           454          $239,828,433.13        100.00%
                                                                         ===          ===============        ======

----------
* Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                         Group III Original LTV Ratios*

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
     Original LTV Ratio (%)                                             Loans              Balance          Group III
     ---------------------------------------------------------        ---------       ---------------      ----------
     15.001 - 20.000..........................................             1          $    490,550.71          0.20%
     20.001 - 25.000..........................................             2               853,766.30          0.36
     25.001 - 30.000..........................................             2               923,936.91          0.39
     30.001 - 35.000..........................................             4             2,321,831.29          0.97
     35.001 - 40.000..........................................             4             2,904,714.73          1.21
     40.001 - 45.000..........................................             5             3,079,063.70          1.28
     45.001 - 50.000..........................................            15             9,020,816.97          3.76
     50.001 - 55.000..........................................            13             6,765,830.67          2.82
     55.001 - 60.000..........................................            27            15,846,784.85          6.61
     60.001 - 65.000..........................................            27            14,252,204.66          5.94
     65.001 - 70.000..........................................            63            35,709,390.34         14.89
     70.001 - 75.000..........................................            53            27,892,273.92         11.63
     75.001 - 80.000..........................................           233           117,549,578.71         49.01
     80.001 - 85.000..........................................             1               386,750.47          0.16
     85.001 - 90.000..........................................             4             1,830,938.90          0.76
                                                                         ---          ---------------        ------
     Total:...................................................           454          $239,828,433.13        100.00%
                                                                         ===          ===============        ======

----------
* The minimum original LTV ratio and the maximum original LTV ratio for the group III mortgage loans are 17.240% and 90.000%, respectively. The weighted average original LTV ratio for the group III mortgage loans is approximately 70.903%.

                            Group III Original Terms

                                                                      Number of
                                                                       Mortgage          Principal        Percent of
     Original Term (months)                                             Loans             Balance          Group III
     ---------------------------------------------------------        ---------       ---------------     ----------
     360......................................................           454          $239,828,433.13        100.00%
                                                                         ---          ---------------        ------
     Total:...................................................           454          $239,828,433.13        100.00%
                                                                         ===          ===============        ======

                       Group III Months Since Origination*

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
     Months                                                             Loans              Balance          Group III
     ---------------------------------------------------------        ---------       ---------------      ----------
     Less than 1..............................................             3          $  1,176,000.00          0.49%
     1 - 3....................................................           258           139,566,614.87         58.19
     4 - 6....................................................            52            28,315,701.43         11.81
      7- 9 ...................................................            12             6,360,016.68          2.65
     10 - 12..................................................             8             3,641,250.38          1.52
     13 - 24..................................................            91            46,783,119.46         19.51
     25 - 36..................................................            28            12,574,964.78          5.24
     37 - 48..................................................             2             1,410,765.53          0.59
                                                                         ---          ---------------        ------
     Total:...................................................           454          $239,828,433.13        100.00%
                                                                         ===          ===============        ======

----------
* The minimum months since origination and the maximum months since origination for the group III mortgage loans are less than 1 month and 38 months, respectively. As of the cut-off date, the weighted average months since origination for the group III mortgage loans is approximately 8 months.

                  Group III Remaining Terms to Stated Maturity*

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
     Remaining Term (months)                                            Loans              Balance          Group III
     ---------------------------------------------------------        ---------       ---------------      ----------
     313 - 324................................................            18          $  8,559,763.86          3.57%
     325 - 336................................................            15             6,759,941.45          2.82
     337 - 348................................................            94            48,244,909.04         20.12
     349 - 360................................................           327           176,263,818.78         73.50
                                                                         ---          ---------------        ------
     Total:...................................................           454          $239,828,433.13        100.00%
                                                                         ===          ===============        ======

----------
* The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the group III mortgage loans are 322 months and 360 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the group III mortgage loans is approximately 352 months.

                         Group III Documentation Types*

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
     Documentation Type                                                 Loans              Balance          Group III
     ---------------------------------------------------------        ---------       ---------------      ----------
     Full / Alternative.......................................           254          $133,672,822.89         55.74%
     Reduced..................................................           154            81,608,024.73         34.03
     Stated Income / Stated Assets............................            46            24,547,585.51         10.24
                                                                         ---          ---------------        ------
     Total:...................................................           454          $239,828,433.13        100.00%
                                                                         ===          ===============        ======

----------
*     For  a  description  of  the  documentation   types,  see  "--Underwriting
      Standards."

            Group III Geographic Distribution of Mortgaged Properties

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
     State                                                              Loans              Balance          Group III
     ---------------------------------------------------------        ---------       ---------------      ----------
     California...............................................           223          $118,184,076.80         49.28%
     New York.................................................            42            24,493,338.87         10.21
     Florida..................................................            33            16,206,889.72          6.76
     New Jersey...............................................            26            14,036,216.96          5.85
     Virginia.................................................            20            10,335,970.19          4.31
     Maryland.................................................            10             4,948,905.37          2.06
     North Carolina...........................................             7             4,478,943.91          1.87
     Michigan.................................................             9             4,216,020.03          1.76
     South Carolina...........................................             7             3,380,108.61          1.41
     Massachusetts............................................             6             2,929,532.73          1.22
     Other*...................................................            71            36,618,429.94         15.27
                                                                          ---          ---------------        ------
     Total:...................................................            454          $239,828,433.13        100.00%
                                                                          ===          ===============        ======

----------
* No other state represents more than 1.20% of the aggregate Cut-off Date Principal Balance of the group III mortgage loans.

      Set forth below is a description of some additional statistical characteristics of the group IV mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the group IV mortgage loans are approximate percentages of the Cut-off Date Principal Balance of the group IV mortgage loans, and may not add up to 100% due to rounding.

                            Group IV Mortgage Rates*

                                                                      Number of
                                                                       Mortgage         Principal          Percent of
     Mortgage Rates (%)                                                 Loans            Balance            Group IV
     ---------------------------------------------------------        ---------      ---------------      ----------
     5.500 - 5.749............................................            1           $   167,699.72          0.34%
     5.750 - 5.999............................................            3               402,000.00          0.82
     6.000 - 6.249............................................            6             1,214,773.49          2.48
     6.250 - 6.499............................................          101            19,892,164.52         40.69
     6.500 - 6.749............................................           77            12,166,610.92         24.89
     6.750 - 6.999............................................           76            11,233,410.33         22.98
     7.000 - 7.249............................................            1               143,281.25          0.29
     7.250 - 7.499............................................            8               583,193.34          1.19
     7.500 - 7.749............................................            8             1,426,365.36          2.92
     7.750 - 7.999............................................            6               696,016.51          1.42
     8.000 - 8.249............................................            4               964,000.00          1.97
                                                                        ---           --------------        ------
     Total:...................................................          291           $48,889,515.44        100.00%
                                                                        ===           ==============        ======

----------
* The minimum mortgage rate and the maximum mortgage rate for the group IV mortgage loans are 5.625% per annum and 8.125% per annum, respectively. As of the cut-off date, the weighted average mortgage rate of the group IV mortgage loans will be approximately 6.583% per annum.

             Group IV Cut-off Date Mortgage Loan Principal Balances*

                                                                      Number of
                                                                       Mortgage         Principal         Percent of
     Cut-off Date Principal Balances ($)                                Loans            Balance           Group IV
     ---------------------------------------------------------        ---------      ---------------      ----------
      25,000.01 - 50,000.00...................................            9          $    417,558.90          0.85%
      50,000.01 - 75,000.00...................................           39             2,496,799.96          5.11
      75,000.01 - 100,000.00..................................           32             2,844,546.76          5.82
     100,000.01 - 125,000.00..................................           39             4,427,846.35          9.06
     125,000.01 - 150,000.00..................................           31             4,218,562.35          8.63
     150,000.01 - 175,000.00..................................           36             5,769,921.60         11.80
     175,000.01 - 200,000.00..................................           27             5,100,554.02         10.43
     200,000.01 - 250,000.00..................................           30             6,598,428.34         13.50
     250,000.01 - 300,000.00..................................           16             4,439,308.05          9.08
     300,000.01 - 400,000.00..................................           22             7,640,442.86         15.63
     400,000.01 - 500,000.00..................................            5             2,270,909.90          4.64
     500,000.01 - 600,000.00..................................            5             2,664,636.35          5.45
                                                                        ---           --------------        ------
     Total:...................................................          291           $48,889,515.44        100.00%
                                                                        ===           ==============        ======

----------
* The minimum principal balance and the maximum principal balance of the group IV mortgage loans as of the cut-off date are $40,000.00 and $551,988.28, respectively. As of the cut-off date, the average principal balance of the group IV mortgage loans is $168,005.21.

                        Group IV Mortgaged Property Types

                                                                      Number of
                                                                       Mortgage         Principal         Percent of
     Property Type                                                      Loans            Balance           Group IV
     ---------------------------------------------------------        ---------      ---------------      ----------
     2-4 Family...............................................           69           $16,224,817.65         33.19%
     PUD......................................................           39             6,522,757.14         13.34
     Condo....................................................           55             8,943,196.78         18.29
     Single Family Residence..................................          128            17,198,743.87         35.18
                                                                        ---           --------------        ------
     Total:...................................................          291           $48,889,515.44        100.00%
                                                                        ===           ==============        ======

                         Group IV Mortgage Loan Purposes

                                                                      Number of
                                                                       Mortgage         Principal         Percent of
     Loan Purpose                                                       Loans            Balance           Group IV
     ---------------------------------------------------------        ---------      ---------------      ----------
     Purchase.................................................          180           $29,241,955.24         59.81%
     Refinance - Rate Term....................................           23             3,783,881.77          7.74
     Refinance - Cashout......................................           88            15,863,678.43         32.45
                                                                        ---           --------------        ------
     Total:...................................................          291           $48,889,515.44        100.00%
                                                                        ===           ==============        ======

                            Group IV Occupancy Types*

                                                                      Number of
                                                                       Mortgage          Principal        Percent of
     Occupancy Type                                                     Loans             Balance          Group IV
     ---------------------------------------------------------        ---------      ---------------      ----------
     Second Home..............................................            41           $ 7,115,280.56         14.55%
     Investment...............................................           250            41,774,234.88         85.45
                                                                         ---           --------------        ------
     Total:...................................................           291           $48,889,515.44        100.00%
                                                                         ===           ==============        ======

----------
* Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                          Group IV Original LTV Ratios*

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
     Original LTV Ratio (%)                                             Loans              Balance          Group IV
     ---------------------------------------------------------        ---------        --------------      ----------
     25.001 - 30.000..........................................             1           $    49,830.55          0.10%
     30.001 - 35.000..........................................             4               845,471.14          1.73
     35.001 - 40.000..........................................             5               652,894.32          1.34
     40.001 - 45.000..........................................             2               313,806.44          0.64
     45.001 - 50.000..........................................             8             1,122,370.53          2.30
     50.001 - 55.000..........................................             5               944,341.30          1.93
     55.001 - 60.000..........................................            12             2,981,845.39          6.10
     60.001 - 65.000..........................................            27             6,186,336.73         12.65
     65.001 - 70.000..........................................            26             4,464,471.41          9.13
     70.001 - 75.000..........................................            33             6,091,325.18         12.46
     75.001 - 80.000..........................................           152            23,159,043.66         47.37
     80.001 - 85.000..........................................             4               729,800.06          1.49
     85.001 - 90.000..........................................            12             1,347,978.73          2.76
                                                                         ---           --------------        ------
     Total:...................................................           291           $48,889,515.44        100.00%
                                                                         ===           ==============        ======

----------
* The minimum original LTV ratio and the maximum original LTV ratio for the group IV mortgage loans are 26.740% and 90.000%, respectively. The weighted average original LTV ratio for the group IV mortgage loans is approximately 72.331%.

                             Group IV Original Terms

                                                                      Number of
                                                                       Mortgage          Principal         Percent of
     Original Term (months)                                             Loans             Balance           Group IV
     ---------------------------------------------------------        ---------        --------------      ----------
     360......................................................           291           $48,889,515.44        100.00%
                                                                         ---           --------------        ------
     Total:...................................................           291           $48,889,515.44        100.00%
                                                                         ===           ==============        ======

                       Group IV Months Since Origination*

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
     Months                                                             Loans              Balance          Group IV
     ---------------------------------------------------------        ---------        --------------      ----------
     Less than 1..............................................            56           $ 9,177,018.00         18.77%
     1 - 3....................................................           209            36,275,704.73         74.20
     4 - 6....................................................            23             2,990,617.79          6.12
     7 - 9....................................................             1                64,532.04          0.13
     13 - 24..................................................             1               213,943.16          0.44
     37 - 48..................................................             1               167,699.72          0.34
                                                                         ---           --------------        ------
     Total:...................................................           291           $48,889,515.44        100.00%
                                                                         ===           ==============        ======

----------
* The minimum months since origination and the maximum months since origination for the group IV mortgage loans are less than 1 month and 43 months, respectively. As of the cut-off date, the weighted average months since origination for the group IV mortgage loans is approximately 2 months.

                  Group IV Remaining Terms to Stated Maturity*

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
     Remaining Term (months)                                            Loans              Balance          Group IV
     ---------------------------------------------------------        ---------        --------------      ----------
     313 - 324................................................             1           $   167,699.72          0.34%
     337 - 348................................................             1               213,943.16          0.44
     349 - 360................................................           289            48,507,872.56         99.22
                                                                         ---           --------------        ------
     Total:...................................................           291           $48,889,515.44        100.00%
                                                                         ===           ==============        ======

----------
* The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the group IV mortgage loans are 317 months and 360 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the group IV mortgage loans is approximately 358 months.

                          Group IV Documentation Types*

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
     Documentation Type                                                 Loans              Balance           Group IV
     ---------------------------------------------------------        ---------        --------------      ----------
     Full / Alternative.......................................            65           $ 8,374,840.94         17.13%
     No Income / No Asset.....................................            34             5,010,633.51         10.25
     Reduced..................................................           145            26,505,577.18         54.22
     Stated Income / Stated Assets............................            47             8,998,463.81         18.41
                                                                         ---           --------------        ------
     Total:...................................................           291           $48,889,515.44        100.00%
                                                                         ===           ==============        ======

----------
*     For  a  description  of  the  documentation   types,  see  "--Underwriting
      Standards."

            Group IV Geographic Distribution of Mortgaged Properties

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
     State                                                              Loans              Balance          Group IV
     ---------------------------------------------------------        ---------        --------------      ----------
     Florida..................................................            47           $ 6,915,003.74         14.14%
     California...............................................            28             6,838,245.97         13.99
     New York.................................................            25             6,804,011.00         13.92
     New Jersey...............................................            27             4,121,240.23          8.43
     Arizona..................................................            23             3,445,760.76          7.05
     Nevada...................................................            15             2,832,253.38          5.79
     Massachusetts............................................             7             2,129,187.64          4.36
     South Carolina...........................................            11             1,365,522.91          2.79
     Hawaii...................................................             3             1,197,317.47          2.45
     Colorado.................................................             7             1,146,590.76          2.35
     Other*...................................................            98            12,094,381.58         24.74
                                                                         ---           --------------        ------
     Total:...................................................           291           $48,889,515.44        100.00%
                                                                         ===           ==============        ======

----------
* No other state represents more than 2.33% of the aggregate Cut-off Date Principal Balance of the group IV mortgage loans.

      Set forth below is a description of some additional statistical characteristics of the group V mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the group V mortgage loans are approximate percentages of the Cut-off Date Principal Balance of the group V mortgage loans, and may not add up to 100% due to rounding.

                             Group V Mortgage Rates*

                                                                     Number of
                                                                      Mortgage           Principal        Percent of
     Mortgage Rates (%)                                                Loans              Balance           Group V
     ---------------------------------------------------------       ---------       --------------       ----------
     5.750 - 5.999............................................           52          $ 11,601,871.20          9.29%
     6.000 - 6.249............................................          181            37,677,867.99         30.17
     6.250 - 6.499............................................          273            52,026,156.41         41.66
     6.500 - 6.749............................................          125            23,329,559.70         18.68
     6.750 - 6.999............................................            1               240,000.00          0.19
                                                                        ---          ---------------        ------
     Total:...................................................          632          $124,875,455.30        100.00%
                                                                        ===          ===============        ======

----------
* The minimum mortgage rate and the maximum mortgage rate for the group V mortgage loans are 5.875% per annum and 6.750% per annum, respectively. As of the cut-off date, the weighted average mortgage rate of the group V mortgage loans will be approximately 6.232% per annum.

             Group V Cut-off Date Mortgage Loan Principal Balances*

                                                                      Number of
                                                                       Mortgage         Principal         Percent of
     Cut-off Date Principal Balances ($)                                Loans            Balance           Group V
     ---------------------------------------------------------       ---------       --------------       ----------
     15,000.01 - 25,000.00....................................            1          $     16,800.00          0.01%
     25,000.01 - 50,000.00....................................            1                40,376.00          0.03
     50,000.01 - 75,000.00....................................           13               864,330.16          0.69
     75,000.01 - 100,000.00...................................           30             2,826,374.89          2.26
     100,000.01 - 125,000.00..................................           58             6,606,386.06          5.29
     125,000.01 - 150,000.00..................................           79            10,945,951.35          8.77
     150,000.01 - 175,000.00..................................           76            12,321,214.79          9.87
     175,000.01 - 200,000.00..................................           75            14,110,961.98         11.30
     200,000.01 - 250,000.00..................................          139            31,167,006.70         24.96
     250,000.01 - 300,000.00..................................          110            30,147,501.38         24.14
     300,000.01 - 400,000.00..................................           50            15,828,551.99         12.68
                                                                        ---          ---------------        ------
     Total:...................................................          632          $124,875,455.30        100.00%
                                                                        ===          ===============        ======

----------
* The minimum principal balance and the maximum principal balance of the group V mortgage loans as of the cut-off date are $16,800.00 and $332,000.00, respectively. As of the cut-off date, the average principal balance of the group V mortgage loans is $197,587.75.

                        Group V Mortgaged Property Types

                                                                     Number of
                                                                      Mortgage          Principal         Percent of
     Property Type                                                     Loans             Balance            Group V
     ---------------------------------------------------------       ---------       ---------------      ----------
     2-4 Family...............................................           17          $  3,713,713.08          2.97%
     PUD......................................................          157            31,715,268.48         25.40
     Condo....................................................           49             9,028,452.60          7.23
     Single Family Residence..................................          409            80,418,021.14         64.40
                                                                        ---          ---------------        ------
     Total:...................................................          632          $124,875,455.30        100.00%
                                                                        ===          ===============        ======

                         Group V Mortgage Loan Purposes

                                                                     Number of
                                                                      Mortgage          Principal         Percent of
     Loan Purpose                                                      Loans             Balance           Group V
     ---------------------------------------------------------       ---------       ---------------      ----------
     Purchase.................................................          359          $ 70,327,608.72         56.32%
     Refinance - Rate Term....................................          122            23,101,981.70         18.50
     Refinance - Cashout......................................          151            31,445,864.88         25.18
                                                                        ---          ---------------        ------
     Total:...................................................          632          $124,875,455.30        100.00%
                                                                        ===          ===============        ======

                            Group V Occupancy Types*

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Occupancy Type                                                     Loans              Balance          Group V
     ---------------------------------------------------------        ---------       ---------------     ----------
     Primary..................................................           589          $116,852,013.12         93.57%
     Second Home..............................................            11             2,270,197.41          1.82
     Investment...............................................            32             5,753,244.77          4.61
                                                                         ---          ---------------        ------
     Total:...................................................           632          $124,875,455.30        100.00%
                                                                         ===          ===============        ======

----------
* Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                          Group V Original LTV Ratios*

                                                                      Number of
                                                                       Mortgage          Principal        Percent of
     Original LTV Ratio (%)                                             Loans             Balance          Group V
     ---------------------------------------------------------        ---------       ---------------     ----------
     10.001 - 15.000..........................................             1          $     64,399.02         0.05%
     15.001 - 20.000..........................................             1               100,000.00         0.08
     20.001 - 25.000..........................................             3               276,600.00         0.22
     30.001 - 35.000..........................................             5               844,882.98         0.68
     35.001 - 40.000..........................................             6             1,331,454.41         1.07
     40.001 - 45.000..........................................            10             1,666,199.97         1.33
     45.001 - 50.000..........................................            13             2,624,477.10         2.10
     50.001 - 55.000..........................................            12             2,346,578.36         1.88
     55.001 - 60.000..........................................            27             5,770,229.66         4.62
     60.001 - 65.000..........................................            33             7,441,793.00         5.96
     65.001 - 70.000..........................................            40             7,764,606.05         6.22
     70.001 - 75.000..........................................            39             8,028,253.81         6.43
     75.001 - 80.000..........................................           426            83,746,630.09        67.06
     80.001 - 85.000..........................................             7             1,229,631.71         0.98
     85.001 - 90.000..........................................             7             1,206,228.52         0.97
     90.001 - 95.000..........................................             2               433,490.62         0.35
                                                                         ---          ---------------       ------
     Total:...................................................           632          $124,875,455.30       100.00%
                                                                         ===          ===============       ======

----------
* The minimum original LTV ratio and the maximum original LTV ratio for the group V mortgage loans are 11.570% and 95.000%, respectively. The weighted average original LTV ratio for the group V mortgage loans is approximately 74.263%.

                             Group V Original Terms

                                                                      Number of
                                                                       Mortgage         Principal         Percent of
     Original Term (months)                                             Loans            Balance           Group V
     ---------------------------------------------------------        ---------       ---------------     ----------
     360......................................................           632          $124,875,455.30        100.00%
                                                                         ---          ---------------        ------
     Total:...................................................           632          $124,875,455.30        100.00%
                                                                         ===          ===============        ======

                        Group V Months Since Origination*

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Months                                                             Loans              Balance          Group V
     ---------------------------------------------------------        ---------       ---------------     ----------
     Less than 1..............................................            23          $  4,377,674.00          3.51%
     1 - 3....................................................           503            99,945,748.68         80.04
     4 - 6....................................................            95            18,744,878.54         15.01
     7 - 9....................................................             8             1,437,549.92          1.15
     10 - 12..................................................             3               369,604.16          0.30
                                                                         ---          ---------------        ------
     Total:...................................................           632          $124,875,455.30        100.00%
                                                                         ===          ===============        ======

----------
* The minimum months since origination and the maximum months since origination for the group V mortgage loans are less than 1 month and 11 months, respectively. As of the cut-off date, the weighted average months since origination for the group V mortgage loans is approximately 2 months.

                   Group V Remaining Terms to Stated Maturity*

                                                                      Number of
                                                                       Mortgage          Principal        Percent of
     Remaining Term (months)                                            Loans             Balance          Group V
     ---------------------------------------------------------        ---------       ---------------     ----------
     349 - 360................................................           632          $124,875,455.30        100.00%
                                                                         ---          ---------------        ------
     Total:...................................................           632          $124,875,455.30        100.00%
                                                                         ===          ===============        ======

----------
* The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the group V mortgage loans are 349 months and 360 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the group V mortgage loans is approximately 358 months.

                          Group V Documentation Types*

                                                                      Number of
                                                                       Mortgage         Principal         Percent of
     Documentation Type                                                 Loans            Balance           Group V
     ---------------------------------------------------------        ---------       ---------------     ----------
     Full / Alternative.......................................           286          $ 54,258,420.22         43.45%
     No Income / No Asset.....................................            53            10,406,520.16          8.33
     Reduced..................................................           244            50,426,900.41         40.38
     Stated Income / Stated Assets............................            49             9,783,614.51          7.83
                                                                         ---          ---------------        ------
     Total:...................................................           632          $124,875,455.30        100.00%
                                                                         ===          ===============        ======

----------
*     For  a  description  of  the  documentation   types,  see  "--Underwriting
      Standards."

             Group V Geographic Distribution of Mortgaged Properties

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     State                                                              Loans              Balance          Group V
     ---------------------------------------------------------        ---------       ---------------     ----------
     California...............................................           116          $ 28,974,484.18         23.20%
     Arizona..................................................            61            10,865,555.39          8.70
     Florida..................................................            55             9,746,544.17          7.81
     Nevada...................................................            43             9,502,763.41          7.61
     Michigan.................................................            51             8,221,192.98          6.58
     Colorado.................................................            37             7,294,830.14          5.84
     New York.................................................            20             4,959,870.09          3.97
     Washington...............................................            25             4,912,902.70          3.93
     Texas....................................................            24             4,063,545.68          3.25
     Georgia..................................................            21             3,638,658.02          2.91
     Other*...................................................           179            32,695,108.54         26.18
                                                                         ---          ---------------        ------
     Total:...................................................           632          $124,875,455.30        100.00%
                                                                         ===          ===============        ======

----------
* No other state represents no more than 2.48% of the aggregate Cut-off Date Principal Balance of the group V mortgage loans.

      Set forth below is a description of some additional statistical characteristics of the group VI mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the group VI mortgage loans are approximate percentages of the Cut-off Date Principal Balance of the group VI mortgage loans, and may not add up to 100% due to rounding.

                            Group VI Mortgage Rates*

                                                                      Number of
                                                                       Mortgage         Principal        Percent of
     Mortgage Rates (%)                                                 Loans            Balance          Group VI
     ---------------------------------------------------------        ---------      ---------------     ----------
     5.000 - 5.249............................................            1           $   376,979.32          1.77%
     5.250 - 5.499............................................            2             1,020,274.69          4.80
     5.500 - 5.749............................................            9             4,299,733.00         20.24
     5.750 - 5.999............................................           21             7,669,567.53         36.10
     6.000 - 6.249............................................           12             3,349,038.68         15.76
     6.250 - 6.499............................................            9             2,417,238.86         11.38
     6.500 - 6.749............................................            5             1,278,959.99          6.02
     6.750 - 6.999............................................            3               365,641.22          1.72
     7.000 - 7.249............................................            2               267,205.82          1.26
     7.500 - 7.749............................................            3               199,271.99          0.94
                                                                        ---           --------------        ------
     Total:...................................................           67           $21,243,911.10        100.00%
                                                                        ===           ==============        ======

----------
* The minimum mortgage rate and the maximum mortgage rate for the group VI mortgage loans are 5.125% per annum and 7.500% per annum, respectively. As of the cut-off date, the weighted average mortgage rate of the group VI mortgage loans will be approximately 5.923% per annum.

             Group VI Cut-off Date Mortgage Loan Principal Balances*

                                                                      Number of
                                                                       Mortgage          Principal       Percent of
     Cut-off Date Principal Balances ($)                                Loans             Balance         Group VI
     ---------------------------------------------------------        ---------      ---------------     ----------
     50,000.01 -   75,000.00..................................            4           $   248,590.21          1.17%
     75,000.01 - 100,000.00...................................            5               422,508.99          1.99
    100,000.01 - 125,000.00...................................            1               122,438.48          0.58
    125,000.01 - 150,000.00...................................            8             1,098,833.75          5.17
    150,000.01 - 175,000.00...................................            2               340,487.52          1.60
    175,000.01 - 200,000.00...................................            3               579,128.34          2.73
    200,000.01 - 250,000.00...................................            4               891,549.43          4.20
    250,000.01 - 300,000.00...................................            2               508,727.95          2.39
    300,000.01 - 400,000.00...................................           13             4,817,285.59         22.68
    400,000.01 - 500,000.00...................................           14             6,151,142.89         28.95
    500,000.01 - 600,000.00...................................            9             4,782,314.33         22.51
    600,000.01 - 700,000.00...................................            2             1,280,903.62          6.03
                                                                        ---           --------------        ------
     Total:...................................................           67           $21,243,911.10        100.00%
                                                                        ===           ==============        ======

----------
* The minimum principal balance and the maximum principal balance of the group VI mortgage loans as of the cut-off date are $54,695.58 and $641,781.15, respectively. As of the cut-off date, the average principal balance of the group VI mortgage loans is $317,073.30.

                        Group VI Mortgaged Property Types

                                                                      Number of
                                                                       Mortgage         Principal        Percent of
     Property Type                                                      Loans            Balance          Group VI
     ---------------------------------------------------------        ---------      ---------------     ----------
     2-4 Family...............................................            6          $  1,055,886.72          4.97%
     PUD......................................................            5             1,770,882.34          8.34
     Condo....................................................            5             1,078,115.16          5.07
     Single Family Residence..................................           51            17,339,026.88         81.62
                                                                        ---           --------------        ------
     Total:...................................................           67           $21,243,911.10        100.00%
                                                                        ===           ==============        ======

                         Group VI Mortgage Loan Purposes

                                                                      Number of
                                                                       Mortgage          Principal       Percent of
     Loan Purpose                                                       Loans             Balance         Group VI
     ---------------------------------------------------------        ---------       --------------     ----------
     Purchase.................................................            4           $ 1,534,578.59          7.22%
     Refinance - Rate Term....................................           18             6,942,711.51         32.68
     Refinance - Cashout......................................           45            12,766,621.00         60.10
                                                                        ---           --------------        ------
     Total:...................................................           67           $21,243,911.10        100.00%
                                                                        ===           ==============        ======

                            Group VI Occupancy Types*

                                                                      Number of
                                                                       Mortgage          Principal       Percent of
     Occupancy Type                                                     Loans             Balance         Group VI
     ---------------------------------------------------------        ---------       --------------     ----------
     Primary..................................................            61           $20,097,298.41         94.60%
     Second Home..............................................             2               581,132.30          2.74
     Investment...............................................             4               565,480.39          2.66
                                                                         ---           --------------        ------
     Total:...................................................            67           $21,243,911.10        100.00%
                                                                         ===           ==============        ======

----------
* Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                          Group VI Original LTV Ratios*

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Original LTV Ratio (%)                                             Loans              Balance         Group VI
     ---------------------------------------------------------        ---------        --------------     ----------
     10.001 - 15.000..........................................             1           $   465,527.48          2.19%
     15.001 - 20.000..........................................             1                74,372.11          0.35
     25.001 - 30.000..........................................             3               765,560.49          3.60
     30.001 - 35.000..........................................             1                84,507.05          0.40
     35.001 - 40.000..........................................             1               125,942.90          0.59
     45.001 - 50.000..........................................             3             1,342,535.87          6.32
     50.001 - 55.000..........................................             5             1,715,529.12          8.08
     55.001 - 60.000..........................................             8             2,858,727.10         13.46
     60.001 - 65.000..........................................             9             2,172,208.90         10.23
     65.001 - 70.000..........................................             9             2,604,899.54         12.26
     70.001 - 75.000..........................................            11             4,222,067.40         19.87
     75.001 - 80.000..........................................            14             4,594,522.62         21.63
     85.001 - 90.000..........................................             1               217,510.52          1.02
                                                                         ---           --------------        ------
     Total:...................................................            67           $21,243,911.10        100.00%
                                                                         ===           ==============        ======

----------
* The minimum original LTV ratio and the maximum original LTV ratio for the group VI mortgage loans are 13.820% and 90.000%, respectively. The weighted average original LTV ratio for the group VI mortgage loans is approximately 64.280%.

                            Group VI Original Terms*

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Original Term (months)                                             Loans              Balance         Group VI
     ---------------------------------------------------------        ---------        --------------     ----------
     229 - 240................................................            67           $21,243,911.10       100.00%
                                                                         ---           --------------       ------
     Total:...................................................            67           $21,243,911.10       100.00%
                                                                         ===           ==============       ======

----------
* The minimum original term and maximum original term for the group VI mortgage loans are 231 months and 240 months, respectively. As of the cut-off date, the weighted average original term for the group VI mortgage loans is approximately 240 months.

                       Group VI Months Since Origination*

                                                                      Number of
                                                                       Mortgage          Principal        Percent of
     Months                                                             Loans             Balance          Group VI
     ---------------------------------------------------------        ---------       ---------------     ----------
     1 - 3....................................................            24          $  4,231,240.86        19.92%
     4 - 6....................................................            32            13,009,951.57        61.24
     7 - 9....................................................             3               902,149.22         4.25
     10 - 12..................................................             3             1,287,748.03         6.06
     13 - 24..................................................             4             1,364,396.56         6.42
     25 - 36..................................................             1               448,424.86         2.11
                                                                         ---           --------------       ------
     Total:...................................................            67           $21,243,911.10       100.00%
                                                                         ===           ==============       ======

----------
* The minimum months since origination and the maximum months since origination for the group VI mortgage loans are 1 month and 26 months, respectively. As of the cut-off date, the weighted average months since origination for the group VI mortgage loans is approximately 6 months.

                  Group VI Remaining Terms to Stated Maturity*

                                                                      Number of
                                                                       Mortgage          Principal        Percent of
     Remaining Term (months)                                            Loans             Balance          Group VI
     ---------------------------------------------------------        ---------       ---------------     ----------
     205 - 216................................................             2           $   866,052.81          4.08%
     217 - 228................................................             4             1,374,668.99          6.47
     229 - 240................................................            61            19,003,189.30         89.45
                                                                         ---           --------------        ------
     Total:...................................................            67           $21,243,911.10        100.00%
                                                                         ===           ==============        ======

----------
* The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the group VI mortgage loans are 214 months and 239 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the group VI mortgage loans is approximately 234 months.

                          Group VI Documentation Types*

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Documentation Type                                                 Loans              Balance         Group VI
     ---------------------------------------------------------        ---------        --------------     ----------
     Full / Alternative.......................................            38           $14,078,846.96         66.27%
     No Income / No Asset.....................................             7               862,318.20          4.06
     Reduced..................................................            17             4,927,402.01         23.19
     Stated Income / Stated Assets............................             5             1,375,343.93          6.47
                                                                         ---           --------------        ------
     Total:...................................................            67           $21,243,911.10        100.00%
                                                                         ===           ==============        ======

----------
*     For  a  description  of  the  documentation   types,  see  "--Underwriting
      Standards."

            Group VI Geographic Distribution of Mortgaged Properties

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     State                                                              Loans              Balance         Group VI
     ---------------------------------------------------------        ---------        --------------     ----------
     California...............................................            28           $10,335,789.03        48.65%
     Maryland.................................................             3             1,082,465.32         5.10
     New York.................................................             4             1,059,356.70         4.99
     Florida..................................................             4               954,245.33         4.49
     Ohio.....................................................             3               848,510.80         3.99
     Virginia.................................................             4               829,796.97         3.91
     Wisconsin................................................             3               824,099.85         3.88
     Kentucky.................................................             1               565,188.00         2.66
     Indiana..................................................             1               558,215.11         2.63
     Washington...............................................             1               554,747.21         2.61
     Other*...................................................            15             3,631,496.78        17.09
                                                                         ---           --------------       ------
     Total:...................................................            67           $21,243,911.10       100.00%
                                                                         ===           ==============       ======

----------
* No other state represents no more than 2.41% of the aggregate Cut-off Date Principal Balance of the group VI mortgage loans.

      Set forth below is a description of some additional statistical characteristics of the group VII mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the group VII mortgage loans are approximate percentages of the Cut-off Date Principal Balance of the group VII mortgage loans, and may not add up to 100% due to rounding.

                            Group VII Mortgage Rates*

                                                                     Number of
                                                                      Mortgage           Principal        Percent of
     Mortgage Rates (%)                                                Loans              Balance          Group VII
     ---------------------------------------------------------       ---------       ---------------      ----------
     6.750 - 6.999............................................           81          $ 13,576,707.73          9.71%
     7.000 - 7.249............................................          171            31,074,225.12         22.22
     7.250 - 7.499............................................          231            42,803,077.88         30.61
     7.500 - 7.749............................................          122            23,919,402.45         17.10
     7.750 - 7.999............................................           90            15,584,299.63         11.14
     8.000 - 8.249............................................           16             2,837,699.89          2.03
     8.250 - 8.499............................................           25             3,907,368.47          2.79
     8.500 - 8.749............................................           11             2,277,929.18          1.63
     8.750 - 8.999............................................           13             1,706,506.49          1.22
     9.000 - 9.249............................................           15             2,157,152.41          1.54
                                                                        ---          ---------------        ------
     Total:...................................................          775          $139,844,369.25        100.00%
                                                                        ===          ===============        ======

----------
* The minimum mortgage rate and the maximum mortgage rate for the group VII mortgage loans are 6.750% per annum and 9.000% per annum, respectively. As of the cut-off date, the weighted average mortgage rate of the group VII mortgage loans will be approximately 7.413% per annum.


            Group VII Cut-off Date Mortgage Loan Principal Balances*

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Cut-off Date Principal Balances ($)                                Loans              Balance         Group VII
     ---------------------------------------------------------        ---------      ---------------      ----------
     15,000.01 -   25,000.00..................................            1          $     23,973.00          0.02%
     25,000.01 -   50,000.00..................................           13               554,094.03          0.40
     50,000.01 -   75,000.00..................................           68             4,483,356.81          3.21
     75,000.01 - 100,000.00...................................           76             6,741,624.10          4.82
     100,000.01 - 125,000.00..................................           99            11,141,930.95          7.97
     125,000.01 - 150,000.00..................................           98            13,370,976.20          9.56
     150,000.01 - 175,000.00..................................           68            10,988,453.50          7.86
     175,000.01 - 200,000.00..................................           70            13,098,834.61          9.37
     200,000.01 - 250,000.00..................................          115            25,801,294.29         18.45
     250,000.01 - 300,000.00..................................           86            23,380,851.18         16.72
     300,000.01 - 400,000.00..................................           65            22,293,908.31         15.94
     400,000.01 - 500,000.00..................................           10             4,645,732.61          3.32
     500,000.01 - 600,000.00..................................            5             2,674,270.59          1.91
     600,000.01 - 700,000.00..................................            1               645,069.07          0.46
                                                                        ---          ---------------        ------
     Total:...................................................          775          $139,844,369.25        100.00%
                                                                        ===          ===============        ======

----------
* The minimum principal balance and the maximum principal balance of the group VII mortgage loans as of the cut-off date are $23,973.00 and $645,069.07, respectively. As of the cut-off date, the average principal balance of the group VII mortgage loans is $180,444.35.

                       Group VII Mortgaged Property Types

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Property Type                                                      Loans              Balance         Group VII
     ---------------------------------------------------------        ---------      ---------------      ----------
     2-4 Family...............................................           93         $  25,934,811.45         18.55%
     PUD......................................................          150            28,105,493.53         20.10
     Condo....................................................           76            11,737,654.65          8.39
     Co-op....................................................            5               514,045.07          0.37
     Single Family Residence..................................          451            73,552,364.55         52.60
                                                                        ---          ---------------        ------
     Total:...................................................          775          $139,844,369.25        100.00%
                                                                        ===          ===============        ======

                        Group VII Mortgage Loan Purposes

                                                                      Number of
                                                                       Mortgage         Principal         Percent of
     Loan Purpose                                                       Loans            Balance           Group VII
     ---------------------------------------------------------        ---------       ---------------     ----------
     Purchase.................................................           545          $ 99,932,882.10        71.46%
     Refinance - Rate Term....................................            50             8,340,694.49         5.96
     Refinance - Cashout......................................           180            31,570,792.66        22.58
                                                                         ---          ---------------       ------
     Total:...................................................           775          $139,844,369.25       100.00%
                                                                         ===          ===============       ======

                           Group VII Occupancy Types*

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Occupancy Type                                                     Loans              Balance         Group VII
     ---------------------------------------------------------        ---------       ---------------     ----------
     Primary..................................................           750          $134,846,339.59        96.43%
     Second Home..............................................             3               428,092.94         0.31
     Investment...............................................            22             4,569,936.72         3.27
                                                                         ---          ---------------       ------
     Total:...................................................           775          $139,844,369.25       100.00%
                                                                         ===          ===============       ======

----------
* Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                         Group VII Original LTV Ratios*

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
     Original LTV Ratio (%)                                             Loans              Balance          Group VII
     ---------------------------------------------------------        ---------       ---------------      ----------
     10.001 -   15.000........................................             1          $     99,722.00          0.07%
     15.001 -   20.000........................................             1                85,881.25          0.06
     25.001 -   30.000........................................             2               195,556.99          0.14
     35.001 -   40.000........................................             1                49,939.20          0.04
     40.001 -   45.000........................................             3               269,327.06          0.19
     45.001 -   50.000........................................             6               666,441.97          0.48
     50.001 -   55.000........................................             5               956,743.05          0.68
     55.001 -   60.000........................................             6               545,554.72          0.39
     60.001 -   65.000........................................            10             1,274,478.59          0.91
     65.001 -   70.000........................................            25             4,056,553.06          2.90
     70.001 -   75.000........................................            36             6,044,835.68          4.32
     75.001 -   80.000........................................           577           109,555,213.89         78.34
     80.001 -   85.000........................................            10             2,271,914.84          1.62
     85.001 -   90.000........................................            39             5,531,364.61          3.96
     90.001 -   95.000........................................            52             8,126,100.45          5.81
     95.001 - 100.000.........................................             1               114,741.89          0.08
                                                                         ---          ---------------        ------
     Total:...................................................           775          $139,844,369.25        100.00%
                                                                         ===          ===============        ======

----------
* The minimum original LTV ratio and the maximum original LTV ratio for the group VII mortgage loans are 14.600% and 100.000%, respectively. The weighted average original LTV ratio for the group VII mortgage loans is approximately 79.851%.

                            Group VII Original Terms

                                                                      Number of
                                                                       Mortgage          Principal         Percent of
     Original Term (months)                                             Loans             Balance           Group VII
     ---------------------------------------------------------        ---------       ---------------      ----------
     360......................................................           775          $139,844,369.25        100.00%
                                                                         ---          ---------------        ------
     Total:...................................................           775          $139,844,369.25        100.00%
                                                                         ===          ===============        ======

                       Group VII Months Since Origination*

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Months                                                             Loans              Balance         Group VII
     ---------------------------------------------------------        ---------       ---------------      ----------
     Less than 1..............................................             1          $    312,000.00         0.22%
     1 - 3....................................................           607           108,359,470.77         77.49
     4 - 6....................................................           148            28,165,435.28         20.14
     7 - 9....................................................            10             1,532,233.01          1.10
     10 - 12..................................................             7             1,132,998.17          0.81
     13 - 24..................................................             2               342,232.02          0.24
                                                                         ---          ---------------        ------
     Total:...................................................           775          $139,844,369.25        100.00%
                                                                         ===          ===============        ======

----------
* The minimum months since origination and the maximum months since origination for the group VII mortgage loans are less than 1 month and 17 months, respectively. As of the cut-off date, the weighted average months since origination for the group VII mortgage loans is approximately 3 months.

                  Group VII Remaining Terms to Stated Maturity*

                                                                      Number of
                                                                       Mortgage          Principal         Percent of
     Remaining Term (months)                                            Loans             Balance           Group VII
     ---------------------------------------------------------        ---------       ---------------      ----------
     337 - 348................................................             6          $    983,263.12          0.70%
     349 - 360................................................           769           138,861,106.13         99.30
                                                                         ---          ---------------        ------
     Total:...................................................           775          $139,844,369.25        100.00%
                                                                         ===          ===============        ======

----------
* The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the group VII mortgage loans are 343 months and 360 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the group VII mortgage loans is approximately 357 months.

                         Group VII Documentation Types*

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Documentation Type                                                 Loans              Balance         Group VII
     ---------------------------------------------------------        ---------       ---------------      ----------
     Full / Alternative.......................................            53          $  7,411,685.58         5.30%
     No Income / No Asset.....................................           213            33,793,677.75         24.17
     Reduced..................................................           402            80,218,701.99         57.36
     Stated Income / Stated Assets............................           107            18,420,303.93         13.17
                                                                         ---          ---------------        ------
     Total:...................................................           775          $139,844,369.25        100.00%
                                                                         ===          ===============        ======

----------
*     For  a  description  of  the  documentation   types,  see  "--Underwriting
      Standards."

            Group VII Geographic Distribution of Mortgaged Properties

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     State                                                              Loans              Balance         Group VII
     ---------------------------------------------------------        ---------       ---------------      ----------
     Virginia.................................................            94          $ 21,011,225.85         15.02%
     Maryland.................................................            70            15,851,520.64         11.34
     Florida..................................................           107            15,847,887.96         11.33
     New Jersey...............................................            66            15,439,084.57         11.04
     New York.................................................            46            13,802,255.93          9.87
     California...............................................            25             6,911,753.11          4.94
     Texas....................................................            63             6,861,432.26          4.91
     Pennsylvania.............................................            37             4,517,376.27          3.23
     Arizona..................................................            30             4,375,996.23          3.13
     Massachusetts............................................            15             3,986,122.75          2.85
     Other*...................................................           222            31,239,713.68         22.34
                                                                         ---          ---------------        ------
     Total:...................................................           775          $139,844,369.25        100.00%
                                                                         ===          ===============        ======

----------
* No other state represents no more than 2.33% of the aggregate Cut-off Date Principal Balance of the group VII mortgage loans.

      Set forth below is a description of some additional statistical characteristics of the group VIII mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the group VIII mortgage loans are approximate percentages of the Cut-off Date Principal Balance of the group VIII mortgage loans, and may not add up to 100% due to rounding.

                           Group VIII Mortgage Rates*

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Mortgage Rates (%)                                                 Loans              Balance        Group VIII
     ---------------------------------------------------------        ---------       ---------------      ----------
     6.000 - 6.249............................................            3           $   563,850.00          0.65%
     6.250 - 6.499............................................            4               665,722.24          0.77
     6.500 - 6.749............................................            3               391,635.89          0.45
     6.750 - 6.999............................................           26             3,734,181.59          4.29
     7.000 - 7.249............................................          102            14,541,314.14         16.72
     7.250 - 7.499............................................          125            17,610,222.31         20.25
     7.500 - 7.749............................................          128            17,818,636.80         20.49
     7.750 - 7.999............................................          122            17,586,350.80         20.22
     8.000 - 8.249............................................           41             5,246,735.18          6.03
     8.250 - 8.499............................................           28             3,412,678.91          3.92
     8.500 - 8.749............................................           34             4,628,759.56          5.32
     8.750 - 8.999............................................           13               776,606.28          0.89
                                                                        ---           --------------        ------
     Total:...................................................          629           $86,976,693.70        100.00%
                                                                        ===           ==============        ======

----------
* The minimum mortgage rate and the maximum mortgage rate for the group VIII mortgage loans are 6.125% per annum and 8.750% per annum, respectively. As of the cut-off date, the weighted average mortgage rate of the group VIII mortgage loans will be approximately 7.542% per annum.

            Group VIII Cut-off Date Mortgage Loan Principal Balances*

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Cut-off Date Principal Balances ($)                                Loans              Balance        Group VIII
     ---------------------------------------------------------        ---------       ---------------      ----------
      15,000.01 -  25,000.00..................................            3           $    65,156.64          0.07%
      25,000.01 -  50,000.00..................................           59             2,450,123.27          2.82
      50,000.01 -  75,000.00..................................          120             7,384,988.88          8.49
      75,000.01 - 100,000.00..................................           99             8,740,114.42         10.05
     100,000.01 - 125,000.00..................................           78             8,688,367.49          9.99
     125,000.01 - 150,000.00..................................           60             8,226,705.61          9.46
     150,000.01 - 175,000.00..................................           44             7,154,011.20          8.23
     175,000.01 - 200,000.00..................................           42             7,940,570.60          9.13
     200,000.01 - 250,000.00..................................           41             9,305,764.47         10.70
     250,000.01 - 300,000.00..................................           29             7,928,182.94          9.12
     300,000.01 - 400,000.00..................................           46            15,510,423.46         17.83
     400,000.01 - 500,000.00..................................            8             3,582,284.72          4.12
                                                                        ---           --------------        ------
     Total:...................................................          629           $86,976,693.70        100.00%
                                                                        ===           ==============        ======

----------
* The minimum principal balance and the maximum principal balance of the group VIII mortgage loans as of the cut-off date are $20,616.04 and $490,841.60, respectively. As of the cut-off date, the average principal balance of the group VIII mortgage loans is $138,277.73.

                       Group VIII Mortgaged Property Types

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Property Type                                                      Loans              Balance        Group VIII
     ---------------------------------------------------------        ---------       ---------------     ----------
     2-4 Family...............................................          151           $29,571,698.30         34.00%
     PUD......................................................           59            10,220,289.67         11.75
     Condo....................................................           78             9,438,977.88         10.85
     Single Family Residence..................................          341            37,745,727.85         43.40
                                                                        ---           --------------        ------
     Total:...................................................          629           $86,976,693.70        100.00%
                                                                        ===           ==============        ======

                        Group VIII Mortgage Loan Purposes

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Loan Purpose                                                       Loans              Balance        Group VIII
     ---------------------------------------------------------        ---------       ---------------     ----------
     Purchase.................................................          379           $55,767,081.81         64.12%
     Refinance - Rate Term....................................           40             5,375,982.90          6.18
     Refinance - Cashout......................................          210            25,833,628.99         29.70
                                                                        ---           --------------        ------
     Total:...................................................          629           $86,976,693.70        100.00%
                                                                        ===           ==============        ======

                           Group VIII Occupancy Types*

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Occupancy Type                                                     Loans              Balance        Group VIII
     ---------------------------------------------------------        ---------        --------------     ----------
     Second Home..............................................            54           $ 9,402,453.70         10.81%
     Investment...............................................           575            77,574,240.00         89.19
                                                                         ---           --------------        ------
     Total:...................................................           629           $86,976,693.70        100.00%
                                                                         ===           ==============        ======

----------
* Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                         Group VIII Original LTV Ratios*

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Original LTV Ratio (%)                                             Loans              Balance        Group VIII
     ---------------------------------------------------------        ---------        --------------     ----------
     30.001 - 35.000..........................................             1           $   111,749.08          0.13%
     40.001 - 45.000..........................................             3               621,375.19          0.71
     50.001 - 55.000..........................................             1                59,000.00          0.07
     55.001 - 60.000..........................................             4               459,951.04          0.53
     60.001 - 65.000..........................................             6             1,310,275.98          1.51
     65.001 - 70.000..........................................            22             2,824,135.50          3.25
     70.001 - 75.000..........................................            50             6,098,872.69          7.01
     75.001 - 80.000..........................................           474            68,347,636.10         78.58
     80.001 - 85.000..........................................            12             1,518,605.68          1.75
     85.001 - 90.000..........................................            45             4,728,288.50          5.44
     90.001 - 95.000..........................................            11               896,803.94          1.03
                                                                         ---           --------------        ------
     Total:...................................................           629           $86,976,693.70        100.00%
                                                                         ===           ==============        ======

----------
* The minimum original LTV ratio and the maximum original LTV ratio for the group VIII mortgage loans are 33.940% and 95.000%, respectively. The weighted average original LTV ratio for the group VIII mortgage loans is approximately 79.209%.

                            Group VIII Original Terms

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Original Term (months)                                             Loans              Balance        Group VIII
     ---------------------------------------------------------        ---------        --------------     ----------
     360......................................................           629           $86,976,693.70        100.00%
                                                                         ---           --------------        ------
     Total:...................................................           629           $86,976,693.70        100.00%
                                                                         ===           ==============        ======

                      Group VIII Months Since Origination*

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Months                                                             Loans              Balance        Group VIII
     ---------------------------------------------------------        ---------       ---------------     ----------
     Less than 1..............................................            21          $  2,261,201.00          2.60%
     1 - 3....................................................           480            67,807,760.08         77.96
     4 - 6....................................................           113            14,100,113.96         16.21
     7 - 9....................................................             8             1,517,020.38          1.74
     10 - 12..................................................             5               758,353.78          0.87
     13 - 24..................................................             2               532,244.50          0.61
                                                                         ---           --------------        ------
     Total:...................................................           629           $86,976,693.70        100.00%
                                                                         ===           ==============        ======

----------
* The minimum months since origination and the maximum months since origination for the group VIII mortgage loans are less than 1 month and 19 months, respectively. As of the cut-off date, the weighted average months since origination for the group VIII mortgage loans is approximately 3 months.

                 Group VIII Remaining Terms to Stated Maturity*

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Remaining Term (months)                                            Loans              Balance        Group VIII
     ---------------------------------------------------------        ---------       ---------------     ----------
     337 - 348................................................             3           $   604,230.17          0.69%
     349 - 360................................................           626            86,372,463.53         99.31
                                                                         ---           --------------        ------
     Total:...................................................           629           $86,976,693.70        100.00%
                                                                         ===           ==============        ======

----------
* The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the group VIII mortgage loans are 341 months and 360 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the group VIII mortgage loans is approximately 357 months.

                         Group VIII Documentation Types*

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Documentation Type                                                 Loans              Balance        Group VIII
     ---------------------------------------------------------        ---------        --------------     ----------
     Full / Alternative.......................................            86           $10,136,994.64         11.65%
     No Income / No Asset.....................................            84            11,937,641.48         13.73
     Reduced..................................................           364            51,091,825.57         58.74
     Stated Income / Stated Assets............................            95            13,810,232.01         15.88
                                                                         ---           --------------        ------
     Total:...................................................           629           $86,976,693.70        100.00%
                                                                         ===           ==============        ======

----------
*     For  a  description  of  the  documentation   types,  see  "--Underwriting
      Standards."

           Group VIII Geographic Distribution of Mortgaged Properties

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     State                                                              Loans              Balance        Group VIII
     ---------------------------------------------------------        ---------        --------------     ----------
     Florida..................................................           114           $17,285,926.41         19.87%
     New Jersey...............................................            91            15,389,324.60         17.69
     New York.................................................            40             7,573,425.81          8.71
     Pennsylvania.............................................            64             5,281,897.98          6.07
     California...............................................            23             4,437,829.15          5.10
     Arizona..................................................            21             3,438,702.07          3.95
     Massachusetts............................................            11             3,205,520.71          3.69
     Texas....................................................            32             3,184,493.36          3.66
     Georgia..................................................            26             3,044,380.17          3.50
     Illinois.................................................            15             2,211,990.28          2.54
     Other*...................................................           192            21,923,203.16         25.21
                                                                         ---           --------------        ------
     Total:...................................................           629           $86,976,693.70        100.00%
                                                                         ===           ==============        ======

----------
* No other state represents no more than 2.51% of the aggregate Cut-off Date Principal Balance of the group VIII mortgage loans.

      Set forth below is a description of some additional statistical characteristics of the group IX mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the group IX mortgage loans are approximate percentages of the Cut-off Date Principal Balance of the group IX mortgage loans, and may not add up to 100% due to rounding.

                            Group IX Mortgage Rates*

                                                                      Number of
                                                                       Mortgage         Principal        Percent of
     Mortgage Rates (%)                                                 Loans            Balance          Group IX
     ---------------------------------------------------------        ---------     ----------------     ----------
     5.750 - 5.999............................................          120         $  64,666,097.62         34.15%
     6.000 - 6.249............................................          120            65,879,644.77         34.79
     6.250 - 6.499............................................          104            55,945,102.98         29.54
     6.750 - 6.999............................................            4             1,862,806.80          0.98
     7.750 - 7.999............................................            1               597,481.47          0.32
     8.000 - 8.249............................................            1               435,105.24          0.23
                                                                        ---          ---------------        ------
     Total:...................................................          350          $189,386,238.88        100.00%
                                                                        ===          ===============        ======

----------
* The minimum mortgage rate and the maximum mortgage rate for the group IX mortgage loans are 5.750% per annum and 8.000% per annum, respectively. As of the cut-off date, the weighted average mortgage rate of the group IX mortgage loans will be approximately 6.062% per annum.

             Group IX Cut-off Date Mortgage Loan Principal Balances*

                                                                      Number of
                                                                       Mortgage          Principal        Percent of
     Cut-off Date Principal Balances ($)                                Loans             Balance          Group IX
     ---------------------------------------------------------        ---------      ----------------     ----------
       125,000.01 -   150,000.00..............................            1          $    146,552.14          0.08%
       300,000.01 -   400,000.00..............................           77            29,270,797.40         15.46
       400,000.01 -   500,000.00..............................          137            61,311,535.72         32.37
       500,000.01 -   600,000.00..............................           58            31,875,362.77         16.83
       600,000.01 -   700,000.00..............................           28            18,192,693.79          9.61
       700,000.01 -   800,000.00..............................           16            12,319,443.47          6.50
       800,000.01 -   900,000.00..............................            9             7,779,596.21          4.11
       900,000.01 - 1,000,000.00..............................           14            13,480,613.45          7.12
     1,000,000.01 - 1,100,000.00..............................            1             1,081,397.46          0.57
     1,100,000.01 - 1,200,000.00..............................            1             1,186,980.00          0.63
     1,300,000.01 - 2,000,000.00..............................            8            12,741,266.47          6.73
                                                                        ---          ---------------        ------
     Total:...................................................          350          $189,386,238.88        100.00%
                                                                        ===          ===============        ======

----------
* The minimum principal balance and the maximum principal balance of the group IX mortgage loans as of the cut-off date are $146,552.14 and $1,996,008.02, respectively. As of the cut-off date, the average principal balance of the group IX mortgage loans is $541,103.54.

                        Group IX Mortgaged Property Types

                                                                      Number of
                                                                       Mortgage          Principal        Percent of
     Property Type                                                      Loans             Balance          Group IX
     ---------------------------------------------------------        ---------      ----------------     ----------
     2-4 Family...............................................           20          $ 13,364,052.35          7.06%
     PUD......................................................           50            27,839,541.14         14.70
     Condo....................................................           23            10,790,762.55          5.70
     Co-op....................................................            2             1,263,738.73          0.67
     Single Family Residence..................................          255           136,128,144.11         71.88
                                                                        ---          ---------------        ------
     Total:...................................................          350          $189,386,238.88        100.00%
                                                                        ===          ===============        ======

                         Group IX Mortgage Loan Purposes

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Loan Purpose                                                       Loans              Balance         Group IX
     ---------------------------------------------------------        ---------       ---------------     ----------
     Purchase.................................................            78          $ 45,861,853.13        24.22%
     Refinance - Rate Term....................................           109            58,861,889.85        31.08
     Refinance - Cashout......................................           163            84,662,495.90        44.70
                                                                         ---          ---------------       ------
     Total:...................................................           350          $189,386,238.88       100.00%
                                                                         ===          ===============       ======

                            Group IX Occupancy Types*

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Occupancy Type                                                     Loans              Balance         Group IX
     ---------------------------------------------------------        ---------       ---------------     ----------
     Primary..................................................           325          $174,580,176.32        92.18%
     Second Home..............................................            13             7,699,977.81         4.07
     Investment...............................................            12             7,106,084.75         3.75
                                                                         ---          ---------------       ------
     Total:...................................................           350          $189,386,238.88       100.00%
                                                                         ===          ===============       ======

----------
* Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                          Group IX Original LTV Ratios*

                                                                      Number of
                                                                       Mortgage          Principal        Percent of
     Original LTV Ratio (%)                                             Loans             Balance          Group IX
     ---------------------------------------------------------        ---------       ---------------     ----------
     20.001 - 25.000..........................................             1          $    607,868.89          0.32%
     25.001 - 30.000..........................................             5             2,856,062.39          1.51
     30.001 - 35.000..........................................             3             1,396,768.01          0.74
     35.001 - 40.000..........................................             4             1,852,084.97          0.98
     40.001 - 45.000..........................................             3             2,259,712.33          1.19
     45.001 - 50.000..........................................            10             5,164,596.92          2.73
     50.001 - 55.000..........................................            14             7,774,012.69          4.10
     55.001 - 60.000..........................................            29            18,308,481.03          9.67
     60.001 - 65.000..........................................            55            35,274,334.49         18.63
     65.001 - 70.000..........................................            53            29,488,036.89         15.57
     70.001 - 75.000..........................................            51            24,874,530.35         13.13
     75.001 - 80.000..........................................           114            56,278,786.20         29.72
     80.001 - 85.000..........................................             4             1,632,612.15          0.86
     85.001 - 90.000..........................................             1               384,200.92          0.20
     90.001 - 95.000..........................................             3             1,234,150.65          0.65
                                                                         ---          ---------------        ------
     Total:...................................................           350          $189,386,238.88        100.00%
                                                                         ===          ===============        ======

----------
* The minimum original LTV ratio and the maximum original LTV ratio for the group IX mortgage loans are 22.560% and 95.000%, respectively. The weighted average original LTV ratio for the group IX mortgage loans is approximately 68.030%.

                            Group IX Original Terms*

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Original Term (months)                                             Loans              Balance         Group IX
     ---------------------------------------------------------        ---------       ---------------     ----------
     289 - 300................................................             2          $  1,041,538.17          0.55%
     313 - 324................................................             1               375,152.60          0.20
     349 - 360................................................           347           187,969,548.11         99.25
                                                                         ---          ---------------        ------
     Total:...................................................           350          $189,386,238.88        100.00%
                                                                         ===          ===============        ======

----------
* The minimum original term and maximum original term for the group IX mortgage loans are 300 months and 360 months, respectively. As of the cut-off date, the weighted average original term for the group IX mortgage loans is approximately 360 months.

                       Group IX Months Since Origination*

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Months                                                             Loans              Balance         Group IX
     ---------------------------------------------------------        ---------       ---------------     ----------
     less than 1..............................................             9          $   6,537,500.00         3.45%
     1 - 3....................................................           141            80,734,721.87         42.63
     4 - 6....................................................            99            54,120,313.52         28.58
     7 - 9....................................................            76            34,953,427.76         18.46
     10 - 12..................................................             5             2,621,661.39          1.38
     13 - 24..................................................            17             8,919,255.12          4.71
     25 - 36..................................................             2             1,019,094.77          0.54
     37 - 48..................................................             1               480,264.45          0.25
                                                                         ---          ---------------        ------
     Total:...................................................           350          $189,386,238.88        100.00%
                                                                         ===          ===============        ======

----------
* The minimum months since origination and the maximum months since origination for the group IX mortgage loans are less than 1 month and 37 months, respectively. As of the cut-off date, the weighted average months since origination for the group IX mortgage loans is approximately 5 months.

                  Group IX Remaining Terms to Stated Maturity*

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Remaining Term (months)                                            Loans              Balance         Group IX
     ---------------------------------------------------------        ---------       ---------------     ----------
     289 - 300................................................             2          $  1,041,538.17          0.55%
     313 - 324................................................             3             1,268,068.03          0.67
     325 - 336................................................             1               606,443.79          0.32
     337 - 348................................................            17             8,919,255.12          4.71
     349 - 360................................................           327           177,550,933.77         93.75
                                                                         ---          ---------------        ------
     Total:...................................................           350          $189,386,238.88        100.00%
                                                                         ===          ===============        ======

----------
* The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the group IX mortgage loans are 293 months and 360 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the group IX mortgage loans is approximately 355 months.

                          Group IX Documentation Types*

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     Documentation Type                                                 Loans              Balance         Group IX
     ---------------------------------------------------------        ---------       ---------------     ----------
     Full / Alternative.......................................           111          $ 56,730,157.81         29.95%
     No Income / No Asset.....................................            99            57,580,032.89         30.40
     Reduced..................................................           134            71,824,653.95         37.92
     Stated Income / Stated Assets............................             6             3,251,394.23          1.72
                                                                         ---          ---------------        ------
     Total:...................................................           350          $189,386,238.88        100.00%
                                                                         ===          ===============        ======

----------
*     For  a  description  of  the  documentation   types,  see  "--Underwriting
      Standards."

            Group IX Geographic Distribution of Mortgaged Properties

                                                                      Number of
                                                                       Mortgage           Principal       Percent of
     State                                                              Loans              Balance         Group IX
     ---------------------------------------------------------        ---------       ---------------     ----------
     California...............................................           150          $ 83,167,971.21         43.91%
     New York.................................................            42            25,021,872.98         13.21
     New Jersey...............................................            27            13,501,135.12          7.13
     Florida..................................................            12             7,417,961.53          3.92
     Washington...............................................            12             7,342,132.46          3.88
     Massachusetts............................................            15             6,762,226.36          3.57
     Virginia.................................................            14             6,230,152.05          3.29
     Connecticut..............................................            10             5,356,761.49          2.83
     Texas....................................................             7             4,150,557.04          2.19
     Maryland.................................................             8             3,683,243.29          1.94
     Other*...................................................            53            26,752,225.35         14.13
                                                                         ---          ---------------        ------
     Total:...................................................           350          $189,386,238.88        100.00%
                                                                         ===          ===============        ======

----------
* No other state represents no more than 1.60% of the aggregate Cut-off Date Principal Balance of the group IX mortgage loans.

Additional Information

      The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as expected to be constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. A limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the offered certificates. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary.

      A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission after the initial issuance of the offered certificates. In the event mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, that removal or addition will be noted in the current report.

Underwriting Standards

      The mortgage loans either have been originated by the seller or purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with the seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described herein.

      The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower. Neither the depositor nor any affiliate, including DLJ Mortgage Capital, has re-underwritten any mortgage loan. GreenPoint has re-underwritten a portion of the mortgage loans that were purchased by it, rather than originated by it.

      Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

      Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

      The mortgage loans have been originated under "full" or "alternative," "reduced documentation," "stated income/stated assets" or "no income/no asset" programs. The "alternative," "reduced," "stated income/stated asset" and "no income/no asset" programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, an "alternative" documentation program requires information regarding the mortgagor's income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a "full doc" loan, however, alternative forms of standard verifications are used. Generally, under both "full" and "alternative" documentation programs at least one year of income documentation is provided. Generally, under a "reduced documentation" program, either no verification of a mortgagor's stated income is undertaken by the originator or no verification of a mortgagor's assets is undertaken by the originator. Reduced doc loans may also include loans having only one year of income verification and loans to mortgagors with acceptable payment histories and credit scores but no information or verification of the mortgagor's income. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator although both income and assets are stated on the loan application and a "reasonableness test" is applied. Generally, under a "no income/no asset" program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

      The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

Assignment of Mortgage Loans

      Pursuant to the pooling and servicing agreement, on the closing date, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each mortgage loan, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the cut-off date.

      In connection with such transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse (except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost), the original instrument creating a first lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property, and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee or its custodian as soon as the same is available to the depositor. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

      The trustee or its custodian will review each mortgage file within 90 days of the closing date, or promptly after receipt by the trustee or its custodian of any document permitted to be delivered after such date; and if any document in a mortgage file is found to be missing or defective in a material respect and the seller does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related mortgage loan from the trust. Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan (a deleted mortgage loan) from the trust and substitute in its place another mortgage loan (a replacement mortgage loan). However, such substitution is permitted only within two years of the closing date and, if made more than 90 days of the closing date, may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, or, if more than one replacement mortgage loan is being substituted for a mortgage loan, generally will have in the aggregate or on a weighted average basis, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

            o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the certificateholders on the related distribution date);

            o have a mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan;

            o have an LTV ratio not higher than that of the deleted mortgage loan;

            o have a remaining term to maturity not more than one year greater than or less than that of the deleted mortgage loan; provided that the remaining term to maturity of any such mortgage loan shall be no greater than the last maturing mortgage loan in the trust immediately prior to any substitution; and

            o comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

      This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

      Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some of the mortgage loans in the trust that are not already held through the MERS(R) System may, at the discretion of a servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loans and subsequent assignments of the mortgage were, or in the future may be, at the discretion of a servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

               THE SELLERS, THE MASTER SERVICER AND THE SERVICERS

      The following information has been provided by DLJ Mortgage Capital, GreenPoint, Wells Fargo, SPS, Countrywide Servicing, Fifth Third, GMACM, Wachovia and WMB, as applicable, and neither the depositor nor the underwriter makes any representations or warranties as to the accuracy or completeness of such information. ABN AMRO, American First, HSBC, U.S. Central and WMMSC are also servicing mortgage loans, but no such servicer is servicing more than 10% of the mortgage loans in any loan group (by applicable Cut-off Date Pool Balance).

DLJ Mortgage Capital, Inc.

      DLJ Mortgage Capital, a Delaware corporation, is an affiliate of the depositor and the underwriter. The principal executive offices of DLJ Mortgage Capital are located at Eleven Madison Avenue, New York, New York 10010.

GreenPoint Mortgage Funding, Inc.

      GreenPoint Mortgage Funding, Inc., a New York corporation ("GreenPoint"), is an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., a bank holding company. GreenPoint is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights. GreenPoint originates loans through a nationwide network of production branches. Loans are originated primarily through GreenPoint's wholesale division, through a network of independent mortgage loan brokers approved by GreenPoint, and also through its retail lending division and correspondent lending division.

      GreenPoint's executive offices are located at 100 Wood Hollow Drive, Novato, CA 94945.

Wells Fargo Bank, N.A.

      Wells Fargo Bank, N.A. ("Wells Fargo") is an indirect, wholly owned subsidiary of Wells Fargo & Company. Wells Fargo is engaged in the business of
(i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates and (ii) servicing residential mortgage loans for its own account and for the account of others. Wells Fargo is an approved servicer of Fannie Mae and Freddie Mac. Wells Fargo's principal office for servicing functions is located at 1 Home Campus, Des Moines, Iowa 50328-0001.

Select Portfolio Servicing, Inc.

      General. SPS changed its name from Fairbanks Capital Corp. on June 30, 2004. SPS commenced mortgage servicing operations in 1989 for its own account and has managed and serviced third-party mortgage loan portfolios since 1994. SPS conducts operations in Salt Lake City, Utah and Jacksonville, Florida.

      SPS is  approved  by  HUD as a  non-supervised  mortgagee  with  servicing approval, and is a Fannie Mae-approved seller/servicer and a Freddie Mac-approved servicer engaged in the servicing of first and junior lien mortgage loans. SPS was incorporated on February 24, 1989 under the laws of the State of Utah. SPS's corporate offices are located at 3815 South West Temple, Salt Lake City, Utah 84165-0250.

      An affiliate of the depositor is a lender under one of SPS's credit facilities.

      Servicing Portfolio. At June 30, 2005, December 31, 2004 and December 31, 2003, SPS serviced a total portfolio of 250,685, 264,400 and 423,655 mortgage loans and real estate owned, respectively, having aggregate unpaid principal balances of approximately $22.118 billion, $21.989 billion and $40.957 billion, respectively, for itself and others.

      See also "Risk Factors--Recent Developments Affecting SPS" in this prospectus supplement.

Countrywide Home Loans Servicing LP

      The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc., a New York Corporation ("Countrywide").
Countrywide is a direct wholly owned subsidiary of Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), a Delaware corporation ("Countrywide Financial"). Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner of Countrywide Servicing. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner of Countrywide Servicing.

      Countrywide established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide that would otherwise have been serviced by Countrywide. In January and February, 2001, Countrywide transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide transferred to Countrywide Servicing all of its rights and obligations to the bulk of its non-agency loan servicing portfolio, including with respect to those mortgage loans formerly serviced by Countrywide. While Countrywide expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide product will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide. In addition to acquiring mortgage servicing rights from Countrywide, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

      In connection with the establishment of Countrywide Servicing, certain employees of Countrywide became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide as a subservicer to perform certain loan servicing activities on its behalf.

      Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide when required by the owner of the mortgage loans. As of June 30, 2005, Countrywide Servicing had a net worth of approximately $14.16 billion.

      References in this section of this prospectus supplement to Countrywide should be read to include Countrywide and its consolidated subsidiaries, including Countrywide Servicing.

      Countrywide services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of June 30, 2005, Countrywide provided servicing for approximately $964.444 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

Fifth Third Mortgage Company

      General. Fifth Third, an Ohio corporation, is a direct, wholly-owned subsidiary of Fifth Third Bank. As of December 31, 2004, Fifth Third's total assets were approximately $95 billion. Fifth Third's principal place of business is located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263 and its telephone number is (513) 579-5300.

      Residential Mortgage Loan Servicing Activities of Fifth Third. The residential and certain commercial mortgage loans originated by Fifth Third and its affiliates, or by other originators (such mortgage loans obtained indirectly by Fifth Third through acquisitions of other financial institutions by Fifth Third's affiliates), including the mortgage loans contained in the mortgage pool, are serviced currently at its servicing facility located in Cincinnati, Ohio (the "Cincinnati Center"). On December 31, 2004, Fifth Third was servicing approximately 304,000 mortgage loans at the Cincinnati Center, with an aggregate principal balance of approximately $30.6 billion ($7.5 billion for its own account and $23.1 billion for the account of affiliates or third parties).

GMACM Mortgage Corporation

      GMACM Mortgage Corporation ("GMACM") is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation's largest mortgage bankers. GMACM is engaged in the mortgage banking business, including origination, purchase, sale and servicing of residential loans. GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

Wachovia Mortgage Corporation

      Wachovia Mortgage Corporation ("Wachovia") is a subsidiary of Wachovia Bank, National Association, which is a wholly-owned subsidiary of Wachovia Corporation, a bank holding corporation. Wachovia is a nationwide mortgage lender with corporate offices located in Charlotte, North Carolina. Wachovia is subject to regulation, supervision and examination by the Office of the Comptroller of the Currency and has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, the Government National Mortgage Association, Fannie Mae and Freddie Mac. Wachovia operations include a traditional retail mortgage lending channel, a third party lending channel (including broker and correspondent originations), and a direct to consumer lending channel, including internet and corporate relocation programs. Wachovia originates conforming and nonconforming residential mortgage loans as well as home equity loans.

Washington Mutual Bank

      Washington Mutual Bank (formerly known as Washington Mutual Bank, FA, "WMB"), is a federally chartered savings bank. WMB's principal executive offices are located at 1201 Third Avenue, Seattle, WA 98101, telephone (206) 461-2000. The primary mortgage loan servicing office of WMB is located at 9401 Oakdale Avenue, Chatsworth, California 91311. Its telephone number is (818) 775-2278.
WMB is subject to regulation and examination by the Office of Thrift Supervision, which is its primary regulator. Its deposit accounts are insured by the FDIC, primarily through the Savings Association Insurance Fund. As a result, the FDIC also has some authority to regulate WMB.

                                THE COUNTERPARTY

      Credit Suisse First Boston International ("CSFBi") was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name "Credit Suisse Financial Products" on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. CSFBi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority ("FSA") under the Financial Services and Markets Act 2000. The FSA has issued a scope of permission notice authorizing CSFBi to carry out specified regulated investment activities. Effective as of March 27, 2000, Credit Suisse Financial Products was renamed "Credit Suisse First Boston International". This change was a renaming only.

      CSFBi is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSFBi in the event of its liquidation. CSFBi's ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse First Boston (International) Holding AG and, as to 20%, by Credit Suisse Group. CSFBi commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

      CSFBi has been assigned a senior unsecured debt rating of "A+ (stable outlook)" by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., a senior debt rating of "Aa3 (stable outlook)" by Moody's Investors Service Inc. and a long-term rating of "AA- (stable outlook)" by Fitch Ratings.

      CSFBi is an affiliate of the depositor, the seller and the underwriter.

                           SERVICING OF MORTGAGE LOANS

General

      Wells Fargo will act as master servicer of all of the mortgage loans, other than the mortgage loans serviced by WMMSC. The mortgage loans will initially be serviced by the entities listed in the following table. The table shows, for each servicer, the percentage of mortgage loans initially serviced by it, by Cut-off Date Principal Balance of the mortgage loans in each loan group and for all of the loan groups, by aggregate Cut-off Date Principal Balance.

                         Primary Servicing of the Loans
      (by Percentages of the Cut-off Date Pool Balance for Each Loan Group)

                                                                                                                            All Loan
         Servicer             Group I  Group II   Group III  Group IV  Group V  Group VI  Group VII   Group VIII  Group IX   Groups
----------------------------  -------  --------   ---------  --------  -------  --------  ---------   ----------  --------   ------
ABN AMRO Mortgage
  Corporation...............     0%       0%        4.26%       0%        0%       0%         0%          0%       0.47%      0.96%
American First Credit
  Union.....................   2.28%      0%        0.63%       0%        0%      7.46%       0%          0%       0.53%      0.75%
Countrywide Home Loans
  Servicing LP..............   2.48%    48.30%     23.72%       0%        0%      2.01%       0%          0%       9.30%     11.32%
Fifth Third Bank............  18.20%      0%        3.62%       0%        0%      7.02%       0%          0%       1.22%      4.22%
GMACM Mortgage
  Corporation...............   0.20%      0%        0.41%      0.24%      0%       0%         0%         0.27%     19.39%     3.33%
GreenPoint Mortgage
  Funding, Inc..............    0%      3.26%       6.33%       0%      1.93%     4.41%      0.19%        0%       3.07%      2.43%
HSBC Mortgage
  Corporation (USA).........   2.95%      0%        0.97%       0%        0%      1.97%      0.25%       0.05%     1.32%      1.00%
Select Portfolio
  Servicing, Inc............  31.90%    20.24%     21.62%     67.98%    34.91%   13.02%     80.73%      85.17%     25.57%    39.09%
U.S. Central
  Credit Union..............    0%        0%        0.18%       0%        0%      4.06%       0%          0%       1.51%      0.36%
Wachovia Mortgage
  Corporation...............   0.28%      0%       12.42%       0%        0%       0%         0%          0%       1.17%      2.82%
Washington Mutual Bank......    0%        0%        0.67%       0%        0%     25.99%       0%         0.14%     14.15%     2.94%
Washington Mutual Mortgage
  Securities Corp...........   0.86%    5.49%       1.40%      0.44%      0%       0%        0.03%        0%       1.02%      1.13%
Wells Fargo Bank., N.A......  40.85%    22.70%     23.78%     31.35%    63.16%   34.06%     18.81%      14.36%     21.28%    29.67%

      It is anticipated that within six months of the closing date, the servicing function for all or substantially all of the mortgage loans serviced by SPS will be transferred to another entity. However, there can be no assurance that such servicing transfer will occur as anticipated or at all. See "Risk Factors--If Servicing is Transferred, Delinquencies May Increase" in this prospectus supplement.

      The master servicer will oversee and enforce the servicing by GreenPoint, SPS and Wells Fargo of the mortgage loans serviced by each of them in accordance with the servicing provisions of the pooling and servicing agreement. The pooling and servicing agreement provides that the master servicer will oversee and enforce the servicing by ABN AMRO, American First, Countrywide Servicing, Fifth Third, GMACM, HSBC, U.S. Central, Wachovia and WMB of the applicable mortgage loans serviced by each such servicer in accordance with the servicing provisions of certain related servicing agreements, in each case, among such servicer, DLJ Mortgage Capital, Wells Fargo and the trustee (the "Servicing Agreements"). The servicing provisions of the Servicing Agreements do not materially differ from the servicing provisions of the pooling and servicing agreement. Pursuant to the pooling and servicing agreement, the master servicer will be required to make advances and compensating interest payments to the extent that a servicer is required to do so under the related Servicing Agreement, but fails to do so. See "Servicing of Mortgage Loans--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans" and "--Advances from the Servicers and Master Servicer" in this prospectus supplement. If a servicer fails to perform in accordance with the terms of the related Servicing Agreement, the master servicer will be required to terminate that servicer and either find a successor servicer or service the related mortgage loans itself. In either case, the successor servicer will be required to service the related mortgage loans according to the servicing provisions of the pooling and servicing agreement.

      The master servicer will have no master servicing obligations with respect to the mortgage loans serviced by WMMSC.

      Each of GreenPoint, SPS, Wells Fargo, and WMMSC will also be directly responsible for servicing the mortgage loans serviced by it under the terms of the pooling and servicing agreement. Each of ABN AMRO, American First, Countrywide Servicing, Fifth Third, GMACM, HSBC, U.S. Central, Wachovia and WMB will be directly responsible for servicing the mortgage loans serviced by it under the terms of the related Servicing Agreement. Under the pooling and servicing agreement and each Servicing Agreement, the related servicers may contract with subservicers to perform some or all of their servicing duties. Regardless of the servicing arrangement, the servicers will remain liable for their servicing duties and obligations under the pooling and servicing agreement or related Servicing Agreement, as applicable, as if the servicers alone were servicing the mortgage loans. Additionally, each of WMMSC, GreenPoint, SPS and Wells Fargo may enter into special servicing agreements as more fully described in "Servicing of Mortgage Loans--Special Servicing Agreements" herein. None of the servicers or the special servicer will have any servicing obligations with respect to the mortgage loans not serviced by it. Additionally, the master servicer will not have any master servicing obligations with respect to the mortgage loans not master serviced by it.

      Each servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the mortgage loans serviced by it and, to the extent those procedures are consistent with the pooling and servicing agreement or the related Servicing Agreement, as applicable, will follow collection procedures as are followed for mortgage loans comparable to the mortgage loans in the trust in the local areas where each mortgaged property is located. Under the pooling and servicing agreement or the related Servicing Agreement, as applicable, each servicer will establish and maintain, or cause to be established and maintained, one or more collection accounts into which deposits will be made on a daily basis, within two business days of receipt, of payments and collections on the mortgage loans serviced by it net of the related servicing compensation. Funds credited to a collection account may be invested for the benefit and at the risk of the related servicer in permitted investments, as described in the pooling and servicing agreement or the related Servicing Agreement, as applicable, that are scheduled to mature on or prior to the servicer remittance date in accordance with the provisions of the pooling and servicing agreement or the related Servicing Agreement. If permitted by the pooling and servicing agreement or related Servicing Agreement, a collection account may be a commingled account with other similar accounts maintained by the related servicer.

      Under the pooling and servicing agreement, the trust administrator will establish and maintain a certificate account into which deposits will be made of the amounts remitted to the trust administrator by the servicers. Funds credited to the certificate account may be invested for the benefit and at the risk of the trust administrator in permitted investments, as described in the pooling and servicing agreement, that are scheduled to mature on or prior to the day immediately preceding the related distribution date in accordance with the provisions of the pooling and servicing agreement.

      The pooling and servicing agreement prohibits the resignation of the master servicer, GreenPoint, Wells Fargo, SPS or WMMSC, except upon (a) appointment of a successor master servicer, servicer or special servicer (which may be with respect to all or a portion of the mortgage loans master serviced by the master servicer or serviced by that servicer, respectively), as applicable, and receipt by the trustee and the trust administrator of a letter from each rating agency that the resignation and appointment will not result in a downgrading of the rating of any of the certificates or (b) a determination that the master servicer's, such servicer's or such special servicer's duties thereunder are no longer permitted under applicable law. In addition, the entity specified in the pooling and servicing agreement and its assigns or its transferee may request that GreenPoint, Wells Fargo, SPS or the master servicer, subject to certain conditions specified in the pooling and servicing agreement, resign and appoint a successor servicer or master servicer, as applicable, provided such entity delivers to the trustee and trust administrator the letter from each rating agency described in the previous sentence. No resignation of the master servicer will be effective until a successor master servicer has assumed such master servicing obligations in the manner provided in the pooling and servicing agreement. No resignation of GreenPoint, Wells Fargo, SPS or WMMSC will be effective until the master servicer or a successor servicer has assumed such servicing obligations in the manner provided in the pooling and servicing agreement. If the master servicer acts as successor servicer with respect to any mortgage loans, there will be a period of transition, not to exceed 90 days, before servicing functions can be fully transferred to the master servicer as successor servicer; provided, however, that during such period, the master servicer will continue to be responsible to make advances and compensating interest payments with respect to such mortgage loans. In connection with the appointment of a successor servicer to GreenPoint, Wells Fargo, SPS, WMMSC or the master servicer, the servicing provisions of the pooling and servicing agreement may be amended without the consent of the certificateholders, provided that the rating agencies confirm the rating of the certificates giving effect to the amendment.

Wells Fargo Bank N.A. Delinquency Experience

      The following table sets forth certain information, as reported by Wells Fargo, concerning recent delinquency and foreclosure experience on mortgage loans included in mortgage pools underlying certain series of mortgage pass-through certificates issued by Wells Fargo's affiliate, Wells Fargo Asset Securities Corporation, with respect to which one or more classes of certificates were publicly offered and as to which Wells Fargo acts as servicer. The delinquency and foreclosure experience set forth in the following table includes mortgage loans with various terms to stated maturity and includes loans having a variety of payment characteristics. There can be no assurance that the delinquency and foreclosure experience set forth in the following table will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

       Wells Fargo
     Delinquency and

 Foreclosure Experience

                                                        By Dollar                        By Dollar                      By Dollar
                                        By No.           Amount          By No.            Amount        By No.          Amount
                                        of Loans        of Loans        of Loans          of Loans      of Loans        of Loans
                                        --------        --------        --------          --------      --------        --------
   (Dollar Amounts in
       Thousands)                       As of December 31, 2003             As of December 31, 2004             As of June 30, 2005
                                        -----------------------             -----------------------             -------------------
    Fixed-Rate Loans                         27,529     $12,685,318          27,069     $12,321,323          30,024     $13,701,902
                                        ===========     ===========     ===========     ===========     ===========     ===========
Period of Delinquency(1)
       30-59 Days                                55         $25,106              37         $14,212              51         $19,698
       60-89 Days                                14          $5,033              10          $3,882              15          $5,691
     90 days or more                              9          $3,523               8          $2,348              13          $4,203
                                        -----------     -----------     -----------     -----------     -----------     -----------

 Total Delinquent Loans                          78         $33,662              55         $20,442              79         $29,592
                                        ===========     ===========     ===========     ===========     ===========     ===========

  Percent of Fixed-Rate
          Loans                                0.28%           0.27%           0.20%           0.17%           0.26%           0.22%

     Foreclosures(2)                             28         $11,328              10          $4,366               5          $2,456
  Foreclosure Ratio (3)                        0.10%           0.09%           0.04%           0.04%           0.02%           0.02%


(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2)   Includes  loans  in  the  applicable   portfolio  for  which   foreclosure
      proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosure as a percentage of loan count or principal balance in the applicable portfolio at the end of each period.

Select Portfolio Servicing, Inc.'s Delinquency and Foreclosure Experience

      The following table sets forth the delinquency and foreclosure experience of the mortgage loans serviced by SPS as of the date indicated. SPS's portfolio of mortgage loans may differ significantly from the mortgage loans in the mortgage pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. For example, the delinquency and loss experience of SPS's servicing portfolio may include loans and financial assets originated pursuant to different underwriting standards than the mortgage loans in the mortgage pool and loans and financial assets having a geographic distribution that varies from the geographic distribution of the mortgage loans in the mortgage pool. In addition, SPS's consolidated servicing portfolios include loans with a variety of payment and other characteristics that may not correspond to those of the mortgage loans in the mortgage pool. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage pool. The actual delinquency experience on the mortgage loans in the mortgage pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by SPS. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage pool. Finally, the statistics shown below represent the delinquency experience for SPS's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans comprising the mortgage pool will depend on the results obtained over the life of the mortgage pool. It should be noted that SPS's business emphasizes, to a certain degree, the acquisition of servicing rights with respect to non-performing and subperforming mortgage loans and SPS has been an active participant in the market for such servicing rights over the past several years. Delinquency and foreclosure is typically much greater with these types of loans. Thus, the acquisition of such servicing rights may have affected the delinquency and foreclosure experience of SPS in the periods ended on June 30, 2005, December 31, 2004 and December 31, 2003.

                                           SPS's Delinquency and Foreclosure Experience(1)
                                                         (Dollars in Thousands)

                                       As of June 30, 2005         As of December 31, 2004               As of December 31, 2003
                            ------------------------------------   -------------------------------    ------------------------------
                                                         % by       No.                     % by       No.                  % by
                                No. of   Principal     Principal    of      Principal     Principal    of     Principal   Principal
                                Loans    Balance(2)    Balance(3)  Loans    Balance(2)    Balance(3)  Loans   Balance(2)  Balance(3)
                            -----------  -----------   ----------  ------   ----------    ----------  ------  ----------  ----------

Current Loans .............     155,347  $15,229,929   68.86%      159,948  $14,269,578   64.89%      284,100  $29,749,403   72.64%

Period of
   Delinquency(4)

   30-59 Days .............      20,947    1,788,260    8.09%       24,538    1,985,862    9.03%       35,802    3,148,839    7.69%

   60-89 ..................       8,242      663,151    3.00%        9,728      772,146    3.51%       12,261    1,100,601    2.69%

   90 Days or more ........      20,159    1,072,695    4.85%       19,712    1,056,672    4.81%       17,128    1,007,251    2.46%
                            -----------  -----------  ------   -----------  -----------  ------   -----------  -----------  ------


Total Delinquencies .......      49,348  $ 3,524,106   15.93%       53,978    3,814,680   17.35%       65,191    5,256,691   12.83%

Foreclosures ..............      14,590  $ 1,230,242    5.56%       18,053    1,555,414    7.07%       33,306    2,933,501    7.16%

Bankruptcies ..............      23,446  $ 1,596,675    7.22%       26,002    1,808,021    8.22%       30,072    2,155,412    5.26%
                            -----------  -----------  ------   -----------  -----------  ------   -----------  -----------  ------

Total Foreclosures/
   Bankruptcies ...........      38,036  $ 2,826,917   12.78%       44,055    3,363,435   15.30%       63,378    5,088,913   12.42%

Real Estate Owned .........       7,954  $   536,928    2.43%        6,419      541,336    2.46%       10,986      862,046    2.10%
                            -----------  -----------  ------   -----------  -----------  ------   -----------  -----------  ------

Total Portfolio ...........     250,685  $22,117,880  100.00%      264,400  $21,989,029  100.00%      423,655  $40,957,053  100.00%
                            ===========  ===========  ======   ===========  ===========  ======   ===========  ===========  ======


(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

(2) For the Real Estate Owned properties, the principal balance is at the time of foreclosure or delivery of a deed-in-lieu of foreclosure.

(3)   Certain totals may not equal 100% due to rounding.

(4) No mortgage loan is included in this section of the table as delinquent until it is one-month past due.

Countrywide's Delinquency and Foreclosure Experience

      Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

      A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

      The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of mortgage loans originated or acquired by Countrywide serviced or master serviced by Countrywide and securitized by certain affiliates of Countrywide in transactions that were registered with the Securities and Exchange Commission. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans. The columns in the following table may not total due to rounding.

                             At February
                                  28,                               At December 31,                          At June 30,
                             -------------   -------------------------------------------------------------  -------------
                                 2001            2001            2002            2003            2004              2005
                                 ----            ----            ----            ----            ----              ----
                                      (Dollar Amounts in Thousands, Except Losses on Liquidated Mortgage Loans)
                             --------------------------------------------------------------------------------------------
Volume of Loans (1) .......  $ 21,250,550    $ 25,658,250    $ 33,455,108    $ 47,663,628    $ 76,170,541    $108,044,780
Delinquent Mortgage Loans
   and Pending Foreclosures
   at Period End:
   30 - 59 days ...........          1.61%           1.89%           2.11%           1.80%           1.51%           1.30%
   60 - 89 days ...........          0.28%           0.39%           0.53%           0.43%           0.28%           0.24%
   90 days or more
     (excluding pending
     foreclosures) ........          0.14%           0.23%           0.35%           0.31%           0.26%           0.19%
Total of delinquencies ....          2.03%           2.50%           2.99%           2.53%           2.05%           1.73%
Foreclosure pending .......          0.27%           0.31%           0.31%           0.31%           0.20%           0.16%
Total delinquencies and
  Foreclosures pending ....          2.30%           2.82%           3.31%           2.84%           2.25%           1.90%
Losses on liquidated
  loans(2) ................  $ (2,988,604)   $ (5,677,141)   $(10,788,657)   $(16,159,208)   $(24,758,566)   $ (4,810,599)

----------
(1) "Volume of loans" reflects both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated. (2) "Losses on liquidated loans" reflect the losses accumulated during (i) the year ended on February 28, 2001,

(2) the 10-month period ending on December 31, 2001, (iii) the years ended on December 31, 2002, December 31, 2003 and December 31, 2004, respectively, and (iv) the 6-month period ending on June 30, 2005, respectively.

Fifth Third Mortgage Company's Delinquency and Foreclosure Experience

      The following tables set forth the delinquency and foreclosure experience of the residential mortgage loans serviced by Fifth Third having initial principal balances that exceed the loan balance limitations of Fannie Mae or Freddie Mac as of the dates indicated. Fifth Third's total portfolio of mortgage loans serviced by it may differ significantly from the mortgage loans in the trust in terms of interest rates, principal balances, geographic distribution, LTV ratios and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the trust will be similar to that reflected in the tables below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual loss and delinquency experience on the mortgage loans will depend upon, among other things, the value of the real estate securing those mortgage loans and the ability of borrowers to make required payments.

         There can be no assurance that the information set forth in the following tables will be representative of future delinquency experience.

                                           As of December 31,
                         -------------------------------------------------------
                                    2002                        2003
                         -------------------------   ---------------------------
                            By
                           Dollar          % of        By Dollar          % of
                           Amount         Total         Amount           Total
   Servicer's Portfolio    of Loans      Portfolio     of Loans        Portfolio
-----------------------  --------------  ---------   ----------------  ---------
Total Portfolio .......  $1,497,016,594             $1,825,825,778.26

Period of Delinquency
30-59 days ............  $   23,395,785      1.56%  $   16,764,095.76      0.92%
60-89 days ............  $    7,076,491      0.47%  $            0.00      0.00%
90+ days ..............  $   34,081,778      2.28%  $   14,291,147.47      0.78%
                         --------------  --------   -----------------  --------
Total Delinquencies(1)   $   64,554,054      4.31%  $   31,055,243.23      1.70%
                         ==============  ========   =================  ========

----------
(1)   Includes foreclosures, bankruptcies and real estate owned.

                                          As of December 31,
                          ------------------------------------------------------
                                     2002                        2003
                          -------------------------   --------------------------
                             By Dollar       % of      By Dollar          % of
   Serviced for Others        Amount        Total        Amount          Total
        Portfolio            of Loans     Portfolio     of Loans       Portfolio
------------------------  --------------  --------   ----------------  --------
Total Portfolio ........  $1,236,219,094             $1,436,846,423.9

Period of Delinquency
30-59 days .............  $    6,644,649      0.54%  $   12,603,967.7      0.88%
60-89 days .............  $    2,017,746      0.16%  $            0.0      0.00%
90+ days ...............  $    3,867,516      0.31%  $    8,239,762.9      0.57%
                          --------------  --------   ----------------  --------
Total
  Delinquencies(1) ....       12,529,911      1.01%  $   20,843,730.6      1.45%
                          ==============  ========   ================  ========

----------
(1)   Includes foreclosures, bankruptcies and real estate owned.

                                                           As of December 31,                                      As of March 31,
                        ------------------------------------------------------------------------------------------------------------
                                    2002                         2003                         2004                      2005
                        -------------------------  ------------------------------   -----------------------   ----------------------
                        By Dollar         % of         By Dollar          % of       By Dollar      % of       By Dollar      % of
                          Amount          Total        Amount             Total        Amount       Total       Amount       Total
          Total          of Loans       Portfolio      of Loans         Portfolio    of Loans     Portfolio    of Loans    Portfolio
----------------------  --------------  --------   -------------------  --------   --------------  --------   --------------  ------
Total Portfolio ......  $2,733,235,688             $   3,262,672,202.2           $3,012,546,165             $3,391,803,789

Period of Delinquency
30-59 days ...........  $   30,040,434      1.10%  $      29,368,063.5    0.90%  $   18,739,121      0.62%  $   37,327,858     1.10%
60-89 days ...........  $    9,094,237      0.33%  $               0.0    0.00%  $            0      0.00%  $    5,691,715     0.17%
90+ days .............  $   37,949,294      1.39%  $      22,530,910.3    0.69%  $   15,087,848      0.50%  $   14,864,117     0.44%
                        --------------  --------   -------------------  --------   --------------  --------   --------------  ------
Total Delinquencies(1)  $   77,083,965      2.82%  $      51,898,973.9    1.59%  $   33,826,969      1.12%  $   57,883,690     1.71%
                        ==============  ========   ===================  ========   ==============  ========   ==============  ======

----------
(1)   Includes foreclosures, bankruptcies and real estate owned.

      While the above delinquency experience is typical of Fifth Third's recent experience, there can be no assurance that experience on the mortgage loans will be similar. Accordingly, the information should not be considered to reflect the credit quality of the mortgage loans, or as a basis for assessing the likelihood, amount or severity of losses on the mortgage loans. The statistical data in the table is based on all of the loans in Fifth Third's servicing portfolio having initial principal loan balances that exceed the loan balance limitations of Fannie Mae or Freddie Mac. The mortgage loans may be more recently originated than, and are likely to have other characteristics which distinguish them from, the majority of the loans in Fifth Third's servicing portfolio.

GMACM Mortgage Corporation's Delinquency and Foreclosure Experience

      The following table summarizes the delinquency experience for all the mortgage loans originated under the GMACM 30 Year Non-Conforming Fixed-Rate Loan Program. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the mortgage loans included in the trust will be similar to that set forth below.

                        At December 31, 2002     At December 31, 2003      At December 31, 2004        At March 31, 2005
                       ---------------------   ----------------------   -----------------------   -----------------------
                           Loans       % By $       Loans       % By $       Loans       % By $        Loans     % By $
                       --------------  ------   --------------  ------   --------------  ------   --------------  ------
Number of Loans .....          13,389                   13,544                   16,950                   17,735
Total Portfolio .....  $4,909,931,428     100%  $5,879,409,044     100%  $7,436,703,375     100%  $7,858,059,756     100%
Period of Delinquency
   30-59 Days .......  $   68,057,814    1.39%  $   68,662,374    1.17%  $   86,612,701    1.16%  $   61,999,008    0.79%
   60-89 Days .......  $   14,603,891    0.30%  $    8,344,709    0.14%  $   12,043,984    0.16%  $    7,517,963    0.10%
   90 or more Days ..  $    4,133,438    0.08%  $    4,419,793    0.08%  $    5,235,093    0.07%  $    1,027,414    0.01%
Sub-Total ...........  $   86,795,143    1.77%  $   81,426,876    1.38%  $  103,891,778    1.40%  $   70,544,385    0.90%
                       --------------  ------   --------------  ------   --------------  ------   --------------  ------

Delinquency Status
   Bankruptcy .......  $   15,606,693    0.32%  $    9,500,758    0.16%  $   10,708,658    0.14%  $    8,467,828    0.11%
   Foreclosure ......  $   14,046,819    0.29%  $   11,602,381    0.20%  $   15,106,726    0.20%  $   17,524,447    0.22%
   Real Estate Owned   $    3,119,693    0.06%  $    4,468,924    0.08%  $    4,737,574    0.06%  $    3,769,742    0.05%
Sub-Total ...........  $   32,773,205    0.67%  $   25,572,063    0.43%  $   30,552,957    0.41%  $   29,762,016    0.38%
                       --------------  ------   --------------  ------   --------------  ------   --------------  ------

Total Delinquent

Loans ...............  $  119,568,349    2.44%  $  106,998,940    1.82%  $  134,444,736    1.81%  $  100,306,402    1.28%
                       ==============  ======   ==============  ======   ==============  ======   ==============  ======

----------
(1)   All percentages based on the total loan balance outstanding

      There can be no assurance that the delinquency, foreclosures and loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the related Mortgaged Properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by Mortgagors of Monthly Payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage loans in the trust.

Wachovia Mortgage Corporation's Delinquency and Foreclosure Experience

      Most of Wachovia's mortgage loan production is sold to buyers in the secondary mortgage market. Prior to July 2004, Wachovia sold its mortgage loan production on a servicing released basis and has only recently begun retaining servicing in connection with a portion of its mortgage loan sale transactions. Accordingly, Wachovia does not have meaningful delinquency and loss information with respect to mortgage loans originated, acquired or serviced by Wachovia.

Washington  Mutual  Bank's   Single-Family   Residential   Nonperforming   Asset
Statistics

      The following table sets forth information concerning single-family residential ("SFR") loans, which WMB holds in its own portfolio and services, as well as SFR nonaccrual loans and foreclosed assets. Assets considered to be nonperforming include nonaccrual loans and foreclosed assets. Loans are generally placed on nonaccrual status when they are 90 days or more past due or when the timely collection of the principal of the loan, in whole or in part, is not expected. Management's classification of a loan as nonaccrual does not necessarily indicate that the principal of the loan is uncollectible in whole or in part.

                                       June 30,                     December 31,
                                      ----------     -------------------------------------------
                                         2005            2004           2003           2002
                                      ----------     -----------    -----------    -------------
                                                     (restated)     (restated)      (restated)
                                      (dollars in    (dollars in    (dollars in     (dollars in
                                       thousands)    thousands)     thousands)       thousands)
Nonaccrual SFR loans (excluding
   loans serviced by others) (1)(2)   $    479,923   $    514,341   $    685,097   $    926,497
Total SFR loans held in portfolio
   (excluding loans serviced by
   others)                            $106,933,492   $109,111,330   $ 98,587,112   $ 80,119,115
Nonaccrual SFR loans as a percentage
   of total SFR loans held in
   portfolio (excluding loans
   serviced by others)                       0.45%          0.47%          0.69%          1.16%
Foreclosed SFR assets (excluding
   loans serviced by others)          $    119,734   $    127,044   $    135,350   $    142,068

(1)   Nonaccrual SFR loans exclude nonaccrual SFR loans held for sale.
(2) Nonaccrual SFR loans exclude foreclosed SFR assets. Foreclosed SFR assets are listed separately in the table above.

      The above information represents the nonaccrual and foreclosure statistics of WMB as a servicer of SFR loans held in its portfolio (the "Portfolio"). The nonaccrual and foreclosure statistics of the mortgage loans in the Portfolio are unlikely to be a meaningful predictor of the performance of the mortgage loans in the trust. The statistics shown above represent the nonaccrual and foreclosure statistics of WMB's portfolio only for the periods presented whereas the aggregate delinquency and loss experience of the mortgage loans in the trust will depend on the results obtained over the life of the trust. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the mortgage loans in the trust.

      The statistics shown above should not be considered as a basis of assessing the likelihood, amount or severity of losses of the mortgage loans in the trust. If the residential real estate market should experience any overall decline in property values, the actual rate of delinquencies, foreclosures and losses could be higher than those previously experienced by WMB in its Portfolio. In addition, adverse economic conditions (which may or may not affect property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans in the trust, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage loans in the trust. The likelihood that mortgagors will become delinquent in the payment of their mortgage loans may be affected by a number of factors related to a mortgagor's personal circumstances, including, for example, unemployment, fluctuations in income and a mortgagor's equity in the related mortgaged property. The actual delinquency and foreclosure experience of the mortgage loans in the trust may also be sensitive to the level of interest rates and influenced by servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on such mortgage loans in the trust to the extent that mortgaged properties are concentrated in certain geographic areas. Accordingly, the information regarding the nonaccrual and foreclosure statistics of the Portfolio is not likely to provide an accurate assessment of the delinquency, default and loss experience of the mortgage loans in the trust over time.

Servicing Compensation and Payment of Expenses

      The expense fees for the mortgage loans are payable out of the interest payments on each mortgage loan. The expense fees will vary from mortgage loan to mortgage loan. The rate at which the expense fees accrue is expected to range from 0.20% to 1.10% per annum of the outstanding principal balance of each mortgage loan. As of the cut-off date, the weighted average per annum rate at which the expense fees accrue is expected to equal approximately 0.25% with respect to the mortgage loans in loan group I, 0.23% with respect to the mortgage loans in loan group II, 0.24% with respect to the mortgage loans in loan group III, 0.25% with respect to the mortgage loans in loan group IV, 0.25% with respect to the mortgage loans in loan group V, 0.25% with respect to the mortgage loans in loan group VI, 0.25% with respect to the mortgage loans in loan group VII, 0.25% with respect to the mortgage loans in loan group VIII and 0.25% with respect to the mortgage loans in loan group IX. The expense fees consist of the servicing fee and any lender paid mortgage guaranty insurance premiums, if applicable. The net mortgage rate of a mortgage loan is equal to its mortgage rate less the rate at which the expense fees accrue on that mortgage loan.

      Each servicer or the master servicer is obligated to pay some ongoing expenses associated with the mortgage loans serviced or master serviced, respectively, by it and incurred by that servicer or master servicer, as applicable, in connection with its responsibilities under the pooling and servicing agreement and the related Servicing Agreement, as applicable, and those amounts will be paid by such servicer or master servicer, as applicable, out of its servicing fee or master servicing fee, as applicable. The amount of the servicing fee for each servicer is subject to adjustment for prepaid mortgage loans, as described in this prospectus supplement under "--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans." The related servicer will also be entitled to receive all late payment fees, assumption fees and other similar charges, other than prepayment premiums which are retained by the related servicer, and reinvestment income earned on amounts on deposit in its collection account for the mortgage loans. In addition, WMMSC, Wells Fargo, as servicer, and SPS will be entitled to the interest portion of any prepayment in full if such prepayment is received in the month that such prepayment is to be distributed to certificateholders and such interest represents interest accruals for that month; provided, with respect to WMMSC, that such amounts are not needed for compensating interest payments. The trust administrator is obligated to pay to the master servicer and the trustee, the master servicing fee and trustee fee, respectively, out of all reinvestment income earned on amounts on deposit in the certificate account received by the trust administrator under the pooling and servicing agreement.

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

      When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the immediately preceding monthly payment up to the date of that prepayment, instead of for a full month. In most cases, partial principal prepayments are applied as of the due date occurring in the month in which such partial principal prepayment was made, with a resulting reduction in interest payable for such month.

      Compensating Interest Payments by Wells Fargo. Wells Fargo, as master servicer, is obligated to remit compensating interest payments to the trust administrator to the extent that any servicer (other than WMMSC) is required to do so under the pooling and servicing agreement or the related Servicing Agreement, as applicable, but fails to do so.

      Wells Fargo, as servicer (or the master servicer, if Wells Fargo fails to do so) is obligated to remit to the trust administrator prior to each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

o any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans serviced by it that are made from the fifteenth day of the calendar month preceding such distribution date to the last day of such month and partial principal prepayments made during the calendar month preceding such distribution date, in each case, with respect to mortgage loans directly serviced by Wells Fargo, and

o the servicing fee that Wells Fargo is entitled to receive from the trust on the related distribution date, equal to 0.25% per annum of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

      Compensating Interest Payments by WMMSC. WMMSC is obligated to remit to the trust administrator prior to each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the least of:

o any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans serviced by it that are made from the fifteenth day of the calendar month preceding such distribution date to the last day of such month;

o 1/12th of 0.125% of the aggregate Stated Principal Balance of the mortgage loans serviced by it; and

o     the sum of:

            o a portion of the applicable monthly servicing payable to it equal to 0.04% per annum of the aggregate Stated Principal Balance of the mortgage loans serviced by it as of the due date in the month of such distribution date;

            o any reinvestment income realized by it relating to prepayments in full on the mortgage loans made during the period commencing on the fifteenth day of the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, beginning on the cut-off date) and ending on the fourteenth day of the month in which the distribution date occurs; and

            o interest payments on such prepayments in full received during the period of the first day through the fourteenth day of the month of such distribution date.

      Compensating Interest Payments by SPS. SPS (or the master servicer, if SPS fails to do so) is obligated to remit to the trust administrator prior to each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

o any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans serviced by it that are made from the fifteenth day of the calendar month preceding such distribution date to the last day of such month and partial principal prepayments made during the calendar month preceding such distribution date, in each case, with respect to mortgage loans directly serviced by SPS, and

o the servicing fee that SPS is entitled to receive from the trust on the related distribution date, equal to 0.25% per annum of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

      Compensating Interest Payments by Countrywide Servicing. Countrywide Servicing (or the master servicer, if Countrywide Servicing fails to do so) is obligated to remit to the trust administrator prior to each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

o any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full and partial principal prepayments on the mortgage loans directly serviced by it made during the calendar month preceding such distribution date, and

o the servicing fee that Countrywide Servicing is entitled to receive from the trust on the related distribution date, which is equal to an amount not less than 0.20% per annum of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

      Compensating Interest Payments by Fifth Third. Fifth Third (or the master servicer on its behalf, if Fifth Third fails to do so) is obligated to remit to the trust administrator prior to each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

o any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans serviced by Fifth Third made during the calendar month preceding such distribution date, and

o the servicing fee that Fifth Third is entitled to receive from the trust on the related distribution date, equal to 0.25% per annum of the aggregate Stated Principal Balance of such mortgage loans.

      Compensating Interest Payments by GMACM. GMACM (or the master servicer, if GMACM fails to do so) is obligated to remit to the trust administrator prior to each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

o any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans serviced by GMACM made during the calendar month preceding such distribution date, and

o the servicing fee GMACM is entitled to receive from the trust on the related distribution date, such servicing fee equal to 0.25% per annum of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

      Compensating Interest Payments by Wachovia. Wachovia (or the master servicer, if Wachovia fails to do so) is obligated to remit to the trust administrator prior to each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

o any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans serviced by Wachovia made during the calendar month preceding such distribution date, and

o the servicing fee that Wachovia is entitled to receive from the trust on the related distribution date, such servicing fee equal to 0.25% per annum of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

      Compensating Interest Payments by WMB. WMB (or the master servicer, if WMB fails to do so) is obligated to remit to the trust administrator prior to each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

o any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans serviced by WMB made during the calendar month preceding such distribution date; and

o the servicing fee that WMB is entitled to receive from the trust on the related distribution date, such servicing fee equal to 0.25% per annum of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

      Compensating Interest Payments by the Other Servicers. Each servicer, other than those described above (none of which is servicing more than 10% of the mortgage loans in any loan group, by applicable Cut-off Date Principal Balance) (or the master servicer, if such servicer fails to do so), is obligated to remit to the trust administrator prior to each distribution date, with respect to each mortgage loan serviced by it, an amount generally equal to the lesser of:

o any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans directly serviced by such servicer made during the calendar month preceding such distribution date, and

o the servicing fee that such servicer is entitled to receive from the trust on the related distribution date, equal to 0.25% per annum of the aggregate Stated Principal Balance of such mortgage loans (except in the case of GreenPoint, 50% of the servicing fee GreenPoint is entitled to received from the trust on the related distribution date).

      Any remaining shortfall in interest collections resulting from principal prepayments on the mortgage loans in a loan group will be allocated pro rata to each class of certificates in the related loan group or groups, according to the amount of interest to which that class of the certificates would otherwise be entitled, in reduction thereof. See "Description of the Certificates--Distributions of Interest" in this prospectus supplement.

Advances from the Servicers, the Master Servicer and the Trust Administrator

      Subject to the limitations described below and only with respect to those mortgage loans serviced by it, each servicer will be required to advance, prior to each distribution date, from its own funds or amounts received for the mortgage loans that are not required to be distributed on that distribution date, an amount equal to the aggregate of payments of principal of and interest on the mortgage loans, net of the servicing fees, that were due on the previous due date and which were delinquent on the determination date for that distribution date.

      If the amount of advances received from a servicer of a mortgage loan (other than WMMSC) is less than the amount required to be advanced by such servicer under the pooling and servicing agreement or the related Servicing Agreement, as applicable, the master servicer will be required to make such advance, prior to each distribution date, subject to the master servicer's reasonable determination as to recoverability.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. Each servicer or the master servicer, as applicable, is obligated to make advances for delinquent payments of principal of or interest on each mortgage loan to the extent that those advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. Subject to the foregoing, advances will be made through the liquidation of the related mortgaged property. If the related servicer determines on any determination date to make an advance, that advance will be included with the distribution to certificateholders on the related distribution date. Any failure by WMMSC or the master servicer to make an advance as required under the pooling and servicing agreement will constitute an event of default under the pooling and servicing agreement subject to a specified grace period. If WMMSC or the master servicer is terminated as a result of the occurrence of an event of default, the trust administrator (as successor servicer to WMMSC) or the trustee, respectively, will be obligated to make that advance, in accordance with the terms of the pooling and servicing agreement. For a discussion of other events of default under the pooling and servicing agreement and the rights of the trustee and trust administrator in the case of any event of default, see "Description of the Certificates--Events of Default" and"--Rights Upon Event of Default" in the prospectus.

      Neither the master servicer nor the servicers will be required to advance shortfalls in interest payments on the mortgage loans resulting from the application of the Relief Act.

Optional Purchase of Defaulted Loans; Specially Serviced Loans

      The special servicer may, at its option, purchase from the trust any mortgage loan that is delinquent 90 days or more. That purchase shall be at a price equal to 100% of the Stated Principal Balance of that mortgage loan plus accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which that amount is to be distributed and any unreimbursed advances, other than with respect to the special servicer, and transferring costs.

      The special servicer may, at its option, elect to act as servicer of any mortgage loan serviced by Wells Fargo that is delinquent 90 days or more. In that event the special servicer will be entitled to receive the servicing fee and other servicing compensation for each such mortgage loan. Upon the transfer of the servicing of any such delinquent mortgage loan to the special servicer, the prior servicer of that mortgage loan will have no servicing obligations with respect to that mortgage loan. All references herein to servicer include SPS in its capacity as special servicer under the pooling and servicing agreement, unless otherwise indicated.

Special Servicing Agreements

      The pooling and servicing agreement will permit each of WMMSC, SPS, GreenPoint, and Wells Fargo to enter into a special servicing agreement with an unaffiliated holder of the most junior class of subordinate certificates then outstanding relating to a group. Under that agreement, that unaffiliated holder may instruct each such servicer to commence or delay foreclosure proceedings for delinquent mortgage loans being serviced by it. The commencement or delay at that holder's direction will be taken by that servicer only after that holder deposits a specified amount of cash with that servicer. That cash will be available for payment to related certificateholders if liquidation proceeds are less than they otherwise may have been had that servicer acted using its normal servicing procedures.

                         DESCRIPTION OF THE CERTIFICATES

General

      The certificates will be issued under the pooling and servicing agreement. Described below in this section are summaries of the specific terms and provisions under which the certificates will be issued. The following summaries do not purport to be complete and additional information is provided in the provisions of the pooling and servicing agreement.

Senior Certificates

      The CSFB Mortgage-Backed Pass-Through Certificates, Series 2005-8 will include the following classes of senior certificates:

o     Class I-A-1 Certificates;

o     Class I-A-2 Certificates;

o     Class I-A-3 Certificates;

o     Class I-A-4 Certificates;

o     Class II-A-1 Certificates;

o     Class II-A-2 Certificates;

o     Class III-A-1 Certificates;

o     Class III-A-2 Certificates;

o     Class III-A-3 Certificates;

o     Class III-A-4 Certificates;

o     Class III-A-5 Certificates;

o     Class III-A-6 Certificates;

o     Class III-A-7 Certificates;

o     Class III-A-8 Certificates;

o     Class III-A-9 Certificates;

o     Class III-A-10 Certificates;

o     Class III-A-11 Certificates;

o     Class III-A-12 Certificates;

o     Class III-A-13 Certificates;

o     Class III-A-14 Certificates;

o     Class III-A-15 Certificates;

o     Class III-A-16 Certificates;

o     Class III-A-17 Certificates;

o     Class III-A-18 Certificates;

o     Class III-A-19 Certificates;

o     Class III-A-20 Certificates;

o     Class III-A-21 Certificates;

o     Class III-A-22 Certificates;

o     Class IV-A-1 Certificates;

o     Class V-A-1 Certificates;

o     Class V-A-2 Certificates;

o     Class V-A-3 Certificates;

o     Class VI-A-1 Certificates;

o     Class VII-A-1 Certificates;

o     Class VIII-A-1 Certificates;

o     Class IX-A-1 Certificates;

o     Class IX-A-2 Certificates;

o     Class IX-A-3 Certificates;

o     Class IX-A-4 Certificates;

o     Class IX-A-5 Certificates;

o     Class IX-A-6 Certificates;

o     Class IX-A-7 Certificates;

o     Class IX-A-8 Certificates;

o     Class IX-A-9 Certificates;

o     Class IX-A-10 Certificates;

o     Class IX-A-11 Certificates;

o     Class IX-A-12 Certificates;

o     Class IX-A-13 Certificates;

o     Class IX-A-14 Certificates;

o     Class IX-A-15 Certificates;

o     Class A-X Certificates;

o     Class D-X Certificates;

o     Class A-P Certificates;

o     Class AR Certificates; and

o     Class AR-L  Certificates
      (together with the Class AR
      Certificates, also referred to as
      the Residual Certificates).

      All classes of senior certificates are offered hereby.

Subordinate Certificates

      In  addition  to  the  senior   certificates,   the  CSFB  Mortgage-Backed
Pass-Through Certificates, Series 2005-8, will also include the following eighteen classes of subordinate certificates:

            (a) the Class B-1 Certificates which are subordinate to the Group I, Group IV, Group V, Group VI, Group IX, Class A-X, Class D-X and Class A-P Certificates;

            (b) the Class B-2 Certificates which are subordinate to the Group I, Group IV, Group V, Group VI, Group IX, Class A-X, Class D-X, Class A-P and Class B-1 Certificates;

            (c) the Class B-3 Certificates which are subordinate to the Group I, Group IV, Group V, Group VI, Group IX, Class A-X, Class D-X, Class A-P, Class B-1 and Class B-2 Certificates;

            (d) the Class B-4 Certificates which are subordinate to the Group I, Group IV, Group V, Group VI, Group IX, Class A-X, Class D-X, Class A-P, Class B-1, Class B-2 and Class B-3 Certificates;

            (e) the Class B-5 Certificates which are subordinate to the Group I, Group IV, Group V, Group VI, Group IX, Class A-X, Class D-X, Class A-P, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates;

            (f) the Class B-6 Certificates which are subordinate to the Group I, Group IV, Group V, Group VI, Group IX, Class A-X, Class D-X, Class A-P, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates;

            (g) the Class C-B-1 Certificates which are subordinate to the Group II, Group III, Class A-X and Class A-P Certificates;

            (h) the Class C-B-2 Certificates which are subordinate to the Group II, Group III, Class A-X, Class A-P and Class C-B-1 Certificates;

            (i) the Class C-B-3 Certificates which are subordinate to the Group II, Group III, Class A-X, Class A-P, Class C-B-1 and Class C-B-2 Certificates;

            (j) the Class C-B-4 Certificates which are subordinate to the Group II, Group III, Class A-X, Class A-P, Class C-B-1, Class C-B-2 and Class C-B-3 Certificates;

            (k) the Class C-B-5 Certificates which are subordinate to the Group II, Group III, Class A-X, Class A-P, Class C-B-1, Class C-B-2, Class C-B-3 and Class C-B-4 Certificates;

            (l) the Class C-B-6 Certificates which are subordinate to the Group II, Group III, Class A-X, Class A-P, Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4 and Class C-B-5 Certificates;

            (m) the Class D-B-1 Certificates which are subordinate to the Group VII, Group VIII, Class D-X and Class A-P Certificates;

            (n) the Class D-B-2 Certificates which are subordinate to the Group VII, Group VIII, Class D-X, Class A-P and Class D-B-1 Certificates;

            (o) the Class D-B-3 Certificates which are subordinate to the Group VII, Group VIII, Class D-X, Class A-P, Class D-B-1 and Class D-B-2 Certificates;

            (p) the Class D-B-4 Certificates which are subordinate to the Group VII, Group VIII, Class D-X, Class A-P, Class D-B-1, Class D-B-2 and Class D-B-3 Certificates;

            (q) the Class D-B-5 Certificates which are subordinate to the Group VII, Group VIII, Class D-X, Class A-P, Class D-B-1, Class D-B-2, Class D-B-3 and Class D-B-4 Certificates; and

            (r) the Class D-B-6 Certificates which are subordinate to the Group VII, Group VIII, Class D-X, Class A-P, Class D-B-1, Class D-B-2, Class D-B-3, Class D-B-4 and Class D-B-5 Certificates.

      All classes of subordinate certificates, other than the Class B-4, Class B-5, Class B-6, Class C-B-4, Class C-B-5, Class C-B-6, Class D-B-4, Class D-B-5 and Class D-B-6 Certificates, are offered hereby.

Designations

o The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class A-R and Class AR-L Certificates are referred to as the Group I Certificates.

o The Class II-A-1 and Class II-A-2 Certificates are referred to as the Group II Certificates.

o The Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-A-6, Class III-A-7, Class III-A-8, Class III-A-9, Class III-A-10, Class III-A-11, Class III-A-12, Class III-A-13, Class III-A-14, Class III-A-15, Class III-A-16, Class III-A-17, Class III-A-18, Class III-A-19, Class III-A-20, Class III-A-21 and Class III-A-22 Certificates are referred to as the Group III Certificates.

o     The  Class   IV-A-1   Certificates   are  referred  to  as  the  Group  IV
      Certificates.

o The Class V-A-1, Class V-A-2 and Class V-A-3 Certificates are referred to as the Group V Certificates.

o     The  Class   VI-A-1   Certificates   are  referred  to  as  the  Group  VI
      Certificates.

o     The  Class  VII-A-1   Certificates  are  referred  to  as  the  Group  VII
      Certificates.

o     The  Class  VIII-A-1  Certificates  are  referred  to as  the  Group  VIII
      Certificates.

o The Class IX-A-1, Class IX-A-2, Class IX-A-3, Class IX-A-4, Class IX-A-5, Class IX-A-6, Class IX-A-7, Class IX-A-8, Class IX-A-9, Class IX-A-10, Class IX-A-11, Class IX-A-12, Class IX-A-13, Class IX-A-14 and Class IX-A-15 Certificates are referred to as the Group IX Certificates.

o The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates are referred to as the Group B Certificates.

o The Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates are referred to as the Group C-B Certificates.

o The Class D-B-1, Class D-B-2, Class D-B-3, Class D-B-4, Class D-B-5 and Class D-B-6 Certificates are referred to as the Group D-B Certificates.

o The Class III-A-6, Class IX-A-2, Class IX-A-10, Class A-X and Class D-X Certificates are also referred to as the Interest Only Certificates.

o The Class A-P Certificates are also referred to as the Principal Only Certificates.

o The Class I-A-1, Class III-A-21, Class IX-A-1, Class IX-A-3, Class IX-A-5, Class IX-A-6, Class IX-A-9, Class IX-A-11, Class IX-A-12 and Class IX-A-14 Certificates are also referred to as the Accretion Directed Certificates.

o     The  Class  I-A-2,   Class   III-A-22,   Class  IX-A-5  and  Class  IX-A-7
      Certificates are also referred to as the Accrual Certificates.

o The Class I-A-3, Class I-A-4, Class IX-A-4, Class IX-A-13 and Class IX-A-15 Certificates are also referred to as the Lockout Certificates.

o The Class III-A-5, Class V-A-3 and Class IX-A-9 Certificates are also referred to as the Floating Rate Certificates.

o The Class III-A-6, Class V-A-1 and Class IX-A-10 Certificates are also referred to as the Inverse Floating Rate Certificates.

o The Floating Rate Certificates and the Inverse Floating Rate Certificates are also referred to as the LIBOR Certificates.

o The Class III-A-9, Class III-A-10, Class III-A-11, Class III-A-12, Class III-A-13, Class III-A-14, Class III-A-15, Class IX-A-1, Class IX-A-3, Class IX-A-6, Class IX-A-12 and Class IX-A-14 Certificates are also referred to as the PAC Certificates.

o The Class III-A-7, Class III-A-21, Class IX-A-1, Class IX-A-3, Class IX-A-5, Class IX-A-6, Class IX-A-9, Class IX-A-11, Class IX-A-12 and Class IX-A-14 Certificates are also referred to as the TAC Certificates.

o The Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-A-7, Class III-A-8, Class III-A-16, Class III-A-17, Class III-A-18, Class III-A-19, Class III-A-20, Class III-A-21, Class III-A-22, Class IX-A-1, Class IX-A-3, Class IX-A-5, Class IX-A-7, Class IX-A-9 and Class IX-A-11 Certificates are also referred to as the Support Certificates.

o The Class III-A-18, Class III-A-19 and Class III-A-20 Certificates are also referred to as the Special Retail Certificates.

o The Class AR and Class AR-L Certificates are also referred to as the Residual Certificates.

Assets of the Trust

      The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

o the mortgage loans, together with their mortgage files, and together with all collections on them and their proceeds;

o any property acquired by foreclosure of the mortgage loans or by deed in lieu of foreclosure;

o the trustee's rights with respect to the mortgage loans under all insurance policies required to be maintained pursuant to the pooling and servicing agreement and their proceeds;

o the Collection Account, the Certificate Account, the Class III-A-18, Class III-A-19 and Class III-A-20 Special Retail Rounding Accounts (as defined in "Distributions in Reduction of the Special Retail Certificates" in this prospectus supplement) and the assets that are deposited in each of them from time to time; and

o     all proceeds of any of the foregoing.

      Notwithstanding the foregoing, however, the trust specifically excludes all payments and other collections of principal and interest due on the mortgage loans on or before the applicable cut-off date.

      The yield maintenance agreement and the Yield Maintenance Account are not assets of the trust, but instead are assets of the separate supplemental interest trust.

      The offered certificates, other than the Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-6, Class III-A-7, Class III-A-8, Class III-A-10, Class III-A- 11, Class III-A-12, Class III-A-14, Class III-A-15, Class III-A-17, Class III-A-18, Class III-A-19, Class III-A-20, Class III-A-21, Class IX-A-2, Class IX-A-3, Class IX-A-8, Class IX-A-10, Class IX-A-14, Class A-X, Class D-X, Class AR and Class AR-L Certificates, will be issued in minimum denominations (by principal balance) of $25,000 and integral multiples of $1 in excess thereof. The Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-7, Class III-A-8, Class III-A-10, Class III-

A-11, Class III-A-12, Class III-A-14, Class III-A-15, Class III-A-17, Class III-A-21, Class IX-A-3, Class IX-A-8 and Class IX-A-14 Certificates will be issued in minimum denominations (by principal balance) of $1,000 and integral multiples of $1 in excess thereof. The Class III-A-18, Class III-A-19 and Class III-A-20 Certificates will be issued in minimum denominations (by principal balance) of $1,000 and integral multiples of $1,000 in excess thereof. The Class III-A-6, Class IX-A-2, Class IX-A-10, Class A-X and Class D-X Certificates will be issued in minimum denominations (by notional amount) of $100,000 and integral multiples of $1 in excess thereof. The Class AR and Class AR-L Certificates will be issued in minimum percentage interests of 20%.

Book-Entry Registration

      The offered certificates, other than the Class AR and Class AR-L Certificates, will be book-entry certificates. The book-entry certificates will be issued in one or more certificates which equal the aggregate initial certificate principal balance or notional amount of each of those classes of certificates and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered certificates. Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and JPMorgan Chase, National Association will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

      The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates. No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described under "--Definitive Certificates" below.

      Unless and until definitive certificates are issued, it is anticipated that the only "certificateholder" of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC. Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

      For a description of the procedures applicable to the DTC registered certificates, see "Description of the Certificates--Form of Certificates" in the prospectus.

Definitive Certificates

      Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

o DTC or the depositor advises the trust administrator in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the trust administrator is unable to locate a qualified successor;

o     the   depositor,   in  writing,   with  the  consent  of  the   applicable
      participants, elects to terminate the book-entry system through DTC; or

o after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate certificate principal balance or notional amount advise the trust administrator and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners, and the participants consent to the termination.

      In the case of any of the events described in the immediately preceding paragraph, the trust administrator will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re-registration, the trust administrator will issue the definitive certificates. After that, the trust administrator will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

      According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions

      Distributions on the certificates will be made by the trust administrator on the 25th day of each month, or if such day is not a business day, on the first business day thereafter commencing in September 2005, to the persons in whose names those certificates are registered on the last business day of the month preceding the month of that distribution date.

      Distributions on each distribution date will be made by check mailed to the address of the person entitled to those distributions as it appears on the applicable certificate register. In the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate principal balance of $1,000,000 or more and who has so notified the trust administrator in writing in accordance with the pooling and servicing agreement, distributions on each distribution date will be made by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depositary institution having appropriate wire transfer facilities. The final distribution in retirement of the certificates will be made only on presentment and surrender of those certificates at the corporate trust office of the trust administrator.

Glossary of Terms

      The following terms are given the meanings shown below to help describe the cash flows on the certificates:

      Accrual Period-- For any distribution date and any class of certificates (other than the LIBOR Certificates) the calendar month immediately preceding that distribution date. For the LIBOR Certificates, the period from and including the 25th day of the calendar month immediately preceding that distribution date to and including the 24th day of the calendar month of that distribution date.

      Available Funds--For any distribution date and loan group, the sum of:

      (a) all scheduled installments of interest and principal due on the related due date and received prior to the related determination date on the related mortgage loans, together with any advances for the related mortgage loans;

      (b) (i) all Insurance Proceeds (to the extent not applied to restoration of the mortgaged property or released to the mortgagor in accordance with the applicable servicer's standard servicing procedures) and Liquidation Proceeds received during the calendar month preceding the month of that distribution date on the related mortgage loans, in each case net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any, and (ii) all Recoveries, if any, for such distribution date;

      (c) all partial and full principal prepayments received during the applicable Prepayment Period on the related mortgage loans, exclusive of prepayment premiums and interest accruals received with any prepayments in full if such prepayment in full is received in the month that such prepayment is to be distributed to certificateholders and such interest represents interest accruals for that month;

      (d) amounts received for that distribution date in respect of the substitution of a related mortgage loan or a purchase of a related mortgage loan by the seller or the special servicer as of that distribution date;

      (e) any amounts payable as Compensating Interest by the master servicer or the applicable servicer on that distribution date on the related mortgage loans; and

      (f) minus, in the case of clauses (a) through (e) above, (i) the amounts to which the trustee, the master servicer, the applicable servicer or trust administrator is entitled under the pooling and servicing agreement, including accrued and unpaid servicing fees or excess servicing fees, unreimbursed advances and certain expenses allocable to such loan group, and (ii) lender paid mortgage guaranty insurance premiums, as applicable.

      With respect to any distribution date and each of the mortgage loans, the due date is the first day of the month in which that distribution date occurs. With respect to each of the mortgage loans and any distribution date, the determination date (i) with respect to Wells Fargo, is the business day immediately preceding the related Cash Remittance Date (ii) with respect to GMACM, is the 16th calendar day of the month in which such distribution date occurs, or if such day is not a business day, the immediately preceding business day and (ii) with respect to any servicer, other than Wells Fargo or GMACM, is the 10th day of the month in which that distribution date occurs or, if that day is not a business day, the immediately succeeding business day. With respect to each of the mortgage loans and any distribution date and Wells Fargo, the "Cash Remittance Date" is the 18th calendar day of the month in which such distribution date occurs, or if such day is not a business day, the immediately succeeding business day.

      Bankruptcy Loss Coverage Amount--With respect to loan group I, loan group IV, loan group V, loan group VI and loan group IX, the aggregate amount of Bankruptcy Losses that are allocated solely to the Group B Certificates, initially, approximately $160,136. With respect to loan group II and loan group III, the aggregate amount of Bankruptcy Losses that are allocated solely to the Group C-B Certificates, initially, approximately $150,000. With respect to loan group VII and loan group VIII, the aggregate amount of Bankruptcy Losses that are allocated solely to the Group D-B Certificates, initially, approximately $150,000.

      Bankruptcy Losses--With respect to any loan group, Realized Losses on the mortgage loans in that loan group incurred as a result of Debt Service Reductions and Deficient Valuations.

      Class A-P Deferred Amounts--As of any date of determination, the amount required to be paid to the holders of the Class A-P Certificates pursuant to paragraphs (j)(i), (k)(i) and (l)(i) below under "--Priority of Distributions."

      Class A-X Notional Amount--For any distribution date and the Class A-X Certificates, the product of (x) the aggregate Stated Principal Balance, as of the second preceding due date after giving effect to scheduled payments for that due date, whether or not received, subject to adjustment for prepayments in full received and distributed in the month prior to that distribution date, or for the initial distribution date, as of the cut-off date, of the Premium Rate Mortgage Loans with respect to loan group II, loan group III, loan group VI and loan group IX; and (y) a fraction, the numerator of which is the weighted average of the related Stripped Interest Rates for the Premium Rate Mortgage Loans with respect to loan group II, loan group III, loan group VI and loan group IX and the denominator of which is 5.500%. The Class A-X Notional Amount as of the closing date will be approximately $30,836,423.

      Class D-X Notional Amount--For any distribution date and the Class D-X Certificates, the product of (x) the aggregate Stated Principal Balance, as of the second preceding due date after giving effect to scheduled payments for that due date, whether or not received, subject to adjustment for prepayments in full received and distributed in the month prior to that distribution date, or for the initial distribution date, as of the cut-off date, of the

Premium Rate Mortgage Loans with respect to loan group I, loan group IV, loan group V, loan group VII and loan group VIII; and (y) a fraction, the numerator of which is the weighted average of the related Stripped Interest Rates for the Premium Rate Mortgage Loans with respect to loan group I, loan group IV, loan group V, loan group VII and loan group VIII and the denominator of which is 6.000%. The Class D-X Notional Amount as of the closing date will be approximately $37,509,440.

      Class I-A-2 Accretion Termination Date--The earlier to occur of:

o the distribution date on which the aggregate Class Principal Balance of the Class I-A-1 Certificates has been reduced to zero; and

o the distribution date on which the aggregate Class Principal Balance of the Group B Certificates has been reduced to zero.

      Class I-A-2 Accrual Amount--On each distribution date on or before the Class I-A-2 Accretion Termination Date, an amount equal to accrued interest that would otherwise be distributable in respect of interest on the Class I-A-2 Certificates on that distribution date.

      Class III-A-6 Notional Amount--For any distribution date and the Class III-A-6 Certificates, the Class Principal Balance of the Class III-A-5 Certificates immediately prior to such distribution date. The Class III-A-6 Notional Amount as of the closing date will be approximately $10,000,000.

      Class III-A-22 Accretion Termination Date--The earlier to occur of:

o the distribution date on which the aggregate Class Principal Balance of the Class III-A-21 Certificates has been reduced to zero; and

o the distribution date on which the aggregate Class Principal Balance of the Group C-B Certificates has been reduced to zero.

      Class III-A-22 Accrual Amount--On each distribution date on or before the Class III-A-22 Accretion Termination Date, an amount equal to accrued interest that would otherwise be distributable in respect of interest on the Class III-A-22 Certificates on that distribution date.

      Class IX-A-2 Notional Amount--For any distribution date and the Class IX-A-2 Certificates, the sum of (a) the product of (x) the Class Principal Balance of the Class IX-A-6 Certificates immediately prior to such distribution date and (y) a fraction, the numerator of which is 50 and the denominator of which is 550, (b) the product of (x) the Class Principal Balance of the Class IX-A-14 Certificates immediately prior to such distribution date and (y) a fraction, the numerator of which is 25 and the denominator of which is 550 and
(c) the product of (x) the Class Principal Balance of the Class IX-A-1 Certificates immediately prior to such distribution date and (y) a fraction, the numerator of which is 75 and the denominator of which is 550. The Class IX-A-2 Notional Amount as of the closing date will be approximately $11,343,909.

      Class IX-A-5 Accretion Termination Date--The earlier to occur of:

o the distribution date on which the aggregate Class Principal Balance of the Class IX-A-9 and Class IX-A-11 Certificates has been reduced to zero; and

o the distribution date on which the aggregate Class Principal Balance of the Group B Certificates has been reduced to zero.

      Class IX-A-5 Accrual Amount--On each distribution date on or before the Class IX-A-5 Accretion Termination Date, an amount equal to accrued interest that would otherwise be distributable in respect of interest on the Class IX-A-5 Certificates on that distribution date.

      Class IX-A-7 Accretion Termination Date--The earlier to occur of:

o the distribution date on which the aggregate Class Principal Balance of the Class IX-A-1, Class IX-A-3, Class IX-A-5, Class IX-A-6, Class IX-A-9, Class IX-A-11, Class IX-A-12 and Class IX-A-14 Certificates has been reduced to zero; and

o the distribution date on which the aggregate Class Principal Balance of the Group B Certificates has been reduced to zero.

      Class IX-A-7 Accrual Amount--On each distribution date on or before the Class IX-A-7 Accretion Termination Date, an amount equal to accrued interest that would otherwise be distributable in respect of interest on the Class IX-A-7 Certificates on that distribution date.

      Class IX-A-10  Notional  Amount--For any  distribution  date and the Class
IX-A-10 Certificates, the Class Principal Balance of the Class IX-A-9 Certificates immediately prior to such distribution date. The Class IX-A-10 Notional Amount as of the closing date will be approximately $20,000,000.

      Class P Certificates--The Class A-P Certificates.

      Class P Fraction--With respect to each Class P Mortgage Loan, a fraction, the numerator of which is the Required Coupon for the related loan group minus the Net Mortgage Rate on that Class P Mortgage Loan and the denominator of which is the Required Coupon for the related loan group.

      Class P Mortgage Loans--With respect to any loan group (other than loan group V), the mortgage loans in that loan group having Net Mortgage Rates less than the Required Coupon for that loan group. There are no Class P Mortgage Loans in loan group V.

      Class P Principal Distribution Amount--For each distribution date and each loan group (other than loan group V), a portion of the Available Funds (other than any Recoveries) for the mortgage loans in that loan group for such distribution date equal to the applicable Class P Fraction of the sum of (i) scheduled principal due (whether or not received) and (ii) unscheduled collections of principal received (including Liquidation Proceeds allocable to principal with respect to the Class P Mortgage Loans in that loan group), in each case, on or in respect of each Class P Mortgage Loan in that loan group for that distribution date.

      Class Principal Balance--For any class of certificates, other than the Interest Only Certificates, as of any date of determination, an amount equal to the initial principal balance of that class, reduced by the aggregate of the following amounts allocable to that class:

o All amounts previously distributed to holders of certificates of that class as payments of principal;

o The amount of Realized Losses, including Excess Losses, allocated to that class;

o In the case of the Group B Certificates, any amount allocated to a class in reduction of its Class Principal Balance for the payment of Class A-P Deferred Amounts or if the aggregate Class Principal Balance of the Group I, Group IV, Group V, Group VI, Group IX, Group B and Class A-P Certificates (with respect to the Class A-P Certificates, only with respect to that portion of the Class Principal Balance of such certificates which is related to the Class P Mortgage Loans in loan group I, loan group IV, loan group VI and loan group IX) exceeds the aggregate Stated Principal Balance of the group I, group IV, group V, group VI and group IX mortgage loans, as described below under "--Allocation of Losses on the Group I, Group IV, Group V, Group VI and Group IX Mortgage Loans; Subordination of Group B Certificates;"

o In the case of the Group C-B Certificates, any amount allocated to a class in reduction of its Class Principal Balance for the payment of Class A-P Deferred Amounts or if the aggregate Class Principal Balance of the Group II, Group III, Group C-B and Class A-P Certificates (with respect to the Class A-P Certificates, only with respect to that portion of the Class Principal Balance of such certificates which is related to the Class P Mortgage Loans in loan group II and loan group III) exceeds the aggregate Stated Principal Balance of the group II and group III mortgage loans, as described below under "--Allocation of Losses on the Group II and Group III Mortgage Loans; Subordination of Group C-B Certificates;" and

o In the case of the Group D-B Certificates, any amount allocated to a class in reduction of its Class Principal Balance for the payment of Class A-P Deferred Amounts or if the aggregate Class Principal Balance of the Group VII, Group VIII, Group D-B and Class A-P Certificates (with respect to the Class A-P Certificates, only with respect to that portion of the Class Principal Balance of such certificates which is related to the Class P Mortgage Loans in loan group VII and loan group VIII) exceeds the aggregate Stated Principal Balance of the group VII and group VIII mortgage loans, as described below under "--Allocation of Losses on the Group VII and Group VIII Mortgage Loans; Subordination of Group D-B Certificates;" and

o plus, (i) in the case of Class I-A-2 Certificates, all prior Class I-A-2 Accrual Amounts, (ii) in the case of Class III-A-22 Certificates, all prior Class III-A-22 Accrual Amounts , (iii) in the case of Class IX-A-5 Certificates, all prior Class IX-A-5 Accrual Amounts and (iv) in the case of Class IX-A-7 Certificates, all prior Class IX-A-7 Accrual Amounts;

provided, however, that the Class Principal Balance of each class of certificates (other than the Class P Certificates) to which Realized Losses have been allocated (including any such class of certificates for which the Class Principal Balance has been reduced to zero) will be increased, up to the amount of related Non-PO Recoveries for such distribution date, as follows: (a) first, the Class Principal Balance of each class of senior certificates related to the loan group from which each Non-PO Recovery was collected will be increased, pro rata, up to the amount of Realized Losses previously allocated to reduce the Class Principal Balance of each such class of certificates, and (b) second, the class principal balance of each of the Group B Certificates (in the case of Non-PO Recoveries on group I, group IV, group V, group VI or group IX mortgage loans), the Class Principal Balance of each class of Group C-B Certificates (in the case of Non-PO Recoveries on group II or group III mortgage loans) or the Class Principal Balance of each class of Group D-B Certificates (in the case of Non-PO Recoveries on group VII or group VIII mortgage loans), as applicable, will be increased, in order of seniority, up to the amount of Realized Losses previously allocated to reduce the Class Principal Balance of each such class of certificates and not previously reimbursed.

      Collection Period--For any distribution date is the period from the second day of the month immediately preceding such distribution date to and including the first day of the month of that distribution date.

      Compensating Interest--For each of the mortgage loans serviced by any servicer and any distribution date, an amount to be paid by that servicer as described above under "Servicing of Mortgage Loans--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans" in this prospectus supplement.

      Credit Support Depletion Date-- With respect to the Group I, Group IV, Group V, Group VI, Group IX and Class A-P Certificates, the first distribution date on which the aggregate Class Principal Balance of the Group B Certificates has been or will be reduced to zero. With respect to the Group II, Group III and Class A-P Certificates, the first distribution date on which the aggregate Class Principal Balance of the Group C-B Certificates has been or will be reduced to zero. With respect to the Group VII, Group VIII and Class A-P Certificates, the first distribution date on which the aggregate Class Principal Balance of the Group D-B Certificates has been or will be reduced to zero.

      Debt Service Reduction--With respect to any mortgage loan, a reduction in its scheduled monthly payment by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code, except a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

      Deficient Valuation--With respect to any mortgage loan, a valuation by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in an amount less than the then outstanding indebtedness under the mortgage loan, or that results in a permanent forgiveness of principal.

      Excess  Losses--Special  Hazard  Losses in excess of the  related  Special
Hazard Loss Coverage Amount; Bankruptcy Losses in excess of the related Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the related Fraud Loss Coverage Amount.

      Fraud Loss--With respect to any loan group, a Realized Loss sustained on a Liquidated Mortgage Loan in that loan group by reason of a default arising from fraud, dishonesty or misrepresentation.

      Fraud Loss Coverage Amount--With respect to loan group I, loan group IV, loan group V, loan group VI and loan group IX, the aggregate amount of Fraud Losses that are allocated solely to the Group B Certificates, initially approximately 3.0% of the aggregate Cut-off Date Principal Balance of the group I, group IV, group V, group VI and group IX mortgage loans. With respect to loan group II and loan group III the aggregate amount of Fraud Losses that are allocated solely to the Group C-B Certificates, initially approximately 3.0 % of the aggregate Cut-off Date Principal Balance of the group II and group III mortgage loans. With respect to loan group VII and loan group VIII the aggregate amount of Fraud Losses that are allocated solely to the Group D-B Certificates, initially approximately 3.0% of the aggregate Cut-off Date Principal Balance of the group VII and group VIII mortgage loans.

      Group B Component Balance--With respect to loan group I, loan group IV, loan group V, loan group VI or loan group IX, the excess, if any, of (i) the then outstanding aggregate Stated Principal Balance of the mortgage loans in that loan group (less the applicable Class P Fraction of any Class P Mortgage
Loan in that loan group) over (ii) the then outstanding aggregate Class Principal Balance of the related senior certificates (other than the Class P Certificates).

      Group B Percentage--For any distribution date, the aggregate Class Principal Balance of the Group B Certificates immediately prior to the distribution date divided by the outstanding aggregate Stated Principal Balance of the group I, group IV, group V, group VI and group IX mortgage loans (other than the applicable Class P Fraction of the Class P Mortgage Loans) as of the due date for that distribution date.

      Group B Principal Distribution Amount--For the Group B Certificates and any distribution date, the sum of the following amounts:

o the related Subordinate Percentage of the Principal Payment Amount for loan group I, loan group IV, loan group V, loan group VI and loan group IX (exclusive of the portion thereof attributable to the applicable Class P Principal Distribution Amounts, if any);

o the related Subordinate Prepayment Percentage of the Principal Prepayment Amount for loan group I, loan group IV, loan group V, loan group VI and loan group IX (exclusive of the portion thereof attributable to the applicable Class P Principal Distribution Amounts, if any); and

o the related Subordinate Liquidation Amount for loan group I, loan group IV, loan group V, loan group VI and loan group IX;

      less

o the amount of certain cross-collateralization payments as described under "--Cross-Collateralization--Group I, Group IV, Group V, Group VI and Group IX;" and

o     the  amounts  required  to be  distributed  to the Class A-P  Certificates
      pursuant  to  (j)(i)  under   "--Priority   of   Distributions"   on  that
      distribution date.

      Group C-B Component Balance--With respect to loan group II or loan group III, the excess, if any, of (i) the then outstanding aggregate Stated Principal Balance of the mortgage loans in that loan group (less the applicable Class P Fraction of any Class P Mortgage Loan in that loan group) over (ii) the then outstanding aggregate Class Principal Balance of the related senior certificates (other than the Class P Certificates).

      Group C-B Percentage--For any distribution date, the aggregate Class Principal Balance of the Group C-B Certificates immediately prior to the distribution date divided by the outstanding aggregate Stated Principal Balance of the group II and group III mortgage loans (other than the applicable Class P Fraction of the Class P Mortgage Loans) as of the due date for that distribution date.

      Group C-B Principal Distribution Amount--For the Group C-B Certificates and any distribution date, the sum of the following amounts:

o the related Subordinate Percentage of the Principal Payment Amount for loan group II and loan group III (exclusive of the portion thereof attributable to the applicable Class P Principal Distribution Amounts, if any);

o the related Subordinate Prepayment Percentage of the Principal Prepayment Amount for loan group II and loan group III (exclusive of the portion thereof attributable to the applicable Class P Principal Distribution Amounts, if any); and

o the related Subordinate Liquidation Amount for loan group II and loan group III;

      less

o the amount of certain cross-collateralization payments as described under "--Cross-Collateralization--Group II and Group III;" and

o     the  amounts  required  to be  distributed  to the Class A-P  Certificates
      pursuant  to  (k)(i)  under   "--Priority   of   Distributions"   on  that
      distribution date.

Group D-B Component Balance--With respect to loan group VII or loan group VIII, the excess, if any, of (i) the then outstanding aggregate Stated Principal Balance of the mortgage loans in that loan group (less the applicable Class P Fraction of any Class P Mortgage Loan in that loan group) over
      (ii) the then outstanding aggregate Class Principal Balance of the related senior certificates (other than the Class P Certificates).

      Group D-B Percentage--For any distribution date, the aggregate Class Principal Balance of the Group D-B Certificates immediately prior to the distribution date divided by the outstanding aggregate Stated Principal Balance of the group VII and group VIII mortgage loans (other than the applicable Class P Fraction of the Class P Mortgage Loans) as of the due date for that distribution date.

      Group D-B Principal Distribution Amount--For the Group D-B Certificates and any distribution date, the sum of the following amounts:

o the related Subordinate Percentage of the Principal Payment Amount for loan group VII and loan group VIII (exclusive of the portion thereof attributable to the applicable Class P Principal Distribution Amounts, if any);

o the related Subordinate Prepayment Percentage of the Principal Prepayment Amount for loan group VII and loan group VIII (exclusive of the portion thereof attributable to the applicable Class P Principal Distribution Amounts, if any); and

o the related Subordinate Liquidation Amount for loan group VII and loan group VIII;

      less

o the amount of certain cross-collateralization payments as described under "--Cross-Collateralization--Group VII and Group VIII;" and

o     the  amounts  required  to be  distributed  to the Class A-P  Certificates
      pursuant  to  (l)(i)  under   "--Priority   of   Distributions"   on  that
      distribution date.

      Group I Liquidation Amount--For any distribution date, the aggregate, for each group I mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that distribution date, of the lesser of
(i) the Group I Priority Percentage of the Stated Principal Balance of that mortgage loan (exclusive of the applicable Class P Fraction of that balance, for any Class P Mortgage Loan in loan group I) and (ii) the Group I Priority Percentage of the Liquidation Principal for that mortgage loan.

      Group I Percentage--For any distribution date will equal the lesser of (a) 100% and (b) the aggregate Class Principal Balance of the Class I-A-3 and Class I-A-4 Certificates divided by the aggregate Stated Principal Balance of the group I mortgage loans (less the applicable Class P Fraction of each Class P Mortgage Loan in loan group I), in each case immediately prior to any allocations of losses or distributions on that distribution date. The Group I Percentage as of the closing date will be approximately 9.54%.

      Group I Priority Amount--For any distribution date, the sum of (i) the Group I Priority Percentage of the Principal Payment Amount for loan group I (exclusive of the portion attributable to the Class P Principal Distribution Amount for loan group I), (ii) the Group I Priority Percentage of the Principal Prepayment Amount for loan group I (exclusive of the portion attributable to the Class P Principal Distribution Amount for loan group I), and (iii) the Group I Liquidation Amount. The Group I Priority Amount will equal zero until the distribution date in September 2010.

      Group I Priority Percentage--For any distribution date, the product of (a) the Group I Percentage and (b) the Stepdown Percentage.

      Group IX Liquidation Amount--For any distribution date, the aggregate, for each group IX mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that distribution date, of the lesser of
(i) the Group IX Priority Percentage of the Stated Principal Balance of that mortgage loan (exclusive of the applicable Class P Fraction of that balance, for any Class P Mortgage Loan in loan group IX) and (ii) the Group IX Priority Percentage of the Liquidation Principal for that mortgage loan.

      Group IX  Percentage--For  any distribution  date will equal the lesser of
(a) 100% and (b) the aggregate Class Principal Balance of the Class IX-A-4, Class IX-A-13 and Class IX-A-15 Certificates divided by the aggregate Stated Principal Balance of the group IX mortgage loans (less the applicable Class P Fraction of each Class P Mortgage Loan in loan group IX), in each case immediately prior to any allocations of losses or distributions on that distribution date. The Group IX Percentage as of the closing date will be approximately 14.23%.

      Group IX Priority Amount--For any distribution date, the sum of (i) the Group IX Priority Percentage of the Principal Payment Amount for loan group IX (exclusive of the portion attributable to the Class P Principal Distribution Amount for loan group IX), (ii) the Group IX Priority Percentage of the
Principal Prepayment Amount for loan group IX (exclusive of the portion attributable to the Class P Principal Distribution Amount for loan group IX), and (iii) the Group IX Liquidation Amount. The Group IX Priority Amount will equal zero until the distribution date in September 2010.

      Group IX Priority  Percentage--For  any distribution  date, the product of
(a) the Group IX Percentage and (b) the Stepdown Percentage.

      Insurance Proceeds--Amounts paid pursuant to any insurance policy with respect to a mortgage loan that have not been used to restore the related mortgaged property or released to the mortgagor in accordance with the terms of the pooling and servicing agreement, subject to the terms and conditions of the related mortgage note and mortgage.

      Liquidated Mortgage Loan--A mortgage loan for which the related servicer has determined that it has received all amounts that it expects to recover from or on account of the mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

      Liquidation Principal--The principal portion of Liquidation Proceeds received on a mortgage loan that became a Liquidated Mortgage Loan, but not in excess of the principal balance of that mortgage loan, during the calendar month preceding the month of the distribution date, exclusive of the portion thereof, if any, attributable to the applicable Class P Principal Distribution Amount.

      Liquidation Proceeds--Amounts, including Insurance Proceeds, net of (1) unreimbursed, reasonable out-of-pocket expenses and (2) unreimbursed Advances, received and retained in connection with the liquidation of defaulted mortgage loans, whether through trustee's sale, foreclosure sale, or otherwise or amounts received in connection with any condemnation or partial release of a mortgaged property, other than Recoveries.

      Net Interest Shortfall--For any distribution date and a loan group, the sum of:

o the amount of interest which would otherwise have been received for a mortgage loan in that loan group that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, after the exhaustion of the amounts of coverage provided by the Group B Certificates, in the case of loan group I, loan group IV, loan group V, loan group VI and loan group IX, Group C-B Certificates, in the case of loan group II and loan group III, or Group D-B Certificates, in the case of loan group VII and loan group VIII, for those types of losses; and

o     any related Net Prepayment Interest Shortfalls.

      Net Mortgage Rate--With respect to any mortgage loan, the mortgage rate of the mortgage loan less the rate at which the expense fees accrue on such mortgage loan.

      Net Prepayment Interest Shortfall--For any distribution date and each loan group, the amount by which the aggregate of Prepayment Interest Shortfalls for such loan group during the related Prepayment Period exceeds the available Compensating Interest for that period.

      Non-PO Recoveries--For each distribution date and loan group, the excess of (i) the amount of Recoveries for such loan group for such distribution date over (ii) the amount of PO Recoveries for such loan group for such distribution date.

      Overcollateralization Amount--For each distribution date and any loan group, the excess of (i) the aggregate Stated Principal Balance of the mortgage loans in that group (less the applicable Class P Fraction of each Class P Mortgage Loan) over (ii) the aggregate Class Principal Balance of the senior certificates (other than the Class P Certificates) related to that group.

      PO Recoveries-- For each distribution date and loan group I, the lesser of
(i) the amount required to be paid to the holders of the Class A-P Certificates pursuant to paragraph (j)(i)(a) below under "--Priority of Distributions" on such distribution date and (ii) the applicable Class P Fraction of the Recovery, if any, on each Class P Mortgage Loan in loan group I received during the prior calendar month.

      For each distribution date and loan group II, the lesser of (i) the amount required to be paid to the holders of the Class A-P Certificates pursuant to paragraph (k)(i)(a) below under "--Priority of Distributions" on such distribution date and (ii) the applicable Class P Fraction of the Recovery, if any, on each Class P Mortgage Loan in loan group II received during the prior calendar month.

      For each distribution date and loan group III, the lesser of (i) the amount required to be paid to the holders of the Class A-P Certificates pursuant to paragraph (k)(i)(b) below under "--Priority of Distributions--" on such distribution date and (ii) the applicable Class P Fraction of the Recovery, if any, on each Class P Mortgage Loan in loan group III received during the prior calendar month.

      For each distribution date and loan group IV, the lesser of (i) the amount required to be paid to the holders of the Class A-P Certificates pursuant to paragraph (j)(i)(b) below under "--Priority of Distributions" on such distribution date and (ii) the applicable Class P Fraction of the Recovery, if any, on each Class P Mortgage Loan in loan group IV received during the prior calendar month.

      For each distribution date and loan group VI, the lesser of (i) the amount required to be paid to the holders of the Class A-P Certificates pursuant to paragraph (j)(i)(c) below under "--Priority of Distributions" on such distribution date and (ii) the applicable Class P Fraction of the Recovery, if any, on each Class P Mortgage Loan in loan group VI received during the prior calendar month.

      For each distribution date and loan group VII, the lesser of (i) the amount required to be paid to the holders of the Class A-P Certificates pursuant to paragraph (l)(i)(a) below under "--Priority of Distributions" on such distribution date and (ii) the applicable Class P Fraction of the Recovery, if any, on each Class P Mortgage Loan in loan group VII received during the prior calendar month.

      For each distribution date and loan group VIII, the lesser of (i) the amount required to be paid to the holders of the Class A-P Certificates pursuant to paragraph (l)(i)(b) below under "--Priority of Distributions" on such distribution date and (ii) the applicable Class P Fraction of the Recovery, if any, on each Class P Mortgage Loan in loan group VIII received during the prior calendar month.

      For each distribution date and loan group IX, the lesser of (i) the amount required to be paid to the holders of the Class A-P Certificates pursuant to paragraph (j)(i)(d) below under "--Priority of Distributions" on such distribution date and (ii) the applicable Class P Fraction of the Recovery, if any, on each Class P Mortgage Loan in loan group IX received during the prior calendar month.

      Premium Rate Mortgage Loans--With respect to any loan group, the mortgage loans in such loan group having Net Mortgage Rates in excess of the Required Coupon for such loan group.

      Prepayment Interest Shortfall--The amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan, net of the amount required to be paid as a servicing fee, is less than one month's interest at the related mortgage rate, net of the amount required to be paid as a servicing fee, on the principal balance of that mortgage loan being prepaid. No Prepayment Interest Shortfall will be calculated for Principal Prepayments in full received on a mortgage loan serviced by WMMSC, Wells Fargo or SPS if such Principal Prepayment in full is distributed to certificateholders in the month of receipt.

      Prepayment Period--For any distribution date and any principal prepayment in full received on a mortgage loan serviced by WMMSC, Wells Fargo or SPS, the period from the fifteenth day of the calendar month preceding the month in which that distribution date occurs (or in the case of the first distribution date, from the cut-off date) through the fourteenth day of the month in which that distribution date occurs. For any distribution date and any principal prepayment in full received on a mortgage loan serviced by any other servicer, and for any principal prepayment in part received on any mortgage loan, the calendar month preceding that distribution date.

      Principal Payment Amount--For any distribution date and a loan group, the sum of:

o scheduled principal payments on the mortgage loans in that loan group due on the related due date;

o the principal portion of repurchase proceeds received with respect to any mortgage loan in that loan group that was repurchased as permitted or required by the pooling and servicing agreement during the calendar month preceding the month of the distribution date; and

o any other unscheduled payments of principal that were received on the mortgage loans in that loan group during the preceding calendar month, other than Principal Prepayments or Liquidation Principal.

      Principal Prepayment Amount--For any distribution date and a loan group, the sum of (i) all Principal Prepayments in full and in part in that loan group which were received during the applicable Prepayment Period preceding that distribution date and (ii) all Non-PO Recoveries related to that loan group received during the calendar month preceding the month of that distribution date.

      Principal Prepayments--Any mortgagor payment or other recovery of principal on a mortgage loan that is received in advance of its scheduled due date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

      Principal Transfer Amount-- For each distribution date and each Undercollateralized Group, the excess, if any, of the Class Principal Balance of the senior certificates (other than the Class P Certificates) related to such Undercollateralized Group over the aggregate Stated Principal Balance of the mortgage loans in such group (less the applicable Class P Fraction of each Class P Mortgage Loan in such group).

      Realized Loss--With respect to any mortgage loan, the amount determined by the related servicer and evidenced by an officers' certificate delivered to the trustee and the trust administrator, in connection with any mortgage loan equal to:

o for any Liquidated Mortgage Loan, the excess of its Stated Principal Balance plus interest at a rate equal to the applicable Net Mortgage Rate from the due date as to which interest was last paid up to the first due date after the liquidation over Liquidation Proceeds;

o for any mortgage loan that has become the subject of a Deficient Valuation, the excess of the Stated Principal Balance of the mortgage loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or

o for any mortgage loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on the mortgage loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on the mortgage loan, discounted monthly at the applicable mortgage rate.

      Record Date--For any distribution date and the LIBOR Certificates, the business day preceding that distribution date so long as the certificates remain in book-entry form, or otherwise on the last business day of the month preceding the month of that distribution date and, with respect to all other classes of certificates, the last business day of the month preceding the month of that distribution date.

      Recovery--With respect to any Liquidated Mortgage Loan and distribution date, an amount received in respect of such Liquidated Mortgage Loan during the prior calendar month which has previously been allocated as a Realized Loss to a class or classes of certificates, net of reimbursable expenses.

      Relief Act--The Servicemembers Civil Relief Act, and any similar state or local statute.

      Relief Act Reduction--A reduction in the amount of the scheduled interest payment on a mortgage loan pursuant to the Relief Act.

      Required Coupon--With respect to Group I, 5.25% per annum. With respect to Group II, 6.00% per annum. With respect to Group III, 5.50% per annum. With respect to Group IV, 6.00% per annum. With respect to Group V, 5.50% per annum. With respect to Group VI, 5.50% per annum. With respect to Group VII, 7.00% per annum. With respect to Group VIII, 7.00% per annum. With respect to Group IX, 5.50% per annum.

      Senior Liquidation Amount--For any distribution date and in the aggregate for a loan group, for each related mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that distribution date, of the lesser of (i) the related Senior Percentage of the Stated Principal Balance of that mortgage loan (exclusive of the applicable Class P Fraction of that balance, if that mortgage loan is a Class P Mortgage Loan) and (ii) the related Senior Prepayment Percentage of the Liquidation Principal with respect to that mortgage loan.

      Senior Percentage--For any distribution date and a loan group, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Balance of the classes of senior certificates related to such group (other than the Class P Certificates related to such group) immediately prior to that date and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans (less the Class P Fraction of the Class P Mortgage Loans in that loan group, if applicable) in that group as of the due date related to such distribution date.

      In no event will the Senior Percentage for any group exceed 100%.

      Senior Prepayment Percentage--For any of the Group I, Group II, Group III, Group IV, Group V, Group VI, Group VII, Group VIII or Group IX Certificates and any distribution date occurring during the five years beginning on the first distribution date, 100%. Thereafter, the Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments in respect of principal will have the effect of accelerating the amortization of the related senior certificates while, in the absence of Realized Losses, increasing the interest in the aggregate Stated Principal Balance evidenced by the related classes of subordinate certificates. Increasing the respective interest of the Group B Certificates relative to that of the Group I, Group IV, Group V, Group VI, Group IX and Class A-P Certificates is intended to preserve the availability of the subordination provided by the Group B Certificates. Increasing the respective interest of the Group C-B
Certificates relative to that of the Group II, Group III and Class A-P Certificates is intended to preserve the availability of the subordination provided by the Group C-B Certificates. Increasing the respective interest of the Group D-B Certificates relative to that of the Group VII, Group VIII and Class A-P Certificates is intended to preserve the availability of the subordination provided by the Group D-B Certificates.

      Except as provided below, the Senior Prepayment Percentage for each group and any distribution date occurring on or after the fifth anniversary of the first distribution date will be as follows:

o for any distribution date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for that distribution date;

o for any distribution date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for that distribution date;

o for any distribution date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for that distribution date;

o for any distribution date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for that distribution date; and

o for any distribution date after the fourth year thereafter, the related Senior Percentage for that distribution date.

      If on any of the foregoing distribution dates the Senior Percentage for any of the Group I, Group IV, Group V, Group VI or Group IX Certificates exceeds its initial Senior Percentage, the Senior Prepayment Percentage for each of the Group I, Group IV, Group V, Group VI and Group IX Certificates for that distribution date will once again equal 100%.

      If on any of the foregoing distribution dates the Senior Percentage for either of the Group II or Group III Certificates exceeds its initial Senior Percentage, the Senior Prepayment Percentage for each of the Group II and Group III Certificates for that distribution date will once again equal 100%.

      If on any of the foregoing distribution dates the Senior Percentage for either of the Group VII or Group VIII Certificates exceeds its initial Senior Percentage, the Senior Prepayment Percentage for each of the Group VII and Group VIII Certificates for that distribution date will once again equal 100%.

      With respect to the Group I, Group IV, Group V, Group VI and Group IX Certificates, in spite of the foregoing, no reduction to a Senior Prepayment Percentage as described above will occur if, as of the first distribution date as to which that decrease applies the outstanding principal balance of the mortgage loans in the related loan group delinquent 60 days or more (including all REO and loans in foreclosure) averaged over the preceding six month period, as a percentage of the related Group B Component Balance as of that distribution date is equal to or greater than 50% or cumulative Realized Losses for the mortgage loans in the related loan group exceed:

o     for  the  distribution   date  on  the  fifth  anniversary  of  the  first
      distribution date, 30% of the original related Group B Component Balance;

o     for  the  distribution   date  on  the  sixth  anniversary  of  the  first
      distribution date, 35% of the original related Group B Component Balance;

o for the distribution date on the seventh anniversary of the first distribution date, 40% of the original related Group B Component Balance;

o for the distribution date on the eighth anniversary of the first distribution date, 45% of the original related Group B Component Balance; and

o     for  the  distribution   date  on  the  ninth  anniversary  of  the  first
      distribution date, 50% of the original related Group B Component Balance.

      If the Senior Prepayment Percentage for any of the Group I, Group IV, Group V, Group VI or Group IX Certificates is not permitted to reduce due to the limitations set forth above, then the Senior Prepayment Percentage for such other groups will not be reduced on such date. However, any such reduction not permitted on the first distribution date as to which any decrease applies will be permitted on any subsequent distribution date on which these criteria are satisfied.

      With respect to the Group II and Group III Certificates, in spite of the foregoing, no reduction to a Senior Prepayment Percentage as described above will occur if, as of the first distribution date as to which that decrease applies the outstanding principal balance of the mortgage loans in the related loan group delinquent 60 days or more (including all REO and loans in foreclosure) averaged over the preceding six month period, as a percentage of the related Group C-B Component Balance as of that distribution date is equal to or greater than 50% or cumulative Realized Losses for the mortgage loans in the related loan group exceed:

o     for  the  distribution   date  on  the  fifth  anniversary  of  the  first
      distribution  date,  30% of  the  original  related  Group  C-B  Component
      Balance;

o     for  the  distribution   date  on  the  sixth  anniversary  of  the  first
      distribution  date,  35% of  the  original  related  Group  C-B  Component
      Balance;

o for the distribution date on the seventh anniversary of the first distribution date, 40% of the original related Group C-B Component Balance;

o for the distribution date on the eighth anniversary of the first distribution date, 45% of the original related Group C-B Component Balance; and

o     for  the  distribution   date  on  the  ninth  anniversary  of  the  first
      distribution  date,  50% of  the  original  related  Group  C-B  Component
      Balance.

      If the Senior Prepayment Percentage for either of the Group II or Group III Certificates is not permitted to reduce due to the limitations set forth above, then the Senior Prepayment Percentage for the other group will not be reduced on such date. However, any such reduction not permitted on the first distribution date as to which any decrease applies will be permitted on any subsequent distribution date on which these criteria are satisfied.

      With respect to the Group VII and Group VIII Certificates, in spite of the foregoing, no reduction to a Senior Prepayment Percentage as described above will occur if, as of the first distribution date as to which that decrease applies the outstanding principal balance of the mortgage loans in the related loan group delinquent 60 days or more (including all REO and loans in foreclosure) averaged over the preceding six month period, as a percentage of the related Group D-B Component Balance as of that distribution date is equal to or greater than 50% or cumulative Realized Losses for the mortgage loans in the related loan group exceed:

o     for  the  distribution   date  on  the  fifth  anniversary  of  the  first
      distribution  date,  30% of  the  original  related  Group  D-B  Component
      Balance;

o     for  the  distribution   date  on  the  sixth  anniversary  of  the  first
      distribution  date,  35% of  the  original  related  Group  D-B  Component
      Balance;

o for the distribution date on the seventh anniversary of the first distribution date, 40% of the original related Group D-B Component Balance;

o for the distribution date on the eighth anniversary of the first distribution date, 45% of the original related Group D-B Component Balance; and

o     for  the  distribution   date  on  the  ninth  anniversary  of  the  first
      distribution  date,  50% of  the  original  related  Group  D-B  Component
      Balance.

      If the Senior Prepayment Percentage for either of the Group VII or Group VIII Certificates is not permitted to reduce due to the limitations set forth above, then the Senior Prepayment Percentage for the other group will not be reduced on such date. However, any such reduction not permitted on the first distribution date as to which any decrease applies will be permitted on any subsequent distribution date on which these criteria are satisfied.

      If on any distribution date the allocation to the senior certificates of a group of Principal Prepayments and other amounts in the percentage required above would reduce the aggregate Class Principal Balance of the senior certificates of that group below zero, the related Senior Prepayment Percentage for that distribution date will be limited to the percentage necessary to reduce the Class Principal Balance of the senior certificates of that group to zero.

      Senior Principal Distribution Amount--For any distribution date and each loan group, the sum of:

o the related Senior Percentage of the Principal Payment Amount for that loan group (exclusive of the portion attributable to the applicable Class P Principal Distribution Amount, if any);

o the related Senior Prepayment Percentage of the Principal Prepayment Amount for that loan group (exclusive of the portion attributable to the applicable Class P Principal Distribution Amount, if any); and

o     the Senior Liquidation Amount for that loan group.

      Special Hazard Loss--With respect to a loan group, a Realized Loss on a mortgage loan in that loan group attributable to damage or a direct physical loss suffered by a mortgaged property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such mortgaged property under the pooling and servicing agreement or any loss due to normal wear and tear or certain other causes.

      Special Hazard Loss Coverage Amount--With respect to loan group I, loan group IV, loan group V, loan group VI and loan group IX, the aggregate amount of Special Hazard Losses that are allocated solely to the Group B Certificates, initially, approximately $5,835,816. With respect to loan group II and loan group III, the aggregate amount of Special Hazard Losses that are allocated solely to the Group C-B Certificates, initially, approximately $3,452,679. With respect to loan group VII and loan group VIII, the aggregate amount of Special Hazard Losses that are allocated solely to the Group D-B Certificates, initially, approximately $2,268,211.

      Stated Principal Balance--As to any mortgage loan in any loan group and any date of determination, the principal balance of that mortgage loan as of the applicable cut-off date, after application of all scheduled principal payments due on or before such cut-off date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that mortgage loan on or before that date of determination, and as further reduced to the extent that any Realized Loss on that mortgage loan has been allocated to one or more classes of certificates on or before that date of determination.

      Stepdown Percentage--For any distribution date, the percentage indicated below:

           DISTRIBUTION DATE OCCURRING IN                STEPDOWN PERCENTAGE
           ------------------------------                -------------------

           September 2005 through August 2010                    0%
           September 2010 through August 2011                   30%
           September 2011 through August 2012                   40%
           September 2012 through August 2013                   60%
           September 2013 through August 2014                   80%
           September 2014 and thereafter                       100%

      Stripped Interest Rate--For each Premium Rate Mortgage Loan and any loan group, the excess of the Net Mortgage Rate for that mortgage loan over the Required Coupon for that loan group.

      Subordinate Liquidation Amount--For any distribution date and a loan group, the excess, if any, of the aggregate Liquidation Principal for all mortgage loans related to that group that became Liquidated Mortgage Loans during the calendar month preceding the month of that distribution date, over the related Senior Liquidation Amount for that distribution date.

      Subordinate Percentage--For any distribution date and a loan group, the excess of 100% over the related Senior Percentage for that date.

      Subordinate Prepayment Percentage--For any distribution date and a loan group, the excess of 100% over the related Senior Prepayment Percentage for that distribution date; provided, however, that if the aggregate Class Principal Balance of the related senior certificates (other than the Class P Certificates related to such loan group) is reduced to zero, then the related Subordinate Prepayment Percentage will equal 100%.

      Subordination Level--On any distribution date for any class of Group B Certificates, the percentage obtained by dividing the sum of the Class Principal Balances of all classes of Group B Certificates which are subordinate in right of payment to that class by the sum of (a) the aggregate Class Principal Balance of all classes of Group I, Group IV, Group V, Group VI, Group IX and Group B Certificates and (b) the Class P Fraction of each Class P Mortgage Loan in loan group I, loan group IV, loan group VI and loan group IX, in each case, as of the last day of the preceding calendar month

      On any distribution date for any class of Group C-B Certificates, the percentage obtained by dividing the sum of the Class Principal Balances of all classes of Group C-B Certificates which are subordinate in right of payment to that class by the sum of (a) the aggregate Class Principal Balance of all classes of Group II, Group III and Group C-B Certificates and (b) the Class P Fraction of each Class P Mortgage Loan in loan group II and loan group III, in each case, as of the last day of the preceding calendar month.

      On any distribution date for any class of Group D-B Certificates, the percentage obtained by dividing the sum of the Class Principal Balances of all classes of Group D-B Certificates which are subordinate in right of payment to that class by the sum of (a) the aggregate Class Principal Balance of all classes of Group VII, Group VIII and Group D-B Certificates and (b) the Class P Fraction of each Class P Mortgage Loan in loan group VII and loan group VIII, in each case, as of the last day of the preceding calendar month.

Priority of Distributions

      (a) With respect to the Group I, Class A-P and Class D-X Certificates, before the related Credit Support Depletion Date, to the extent of the Available Funds for the group I mortgage loans for that distribution date:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group I;

            (ii) second, concurrently, to the Group I Certificates and the Class D-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however that for the purpose of distributions to the Class D-X Certificates pursuant to this paragraph (a)(ii), only the portion of the Class D-X Notional Amount derived from the group I mortgage loans will be used to calculate these distributions; provided, further that on or before the Class I-A-2 Accretion Termination Date, the amount of interest that would otherwise be distributable to the Class I-A-2 Certificates pursuant to this paragraph (a)(ii) will instead be distributed as principal to certain Group I Certificates in the manner described in "--Distributions of
                  Principal--Group        I        Certificate         Principal
                  Distributions--Distribution of Class I-A-2 Accrual Amount" in this prospectus supplement; and

            (iii) third, to the Group I Certificates,  as principal,  the Senior
                  Principal Distribution Amount for loan group I in the order described in "--Distributions of Principal--Group I Certificate Principal Distributions--Senior Principal Distribution Amount for Loan Group I" in this prospectus supplement.

      (b) With respect to the Group II, Class A-P and Class A-X Certificates, before the related Credit Support Depletion Date, to the extent of the Available Funds for the group II mortgage loans for that distribution date:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group II;

            (ii) second, concurrently, to the Group II and Class A-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however that for the purpose of distributions to the Class A-X Certificates pursuant to this paragraph (b)(ii), only the portion of the Class A-X Notional Amount derived from the group II mortgage loans will be used to calculate these distributions; and

            (iii) third, to the Group II Certificates,  as principal, the Senior
                  Principal Distribution Amount for loan group II in the order described in "--Distributions of Principal--Group II Certificate Principal Distributions--Senior Principal Distribution Amount for Loan Group II" in this prospectus supplement.

      (c) With respect to the Group III, Class A-P and Class A-X Certificates, before the related Credit Support Depletion Date, to the extent of the Available Funds for the group III mortgage loans for that distribution date:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group III;

            (ii) second, concurrently, to the Group III and Class A-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however that for the purpose of distributions to the Class A-X Certificates pursuant to this paragraph (c)(ii), only the portion of the Class A-X Notional Amount derived from the group III mortgage loans will be used to calculate these distributions; provided, further that on or before the Class III-A-22 Accretion Termination Date, the amount of interest that would otherwise be distributable to the Class III-A-22 Certificates pursuant to this paragraph (c)(ii) will instead be distributed as principal to certain Group III Certificates in the manner described in "--Distributions of
                  Principal--Group        III       Certificate        Principal
                  Distributions--Distribution of Class III-A-22 Accrual Amount" in this prospectus supplement; and

            (iii) third, to the Group III Certificates entitled to principal, as principal, the Senior Principal Distribution Amount for loan group III in the order described in "--Distributions of

                  Principal--Group        III       Certificate        Principal
                  Distributions--Senior Principal Distribution Amount for Loan Group III" in this prospectus supplement.

      (d)  With  respect  to  the  Class   IV-A-1,   Class  A-P  and  Class  D-X
Certificates, before the related Credit Support Depletion Date, to the extent of the Available Funds for the group IV mortgage loans for that distribution date:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group VI;

            (ii) second, concurrently, to the Class IV-A-1 and Class D-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however that for the purpose of distributions to the Class D-X Certificates pursuant to this paragraph (d)(ii), only the portion of the Class D-X Notional Amount derived from the group IV mortgage loans will be used to calculate these distributions; and

            (iii) third,  to the Class IV-A-1  Certificates,  as principal,  the
                  Senior Principal Distribution Amount for loan group IV, until its Class Principal Balance is reduced to zero.

      (e) With respect to the Group V and Class D-X Certificates, before the related Credit Support Depletion Date, to the extent of the Available Funds for the group V mortgage loans for that distribution date:

            (i) first, concurrently, to the Group V Certificates and the Class D-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however, that for the purpose of distributions to the Class D-X Certificates pursuant to this paragraph (e)(i), only the portion of the Class D-X Notional Amount derived from the group V mortgage loans will be used to calculate these distributions; and

            (ii) second, to the Group V Certificates, as principal, the Senior Principal Distribution Amount for loan group V, in the order described in "--Distributions of Principal--Group V Certificate Principal Distributions--Senior Principal Distribution Amount for Loan Group V" in this prospectus supplement.

      (f)  With  respect  to  the  Class   VI-A-1,   Class  A-P  and  Class  A-X
Certificates, before the related Credit Support Depletion Date, to the extent of the Available Funds for the group VI mortgage loans for that distribution date:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group VI;

            (ii) second, concurrently, to the Class VI-A-1 and Class A-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however, that for the purpose of distributions to the Class A-X Certificates pursuant to this paragraph (f)(ii), only the portion of the Class A-X Notional Amount derived from the group VI mortgage loans will be used to calculate these distributions; and

            (iii) third,  to the Class VI-A-1  Certificates,  as principal,  the
                  Senior Principal Distribution Amount for loan group VI, until its Class Principal Balance is reduced to zero.

      (g) With respect to the Class VII-A-1, Class A-P and Class D-X Certificates, before the related Credit Support Depletion Date, to the extent of the Available Funds for the group VII mortgage loans for that distribution date:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group VII;

            (ii) second, to the Class VII-A-1 and Class D-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however, that for the purpose of distributions to the Class D-X Certificates pursuant to this paragraph (g)(ii), only the portion of the Class D-X Notional Amount derived from the group VII mortgage loans will be used to calculate these distributions; and

            (iii) third, to the Class VII-A-1  Certificates,  as principal,  the
                  Senior Principal Distribution Amount for loan group VII, until its Class Principal Balance is reduced to zero.

      (h) With respect to the Class VIII-A-1, Class A-P and Class D-X Certificates, before the related Credit Support Depletion Date, to the extent of the Available Funds for the group VIII mortgage loans for that distribution date:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group VIII;

            (ii) second, to the Class VIII-A-1 and Class D-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however, that for the purpose of distributions to the Class D-X Certificates pursuant to this paragraph (h)(ii), only the portion of the Class D-X Notional Amount derived from the group VIII mortgage loans will be used to calculate these distributions; and

            (iii) third, to the Class VIII-A-1 Certificates,  as principal,  the
                  Senior Principal Distribution Amount for loan group VIII, until its Class Principal Balance is reduced to zero.

      (i) With respect to the Group IX, Class A-P and Class A-X Certificates, before the related Credit Support Depletion Date, to the extent of the Available Funds for the group IX mortgage loans for that distribution date:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group IX;

            (ii) second, to the Group IX and Class A-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however, that for the purpose of distributions to the Class A-X Certificates pursuant to this paragraph (i)(ii), only the portion of the Class A-X Notional Amount derived from the group IX mortgage loans will be used to calculate these distributions; provided, further that (A) on or before the Class IX-A-5 Accretion Termination Date, the amount of interest that would otherwise be distributable to the Class IX-A-5 Certificates pursuant to this paragraph (i)(ii) will instead be distributed as principal to certain Group IX Certificates in the manner described in "--Distributions of
                  Principal--Group        IX        Certificate        Principal
                  Distributions--Distribution of Class IX-A-5 Accrual Amount" in this prospectus supplement and (B) on or before the Class IX-A-7 Accretion Termination Date, the amount of interest that would otherwise be distributable to the Class IX-A-7 Certificates pursuant to this paragraph (i)(ii) will instead be distributed as principal to certain Group IX Certificates in the manner described in "--Distributions of
                  Principal--Group        IX        Certificate        Principal
                  Distributions--Distribution of Class IX-A-7 Accrual Amount" in this prospectus supplement; provided, further that when LIBOR exceeds 4.850% per annum, for purposes of this clause (i)(ii), the pass-through rate on the Class IX-A-9 Certificates will be capped at 5.500% per annum; and

            (iii) third, to the Group IX Certificates entitled to principal,  as principal, the Senior Principal Distribution Amount for loan group IX, in the order described in "--Distributions of
                  Principal--Group        IX        Certificate        Principal
                  Distributions--Senior Principal Distribution Amount for Loan Group IX" in this prospectus supplement.

      (j) With respect to the Class A-P, Group B, Class AR and Class AR-L Certificates, before the related Credit Support Depletion Date, to the extent of the Available Funds for the group I, group IV, group V, group VI and group IX mortgage loans remaining after the payments described in paragraphs (a), (d),
(e), (f) and (i) above, and further subject to any payments being made to certain certificates of other groups as described in this prospectus supplement under "--Cross-Collateralization-- Group I, Group IV, Group V, Group VI and Group IX":

            (i)   first, concurrently,

                  (a) to the Class A-P Certificates, first, to the extent of PO Recoveries for loan group I, and second, to the extent of amounts otherwise available to pay the Group B Principal Distribution Amount on that distribution date, the sum of (x) principal in an amount equal to the applicable Class P Fraction of any loss on a Class P Mortgage Loan in loan group I incurred in the previous calendar month (other than an Excess Loss) and (y) the sum of the amounts, if any, by which the amount described in subclause (x) of this clause (j)(i)(a) on each prior distribution date exceeded the amount actually distributed on those prior distribution dates and not subsequently distributed; provided, however, that any amounts distributed in respect of losses pursuant to this paragraph (j)(i)(a) will not cause a further reduction in the Class Principal Balance of the Class A-P Certificates;

                  (b) to the Class A-P Certificates, first, to the extent of PO Recoveries for loan group IV, and second, to the extent of amounts otherwise available to pay the Group B Principal Distribution Amount on that distribution date, the sum of (x) principal in an amount equal to the applicable Class P Fraction of any loss on a Class P Mortgage Loan in loan group IV incurred in the previous calendar month (other than an Excess Loss) and (y) the sum of the amounts, if any, by which the amount described in subclause (x) of this clause (j)(i)(b) on each prior distribution date exceeded the amount actually distributed on those prior distribution dates and not subsequently distributed; provided, however, that any amounts distributed in respect of losses pursuant to this paragraph (j)(i)(b) will not cause a further reduction in the Class Principal Balance of the Class A-P Certificates;

                  (c) to the Class A-P Certificates, first, to the extent of PO Recoveries for loan group VI, and second, to the extent of amounts otherwise available to pay the Group B Principal Distribution Amount on that distribution date, the sum of (x) principal in an amount equal to the applicable Class P Fraction of any loss on a Class P Mortgage Loan in loan group VI incurred in the previous calendar month (other than an Excess Loss) and (y) the sum of the amounts, if any, by which the amount described in subclause (x) of this clause (j)(i)(c) on each prior distribution date exceeded the amount actually distributed on those prior distribution dates and not subsequently distributed; provided, however, that any amounts distributed in respect of losses pursuant to this paragraph (j)(i)(c) will not cause a further reduction in the Class Principal Balance of the Class A-P Certificates; and

                  (d) to the Class A-P Certificates, first, to the extent of PO Recoveries for loan group IX, and second, to the extent of amounts otherwise available to pay the Group B Principal Distribution Amount on that distribution date, the sum of (x) principal in an amount equal to the applicable Class P Fraction of any loss on a Class P Mortgage Loan in loan group IX incurred in the previous calendar month (other than an Excess Loss) and (y) the sum of the amounts, if any, by which the amount described in subclause (x) of this clause (j)(i)(d) on each prior distribution date exceeded the amount actually distributed on those prior distribution dates and not subsequently distributed; provided, however, that any amounts distributed in respect of losses pursuant to this paragraph (j)(i)(d) will not cause a further reduction in the Class Principal Balance of the Class A-P Certificates; and

            (ii) second, to each class of Group B Certificates, interest and then principal in increasing order of alphanumerical designation, with both interest and principal being paid to one class before any payments are made to the next class;

            (iii) third,  to the Class  B-1,  Class B-2,  Class B-3,  Class B-4,
                  Class B-5 and Class B-6 Certificates, in that order, up to an amount of unreimbursed realized losses previously allocated to that class, if any; provided, however, that any amounts distributed pursuant to this paragraph (j)(iii) will not cause a further reduction in the Class Principal Balances of any of the Group B Certificates; and

            (iv) fourth, to the Class AR-L or Class AR Certificates, as applicable, the remainder (which is expected to be zero) of all such Available Funds.

      Notwithstanding paragraph (j) above, on any distribution date on which the Subordination Level for any class of Group B Certificates is less than the Subordination Level as of the closing date, Principal Prepayments otherwise allocable to the class or classes of the Group B Certificates junior to such class will be allocated to that class and to any class or classes of Group B Certificates senior to that class, pro rata according to the Class Principal Balances of those classes.

      (k) With respect to the Class A-P, Group C-B, Class AR and Class AR-L Certificates, before the related Credit Support Depletion Date, to the extent of the Available Funds for the group II and group III mortgage loans remaining after the payments described in paragraphs (b) and (c) above and further subject to any payments being made to certain certificates of other groups as described in this prospectus supplement under "--Cross-Collateralization-- Group II and Group III":

            (i)   first, concurrently,

                  (a) to the Class A-P Certificates, first, to the extent of PO Recoveries for loan group II, and second, to the extent of amounts otherwise available to pay the Group C-B Principal Distribution Amount on that distribution date, the sum of (x) principal in an amount equal to the applicable Class P Fraction of any loss on a Class P Mortgage Loan in loan group II incurred in the previous calendar month (other than an Excess Loss) and (y) the sum of the amounts, if any, by which the amount described in subclause (x) of this clause (k)(i)(a) on each prior distribution date exceeded the amount actually distributed on those prior distribution dates and not subsequently distributed; provided, however, that any amounts distributed in respect of losses pursuant to this paragraph (k)(i)(a) will not cause a further reduction in the Class Principal Balance of the Class A-P Certificates; and

                  (b) to the Class A-P Certificates, first, to the extent of PO Recoveries for loan group III, and second, to the extent of amounts otherwise available to pay the Group C-B Principal Distribution Amount on that distribution date, the sum of (x) principal in an amount equal to the applicable Class P Fraction of any loss on a Class P Mortgage Loan in loan group III incurred in the previous calendar month (other than an Excess Loss) and (y) the sum of the amounts, if any, by which the amount described in subclause (x) of this clause (k)(i)(b) on each prior distribution date exceeded the amount actually distributed on those prior distribution dates and not subsequently distributed; provided, however, that any amounts distributed in respect of losses pursuant to this paragraph (k)(i)(b) will not cause a further reduction in the Class Principal Balance of the Class A-P Certificates; and

            (ii) second, to each class of Group C-B Certificates, interest and then principal in increasing order of alphanumerical designation, with both interest and principal being paid to one class before any payments are made to the next class;

            (iii) third,  to the Class C-B-1,  Class C-B-2,  Class C-B-3,  Class
                  C-B-4, Class C-B-5 and Class C-B-6 Certificates, in that order, up to an amount of unreimbursed realized losses previously allocated to that class, if any; provided, however, that any amounts distributed pursuant to this paragraph
                  (k)(iii) will not cause a further reduction in the Class Principal Balances of any of the Group C-B Certificates; and

            (iv) fourth, to the Class AR-L or Class AR Certificates, as applicable, the remainder (which is expected to be zero) of all such Available Funds.

      Notwithstanding paragraph (k) above, on any distribution date on which the Subordination Level for any class of Group C-B Certificates is less than the Subordination Level as of the closing date, Principal Prepayments otherwise allocable to the class or classes of the Group C-B Certificates junior to such class will be allocated to that class and to any class or classes of Group C-B Certificates senior to that class, pro rata according to the Class Principal Balances of those classes.

      (l) With respect to the Class A-P, Group D-B, Class AR and Class AR-L Certificates, before the related Credit Support Depletion Date, to the extent of the Available Funds for the group VII and group VIII mortgage loans remaining after the payments described in paragraphs (g) and (h) above and further subject to any payments being made to certain certificates of other groups as described in this prospectus supplement under "--Cross-Collateralization-- Group VII and Group VIII":

            (i)   first, concurrently,

                  (a) to the Class A-P Certificates, first, to the extent of PO Recoveries for loan group VII, and second, to the extent of amounts otherwise available to pay the Group D-B Principal Distribution Amount on that distribution date, the sum of (x) principal in an amount equal to the applicable Class P Fraction of any loss on a Class P Mortgage Loan in loan group VII incurred in the previous calendar month (other than an Excess Loss) and (y) the sum of the amounts, if any, by which the amount described in subclause (x) of this clause (l)(i)(a) on each prior distribution date exceeded the amount actually distributed on those prior distribution dates and not subsequently distributed; provided, however, that any amounts distributed in respect of losses pursuant to this paragraph (l)(i)(a) will not cause a further reduction in the Class Principal Balance of the Class A-P Certificates; and

                  (b) to the Class A-P Certificates, first, to the extent of PO Recoveries for loan group VIII, and second, to the extent of amounts otherwise available to pay the Group D-B Principal Distribution Amount on that distribution date, the sum of (x) principal in an amount equal to the applicable Class P Fraction of any loss on a Class P Mortgage Loan in loan group VIII incurred in the previous calendar month (other than an Excess Loss) and
                        (y) the sum of the amounts, if any, by which the amount described in subclause (x) of this clause (l)(i)(b) on each prior distribution date exceeded the amount actually distributed on those prior distribution dates and not subsequently distributed; provided, however, that any amounts distributed in respect of losses pursuant to this paragraph (l)(i)(b) will not cause a further reduction in the Class Principal Balance of the Class A-P Certificates; and

            (ii) second, to each class of Group D-B Certificates, interest and then principal in increasing order of alphanumerical designation, with both interest and principal being paid to one class before any payments are made to the next class;

            (iii) third,  to the Class D-B-1,  Class D-B-2,  Class D-B-3,  Class
                  D-B-4, Class D-B-5 and Class D-B-6 Certificates, in that order, up to an amount of unreimbursed realized losses previously allocated to that class, if any; provided, however, that any amounts distributed pursuant to this paragraph
                  (l)(iii) will not cause a further reduction in the Class Principal Balances of any of the Group D-B Certificates; and

            (iv) fourth, to the Class AR-L or Class AR Certificates, as applicable, the remainder (which is expected to be zero) of all such Available Funds.

      Notwithstanding paragraph (l) above, on any distribution date on which the Subordination Level for any class of Group D-B Certificates is less than the Subordination Level as of the closing date, Principal Prepayments otherwise allocable to the class or classes of the Group D-B Certificates junior to such class will be allocated to that class and to any class or classes of Group D-B Certificates senior to that class, pro rata according to the Class Principal Balances of those classes.

      (m) On each distribution date on or after the related Credit Support Depletion Date, distributions of the Available Funds for the group I mortgage loans will be made with respect to the Group I, Class A-P and Class D-X Certificates as follows:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group I;

            (ii) second, concurrently, to the Group I and Class D-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however, that for the purpose of distributions to the Class D-X Certificates pursuant to this paragraph (m)(ii), only the portion of the Class D-X Notional Amount derived from the group I mortgage loans will be used to calculate these distributions;

            (iii) third,  to the Group I  Certificates,  pro rata, as principal, the Senior Principal Distribution Amount for loan group I, until their respective Class Principal Balances are reduced to zero; and

            (iv) fourth, after any payments to certain Group IV, Group V, Group VI and Group IX Certificates, as described in this prospectus supplement under "--Cross-Collateralization--Group I, Group IV, Group V, Group VI and Group IX," to the Class AR-L or Class AR Certificates, as applicable, the remainder (which is expected to be zero) of all such Available Funds.

      (n) On each distribution date on or after the related Credit Support Depletion Date, distributions of the Available Funds for the group II mortgage loans will be made with respect to the Group II, Class A-P, Class A-X, Class AR and Class AR-L Certificates as follows:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group II;

            (ii) second, concurrently, to the Group II and Class A-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however, that for the purpose of distributions to the Class A-X Certificates pursuant to this paragraph (n)(ii), only the portion of the Class A-X Notional Amount derived from the group II mortgage loans will be used to calculate these distributions;

            (iii) third, to the Group II  Certificates,  pro rata, as principal, the Senior Principal Distribution Amount for loan group II, until their respective Class Principal Balances are reduced to zero; and

            (iv) fourth, after any payments to certain Group III Certificates, as described in this prospectus supplement under "--Cross-Collateralization--Group II and Group III," to the Class AR-L or Class AR Certificates, as applicable, the remainder (which is expected to be zero) of all such Available Funds.

      (o) On each distribution date on or after the related Credit Support Depletion Date, distributions of the Available Funds for the group III mortgage loans will be made with respect to the Group III, Class A-P, Class A-X, Class AR and Class AR-L Certificates as follows:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group III;

            (ii) second, concurrently, to the Group III and Class A-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however, that for the purpose of distributions to the Class A-X Certificates pursuant to this paragraph (o)(ii), only the portion of the Class A-X Notional Amount derived from the group III mortgage loans will be used to calculate these distributions;

            (iii) third,  to the Group III  Certificates  entitled to principal, pro rata, as principal, the Senior Principal Distribution Amount for loan group III, until its Class Principal Balance is reduced to zero; and

            (iv) fourth, after any payments to certain Group II Certificates, as described in this prospectus supplement under "--Cross-Collateralization-- Group II and Group III," to the Class AR-L or Class AR Certificates, as applicable, the remainder (which is expected to be zero) of all such Available Funds.

      (p) On each distribution date on or after the related Credit Support Depletion Date, distributions of the Available Funds for the group IV mortgage loans will be made with respect to the Class IV-A-1, Class A-P, Class D-X, Class AR and Class AR-L Certificates as follows:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group IV;

            (ii) second, concurrently, to the Class IV-A-1 and Class D-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however, that for the purpose of distributions to the Class D-X Certificates pursuant to this paragraph (p)(ii), only the portion of the Class D-X Notional Amount derived from the group IV mortgage loans will be used to calculate these distributions;

            (iii) third,  to the Class IV-A-1  Certificates,  as principal,  the
                  Senior Principal Distribution Amount for loan group IV, until its Class Principal Balance is reduced to zero; and

            (iv) fourth, after any payments to certain Group I, Group V, Group VI and Group IX Certificates, as described in this prospectus supplement under "--Cross-Collateralization-- Group I, Group IV, Group V, Group VI and Group IX," to the Class AR-L or Class AR Certificates, as applicable, the remainder (which is expected to be zero) of all such Available Funds.

      (q) On each distribution date on or after the related Credit Support Depletion Date, distributions of the Available Funds for the group V mortgage loans will be made with respect to the Group V, Class D-X, Class AR and Class AR-L Certificates as follows:

            (i) first, concurrently, to the Group V and Class D-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however, that for the purpose of distributions to the Class D-X Certificates pursuant to this paragraph (q)(i), only the portion of the Class D-X Notional Amount derived from the group V mortgage loans will be used to calculate these distributions;

            (ii) second, to the Group V Certificates, pro rata, as principal, the Senior Principal Distribution Amount for loan group V, until their respective Class Principal Balances are reduced to zero; and

            (iii) third,  after any payments to certain Group I, Group IV, Group
                  VI and Group IX Certificates, as described in this prospectus supplement under "--Cross-Collateralization-- Group I, Group IV, Group V, Group VI and Group IX," to the Class AR-L or Class AR Certificates, as applicable, the remainder (which is expected to be zero) of all such Available Funds.

      (r) On each distribution date on or after the related Credit Support Depletion Date, distributions of the Available Funds for the group VI mortgage loans will be made with respect to the Class VI-A-1, Class A-P, Class A-X, Class AR and Class AR-L Certificates as follows:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group VI;

            (ii) second, concurrently, to the Class VI-A-1 and Class A-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however, that for the purpose of distributions to the Class A-X Certificates pursuant to this paragraph (r)(ii), only the portion of the Class A-X Notional Amount derived from the group VI mortgage loans will be used to calculate these distributions;

            (iii) third,  to the Class VI-A-1  Certificates,  as principal,  the
                  Senior Principal Distribution Amount for loan group VI, until its Class Principal Balance is reduced to zero; and

            (iv) fourth, after any payments to certain Group I, Group IV, Group V and Group IX Certificates, as described in this prospectus supplement under "--Cross-Collateralization-- Group I, Group IV, Group V, Group VI and Group IX," to the Class AR-L or Class AR Certificates, as applicable, the remainder (which is expected to be zero) of all such Available Funds.

      (s) On each distribution date on or after the related Credit Support Depletion Date, distributions of the Available Funds for the group VII mortgage loans will be made with respect to the Class VII-A-1, Class A-P, Class D-X, Class AR and Class AR-L Certificates as follows:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group VII;

            (ii) second, concurrently, to the Class VII-A-1 and Class D-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however, that for the purpose of distributions to the Class D-X Certificates pursuant to this paragraph (s)(ii), only the portion of the Class D-X Notional Amount derived from the group VII mortgage loans will be used to calculate these distributions;

            (iii) third, to the Class VII-A-1  Certificates,  as principal,  the
                  Senior Principal Distribution Amount for loan group VII, until its Class Principal Balance is reduced to zero; and

            (iv) fourth, after any payments to certain Group VIII Certificates, as described in this prospectus supplement under "--Cross-Collateralization--Group VII and Group VIII," to the Class AR-L or Class AR Certificates, as applicable, the remainder (which is expected to be zero) of all such Available Funds.

      (t) On each distribution date on or after the related Credit Support Depletion Date, distributions of the Available Funds for the group VIII mortgage loans will be made with respect to the Class VIII-A-1, Class A-P, Class D-X, Class AR and Class AR-L Certificates as follows:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group VIII;

            (ii)  second,  concurrently,  to the  Class  VIII-A-1  and Class D-X
                  Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however, that for the purpose of distributions to the Class D-X Certificates pursuant to this paragraph (t)(ii), only the portion of the Class D-X Notional Amount derived from the group VIII mortgage loans will be used to calculate these distributions;

            (iii) third, to the Class VIII-A-1 Certificates,  as principal,  the
                  Senior Principal Distribution Amount for loan group VIII, until its Class Principal Balance is reduced to zero; and

            (iv) fourth, after any payments to certain Group VII Certificates, as described in this prospectus supplement under "--Cross-Collateralization--Group VII and Group VIII," to the Class AR-L or Class AR Certificates, as applicable, the remainder (which is expected to be zero) of all such Available Funds.

      (u) On each distribution date on or after the related Credit Support Depletion Date, distributions of the Available Funds for the group IX mortgage loans will be made with respect to the Group IX, Class A-P, Class A-X, Class AR and Class AR-L Certificates as follows:

            (i) first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group IX;

            (ii) second, concurrently, to the Group IX and Class A-X Certificates, accrued and unpaid interest as described in "--Distributions of Interest" in this prospectus supplement; provided, however, that for the purpose of distributions to the Class A-X Certificates pursuant to this paragraph (u)(ii), only the portion of the Class A-X Notional Amount derived from the group IX mortgage loans will be used to calculate these distributions; provided, further that when LIBOR exceeds 4.850% per annum, for purposes of this clause (u)(ii), the pass-through rate on the Class IX-A-9 Certificates will be capped at 5.500% per annum;

            (iii) third, to the Group IX Certificates entitled to principal, pro rata, as principal, the Senior Principal Distribution Amount for loan group IX, until their respective Class Principal Balances are reduced to zero; and

            (iv) fourth, after any payments to certain Group I, Group IV, Group V and Group VI Certificates, as described in this prospectus supplement under "--Cross-Collateralization-- Group I, Group IV, Group V, Group VI and Group IX," to the Class AR-L or Class AR Certificates, as applicable, the remainder (which is expected to be zero) of all such Available Funds.

Distributions of Interest

      The pass-through rates for the certificates are described in the table on pages S-8 through S-10 of this prospectus supplement and in the notes to that table.

      The pass-through rate on the Group B Certificates will equal, on any distribution date, the quotient expressed as a percentage of (a) the sum of, for each of loan group I, loan group IV, loan group V, loan group VI and loan group IX, the product of (x) the Required Coupon for such loan group and (y) the Group B Component

Balance for such loan group immediately prior to such distribution date, divided by (b) the aggregate of the Group B Component Balances for loan group I, loan group IV, loan group V, loan group VI and loan group IX immediately prior to such distribution date. The initial pass-through rate on each class of Group B Certificates will be approximately 5.457% per annum.

      The pass-through rate on the Group C-B Certificates will equal, on any distribution date, the quotient expressed as a percentage of (a) the sum of, for each of loan group II and loan group III, the product of (x) the Required Coupon for such loan group and (y) the Group C-B Component Balance for such loan group immediately prior to such distribution date, divided by (b) the aggregate of the Group C-B Component Balances for loan group II and loan group III immediately prior to such distribution date. The initial pass-through rate on each class of Group C-B Certificates will be approximately 5.653% per annum.

      With respect to each class of certificates and each distribution date, an amount of interest will accrue on each such class of certificates, generally equal to 1/12th of the applicable pass-through rate for that class multiplied by the related Class Principal Balance or notional amount, as applicable, immediately prior to that distribution date. Interest accrued on the Class I-A-2 Certificates on or before the Class I-A-2 Accretion Termination Date will be added to the Class Principal Balance of the Class I-A-2 Certificates rather than distributed as interest to the Class I-A-2 Certificates. Interest accrued on the Class III-A-22 Certificates on or before the Class III-A-22 Accretion Termination Date will be added to the Class Principal Balance of the Class III-A-22 Certificates rather than distributed as interest to the Class III-A-22 Certificates. Interest accrued on the Class IX-A-5 Certificates on or before the Class IX-A-5 Accretion Termination Date will be added to the Class Principal Balance of the Class IX-A-5 Certificates rather than distributed as interest to the Class IX-A-5 Certificates. Interest accrued on the Class IX-A-7 Certificates on or before the Class IX-A-7 Accretion Termination Date will be added to the Class Principal Balance of the Class IX-A-7 Certificates rather than distributed as interest to the Class IX-A-7 Certificates. Interest to be distributed or accreted on the certificates on any distribution date will consist of accrued and unpaid interest as of previous distribution dates and interest accrued during the applicable Accrual Period. Interest will accrue on each class of certificates on the basis of a 360 day year consisting of twelve 30-day months.

      For the Class IX-A-9 Certificates and any distribution date (other than the distribution date in September 2005) prior to and including the distribution date in June 2008 on which LIBOR exceeds 4.850% per annum, a portion of the interest distributions to the Class IX-A-9 Certificates will be made from payments made under the yield maintenance agreement. See "--The Yield Maintenance Agreement" in this prospectus supplement. There may not be sufficient payments under the yield maintenance agreement to make these interest distributions.

      The interest entitlement described above for each class of interest-bearing certificates will be reduced by Net Interest Shortfalls experienced by the mortgage loans in the related loan group or, with respect to the Group B, Group C-B, Group D-B, Class A-X and Class D-X Certificates, loan groups, for that distribution date. Net Interest Shortfalls on any distribution date will be allocated pro rata among all such classes of certificates related to such loan group, based on the amount of interest each of those classes of certificates would otherwise be entitled to receive on that distribution date from such loan group before taking into account any reduction in the amounts resulting from Net Interest Shortfalls. With respect to the Class IX-A-9 Certificates, the amount that the class of certificates would otherwise be entitled to receive on that distribution date from loan group IX will be based on a pass-through rate equal to the lesser of (a) the pass-through rate in effect for such class and distribution date and (b) 5.500% per annum. The amount the Class A-X and Class D-X Certificates would otherwise be entitled to receive from the mortgage loans in a loan group before taking into account such reduction will be based on the amount of interest accruing on the portion of the Class A-X Notional Amount or Class D-X Notional Amount, respectively, derived from that loan group. The amount a class of Group B Certificates would otherwise be entitled to receive from the mortgage loans in a loan group before taking into account any such reduction will be based on the amount of interest accruing at the Required Coupon for that group, on that class' proportionate share, based on the Class Principal Balance, of the related Group B Component Balance for that distribution date. The amount a class of Group C-B Certificates would otherwise be entitled to receive from the mortgage loans in a loan group before taking into account any such reduction will be based on the amount of interest accruing at the Required Coupon for that group, on that class' proportionate share, based on the Class Principal Balance, of the related Group C-B Component Balance for that distribution date. The amount a class of Group D-B Certificates would otherwise be entitled to receive from the mortgage loans in a loan group before taking into account any such reduction will be based on the amount of interest accruing at the Required Coupon for that group, on that class' proportionate share, based on the

Class Principal Balance, of the related Group D-B Component Balance for that distribution date. The Class A-P Certificates will not be entitled to receive any distributions of interest.

Determination of LIBOR

      The annual certificate interest rates of the LIBOR Certificates are based upon the London Interbank Offered Rate for one-month United States dollar deposits ("LIBOR") as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related Accrual Period (a "LIBOR Determination Date"), except that (i) with respect to the Class III-A-5 and Class III-A-6 Certificates, for the initial distribution date, LIBOR will equal 3.50%, (ii) with respect to the Class V-A-1 and Class V-A-3 Certificates, for the initial distribution date, LIBOR will equal 3.54% and (iii) with respect to the Class IX-A-9 and Class IX-A-10 Certificates, for the initial distribution date, LIBOR will equal 3.55%. Telerate Page 3750 means the display designated as page 3750 on the Moneyline Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying LIBOR or comparable rates as may be selected by the trust administrator after consultation with DLJ Mortgage Capital, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trust administrator after consultation with DLJ Mortgage Capital, as of 11:00
a.m., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates. The trust administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trust administrator after consultation with DLJ Mortgage Capital, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed. The trust administrator's calculation of LIBOR and the resulting pass-through rate on any class of LIBOR Certificates with respect to any distribution date shall be final and binding in the absence of manifest error.

The Yield Maintenance Agreement

      The trustee, on behalf of the supplemental interest trust, will enter into a yield maintenance agreement with CSFBi, as counterparty, which will be for the benefit of the Class IX-A-9 Certificates.

      For the Class IX-A-9 Certificates and any distribution date (other than the distribution date in September 2005) prior to and including the distribution date in June 2008, if LIBOR, as defined in the yield maintenance agreement, for the Accrual Period related to such distribution date, exceeds the Cap Strike Rate, the counterparty will be obligated to pay to the trust administrator, for deposit into the Yield Maintenance Account, the Yield Maintenance Agreement Payment. For the Class IX-A-9 Certificates and any distribution date, the "Yield Maintenance Agreement Payment" will be an amount equal to the product of (a) the amount by which (i) the lesser of LIBOR, as defined in the yield maintenance agreement, and the Maximum Cap Rate exceeds (ii) the Cap Strike Rate, (b) the notional amount set forth for such distribution date in the table in Annex IX and (c) one-twelfth. The "Maximum Cap Rate" for the Class IX-A-9 Certificates is 8.850% per annum. The "Cap Strike Rate" for the Class IX-A-9 Certificates is 4.850% per annum. The counterparty is required to make any Yield Maintenance Agreement Payment on the related distribution date.

      Pursuant to the pooling and servicing agreement, the trust administrator will establish a separate account for the Class IX-A-9 Certificates, which will not be commingled (the "Yield Maintenance Account"), for deposit of any Yield Maintenance Agreement Payments that it may receive under the yield maintenance agreement. The Yield Maintenance Account is a part of the supplemental interest trust but will not be an asset of any REMIC.

      With respect to each distribution date prior to and including the distribution date in June 2008, on or before each such distribution date, the trust administrator will deposit in the Yield Maintenance Account any Yield Maintenance Agreement Payment for the related Accrual Period. The Yield Maintenance Agreement Payment received on or before each such distribution date will be distributed to the Class IX-A-9 Certificates in an amount up to the Yield Maintenance Amount for such distribution date.

      For the Class IX-A-9 Certificates and any distribution date (other than the distribution date in September 2005) prior to and including the distribution date in June 2008 for which LIBOR exceeds the Cap Strike Rate, the "Yield Maintenance Amount" will be an amount equal to the product of (a) the Class Principal Balance of the Class IX-A-9 Certificates immediately prior to such distribution date, (b) the excess of (i) the lesser of (x) LIBOR (as defined in the yield maintenance agreement) and (y) the Maximum Cap Rate over (ii) the Cap Strike Rate and (c) one-twelfth.

      For the Class IX-A-9 Certificates and any distribution date, to the extent that the Yield Maintenance Agreement Payment is less than the Yield Maintenance Amount for a distribution date, the Class IX-A-9 Certificates will not receive the entire related Yield Maintenance Amount on such distribution date or any future distribution date. For any distribution date, the excess, if any, of the amount of the Yield Maintenance Agreement Payment for such distribution date over the Yield Maintenance Amount for such distribution date will be distributed as provided in the pooling and servicing agreement and will not be distributed to any of the offered certificates. Amounts received on the yield maintenance agreement will not be available to make distributions on any class of certificates other than the Class IX-A-9 Certificates.

      The yield maintenance agreement will be governed by and construed in accordance with the law of the State of New York. The obligations of the counterparty are limited to those specifically set forth in the yield maintenance agreement. The Class IX-A-9 Certificates do not represent an obligation of the counterparty. The holders of the Class IX-A-9 Certificates are not parties to or beneficiaries under the yield maintenance agreement and will not have any right to proceed directly against the counterparty in respect of its obligations under the yield maintenance agreement.

Distributions of Principal

General

      On each distribution date, holders of certificates entitled to principal distributions will be entitled to receive principal distributions from the funds available therefore to the extent and in the priority described in this prospectus supplement. See " --Priority of Distributions" in this prospectus supplement. The Group I, Group II, Group III, Group IV, Group V, Group VI, Group VII, Group VIII and Group IX Certificates will generally receive principal collected from the group I, group II, group III, group IV, group V, group VI, group VII, group VIII and group IX mortgage loans, respectively. The Group B Certificates will receive principal collected from the group I, group IV, group V, group VI and group IX mortgage loans. The Group C-B Certificates will receive principal collected from the group II and group III mortgage loans. The Group D-B Certificates will receive principal collected from the group VII and group VIII mortgage loans. The Class A-P Certificates will receive principal collected from the group I, group II, group III, group IV, group VI, group VII, group VIII and group IX mortgage loans. The Interest Only Certificates will not be entitled to receive any distributions of principal.

Group I Certificate Principal Distributions

      Class P Principal Distribution Amount for Loan Group I

      On each distribution date, the Class A-P Certificates will receive the Class P Principal Distribution Amount for loan group I for that distribution date from the Available Funds of the group I mortgage loans. The Class P Principal Distribution Amount for loan group I will be paid in the priority set forth above under "--Priority of Distributions."

      Distribution of Class I-A-2 Accrual Amount

      On each distribution date on or before the Class I-A-2 Accretion Termination Date, the Class I-A-2 Accrual Amount will be distributed, as principal, sequentially, as follows:

      (I) first, to the Class I-A-1 Certificates, until its Class Principal Balance is reduced to zero; and

      (II) second, to the Class I-A-2 Certificates, until its Class Principal Balance is reduced to zero.

      Senior Principal Distribution Amount for Loan Group I

      On each distribution date, an amount, up to the amount of the Senior Principal Distribution Amount for loan group I for that distribution date, will be distributed, sequentially, as follows:

      (I) first, to the Class AR and Class AR-L Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

      (II) second, to the Class I-A-3 and Class I-A-4 Certificates, pro rata based on Class Principal Balances, the Group I Priority Amount for that distribution date, until their respective Class Principal Balances are reduced to zero;

      (III) third, to the Class I-A-1 Certificates, until its Class Principal Balance is reduced to zero;

      (IV) fourth, to the Class I-A-2 Certificates, until its Class Principal Balance is reduced to zero; and

      (V) fifth, to the Class I-A-3 and Class I-A-4 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero.

Group II Certificate Principal Distributions

      Class P Principal Distribution Amount for Loan Group II

      On each distribution date, the Class A-P Certificates will receive the Class P Principal Distribution Amount for loan group II for that distribution date from the Available Funds of the group II mortgage loans. The Class P Principal Distribution Amount for loan group II will be paid in the priority set forth above under "--Priority of Distributions."

      Senior Principal Distribution Amount for Loan Group II

      On each distribution date, an amount, up to the amount of the Senior Principal Distribution Amount for loan group II for that distribution date, will be distributed to the Class II-A-1 and Class II-A-2 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero.

Group III Certificate Principal Distributions

      Class P Principal Distribution Amount for Loan Group III

      On each distribution date, the Class A-P Certificates will receive the Class P Principal Distribution Amount for loan group III for that distribution date from the Available Funds of the group III mortgage loans. The Class P Principal Distribution Amount for loan group III will be paid in the priority set forth above under "--Priority of Distributions."

      Distribution of Class III-A-22 Accrual Amount

      On each distribution date on or before the Class III-A-22 Accretion Termination Date, the Class III-A-22 Accrual Amount will be distributed, as principal, sequentially, as follows:

      (I) first, to the Class III-A-21 Certificates, in an amount up to the amount necessary to reduce its Class Principal Balance to its TAC balance as shown in Annex IV for such distribution date; and

      (II)  second,  to  the  Class  III-A-22  Certificates,   until  its  Class
            Principal Balance is reduced to zero;

      Senior Principal Distribution Amount for Loan Group III

      On each distribution date, an amount, up to the amount of the Senior Principal Distribution Amount for loan group III for that distribution date, will be distributed, sequentially, as follows:

      (I) first, to the Class III-A-9, Class III-A-10, Class III-A-11, Class III-A-12, Class III-A-13, Class III-A-14 and Class III-A-15 Certificates, in an amount necessary to reduce their aggregate Class Principal Balance to their aggregate PAC balance as shown in Annex II for such distribution date, concurrently, as follows:

            (A)   approximately 54.8638948937%, sequentially, as follows:

                  (1) first, to the Class III-A-9 Certificates, until its Class Principal Balance is reduced to zero;

                  (2) second, concurrently, until the Class Principal Balance of the Class III-A-10 Certificates is reduced to zero, as follows:

                        (a) approximately 97.7517106549% to the Class III-A-10 Certificates;

                        (b) approximately 2.2482893451% to the Class III-A-12 Certificates, until its Class Principal Balance is reduced to zero

                  (3) third, to the Class III-A-11 Certificates, until its Class Principal Balance is reduced to zero;

            (B)   approximately 45.1361051063%, sequentially, as follows:

                  (1) first, to the Class III-A-13 Certificates, until its Class Principal Balance is reduced to zero;

                  (2) second, to the Class III-A-14 Certificates, until its Class Principal Balance is reduced to zero;

                  (3) third, concurrently, until the Class Principal Balance of the Class III-A-15 Certificates is reduced to zero, as follows:

                        (a) approximately 97.0651186270% to the Class III-A-15 Certificates;

                        (b) approximately 2.9348813730% to the Class III-A-12 Certificates, until its Class Principal Balance is reduced to zero;

                  (4) fourth, to the Class III-A-11 Certificates, until its Class Principal Balance is reduced to zero;

      (II)  second, concurrently, as follows:

            (A)   approximately 47.0614039807%, sequentially, as follows:

                  (1)   first, concurrently, as follows:

                        (i) approximately 91.6979574468%, to the Class III-A-1 and Class III-A-5 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

                        (ii)  approximately  8.3020425532%,   sequentially,   as
                              follows:

                              (a) first, to the Class III-A-4 Certificates, until its Class Principal o Balance is reduced to zero; and

                              (b) second, to the Class III-A-3 Certificates, until its Class Principal Balance is reduced to zero;

            (2) second, to the Class III-A-2 Certificates, until its Class Principal Balance is reduced to zero;

            (B)   approximately 5.8605878212%, sequentially, as follows:

                  (1) first, to the Class III-A-7 Certificates, in an amount up to the amount necessary to reduce its Class Principal Balance to its TAC balance as shown in Annex III for such distribution date;

                  (2) second, to the Class III-A-8 Certificates, until its Class Principal Balance is reduced to zero; and

                  (3)   third, to the Class III-A-7 Certificates,  without
                        regard  to  its  TAC  balance,   until  its  Class
                        Principal Balance is reduced to zero;

            (C) approximately 8.6396785660%, to the Class III-A-16, Class III-A-18, Class III-A-19 and Class III-A-20 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero; and

            (D)   approximately  2.3442351285%,   to  the  Class  III-A-17
                  Certificates, until its Class Principal Balance is reduced to zero; and

            (E)   approximately 36.0940945037%, sequentially, as follows:

                  (1) first, to the Class III-A-21 Certificates, in an amount up to the amount necessary to reduce its Class Principal Balance to its TAC balance as shown in Annex IV for such distribution date (after giving effect to the distribution of any Class III-A-22 Accrual Amount on such date);

                  (2) second, to the Class III-A-22 Certificates, until its Class Principal Balance is reduced to zero; and

                  (3)   third, to the Class III-A-21 Certificates, without
                        regard  to  its  TAC  balance,   until  its  Class
                        Principal Balance is reduced to zero;

      (III) third, to the Class III-A-9, Class III-A-10, Class III-A-11, Class III-A-12, Class III-A-13, Class III-A-14 and Class III-A-15 Certificates, without regard to their aggregate PAC balance for such distribution date, concurrently, as follows:

            (A)   approximately 54.8638948937%, sequentially, as follows:

                  (1) first, to the Class III-A-9 Certificates, until its Class Principal Balance is reduced to zero;

                  (2)   second,  concurrently,  until the Class  Principal
                        Balance of the Class III-A-10 Certificates is reduced to zero, as follows:

                        (a) approximately 97.7517106549% to the Class III-A-10 Certificates;

                        (b)   approximately  2.2482893451%  to  the  Class
                              III-A-12   Certificates,   until  its  Class
                              Principal Balance is reduced to zero

                  (3) third, to the Class III-A-11 Certificates, until its Class Principal Balance is reduced to zero;

            (B)   approximately 45.1361051063%, sequentially, as follows:

                  (1) first, to the Class III-A-13 Certificates, until its Class Principal Balance is reduced to zero;

                  (2) second, to the Class III-A-14 Certificates, until its Class Principal Balance is reduced to zero;

                  (3) third, concurrently, until the Class Principal Balance of the Class III-A-15 Certificates is reduced to zero, as follows:

                        (a) approximately 97.0651186270% to the Class III-A-15 Certificates;

                        (b)   approximately  2.9348813730%  to  the  Class
                              III-A-12   Certificates,   until  its  Class
                              Principal Balance is reduced to zero;

                        (4) fourth, to the Class III-A-11 Certificates, until its Class Principal Balance is reduced to zero.

Group IV Certificate Principal Distributions

      Class P Principal Distribution Amount for Loan Group IV

      On each distribution date, the Class A-P Certificates will receive the Class P Principal Distribution Amount for loan group IV for that distribution date from the Available Funds of the group IV mortgage loans. The Class P Principal Distribution Amount for loan group IV will be paid in the priority set forth above under "--Priority of Distributions."

      Senior Principal Distribution Amount for Loan Group IV

      On each distribution date, an amount, up to the amount of the Senior Principal Distribution Amount for loan group IV for that distribution date, will be distributed to the Class IV-A-1 Certificates, until its Class Principal Balance is reduced to zero.

Group V Certificate Principal Distributions

      Senior Principal Distribution Amount for Loan Group V

      On each distribution date, an amount, up to the amount of the Senior Principal Distribution Amount for loan group V for that distribution date, will be distributed to the Class V-A-1, Class V-A-2 and Class V-A-3
Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero.

Group VI Certificate Principal Distributions

      Class P Principal Distribution Amount for Loan Group VI

      On each distribution date, the Class A-P Certificates will receive the Class P Principal Distribution Amount for loan group VI for that distribution date from the Available Funds of the group VI mortgage loans. The Class P Principal Distribution Amount for loan group VI will be paid in the priority set forth above under "--Priority of Distributions."

      Senior Principal Distribution Amount for Loan Group VI

      On each distribution date, an amount, up to the amount of the Senior Principal Distribution Amount for loan group VI for that distribution date, will be distributed to the Class VI-A-1 Certificates, until its Class Principal Balance is reduced to zero.

Group VII Certificate Principal Distributions

      Class P Principal Distribution Amount for Loan Group VII

      On each distribution date, the Class A-P Certificates will receive the Class P Principal Distribution Amount for loan group VII for that distribution date from the Available Funds of the group VII mortgage loans. The Class P Principal Distribution Amount for loan group VII will be paid in the priority set forth above under "--Priority of Distributions."

      Senior Principal Distribution Amount for Loan Group VII

      On each distribution date, an amount, up to the amount of the Senior Principal Distribution Amount for loan group VII for that distribution date, will be distributed to the Class VII-A-1 Certificates, until its Class Principal Balance is reduced to zero.

Group VIII Certificate Principal Distributions

      Class P Principal Distribution Amount for Loan Group VIII

      On each distribution date, the Class A-P Certificates will receive the Class P Principal Distribution Amount for loan group VIII for that distribution date from the Available Funds of the group VIII mortgage loans. The Class P Principal Distribution Amount for loan group VIII will be paid in the priority set forth above under "--Priority of Distributions."

      Senior Principal Distribution Amount for Loan Group VIII

      On each distribution date, an amount, up to the amount of the Senior Principal Distribution Amount for loan group VIII for that distribution date, will be distributed to the Class VIII-A-1 Certificates, until its Class Principal Balance is reduced to zero.

Group IX Certificate Principal Distributions

      Class P Principal Distribution Amount for Loan Group IX

      On each distribution date, the Class A-P Certificates will receive the Class P Principal Distribution Amount for loan group IX for that distribution date from the Available Funds of the group IX mortgage loans. The Class P Principal Distribution Amount for loan group IX will be paid in the priority set forth above under "--Priority of Distributions."

      Distribution of Class IX-A-5 Accrual Amount

      On each distribution date on or before the Class IX-A-5 Accretion Termination Date, the Class IX-A-5 Accrual Amount will be distributed, as principal, sequentially, as follows:

      (I) first, to the Class IX-A-9 and Class IX-A-11 Certificates, in an amount necessary to reduce their aggregate Class Principal Balance to their aggregate TAC balance as shown in Annex VIII for such distribution date, sequentially, as follows:

            (A) first, to the Class IX-A-11 Certificates, until its Class Principal Balance is reduced to zero; and

            (B) second, to the Class IX-A-9 Certificates, until its Class Principal Balance is reduced to zero;

      (II) second, to the Class IX-A-5 Certificates, until its Class Principal Balance is reduced to zero.

      Distribution of Class IX-A-7 Accrual Amount

      On each distribution date on or before the Class IX-A-7 Accretion Termination Date, the Class IX-A-7 Accrual Amount will be distributed, as principal, sequentially, as follows:

      (I) first, to the Class IX-A-1, Class IX-A-3, Class IX-A-5, Class IX-A-6, Class IX-A-9, Class IX-A-11, Class IX-A-12 and Class IX-A-14 Certificates, in an amount necessary to reduce their aggregate Class Principal Balance to their aggregate TAC balance as shown in Annex VII for such distribution date, sequentially, as follows:

            (A) first, to the Class IX-A-1, Class IX-A-3, Class IX-A-6, Class IX-A-12 and Class IX-A-14 Certificates, in an amount necessary to reduce their aggregate Class Principal Balance to their aggregate PAC balance as shown in Annex V for such distribution date, sequentially, as follows:

                  (1) first, to the Class IX-A-6, Class IX-A-12 and Class IX-A-14 Certificates in an amount necessary to reduce their aggregate Class Principal Balance to their aggregate PAC balance as shown in Annex VI for such distribution date, sequentially, as follows:

                        (a) first, to the Class IX-A-6 and Class IX-A-12 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero; and

                        (b) second, to the Class IX-A-14 Certificates, until its Class Principal Balance is reduced to zero;

                  (2) second, to the Class IX-A-1 Certificates, until its Class Principal Balance is reduced to zero;

                  (3) third, to the Class IX-A-3 Certificates, until its Class Principal Balance is reduced to zero;

                  (4) fourth, to the Class IX-A-6, Class IX-A-12 and Class IX-A-14 Certificates without regard to their PAC balance for such distribution date, sequentially, as follows:

                        (a) first, to the Class IX-A-6 and Class IX-A-12 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero; and

                        (b) second, to the Class IX-A-14 Certificates, until its Class Principal Balance is reduced to zero;

            (B) second, to the Class IX-A-9 and Class IX-A-11 Certificates, in an amount necessary to reduce their aggregate Class Principal Balance to their aggregate TAC balance as shown in Annex VIII for such distribution date, sequentially, as follows:

                  (1) first, to the Class IX-A-11 Certificates, until its Class Principal Balance is reduced to zero; and

                  (2) second, to the Class IX-A-9 Certificates, until its Class Principal Balance is reduced to zero;

            (C) third, to the Class IX-A-5 Certificates, until its Class Principal Balance is reduced to zero;

            (D) fourth, to the Class IX-A-9 and Class IX-A-11 Certificates, without regard to their aggregate TAC balance for such distribution date, sequentially as follows:

                  (1) first, to the Class IX-A-11 Certificates, until its Class Principal Balance is reduced to zero; and

                  (2) second, to the Class IX-A-9 Certificates, until its Class Principal Balance is reduced to zero;

            (E) fifth, to the Class IX-A-1, Class IX-A-3, Class IX-A-6, Class IX-A-12 and Class IX-A-14 Certificates, without regard to their aggregate PAC balance for such distribution date, sequentially, as follows:

                  (1) first, to the Class IX-A-6, Class IX-A-12 and Class IX-A-14 Certificates in an amount necessary to reduce their aggregate Class Principal Balance to their aggregate PAC balance as shown in Annex VI for such distribution date, sequentially, as follows:

                        (a) first, to the Class IX-A-6 and Class IX-A-12 Certificates, pro rata based on Class Principal o Balances, until their respective Class Principal o Balances are reduced to zero; and

                        (b) second, to the Class IX-A-14 Certificates, until its Class Principal Balance is reduced to zero;

                  (2) second, to the Class IX-A-1 Certificates, until its Class Principal Balance is reduced to zero;

                  (3) third, to the Class IX-A-3 Certificates, until its Class Principal Balance is reduced to zero;

                  (4) fourth, to the Class IX-A-6, Class IX-A-12 and Class IX-A-14 Certificates without regard to their PAC balance for such distribution date, sequentially, as follows:

                        (a) first, to the Class IX-A-6 and Class IX-A-12 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero; and

                        (b) second, to the Class IX-A-14 Certificates, until its Class Principal Balance is reduced to zero.

      (II) second, to the Class IX-A-7 Certificates, until its Class Principal Balance is reduced to zero.

      Senior Principal Distribution Amount for Loan Group IX

      On each distribution date, an amount, up to the amount of the Senior Principal Distribution Amount for loan group IX for that distribution date, will be distributed, sequentially, as follows:

      (I) first, to the Class IX-A-4, IX-A-13 and Class IX-A-15 Certificates, the Group IX Priority Amount for that distribution date, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

      (II) second, to the Class IX-A-1, Class IX-A-3, Class IX-A-5, Class IX-A-6, Class IX-A-9, Class IX-A-11, Class IX-A-12 and Class IX-A-14 Certificates, in an amount necessary to reduce their aggregate Class Principal Balance to their aggregate TAC balance as shown in Annex VII for such distribution date (after giving effect to the distribution of any Class IX-A-7 Accrual Amount on such date), sequentially, as follows:

            (A) first, to the Class IX-A-1, Class IX-A-3, Class IX-A-6, Class IX-A-12 and Class IX-A-14 Certificates, in an amount necessary to reduce their aggregate Class Principal Balance to their aggregate PAC balance as shown in Annex V for such distribution date, sequentially, as follows:

                  (1) first, to the Class IX-A-6, Class IX-A-12 and Class IX-A-14 Certificates in an amount necessary to reduce their aggregate Class Principal Balance to their aggregate PAC balance as shown in Annex VI for such distribution date, sequentially, as follows:

                        (a) first, to the Class IX-A-6 and Class IX-A-12 Certificates, pro o rata o o based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero; and

                        (b) second, to the Class IX-A-14 Certificates, until its Class Principal Balance is reduced to zero;

                  (2) second, to the Class IX-A-1 Certificates, until its Class Principal Balance is reduced to zero;

                  (3) third, to the Class IX-A-3 Certificates, until its Class Principal Balance is reduced to zero;

                  (4) fourth, to the Class IX-A-6, Class IX-A-12 and Class IX-A-14 Certificates without regard to their PAC balance for such distribution date, sequentially, as follows:

                        (a) first, to the Class IX-A-6 and Class IX-A-12 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero; and

                        (b) second, to the Class IX-A-14 Certificates, until its Class Principal Balance is reduced to zero;

            (B) second, to the Class IX-A-9 and Class IX-A-11 Certificates, in an amount necessary to reduce their aggregate Class Principal Balance to their aggregate TAC balance as shown in Annex VIII for such distribution date (after giving effect to the distribution of any Class IX-A-5 Accrual Amount on such date), sequentially, as follows:

                  (1) first, to the Class IX-A-11 Certificates, until its Class Principal Balance is reduced to zero; and

                  (2) second, to the Class IX-A-9 Certificates, until its Class Principal Balance is reduced to zero;

            (C) third, to the Class IX-A-5 Certificates, until its Class Principal Balance is reduced to zero;

            (D) fourth, to the Class IX-A-9 and Class IX-A-11 Certificates, without regard to their aggregate TAC balance for such distribution date, sequentially, as follows:

                  (1) first, to the Class IX-A-11 Certificates, until its Class Principal Balance is reduced to zero; and

                  (2) second, to the Class IX-A-9 Certificates, until its Class Principal Balance is reduced to zero;

            (E) fifth, to the Class IX-A-1, Class IX-A-3, Class IX-A-6, Class IX-A-12 and Class IX-A-14 Certificates, without regard to their aggregate PAC balance for such distribution date, sequentially, as follows:

                        (1) first, to the Class IX-A-6, Class IX-A-12 and Class IX-A-14 Certificates in an amount necessary to reduce their aggregate Class Principal Balance to their aggregate PAC balance as shown in Annex VI for such distribution date, sequentially, as follows:

                             (a) first, to the Class IX-A-6 and Class IX-A-12 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero; and

                             (b) second, to the Class IX-A-14 Certificates, until its Class Principal Balance is reduced to zero;

                        (2) second, to the Class IX-A-1 Certificates, until its Class Principal Balance is reduced to zero;

                        (3) third, to the Class IX-A-3 Certificates, until its Class Principal Balance is reduced to zero;

                        (4) fourth, to the Class IX-A-6, Class IX-A-12 and Class IX-A-14 Certificates without regard to their PAC balance for such distribution date, sequentially, as follows:

                              (a) first, to the Class IX-A-6 and Class IX-A-12 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero; and

                              (b) second, to the Class IX-A-14 Certificates, until its Class Principal Balance is reduced to zero;

      (III) third, to the Class IX-A-7 Certificates, until its Class Principal Balance is reduced to zero;

      (IV) fourth, to the Class IX-A-1, Class IX-A-3, Class IX-A-5, Class IX-A-6, Class IX-A-9, Class IX-A-11, Class IX-A-12 and Class IX-A-14 Certificates, without regard to their aggregate TAC balance for such distribution date, sequentially, as follows:

            (A) first, to the Class IX-A-1, Class IX-A-3, Class IX-A-6, Class IX-A-12 and Class IX-A-14 Certificates, in an amount necessary to reduce their aggregate Class Principal Balance to their aggregate PAC balance as shown in Annex V for such distribution date, sequentially, as follows:

                  (1) first, to the Class IX-A-6, Class IX-A-12 and Class IX-A-14 Certificates in an amount necessary to reduce their aggregate Class Principal Balance to their aggregate PAC balance as shown in Annex VI for such distribution date, sequentially, as follows:

                        (a) first, to the Class IX-A-6 and Class IX-A-12 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero; and

                        (b) second, to the Class IX-A-14 Certificates, until its Class Principal Balance is reduced to zero;

                  (2) second, to the Class IX-A-1 Certificates, until its Class Principal Balance is reduced to zero;

                  (3) third, to the Class IX-A-3 Certificates, until its Class Principal Balance is reduced to zero;

                  (4) fourth, to the Class IX-A-6, Class IX-A-12 and Class IX-A-14 Certificates without regard to their PAC balance for such distribution date, sequentially, as follows:

                        (a) first, to the Class IX-A-6 and Class IX-A-12 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero; and

                        (b) second, to the Class IX-A-14 Certificates, until its Class Principal Balance is reduced to zero;

            (B) second, to the Class IX-A-9 and Class IX-A-11 Certificates, in an amount necessary to reduce their aggregate Class Principal Balance to their aggregate TAC balance as shown in Annex VIII for such distribution date, sequentially, as follows:

                  (1) first, to the Class IX-A-11 Certificates, until its Class Principal Balance is reduced to zero; and

                  (2) second, to the Class IX-A-9 Certificates, until its Class Principal Balance is reduced to zero;

            (C) third, to the Class IX-A-5 Certificates, until its Class Principal Balance is reduced to zero;

            (D) fourth, to the Class IX-A-9 and Class IX-A-11 Certificates, without regard to their aggregate TAC balance for such distribution date, sequentially as follows:

                  (1) first, to the Class IX-A-11 Certificates, until its Class Principal Balance is reduced to zero; and

                  (2) second, to the Class IX-A-9 Certificates, until its Class Principal Balance is reduced to zero;

            (E) fifth, to the Class IX-A-1, Class IX-A-3, Class IX-A-6, Class IX-A-12 and Class IX-A-14 Certificates, without regard to their aggregate PAC balance for such distribution date, sequentially, as follows:

                  (1) first, to the Class IX-A-6, Class IX-A-12 and Class IX-A-14 Certificates in an amount necessary to reduce their aggregate Class Principal Balance to their aggregate PAC balance as shown in Annex VI for such distribution date, sequentially, as follows:

                        (a) first, to the Class IX-A-6 and Class IX-A-12 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero; and

                        (b) second, to the Class IX-A-14 Certificates, until its Class Principal Balance is reduced to zero;

                  (2) second, to the Class IX-A-1 Certificates, until its Class Principal Balance is reduced to zero;

                  (3) third, to the Class IX-A-3 Certificates, until its Class Principal Balance is reduced to zero;

                  (4) fourth, to the Class IX-A-6, Class IX-A-12 and Class IX-A-14 Certificates without regard to their PAC balance for such distribution date, sequentially, as follows:

                        (a) first, to the Class IX-A-6 and Class IX-A-12 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero; and

                        (b) second, to the Class IX-A-14 Certificates, until its Class Principal Balance is reduced to zero;

      (V) fifth, to the Class IX-A-8 Certificates, until its Class Principal Balance is reduced to zero; and

      (VI) sixth, to the Class IX-A-4, Class IX-A-13 and Class IX-A-15 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero.

Group B Principal Distribution Amount

      On each distribution date, an amount, up to the amount of the Group B Principal Distribution Amount for that distribution date, will be distributed as principal, to the Group B Certificates, in accordance with the priorities set forth above in "--Priority of Distributions" and to the extent of amounts available therefore. On each distribution date, each class of Group B Certificates will be entitled to receive (except on distribution dates on which the Subordination Level for any class of the Group B Certificates is less than its Subordination Level as of the closing date) its pro rata share, based on its respective Class Principal Balance, of the Group B Principal Distribution Amount. Distributions of principal of the Group B Certificates will be made on each distribution date sequentially in the order of their alphanumerical class designation, beginning with the Class B-1 Certificates, until each class of Group B Certificates has received its respective pro rata share of the Group B Principal Distribution Amount for that distribution date. The order of alphanumerical designation of the Group B Certificates is as follows: Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6. See "--Priority of Distributions" in this prospectus supplement.

Group C-B Principal Distribution Amount

      On each distribution date, an amount, up to the amount of the Group C-B Principal Distribution Amount for that distribution date, will be distributed as principal, to the Group C-B Certificates, in accordance with the priorities set forth above in "--Priority of Distributions" and to the extent of amounts available therefore. On each distribution date, each class of Group C-B Certificates will be entitled to receive (except on distribution dates on which the Subordination Level for any class of the Group C-B Certificates is less than its Subordination Level as of the closing date) its pro rata share, based on its respective Class Principal Balance, of the Group C-B Principal Distribution Amount. Distributions of principal of the Group C-B Certificates will be made on each distribution date sequentially in the order of their alphanumerical class designation, beginning with the Class C-B-1 Certificates, until each class of Group C-B Certificates has received its respective pro rata share of the Group C-B Principal Distribution Amount for that distribution date. The order of alphanumerical designation of the Group C-B Certificates is as follows: Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6. See "--Priority of Distributions" in this prospectus supplement.

Group D-B Principal Distribution Amount

      On each distribution date, an amount, up to the amount of the Group D-B Principal Distribution Amount for that distribution date, will be distributed as principal, to the Group D-B Certificates, in accordance with the priorities set forth above in "--Priority of Distributions" and to the extent of amounts available therefore. On each distribution date, each class of Group D-B Certificates will be entitled to receive (except on distribution dates on which the Subordination Level for any class of the Group D-B Certificates is less than its Subordination Level as of the closing date) its pro rata share, based on its respective Class Principal Balance, of the Group D-B Principal Distribution Amount. Distributions of principal of the Group D-B Certificates will be made on each distribution date sequentially in the order of their alphanumerical class designation, beginning with the Class D-B-1 Certificates, until each class of Group D-B Certificates has received its respective pro rata share of the Group D-B Principal Distribution Amount for that distribution date. The order of alphanumerical designation of the Group D-B Certificates is as follows: Class D-B-1, Class D-B-2, Class D-B-3, Class D-B-4, Class D-B-5 and Class D-B-6. See "--Priority of Distributions" in this prospectus supplement.

Distributions in Reduction of the Special Retail Certificates

General

      As to distributions of principal to the Class III-A-18, Class III-A-19 and Class III-A-20 Certificateholders (each such certificate is referred to in this prospectus supplement as a "Special Retail Certificate"), Special Retail Deceased Holders (as defined below) will be entitled to first priority, and beneficial owners other than Special Retail Deceased Holders ("Special Retail Living Holders") will be entitled to a second priority. Beneficial owners of Special Retail Certificates have the right to request that distributions of principal be made with respect to their Special Retail Certificates on each distribution date on which distributions of principal are made with respect to that class of Special Retail Certificates. All such requested distributions are subject to the priorities described below under "--Priority of Requested Distributions" and are further subject to the limitations that they be made (a) only in lots equal to $1,000 of the initial principal balance (each, an "Individual Special Retail Certificate") and (b) only to the extent that the portion of the principal distributed in respect of the Certificates allocated to that class of Special Retail Certificates on the applicable distribution date (plus any amounts available from the related Special Retail Rounding Account (as defined below)) provides sufficient funds for such requested distributions. To the extent that amounts available for distributions of principal on a class of Special Retail Certificates on any distribution date exceed the aggregate requests by related Special Retail Deceased Holders and Special Retail Living Holders for principal distributions applicable to such distribution date, such excess amounts will be distributed to the beneficial owners of that class of Special Retail Certificates by random lot, as described below under "--Mandatory Distributions of Principal on Special Retail Certificates."

      On each distribution date on which amounts are available for distributions of principal on a class of Special Retail Certificates, the aggregate amount allocable to such distributions will be rounded, as necessary, to an amount equal to an integral multiple of $1,000, except as provided below, in accordance with the priorities and limitations set forth in this section. Such rounding will be accomplished on the first distribution date on which distributions of principal on a class of Special Retail Certificates are made by withdrawing, from a non interest bearing account (each such account a "Special Retail Rounding Account") for such class of Special Retail Certificates to be established on the closing date with a $999.99 deposit by Credit Suisse First Boston LLC, as underwriter, the amount of funds, if any, needed to round the amount otherwise available for such distribution upward to the next higher integral multiple of $1,000. On each succeeding distribution date on which distributions of principal on a class of Special Retail Certificates are to be made, the aggregate amount allocable to such class of Special Retail Certificates will be applied first to repay any funds withdrawn from the related Special Retail Rounding Account for that class of Special Retail Certificates on the prior distribution date, and then the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the related Special Retail Rounding Account and distributed as principal on such class of Special Retail Certificates. This process will continue on succeeding distribution dates until the outstanding principal balance of such class of Special Retail Certificates is reduced to zero. Thus, the aggregate distribution made in reduction of the principal balance of such class of Special Retail Certificates on each distribution date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference will be no more than $999.99 on such distribution date. Under no circumstances will the sum of all distributions of principal on any class of Special Retail Certificates through any distribution date be less than the sum that would have resulted in the absence of such rounding procedures.

      There is no assurance that a beneficial owner of a class of Special Retail Certificates who has submitted a request for a distribution will receive that distribution at any particular time after that distribution is requested, since there can be no assurance that funds will be available for making requested distributions on any particular distribution date, or, even if funds are available for making such distributions, that requested distributions with respect to a class of Special Retail Certificates owned by any particular beneficial owner will be made. Also, due to the procedure for mandatory distributions described below, there can be no assurance that on any distribution date on which the funds available for distribution of principal on a class of Special Retail Certificates exceed the aggregate amount of distributions requested by beneficial owners of such class of Special Retail Certificates, any particular beneficial owner will receive a principal distribution from such excess funds. Thus, the timing of distributions of principal with respect to any class of Special Retail Certificates is highly uncertain, and such distributions may be made earlier or later than the date that may be desired by a beneficial owner of such class of Special Retail Certificates.

Priority of Requested Distributions

      Subject to the limitations described herein, including the order of the receipt of the request for distributions as described below under "--Procedure for Requested Distributions," beneficial owners of a class of Special Retail Certificates have the right to request that distributions of principal on such class of Special Retail Certificates be made. On each distribution date on which distributions of principal on a class of Special Retail Certificates are made, such distributions will be made in the following order of priority: (a) any request by a related Special Retail Deceased Holder, in an amount up to but not exceeding an aggregate principal amount of $100,000 per request, and (b) any request by a related Special Retail Living Holder, in an amount up to but not exceeding an aggregate principal amount of $10,000 per request. Thereafter, distributions will be made as provided in clause (a) and (b) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions made by the beneficial owners of such class of Special Retail Certificates until all such requests have been honored.

Procedure for Requested Distributions

      A beneficial owner may request that distributions of principal on that beneficial owner's class of Special Retail Certificates be made on a distribution date by delivering a written request therefor to the participant or indirect participant that maintains that beneficial owner's account in such class of Special Retail Certificates so that the request for such distribution is received by the trust administrator on or before the Record Date for such distribution date. In the case of a request on behalf of a related Special Retail Deceased Holder, a certified copy of the death certificate and any additional appropriate evidence of death and any tax waivers are required to be forwarded to the trust administrator under separate cover. Furthermore, distribution requests of related Special Retail Deceased Holders that are incomplete may not be honored by the trust administrator and, if not honored, will lose their priority and must be rerequested. The participant should in turn make the request of the depository (or, in the case of an indirect participant, such firm must notify the related participant of such request, which participant should make the request of the depository) on a form required by the depository and provided to the participant.

      Upon receipt of such request, the depository will date and time stamp such request and forward such request to the trust administrator. The depository may establish procedures that it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Neither the depositor nor the trust administrator will be liable for any delay by the depository, any participant or any indirect participant in the delivery of requests for distributions to the trust administrator. Requests for distributions in reduction of principal balance forwarded to the trust administrator from the depository after the Record Date for such distribution date and requests for distributions received in a timely manner but not accepted with respect to a given distribution date, will be treated as requests for distributions on the next succeeding distribution date and each succeeding distribution date thereafter until each request is accepted or is withdrawn as described below. Each request for distributions of principal on a class of Special Retail Certificates submitted by a beneficial owner of such class of Special Retail Certificates will be held by the trust administrator until such request has been accepted or has been withdrawn in writing. Each Individual Special Retail Certificate covered by such request will continue to bear interest at the related pass-through rate through the Record Date for such distribution date.

      With respect to any class of Special Retail Certificates as to which beneficial owners have requested distributions on a particular distribution date on which distributions of principal on such class of Special Retail Certificates are being made, the trust administrator will notify the depository and its participants prior to such distribution date whether, and the extent to which, such class of Special Retail Certificates has been accepted for distributions. Participants and indirect participants holding such class of Special Retail Certificates are required to forward such notices to the beneficial owners of such Certificates. Individual Special Retail Certificates that have been accepted for a distribution will be due and payable on the applicable distribution date and will cease to bear interest after the Record Date for such distribution date.

      Any beneficial owner of a class of Special Retail Certificate that has requested a distribution may withdraw such request by so notifying in writing the participant or indirect participant that maintains such beneficial owner's account. The participant should forward the withdrawal, on a form required by the depository, to the trust administrator. In the event that such account is maintained by an indirect participant, such indirect participant must notify the related participant, which in turn must forward the withdrawal of such request on such form to the trust administrator. If such notice of withdrawal of a request for distribution has not been received by the trust administrator on or before the Record Date for such distribution date, the previously made request for distribution will be irrevocable with respect to the making of distributions of principal on such class of Special Retail Certificates on the applicable distribution date.

      For purposes of the foregoing discussion, an indirect participant is a broker, dealer, bank, financial institution or other person that clears securities transactions through or maintains a custodial relationship with a participant either directly or indirectly and a participant is a broker, dealer, bank, financial institution or other person that is a participating organization of the depository.

Mandatory Distributions of Principal on Classes of Special Retail Certificates

      To the extent,  if any,  that  distributions  of  principal  on a class of
Special Retail Certificates on a distribution date exceed the outstanding principal balance of the Individual Special Retail Certificates with respect to which distribution requests have been received by the applicable date, additional Individual Special Retail Certificates of such class of Special Retail Certificates will be selected to receive principal distributions in accordance with the then applicable established random lot procedures of the depository, and the then applicable established procedures of the participants and indirect participants, which may or may not be by random lot. Investors may ask such participants or indirect participants which allocation procedures they use. Participants and indirect participants holding a class of Special Retail Certificates selected for mandatory distributions of principal are required to provide notice of such mandatory distributions to the affected beneficial owners.

Payments to Requesting Beneficial Owners

      On any distribution date on which principal distributions are made on a class of Special Retail Certificates, priority of payment will be given to beneficial owners of such class of Special Retail Certificates for whom principal payment requests are in effect. The depository will honor requests in the following order of priority:

      First, the depository will honor requests submitted on behalf of related Special Retail Deceased Holders in the order of their receipt by the depository, until such requests have been honored in an amount up to $100,000 for such requesting related Special Retail Deceased Holder; and

      Second, the depository will honor requests submitted on behalf of related Special Retail Living Holders in the order of priority established by the depository, until such requests have been honored in an amount up to $10,000 for each requesting related Special Retail Living Holder.

      Thereafter, the depository will honor requests submitted on behalf of each related Special Retail Deceased Holder as provided in step First up to a second $100,000 and requests submitted on behalf of each related Special Retail Living Holder as provided in step Second up to a second $10,000. This sequence of priorities will be repeated until all principal payment requests related to such class of Special Retail Certificates have been honored to the extent of amounts available in reduction of such class of Special Retail Certificates.

      If the amount of principal available for payment on a class of Special Retail Certificates on a given distribution date is insufficient to honor all requests, such requests will be honored on succeeding distribution dates as principal becomes available. In the case of requests on behalf of the related Special Retail Living Holders, the depository will establish a new order of priority for each distribution date. This order will apply both to previously unsatisfied payment requests and to newly submitted requests. A principal payment request related to a class of Special Retail Certificates submitted on behalf of a related Special Retail Living Holder who later dies will become entitled to the priority of a newly submitted request on behalf of a related Special Retail Deceased Holder. Such priority will be effective for each subsequent distribution date if the depository has received a certified copy of the death certificate for such related Special Retail Deceased Holder and any additional appropriate evidence of death and any requested tax waivers by the last business day of the preceding calendar month.

Payments to Non Requesting Beneficial Owners

      If the amount of principal available for payments on a class of Special Retail Certificates on a given distribution date exceeds the amount needed to honor all principal payment requests of holders of related Individual Special Retail Certificates, the depository will determine which Special Retail Certificates of that class will be paid, using its established random lot procedures. Each participant receiving such payments, and each indirect participant in the chain to the beneficial owners, will remit payments to their customers according to their own procedures, which may or may not be by random lot. A participant or indirect participant could decide to allot principal payments related to such class of Special Retail Certificates to certain customers (which could include such participant or indirect participant) without allotting payments to others. Investors should ask their brokers or other intermediaries what allocation procedures they use.

Definition of "Special Retail Deceased Holder"

      A "Special Retail Deceased Holder" is a beneficial owner of a class of Special Retail Certificates who was living at the time such interest was acquired and whose executor or other authorized representative causes to be furnished to the trust administrator a certified copy of the death certificate for such Special Retail Deceased Holder and any additional evidence of death satisfactory to the trust administrator and any tax waivers requested by the trust administrator. A class of Special Retail Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the class of Special Retail Certificates so beneficially owned will be eligible for priority with respect to distributions of principal, subject to the limitations stated above. A class of Special Retail Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of related Individual Special Retail Certificates greater than the number of related Individual
Special Retail Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a beneficial owner of the class of Special Retail Certificates beneficially owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy that is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interest in a class of Special Retail Certificates will be deemed to be the death of the beneficial owner of such class of Special Retail Certificates regardless of the registration of ownership, if such beneficial ownership interest can be established to the satisfaction of the trust administrator; expenses incurred by the trust administrator in an effort to determine the beneficial ownership interest, including without limitation, attorney's fees, shall be paid by the beneficial owner. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the  Uniform  Gifts to Minors Act and  community  property  or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer or otherwise dispose of a class of Special Retail Certificates and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the certificate balance payable with respect thereto. As used in this prospectus supplement, a request for a distribution of principal of a class of Special Retail Certificates by a related Special Retail Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common of the related Special Retail Deceased Holder.

Allocation of Losses on the Group I, Group IV, Group V, Group VI and Group IX Mortgage Loans; Subordination of Group B Certificates

      On each distribution date, the applicable Class P Fraction of any Realized Loss, including any Excess Loss, on a Class P Mortgage Loan in loan group I, loan group IV, loan group VI and loan group IX will be allocated to the Class A-P Certificates until its Class Principal Balance is reduced to zero. To the extent funds are available on that distribution date or on any future distribution date from related PO Recoveries or amounts that would otherwise be allocable to the Group B Principal Distribution Amount for the Group B Certificates, Class A-P Deferred Amounts will be paid on the Class A-P Certificates prior to distributions on the Group B Certificates. See "--Priority of Distributions" in this prospectus supplement. Any distribution of Class A-P Deferred Amounts will not further reduce the Class Principal Balance of the Class A-P Certificates. The Class A-P Deferred Amounts will not bear interest. The Class Principal Balance of the class of Group B Certificates then outstanding with the highest alphanumerical class designation will be reduced by the amount of any payments in respect of Class A-P Deferred Amounts to the extent such payments come from amounts that would otherwise be allocable to the Group B Principal Distribution Amount for the Group B Certificates. After the related Credit Support Depletion Date, no new Class A-P Deferred Amounts will be created or paid to the Class A-P Certificates from amounts that would otherwise be allocable to the Group B Principal Distribution Amount for the Group B Certificates.

      Credit enhancement for the Group I, Group IV, Group V, Group VI, Group IX, Class A-X, Class D-X and Class A-P Certificates includes the subordination of the Group B Certificates and the priority of application of Realized Losses. The Group B Certificates will be subordinate in right of payment to and provide credit support to Group I, Group IV, Group V, Group VI, Group IX, Class A-X, Class D-X and Class A-P Certificates to the extent described in this prospectus supplement. The support provided by the Group B Certificates is intended to enhance the likelihood of regular receipt of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the Group I, Group IV, Group V, Group VI, Group IX, Class A-X, Class D-X and Class A-P Certificates protection against certain losses.

      Any Realized Loss with respect to a group I, group IV, group V, group VI or group IX mortgage loan, other than the applicable Class P Fraction of the Realized Loss on a Class P Mortgage Loan in loan group I, loan group IV, loan group VI or loan group IX and Excess Losses, will be allocated among the Group I, Group IV, Group V, Group VI, Group IX and Group B Certificates as follows:

            (a)   first,  to  the  Class  B-6  Certificates,   until  its  Class
                  Principal Balance is reduced to zero;

            (b) second, to the Class B-5 Certificates, until its Class Principal Balance is reduced to zero;

            (c)   third,  to  the  Class  B-4  Certificates,   until  its  Class
                  Principal Balance is reduced to zero;

            (d) fourth, to the Class B-3 Certificates, until its Class Principal Balance is reduced to zero;

            (e)   fifth,  to  the  Class  B-2  Certificates,   until  its  Class
                  Principal Balance is reduced to zero;

            (f)   sixth,  to  the  Class  B-1  Certificates,   until  its  Class
                  Principal Balance is reduced to zero; and

            (g) seventh, to the senior certificates, other than the Principal Only and the Interest Only Certificates, of the related loan group, pro rata, according to, and in reduction of, their respective Class Principal Balances; provided, however, that
                  (A) Realized Losses which would otherwise be allocated to the Class I-A-3 Certificates, will instead be allocated to the Class I-A-4 Certificates, until the Class Principal Balance of the Class I-A-4 Certificates is reduced to zero, (B) Realized Losses which would otherwise be allocated to the Class V-A-1 and Class V-A-3 Certificates, up to an amount equal to 29.52% and 70.48%, respectively, of the Class Principal Balance of the Class V-A-2 Certificates for such distribution date, and up to a maximum of $1,755,000 and $4,189,369, respectively, will instead be allocated to the Class V-A-2 Certificates, until the Class Principal Balance of the Class V-A-2 Certificates is reduced to zero, (C) Realized Losses which would otherwise be allocated to the Class IX-A-6 Certificates, will instead be allocated to the Class IX-A-12 Certificates, until the Class Principal Balance of the Class IX-A-12 Certificates is reduced to zero and (D) Realized Losses which would otherwise be allocated to the Class IX-A-13 Certificates, will instead be allocated to the Class IX-A-15 Certificates, until the Class Principal Balance of the Class IX-A-15 Certificates is reduced to zero;

      Investors in the Class I-A-4 Certificates should be aware that, on any distribution date, certain losses which would otherwise be allocated to the Class I-A-3 Certificates, will be allocated to the Class I-A-4 Certificates, until the Class Principal Balance of the Class I-A-4 Certificates is reduced to zero. Investors in the Class V-A-2 Certificates should be aware that, on any distribution date, certain losses which would otherwise be allocated to the Class V-A-1 and Class V-A-3 Certificates, up to an amount equal to 29.52% and 70.48%, respectively, of the Class Principal Balance of the Class V-A-2 Certificates for such distribution date, and up to a maximum of $1,755,000 and

$4,189,369, respectively, will instead be allocated to the Class V-A-2 Certificates, until the Class Principal Balance of the Class V-A-2 Certificates is reduced to zero. Investors in the Class IX-A-12 Certificates should be aware that, on any distribution date, certain losses which would otherwise be allocated to the Class IX-A-6 Certificates, will be allocated to the Class IX-A-12 Certificates, until the Class Principal Balance of the Class IX-A-12 Certificates is reduced to zero. Investors in the Class IX-A-15 Certificates should be aware that, on any distribution date, certain losses which would otherwise be allocated to the Class IX-A-13 Certificates, will be allocated to the Class IX-A-15 Certificates, until the Class Principal Balance of the Class IX-A-15 Certificates is reduced to zero.

      On each distribution date, Excess Losses with respect to a group I, group IV, group V, group VI or group IX mortgage loan, other than the applicable Class P Fraction of the Excess Loss on a Class P Mortgage Loan in loan group I, loan group IV, loan group VI or loan group IX, will be allocated pro rata among the classes of Group I, Group IV, Group V, Group VI and Group IX Certificates, other than the Principal Only and the Interest Only Certificates, and the Group B Certificates, based on their respective Class Principal Balances.

      On each distribution date, if the sum of (a) the aggregate Class Principal Balance of all classes of Group I, Group IV, Group V, Group VI, Group IX, and Group B Certificates and (b) the applicable Class P Fraction of each Class P Mortgage Loan in loan group I, loan group IV, loan group VI and loan group IX exceeds the aggregate Stated Principal Balance of the group I, group IV, group V, group VI and group IX mortgage loans after giving effect to distributions of principal and the allocation of all losses to these certificates on that distribution date, that excess will be deemed a principal loss and will be allocated to the most junior class of Group B Certificates then outstanding.

      Investors in the Group I, Group IV, Group V, Group VI, Group IX, Class A-X, Class D-X and Class A-P Certificates should be aware that because the Group B Certificates represent interests in loan group I, loan group IV, loan group V, loan group VI and loan group IX, the Class Principal Balances of the Group B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in any of these loan groups. Therefore, notwithstanding that Realized Losses on the mortgage loans in these loan groups may only be allocated to the related senior certificates, other than Excess Losses, the allocation to the Group B Certificates of Realized Losses on the mortgage loans in one loan group will increase the likelihood that losses may be allocated to the senior certificates related to the other loan groups.

      The Group B Certificates will provide limited protection to the classes of certificates of higher relative priority against (i) Special Hazard Losses in an initial amount expected to be up to approximately $5,835,816 (with respect to the Group I, Group IV, Group V, Group VI and Group IX Certificates, the "Special Hazard Loss Coverage Amount"), (ii) Bankruptcy Losses in an initial amount expected to be up to approximately $160,136 (with respect to the Group I, Group IV, Group V, Group VI and Group IX Certificates, the "Bankruptcy Loss Coverage Amount") and (iii) Fraud Losses in an initial amount expected to be up to approximately $17,507,448 (with respect to the Group I, Group IV, Group V, Group VI and Group IX Certificates, the "Fraud Loss Coverage Amount").

      The Fraud Loss Coverage Amount for the Group I, Group IV, Group V, Group VI and Group IX Certificates will be reduced, from time to time, by the amount of Fraud Losses allocated to the Group B Certificates. In addition, (a) on the first anniversary prior to the fifth anniversary of the cut-off date, the Fraud Loss Coverage Amount for the Group I, Group IV, Group V, Group VI and Group IX Certificates will be reduced to an amount equal to (i) on the first anniversary of the cut-off date, the lesser of (A) 2.0% of the current aggregate principal balance of the group I, group IV, group V, group VI and group IX mortgage loans and (B) the excess of the Fraud Loss Coverage Amount for the Group I, Group IV, Group V, Group VI and Group IX Certificates as of the cut-off date over the cumulative amount of Fraud Losses allocated to the Group B Certificates since the cut-off date and (ii) on the second, third and fourth anniversaries of the cut-off date, the lesser of (A) 1.0% of the current aggregate principal balance of the group I, group IV, group V, group VI and group IX mortgage loans and (B) the excess of the Fraud Loss Coverage Amount for the Group I, Group IV, Group V, Group VI and Group IX Certificates as of the preceding anniversary of the cut-off date over the cumulative amount of Fraud Losses allocated to the Group B Certificates since such preceding anniversary and (b) on the fifth anniversary of the cut-off date, to zero.

      The Bankruptcy Loss Coverage Amount for the Group I, Group IV, Group V, Group VI and Group IX Certificates will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Group B Certificates.

      The Special Hazard Loss Coverage Amount for the Group I, Group IV, Group V, Group VI and Group IX Certificates will be reduced, from time to time, to an amount equal on any distribution date to the lesser of:

      (i)   the greatest of:

            o 1% of the aggregate of the principal balances of the group I, group IV, group V, group VI and group IX mortgage loans,

            o twice the principal balance of the largest group I, group IV, group V, group VI and group IX mortgage loan, and

            o the aggregate principal balance of the group I, group IV, group V, group VI and group IX mortgage loans secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area, and

      (ii) the Special Hazard Coverage Amount for the Group I, Group IV, Group V, Group VI and Group IX Certificates as of the closing date less the amount, if any, of Special Hazard Losses allocated to the Group B Certificates since the closing date.

      The amount of coverage provided by the Group B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the applicable rating agencies are not adversely affected thereby. In addition, a reserve fund or other form of credit support may be substituted for the protection provided by the Group B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

      Investors in the Group I, Group IV, Group V, Group VI, Group IX and Class A-P Certificates should be aware that the applicable coverage for Special Hazard Losses, Fraud Losses and Bankruptcy Losses cover mortgage loans in loan group I, loan group IV, loan group V, loan group VI and loan group IX. In the event mortgage loans in one or more of those loan groups suffers a high level of losses, the available coverage for the senior certificates related to the other loan groups will be reduced and may cause the senior certificates related to the other loan groups to suffer losses in the event those mortgage loans suffer losses after the available coverage has been exhausted.

Allocation of Losses on the Group II and Group III Mortgage Loans; Subordination of Group C-B Certificates

      On each distribution date, the applicable Class P Fraction of any Realized Loss, including any Excess Loss, on a Class P Mortgage Loan in loan group II or loan group III will be allocated to the Class A-P Certificates, until its Class Principal Balance is reduced to zero. To the extent funds are available on that distribution date or on any future distribution date from related PO Recoveries or amounts that would otherwise be allocable to the Group C-B Principal Distribution Amount for the Group C-B Certificates, Class A-P Deferred Amounts will be paid on the Class A-P Certificates, prior to distributions on the Group C-B Certificates. See "--Priority of Distributions" in this prospectus supplement. Any distribution of Class A-P Deferred Amounts will not further reduce the Class Principal Balance of the Class A-P Certificates. The Class A-P Deferred Amounts will not bear interest. The Class Principal Balance of the class of Group C-B Certificates then outstanding with the highest alphanumerical class designation will be reduced by the amount of any payments in respect of Class A-P Deferred Amounts to the extent such payments come from amounts that would otherwise be allocable to the Group C-B Principal Distribution Amount for the Group C-B Certificates. After the related Credit Support Depletion Date, no new Class A-P Deferred Amounts will be created or paid to the Class A-P Certificates, from amounts that would otherwise be allocable to the Group C-B Principal Distribution Amount for the Group C-B Certificates.

      Credit enhancement for the Group II, Group III, Class A-X and Class A-P Certificates includes the subordination of the Group C-B Certificates and the priority of application of Realized Losses. The Group C-B Certificates will be subordinate in right of payment to and provide credit support to the Group II, Group III, Class A-X and Class A-P Certificates to the extent described in this prospectus supplement. The support provided by the Group C-B Certificates is intended to enhance the likelihood of regular receipt of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the Group II, Group III, Class A-X and Class A-P Certificates protection against certain losses.

      Any Realized Loss with respect to a group II or group III mortgage loan, other than the applicable Class P Fraction of the Realized Loss on a Class P Mortgage Loan in loan group II or loan group III and Excess Losses, will be allocated among the Group II, Group III and Group C-B Certificates as follows:

            (a) first, to the Class C-B-6 Certificates, until its Class Principal Balance is reduced to zero;

            (b) second, to the Class C-B-5 Certificates, until its Class Principal Balance is reduced to zero;

            (c) third, to the Class C-B-4 Certificates, until its Class Principal Balance is reduced to zero;

            (d) fourth, to the Class C-B-3 Certificates, until its Class Principal Balance is reduced to zero;

            (e) fifth, to the Class C-B-2 Certificates, until its Class Principal Balance is reduced to zero;

            (f) sixth, to the Class C-B-1 Certificates, until its Class Principal Balance is reduced to zero; and

            (g) seventh, to the senior certificates, other than the Principal Only and the Interest Only Certificates, of the related loan group, pro rata, according to, and in reduction of, their respective Class Principal Balances; provided, however, that
                  (A) Realized Losses which would otherwise be allocated to the Class II-A-1 Certificates, will instead be allocated to the Class II-A-2 Certificates, until the Class Principal Balance of the Class II-A-2 Certificates is reduced to zero, (B) Realized Losses which would otherwise be allocated to the Class III-A-10 and Class III-A-15 Certificates, up to an amount equal to 41.86% and 58.14%, respectively, of the Class Principal Balance of the Class III-A-12 Certificates for such distribution date, and up to a maximum of $418,600 and $581,400, respectively, will instead be allocated to the Class III-A-12 Certificates, until the Class Principal Balance of the Class III-A-12 Certificates is reduced to zero and (C) Realized Losses which would otherwise be allocated to the Class III-A-18, Class III-A-19 and Class III-A-20 Certificates, up to an amount equal to 42.86%, 14.29% and 42.86%, respectively, of the Class Principal Balance of the Class III-A-16 Certificates for such distribution date, and up to a maximum of $159,000, $53,000 and $159,000, respectively, will instead be allocated to the Class III-A-16 Certificates, until the Class Principal Balance of the Class III-A-16 Certificates is reduced to zero.

      Investors in the Class II-A-2 Certificates should be aware that, on any distribution date, certain losses which would otherwise be allocated to the Class II-A-1 Certificates, will be allocated to the Class II-A-2 Certificates, until the Class Principal Balance of the Class III-A-2 Certificates is reduced to zero. Investors in the Class III-A-12 Certificates should be aware that, on any distribution date, certain losses which would otherwise be allocated to the Class III-A-10 and Class III-A-15 Certificates, up to an amount equal to 41.86% and 58.14%, respectively, of the Class Principal Balance of the Class III-A-12 Certificates for such distribution date, and up to a maximum of $418,600 and $581,400, respectively, will instead be allocated to the Class III-A-12
Certificates, until the Class Principal Balance of the Class III-A-12 Certificates is reduced to zero. Investors in the Class III-A-16 Certificates should be aware that, on any distribution date, certain losses which would otherwise be allocated to the Class III-A-18, Class III-A-19 and Class III-A-20 Certificates, up to an amount equal to 42.86%, 14.29% and 42.86%, respectively, of the Class Principal Balance of the Class III-A-16 Certificates for such distribution date, and up to a maximum of $159,000, $53,000 and $159,000, respectively, will instead be allocated to the Class III-A-16 Certificates, until the Class Principal Balance of the Class III-A-16 Certificates is reduced to zero.

      On each distribution date, Excess Losses with respect to a group II or group III mortgage loan, other than the applicable Class P Fraction of the Excess Loss on a Class P Mortgage Loan in loan group II or loan group III, will be allocated pro rata among the classes of Group II and Group III Certificates, other than the Principal Only and the Interest Only Certificates, and the Group C-B Certificates, based on their respective Class Principal Balances.

      On each distribution date, if the sum of (a) the aggregate Class Principal Balance of all classes of Group II, Group III and Group C-B Certificates and (b) the applicable Class P Fraction of each Class P Mortgage Loan in loan group II and loan group III exceeds the aggregate Stated Principal Balance of the group II and group III mortgage loans after giving effect to distributions of principal and the allocation of all losses to these certificates on that distribution date, that excess will be deemed a principal loss and will be allocated to the most junior class of Group C-B Certificates then outstanding.

      Investors in the Group II, Group III, Class A-X and Class A-P Certificates should be aware that because the Group C-B Certificates represent interests in loan group II and loan group III, the Class Principal Balances of the Group C-B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in either of these loan groups. Therefore, notwithstanding that Realized Losses on the mortgage loans in these loan groups may only be allocated to the related senior certificates, other than Excess Losses, the allocation to the Group C-B Certificates of Realized Losses on the mortgage loans in one loan group will increase the likelihood that losses may be allocated to the senior certificates related to the other loan group.

      The Group C-B Certificates will provide limited protection to the classes of certificates of higher relative priority against (i) Special Hazard Losses in an initial amount expected to be up to approximately $3,452,679 (with respect to the Group II and Group III Certificates, the "Special Hazard Loss Coverage Amount"), (ii) Bankruptcy Losses in an initial amount expected to be up to approximately $150,000 (with respect to the Group II and Group III Certificates, the "Bankruptcy Loss Coverage Amount") and (iii) Fraud Losses in an initial amount expected to be up to approximately $10,358,037 (with respect to the Group II and Group III Certificates, the "Fraud Loss Coverage Amount").

      The Fraud Loss Coverage Amount for the Group II and Group III Certificates will be reduced, from time to time, by the amount of Fraud Losses allocated to the Group C-B Certificates. In addition, (a) on each anniversary prior to the fifth anniversary of the cut-off date, the Fraud Loss Coverage Amount for the Group II and Group III Certificates will be reduced to an amount equal to (i) on the first anniversary of the cut-off date, the lesser of (A) 2.0% of the current aggregate principal balance of the group II and group III mortgage loans and (B) the excess of the Fraud Loss Coverage Amount for the Group II and Group III Certificates as of the cut-off date over the cumulative amount of Fraud Losses allocated to the Group C-B Certificates since the cut-off date and (ii) on the second, third and fourth anniversaries of the cut-off date, the lesser of (A) 1.0% of the current aggregate principal balance of the group II and group III mortgage loans and (B) the excess of the Fraud Loss Coverage Amount for the Group II and Group III Certificates as of the preceding anniversary of the cut-off date over the cumulative amount of Fraud Losses allocated to the Group C-B Certificates since such preceding anniversary and (b) on the fifth anniversary of the cut-off date, to zero.

      The Bankruptcy Loss Coverage Amount for the Group II and Group III Certificates will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Group C-B Certificates.

      The Special Hazard Loss Coverage Amount for the Group II and Group III Certificates will be reduced, from time to time, to an amount equal on any distribution date to the lesser of:

      (i)   the greatest of:

            o 1% of the aggregate of the principal balances of the group II and group III mortgage loans,

            o twice the principal balance of the largest group II and group III mortgage loan, and

            o the aggregate principal balance of the group II and group III mortgage loans secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area, and

      (ii) the Special Hazard Coverage Amount for the Group II and Group III Certificates as of the closing date less the amount, if any, of Special Hazard Losses allocated to the Group C-B Certificates since the closing date.

      The amount of coverage provided by the Group C-B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the applicable rating agencies are not adversely affected thereby. In addition, a reserve fund or other form of credit support may be substituted for the protection provided by the Group C-B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

      Investors in the Group II, Group III and Class A-P Certificates should be aware that the applicable coverage for Special Hazard Losses, Fraud Losses and Bankruptcy Losses cover mortgage loans in loan group II and loan group III. In the event mortgage loans in one of those loan groups suffers a high level of losses, the available coverage for the senior certificates related to the other loan group will be reduced and may cause the senior certificates related to the other loan group to suffer losses in the event those mortgage loans suffer losses after the available coverage has been exhausted.

Allocation  of  Losses  on  the  Group  VII  and  Group  VIII  Mortgage   Loans;
Subordination of Group D-B Certificates

      On each distribution date, the applicable Class P Fraction of any Realized Loss, including any Excess Loss, on a Class P Mortgage Loan in loan group VII or loan group VIII will be allocated to the Class A-P Certificates, until its Class Principal Balance is reduced to zero. To the extent funds are available on that distribution date or on any future distribution date from related PO Recoveries or amounts that would otherwise be allocable to the Group D-B Principal Distribution Amount for the Group D-B Certificates, Class A-P Deferred Amounts will be paid on the Class A-P Certificates, prior to distributions on the Group D-B Certificates. See "--Priority of Distributions" in this prospectus supplement. Any distribution of Class A-P Deferred Amounts will not further reduce the Class Principal Balance of the Class A-P Certificates. The Class A-P Deferred Amounts will not bear interest. The Class Principal Balance of the class of Group D-B Certificates then outstanding with the highest alphanumerical class designation will be reduced by the amount of any payments in respect of Class A-P Deferred Amounts to the extent such payments come from amounts that would otherwise be allocable to the Group D-B Principal Distribution Amount for the Group D-B Certificates. After the related Credit Support Depletion Date, no new Class A-P Deferred Amounts will be created or paid to the Class A-P Certificates, from amounts that would otherwise be allocable to the Group D-B Principal Distribution Amount for the Group D-B Certificates.

      Credit enhancement for the Group VII, Group VIII, Class D-X and Class A-P Certificates includes the subordination of the Group D-B Certificates and the priority of application of Realized Losses. The Group D-B Certificates will be subordinate in right of payment to and provide credit support to the Group VII, Group VIII, Class D-X and Class A-P Certificates to the extent described in this prospectus supplement. The support provided by the Group D-B Certificates is intended to enhance the likelihood of regular receipt of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the Group VII, Group VIII, Class D-X and Class A-P Certificates protection against certain losses.

      Any Realized Loss with respect to a group VII or group VIII mortgage loan, other than the applicable Class P Fraction of the Realized Loss on a Class P Mortgage Loan in loan group VII or loan group VIII and Excess Losses, will be allocated among the Group VII, Group VIII and Group D-B Certificates as follows:

            (a) first, to the Class D-B-6 Certificates, until their Class Principal Balance is reduced to zero;

            (b) second, to the Class D-B-5 Certificates, until their Class Principal Balance is reduced to zero;

            (c) third, to the Class D-B-4 Certificates, until their Class Principal Balance is reduced to zero;

            (d) fourth, to the Class D-B-3 Certificates, until their Class Principal Balance is reduced to zero;

            (e) fifth, to the Class D-B-2 Certificates, until their Class Principal Balance is reduced to zero;

            (f) sixth, to the Class D-B-1 Certificates, until their Class Principal Balance is reduced to zero; and

            (g) seventh, to the senior certificates, other than the Principal Only and the Interest Only Certificates, of the related loan group, pro rata, according to, and in reduction of, their respective Class Principal Balances.

      On each distribution date, Excess Losses with respect to a group VII or group VIII mortgage loan, other than the applicable Class P Fraction of the Excess Loss on a Class P Mortgage Loan in loan group VII or loan group VIII, will be allocated pro rata among the classes of Group VII and Group VIII Certificates, other than the Principal Only and the Interest Only Certificates, and the Group D-B Certificates, based on their respective Class Principal Balances.

      On each distribution date, if the sum of (a) the aggregate Class Principal Balance of all classes of Group VII, Group VIII and Group D-B Certificates and
(b) the applicable Class P Fraction of each Class P Mortgage Loan in loan group VII and loan group VIII exceeds the aggregate Stated Principal Balance of the group VII and group VIII mortgage loans after giving effect to distributions of principal and the allocation of all losses to these certificates on that distribution date, that excess will be deemed a principal loss and will be allocated to the most junior class of Group D-B Certificates then outstanding.

      Investors in the Group VII, Group VIII, Class D-X and Class A-P Certificates should be aware that because the Group D-B Certificates represent interests in loan group VII and loan group VIII, the Class Principal Balances of the Group D-B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in either of these loan groups. Therefore, notwithstanding that Realized Losses on the mortgage loans in these loan groups may only be allocated to the related senior certificates, other than Excess Losses, the allocation to the Group D-B Certificates of Realized Losses on the mortgage loans in one loan group will increase the likelihood that losses may be allocated to the senior certificates related to the other loan group.

      The Group D-B Certificates will provide limited protection to the classes of certificates of higher relative priority against (i) Special Hazard Losses in an initial amount expected to be up to approximately $2,268,211 (with respect to the Group VII and Group VIII Certificates, the "Special Hazard Loss Coverage Amount"), (ii) Bankruptcy Losses in an initial amount expected to be up to approximately $150,000 (with respect to the Group VII and Group VIII Certificates, the "Bankruptcy Loss Coverage Amount") and (iii) Fraud Losses in an initial amount expected to be up to approximately $6,804,632 (with respect to the Group VII and Group VIII Certificates, the "Fraud Loss Coverage Amount").

      The Fraud Loss Coverage Amount for the Group VII and Group VIII Certificates will be reduced, from time to time, by the amount of Fraud Losses allocated to the Group D-B Certificates. In addition, (a) on each anniversary prior to the fifth anniversary of the cut-off date, the Fraud Loss Coverage Amount for the Group VII and Group VIII Certificates will be reduced to an amount equal to (i) on the first anniversary of the cut-off date, the lesser of
(A) 2.0% of the current aggregate principal balance of the group VII and group VIII mortgage loans and (B) the excess of the Fraud Loss Coverage Amount for the Group VII and Group VIII Certificates as of the cut-off date over the cumulative amount of Fraud Losses allocated to the Group D-B Certificates since the cut-off date and (ii) on the second, third and fourth anniversaries of the cut-off date, the lesser of (A) 1.0% of the current aggregate principal balance of the group VII and group VIII mortgage loans and (B) the excess of the Fraud Loss Coverage Amount for the Group VII and Group VIII Certificates as of the preceding anniversary of the cut-off date over the cumulative amount of Fraud Losses allocated to the Group D-B Certificates since such preceding anniversary and (b) on the fifth anniversary of the cut-off date, to zero.

      The Bankruptcy Loss Coverage Amount for the Group VII and Group VIII Certificates will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Group D-B Certificates.

      The Special Hazard Loss Coverage Amount for the Group VII and Group VIII Certificates will be reduced, from time to time, to an amount equal on any distribution date to the lesser of:

      (i)   the greatest of:

            o 1% of the aggregate of the principal balances of the group VII and group VIII mortgage loans,

            o twice the principal balance of the largest group VII and group VIII mortgage loan,

            o the aggregate principal balance of the group VII and group VIII mortgage loans secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area, and

      (ii) the Special Hazard Coverage Amount for the Group VII and Group VIII Certificates as of the closing date less the amount, if any, of Special Hazard Losses allocated to the Group D-B Certificates since the closing date.

      The amount of coverage provided by the Group D-B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the applicable rating agencies are not adversely affected thereby. In addition, a reserve fund or other form of credit support may be substituted for the protection provided by the Group D-B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

      Investors in the Group VII, Group VIII and Class A-P Certificates should be aware that the applicable coverage for Special Hazard Losses, Fraud Losses and Bankruptcy Losses cover mortgage loans in loan group VII and loan group
VIII. In the event mortgage loans in one of these loan groups suffers a high level of losses, the available coverage for the senior certificates related to the other loan group will be reduced and may cause the senior certificates related to the other loan group to suffer losses in the event those mortgage loans suffer losses after the available coverage has been exhausted.

Cross-Collateralization--Group I, Group IV, Group V, Group VI and Group IX

Cross-Collateralization due to rapid prepayments

      With respect to the Group I, Group IV, Group V, Group VI and Group IX Certificates, on each distribution date prior to the related Credit Support Depletion Date, but after the date on which the aggregate Class Principal Balance of any of the Group I, Group IV, Group V, Group VI or Group IX Certificates (other than the Class A-P Certificates) is reduced to zero, all principal on the mortgage loans relating to the group or groups that have been paid in full, will be allocated to the other group or groups, pro rata, based on the aggregate Class Principal Balance of the outstanding senior certificates (other than the Class A-P Certificates) of such groups. Such allocated amounts will be paid as principal to the senior certificates (other than the Class A-P Certificates) of the other groups in the same priority as such certificates would receive other distributions of principal. However, principal will not be distributed as described above if on that distribution date (a) the Group B Percentage for that distribution date is greater than or equal to 200% of the Group B Percentage as of the closing date and (b) the average outstanding principal balance of the mortgage loans in each group delinquent 60 days or more (including all REO and loans in foreclosure) over the last six months, as a percentage of the related Group B Component Balance, is less than 50%. If principal from one or more groups is distributed to the senior certificates of the other groups according to this paragraph, the Group B Certificates will not receive that principal amount.

Cross-Collateralization due to disproportionate realized losses in one group

      If on any distribution date the Class Principal Balance any of the Group I, Group IV, Group V, Group VI or Group IX Certificates, other than the Class A-P Certificates, is greater than the aggregate Stated Principal Balance of the mortgage loans in that group (less the applicable Class P Fraction of each Class P Mortgage Loan) (each such loan group, an "Undercollateralized Group"), then the following will occur:

o The Available Funds in the other groups that are not Undercollateralized Groups (the "Overcollateralized Groups") will be reduced, after distributions of interest to the senior certificates of the Overcollateralized Groups, in an amount equal to one month's interest on the Principal Transfer Amount of each Undercollateralized Group at the Required Coupon applicable to that Undercollateralized Group and that amount will be added to the Available Funds of the applicable Undercollateralized Group; and

o The portion of the Available Funds in respect of principal on the mortgage loans in the Overcollateralized Groups, after distributions of principal to the senior certificates of the Overcollateralized Groups, will be distributed to the senior certificates (other than the Class A-P Certificates) of each Undercollateralized Group as principal, in the same priority as such certificates would receive other distributions of principal, until the Class Principal Balance of the senior certificates of each Undercollateralized Group equals the aggregate Stated Principal Balance of the mortgage loans in that group (less the applicable Class P Fraction of each Class P Mortgage Loan in such loan group).

Consequently, the Group B Certificates will not receive any distributions of principal until each Undercollateralized Group is no longer undercollateralized.

      In the event more than one group is an Overcollateralized Group on any distribution date, reductions in the Available Funds of such groups to make payment to the Undercollateralized Group or Groups will be made pro rata based on the Overcollateralization Amount for each Overcollateralized Group. In the event more than one group is an Undercollateralized Group on any distribution date, payments made to such groups from the Available Funds of the Overcollateralized Group or Groups will be made pro rata based on the amounts of payments required to be made to the Undercollateralized Groups.

      All or a portion of the distributions to the Group I, Group IV, Group V, Group VI and Group IX Certificates pursuant to the cross-collateralization provisions described above, may be made on the distribution date in the month following the month during which such transfer payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

      In the event that the weighted average of the Required Coupon related to the Undercollateralized Group or Groups is greater than the weighted average of the Required Coupon related to the Overcollateralized Group or Groups, the
payment   of   interest   to   the   senior   certificates    related   to   the
Undercollateralized Group or Groups from the interest collected on the Overcollateralized Group or Groups may cause a shortfall in the amount of principal and interest otherwise distributable to the Group B Certificates. In addition, after the aggregate principal balance of the Group B Certificates has been reduced to zero, this may cause a shortfall of principal that would be allocated to such senior certificates related to the Overcollateralized Group or Groups.

Cross-Collateralization--Group II and Group III

Cross-Collateralization due to rapid prepayments

      With respect to the Group II and Group III Certificates, on each distribution date prior to the related Credit Support Depletion Date, but after the date on which the aggregate Class Principal Balance of either the Group II or Group III Certificates (other than the Class P Certificates) is reduced to zero, all principal on the mortgage loans relating to the group that has been paid in full, will be allocated to the other group. Such allocated amounts will be paid as principal to the senior certificates (other than the Class P Certificates) of the other group in the same priority as such certificates would receive other distributions of principal. However, principal will not be distributed as described above if on that distribution date (a) the Group C-B Percentage for that distribution date is greater than or equal to 200% of the Group C-B Percentage as of the closing date and (b) the average outstanding principal balance of the mortgage loans in each group delinquent 60 days or more (including all REO and loans in foreclosure) over the last six months, as a percentage of the related Group C-B Component Balance, is less than 50%. If principal from one group is distributed to the senior certificates of the other groups according to this paragraph, the Group C-B Certificates will not receive that principal amount.

Cross-Collateralization due to disproportionate realized losses in one group

      If on any distribution date the Class Principal Balance of either the Group II or Group III Certificates, other than the Class A-P Certificates, is greater than the aggregate Stated Principal Balance of the mortgage loans in that group (less the applicable Class P Fraction of each Class P Mortgage Loan) (such loan group, an "Undercollateralized Group"), then the following will occur:

o The Available Funds in the other group that is not an Undercollateralized Group (the "Overcollateralized Group") will be reduced, after distributions of interest to the senior certificates of the Overcollateralized Group, in an amount equal to one month's interest on the Principal Transfer Amount of the Undercollateralized Group at the Required Coupon applicable to the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

o The portion of the Available Funds in respect of principal on the mortgage loans in the Overcollateralized Group, after distributions of principal to the senior certificates of the Overcollateralized Group, will be distributed to the senior certificates (other than the Class P Certificates) of the Undercollateralized Group as principal, in the same priority as such certificates would receive other distributions of principal, until the Class Principal Balance of the senior certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the mortgage loans in that group (less the applicable Class P Fraction of each Class P Mortgage Loan in such loan group).

Consequently, the Group C-B Certificates will not receive any distributions of principal until an Undercollateralized Group is no longer undercollateralized.

      All or a portion of the distributions to the Group II and Group III Certificates pursuant to the cross-collateralization provisions described above, may be made on the distribution date in the month following the month during which such transfer payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

      In the event that the Required Coupon related to the Undercollateralized Group is greater than the Required Coupon related to the Overcollateralized Group, the payment of interest to the senior certificates related to the Undercollateralized Group from the interest collected on the Overcollateralized Group may cause a shortfall in the amount of principal and interest otherwise distributable to the Group C-B Certificates. In addition, after the aggregate principal balance of the Group C-B Certificates has been reduced to zero, this may cause a shortfall of principal that would be allocated to such senior certificates related to the Overcollateralized Group.

Cross-Collateralization--Group VII and Group VIII

Cross-Collateralization due to rapid prepayments

      With respect to the Group VII and Group VIII Certificates, on each distribution date prior to the related Credit Support Depletion Date, but after the date on which the aggregate Class Principal Balance of either the Group VII or Group VIII Certificates (other than the Class P Certificates) is reduced to zero, all principal on the mortgage loans relating to the group that has been paid in full, will be allocated to the other group. Such allocated amounts will be paid as principal to the senior certificates (other than the Class P Certificates) of the other group in the same priority as such certificates would receive other distributions of principal. However, principal will not be distributed as described above if on that distribution date (a) the Group D-B Percentage for that distribution date is greater than or equal to 200% of the Group D-B Percentage as of the closing date and (b) the average outstanding principal balance of the mortgage loans in each group delinquent 60 days or more (including all REO and loans in foreclosure) over the last six months, as a percentage of the related Group D-B Component Balance, is less than 50%. If principal from one group is distributed to the senior certificates of the other group according to this paragraph, the Group D-B Certificates will not receive that principal amount.

Cross-Collateralization due to disproportionate realized losses in one group

      If on any distribution date the Class Principal Balance of either the Group VII or Group VIII Certificates, other than the Class A-P Certificates, is greater than the aggregate Stated Principal Balance of the mortgage loans in that group (less the applicable Class P Fraction of each Class P Mortgage Loan) (such loan group, an "Undercollateralized Group"), then the following will occur:

o The Available Funds in the other group that is not an Undercollateralized Group (the "Overcollateralized Group") will be reduced, after distributions of interest to the senior certificates of the Overcollateralized Group, in an amount equal to one month's interest on the Principal Transfer Amount of the Undercollateralized Group at the Required Coupon applicable to the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

o The portion of the Available Funds in respect of principal on the mortgage loans in the Overcollateralized Group, after distributions of principal to the senior certificates of the Overcollateralized Group, will be distributed to the senior certificates (other than the Class P Certificates) of the Undercollateralized Group as principal, in the same priority as such certificates would receive other distributions of principal, until the Class Principal Balance of the senior certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the mortgage loans in that group (less the applicable Class P Fraction of each Class P Mortgage Loan in such loan group).

Consequently, the Group D-B Certificates will not receive any distributions of principal until an Undercollateralized Group is no longer undercollateralized.

      All or a portion of the distributions to the Group VII and Group VIII Certificates pursuant to the cross-collateralization provisions described above, may be made on the distribution date in the month following the month during which such transfer payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

                         POOLING AND SERVICING AGREEMENT

Optional Termination; Auction Sale

On any applicable distribution date on or after which the aggregate Stated Principal Balance of the group I, group IV, group V, group VI and group IX mortgage loans is less than 10% of the aggregate Stated Principal Balance of the group I, group IV, group V, group VI and group IX mortgage loans as of the cut-off date, and certain conditions in the pooling and servicing agreement are satisfied, SPS, Wells Fargo or another servicer, as provided in the pooling and servicing agreement, will have the option to purchase the group I, group IV, group V, group VI and group IX mortgage loans, all real property acquired in respect of all of the mortgage loans in such loan groups remaining in the trust, and any related trust assets for a price equal to the greater of (a) the sum of
(i) 100% of the aggregate outstanding principal balance of the group I, group IV, group V, group VI and group IX mortgage loans plus accrued interest thereon at the applicable mortgage rate to but not including the due date in the month of such distribution date, (ii) the fair market value of all other property of the trust related to the group I, group IV, group V, group VI and group IX mortgage loans and (iii) any unreimbursed advances, fees and servicing fees and other amounts payable to the master servicer, the servicers (other than SPS or Wells Fargo, to the extent SPS or Wells Fargo, as applicable, is the entity exercising such optional termination), the trust administrator and the trustee related to the group I, group IV, group V, group VI and group IX mortgage loans (with respect to the group I, group IV, group V, group VI and group IX mortgage loans, the "Par Value"), and (b) the fair market value of all property of the trust related to the group I, group IV, group V, group VI and group IX mortgage loans.

      On any applicable distribution date on or after which the aggregate Stated Principal Balance of the group II and group III mortgage loans is less than 10% of the aggregate Stated Principal Balance of the group II mortgage loans and group III mortgage loans as of the cut-off date, and certain conditions in the pooling and servicing agreement are satisfied, SPS, Wells Fargo or another servicer, as provided in the pooling and servicing agreement, will have the option to purchase the group II and group III mortgage loans, all real property acquired in respect of all of the mortgage loans in such loan groups remaining in the trust, and any related trust assets for a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding principal balance of the group II and group III mortgage loans plus accrued interest thereon at the applicable mortgage rate to but not including the due date in the month of such distribution date, (ii) the fair market value of all other property of the trust related to the group II and group III mortgage loans and
(iii) any unreimbursed advances, fees and servicing fees and other amounts payable to the master servicer, the servicers (other than SPS or Wells Fargo, to the extent SPS or Wells Fargo, as applicable, is the entity exercising such optional termination), the trust administrator and the trustee related to the group II and group III mortgage loans (with respect to the group II and group III mortgage loans, the "Par Value"), and (b) the fair market value of all property of the trust related to the group II and group III mortgage loans.

      On any applicable distribution date on or after which the aggregate Stated Principal Balance of the group VII and group VIII mortgage loans is less than 10% of the aggregate Stated Principal Balance of the group VII mortgage loans and group VIII mortgage loans as of the cut-off date, and certain conditions in the pooling and servicing agreement are satisfied, SPS, Wells Fargo or another servicer, as provided in the pooling and servicing agreement, will have the option to purchase the group VII and group VIII mortgage loans, all real property acquired in respect of all of the mortgage loans in such loan groups remaining in the trust, and any related trust assets for a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding principal balance of the group VII and group VIII mortgage loans plus accrued interest thereon at the applicable mortgage rate to but not including the due date in the month of such distribution date, (ii) the fair market value of all other property of the trust related to the group VII and group VIII mortgage loans and
(iii) any unreimbursed advances, fees and servicing fees and other amounts payable to the master servicer, the servicers (other than SPS or Wells Fargo, to the extent SPS or Wells Fargo, as applicable, is the entity exercising such optional termination), the trust administrator and the trustee related to the group VII and group VIII mortgage loans (with respect to the group VII and group VIII mortgage loans, the "Par Value"), and (b) the fair market value of all property of the trust related to the group VII and group VIII mortgage loans.

      If any of such options is  exercised,  and the amount  specified in clause
(b) of the first, second or third immediately preceding paragraph, as applicable, exceeds the amount specified in clause (a) of the first, second or third immediately preceding paragraph, as applicable, the Class AR-L Certificates will be entitled to receive the amount of that excess. There can be no assurance that either of such options will be exercised, or that if either of such options is exercised, that there will be any excess amount available for distribution to the Class AR-L Certificates.

      If the option to purchase the group I, group IV, group V, group VI and group IX mortgage loans and the other assets in the trust related to loan group I, loan group IV, loan group V, loan group VI and loan group IX as described above is not exercised and the aggregate Stated Principal Balance of the group I, group IV, group V, group VI and group IX mortgage loans declines below 5% of the aggregate Stated Principal Balance of the group I, group IV, group V, group VI and group IX mortgage loans as of the cut-off date, the trust administrator will conduct an auction to sell the group I, group IV, group V, group VI and group IX mortgage loans and the other assets in the trust related to loan group I, loan group IV, loan group V, loan group VI and loan group IX.

      If the option to purchase the group II and group III mortgage loans and the other assets in the trust related to loan group II and loan group III as described above is not exercised and the aggregate Stated Principal Balance of the group II and group III mortgage loans declines below 5% of the aggregate Stated Principal Balance of the group II and group III mortgage loans as of the cut-off date, the trust administrator will conduct an auction to sell the group II and group III mortgage loans and the other assets in the trust related to loan group II and loan group III.

      If the option to purchase the group VII and group VIII mortgage loans and the other assets in the trust related to loan group VII and loan group VIII as described above is not exercised and the aggregate Stated Principal Balance of the group VII and group VIII mortgage loans declines below 5% of the aggregate Stated Principal Balance of the group VII and group VIII mortgage loans as of the cut-off date, the trust administrator will conduct an auction to sell the group VII and group VIII mortgage loans and the other assets in the trust related to loan group VII and loan group VIII.

      With respect to any auction, the trust administrator will solicit good faith bids for the related mortgage loans and the other related assets in the trust from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential mortgage loans similar to the mortgage loans in the mortgage pool. The trust


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administrator  will sell the related  mortgage loans to the institution with the highest bid exceeding the related Par Value plus certain expenses set forth in the pooling and servicing agreement. If less than three bids are received or the highest bid received is less than the related Par Value plus such expenses, the trust administrator will not sell the related mortgage loans and the other related assets in the trust and, unless certain conditions specified in the pooling and servicing agreement are not satisfied, the trust administrator will continue conducting auctions every six months until the earlier of (a) the completion of a successful auction and (b) the exercise by SPS, Wells Fargo or another servicer, as provided in the pooling and servicing agreement, of its purchase option with respect to the related mortgage loans.

      If an auction is successfully completed with respect to any of (a) the group I, group IV, group V, group VI and group IX mortgage loans, (b) the group II and group III mortgage loans, or (c) the group VII and group VIII mortgage loans, and the highest bid is in excess of the related Par Value, the Class AR-L Certificates will be entitled to receive the amount of that excess. There can be no assurance that any auction will be successfully completed, or that if an auction is successfully completed, that there will be any excess amount available for distribution to the Class AR-L Certificates.

      If the purchase option is exercised or if a successful auction occurs with respect to the group I, group IV, group V, group VI and group IX mortgage loans it will effect an early retirement of the related certificates, a partial prepayment of the Class A-P Certificates and a significant reduction in the Class A-X and Class D-X Notional Amount. If the purchase option is exercised or if a successful auction occurs with respect to the group II and group III mortgage loans it will effect an early retirement of the related certificates, a partial prepayment of the Class A-P Certificates and a significant reduction in the Class A-X Notional Amount. If the purchase option is exercised or if a successful auction occurs with respect to the group VII and group VIII mortgage loans it will effect an early retirement of the related certificates, a partial prepayment of the Class A-P Certificates and a significant reduction in the Class D-X Notional Amount. Distributions on the certificates relating to any optional termination or successful auction will be treated as a prepayment of the related mortgage loans and paid in accordance with the priorities and amounts set forth above under "Description of the Certificates." The proceeds from that distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled.

The Trustee

      The trustee, U.S. Bank, has its corporate trust offices at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107, Attention: Structured Finance, CSFB 2005-8. The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. The trustee may also be removed at any time by the certificateholders evidencing not less than 50% of the voting rights evidenced by the certificates. In such circumstances, the depositor will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

      The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates and may transact business with other interested parties with the same rights as it would have if it were not trustee.

The Trust Administrator

      The corporate trust office of the trust administrator for purposes of presentment of certificates for registration of transfer, exchange or final payment, is Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. Attention: CSFB 2005-8, and for all other purposes is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. The trust administrator may resign at any time, in which event the depositor will be obligated to appoint a successor trust administrator. The depositor may also remove the trust administrator if the trust administrator ceases to be eligible to continue as such under the pooling and servicing agreement or if the trust administrator becomes insolvent. The trust administrator may also be removed at any time by the trustee or by certificateholders evidencing not less than 50% of the voting rights evidenced by the certificates. In such circumstances, the depositor will also be obligated to appoint a successor trust administrator. Any


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resignation or removal of the trust administrator and appointment of a successor
trust   administrator   will  not  become  effective  until  acceptance  of  the
appointment by the successor trust administrator.

      The trust administrator, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not the trust administrator.

      The pooling and servicing agreement requires the trust administrator to maintain, at its own expense, an office or agency where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trust administrator and the certificate registrar in respect of the certificates pursuant to the pooling and servicing agreement may be served.

      The trust administrator will also act as paying agent, certificate registrar and authenticating agent under the pooling and servicing agreement.

      The trust administrator will make the reports of distributions to certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to certificateholders and other interested parties via the trust administrator's website, which is presently located at http://www.ctslink.com. Assistance in using the website can be obtained by calling the trust administrator's customer service desk at (301) 815-6600. Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the trust administrator at (301) 815-6600. The trust administrator shall have the right to change the way such reports are made available in order to make distributions more convenient and/or more accessible to the above parties and to the certificateholders. The trust administrator shall provide timely and adequate notification to all above parties and to the certificateholders regarding any such change.

Voting Rights

      At all times 95% of all voting rights will be allocated among the holders of each class of certificates, other than the Class III-A-6, Class IX-A-2, Class IX-A-10, Class A-X, Class D-X, Class AR and Class AR-L Certificates. The portion of such 95% of all voting rights shall be allocated among such classes based on their respective class principal balances. At all times 1% of all voting rights will be allocated to the holders of each class of Class III-A-6, Class IX-A-2, Class IX-A-10, Class A-X and Class D-X Certificates. Voting rights shall be allocated among the certificates within each class of certificates (other than the Class AR and Class AR-L Certificates) based on their respective certificate principal balances. At all times, no voting rights will be allocated to the Class AR and Class AR-L Certificates.

Restrictions on Transfer of the Residual Certificates

      The Residual Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax
Consequences--Taxation of Owners of REMIC Residual Certificates--Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations." The pooling and servicing agreement provides that the Residual Certificates, in addition to other classes of certificates, may not be acquired by a Plan or with assets of such a Plan unless certain conditions are met. See "ERISA Considerations" in this prospectus supplement. Each Residual Certificate will contain a legend describing the foregoing restrictions.

Final Scheduled Distribution Date

      The final scheduled distribution date (the "Final Scheduled Distribution Date") for the offered certificates, other than the Class VI-A-1 Certificates, is the distribution date in September 2035 and for the Class VI-A-1 Certificates, is the distribution date in August 2025, which in each case is the distribution date for the certificates occurring in the month following the month in which the latest stated maturity of any related mortgage loan occurs. The actual final distribution date for any class of certificates could be substantially earlier. No event of default, change in the priorities for distribution among the classes or other provision under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Class Principal Balance of any class of offered certificate on or before its Final Scheduled Distribution Date.

Additional Issuances of Certificates

      Upon the surrender of one or more classes of offered certificates to the trust, the trust will be permitted to issue one or more additional classes of certificates that will represent ownership interests in the surrendered certificates. A REMIC election will be made with respect to the surrendered certificates and the newly issued classes will constitute the regular interests in this REMIC. The Class AR Certificates will represent ownership of the residual interest in this REMIC. Any such issuance will be made pursuant to an amendment to the pooling and servicing agreement that will only require the consent of the holders of the offered certificates that are surrendered to the trust.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

Factors Affecting Prepayments on the Mortgage Loans

      The yields to maturity of each class of the offered certificates and the aggregate amount of distributions on each class of the offered certificates will be affected by, among other things, the rate and timing of payments of principal on the related mortgage loans. The rate of principal payments on the mortgage loans will be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments thereon. For this purpose, the term "prepayment" includes prepayments and liquidations due to defaults or other dispositions of the mortgage loans or the mortgaged properties, including application of insurance proceeds or condemnation awards, the purchase of mortgage loans by the seller due to uncured breaches of representations and warranties or the purchase of certain mortgage loans by SPS, Wells Fargo or other servicer or the purchase of certain mortgage loans pursuant to an auction, under the circumstances described under "Pooling and Servicing Agreement--Optional Termination; Auction Sale" in this prospectus supplement. No assurance can be given as to the rate or timing of principal payments or prepayments on any of the mortgage loans. Prepayments, liquidations and purchases of the mortgage loans will result in (a) principal distributions to certificateholders that would otherwise be distributed over the remaining terms of the mortgage loans and (b) the termination of ongoing interest distributions with respect to such mortgage loans to the certificateholders. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

      The rate of principal prepayments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which mortgagors default on their mortgages. In general, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans, the mortgage loans (and the applicable offered certificates) are likely to be subject to a higher incidence of prepayment than if prevailing rates remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates on the mortgage loans, the mortgage loans (and the applicable offered certificates) are likely to be subject to a lower incidence of prepayment than if prevailing rates remain at or below the mortgage rates on the mortgage loans.

      Approximately 24.30% of the group I mortgage loans, 13.65% of the group II mortgage loans, 11.17% of the group III mortgage loans, 29.09% of the group IV mortgage loans, 36.60% of the group V mortgage loans, 14.85% of the group VI mortgage loans, 59.10% of the group VII mortgage loans, 42.88% of the group VIII mortgage loans and 14.61% of the group IX mortgage loans, in each case by applicable Cut-off Date Principal Balance, are subject to prepayment premiums during intervals ranging from six months to five years following origination, as described under "Description of the Mortgage Pool--General" herein. Such prepayment premiums may have the effect of reducing the amount or the likelihood of prepayment of such mortgage loans during such intervals.

      The depositor makes no representation as to the expected rate of prepayments on the mortgage loans. See "Description of the Mortgage Pool" and "Description of the Certificates" herein and "Maturity and Prepayment Considerations" in the prospectus for additional information about the effect of the rate of prepayments on the yields on and maturity of the offered certificates.

      Investors in the offered certificates should consider the risk that rapid rates of prepayments on the mortgage loans, and therefore of principal distributions on the offered certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor in the offered certificates may choose to reinvest amounts received as principal distributions on the offered certificates may be lower than the interest rate borne by such certificates. Conversely, slow rates of prepayments on the mortgage loans, and therefore of principal distributions on the offered certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor in the offered certificates for reinvestment at such high prevailing interest rates may be relatively low.

      Substantially all of the mortgage loans will contain "due-on-sale" clauses. The sale of mortgaged properties encumbered by non-assumable mortgage loans will result in the prepayment of such mortgage loans and a corresponding decrease in the weighted average life of the applicable class of offered certificates. See "Maturity and Prepayment Considerations" in the prospectus.

Sequentially Paying Certificates

      The senior certificates, other than the interest only certificates, are entitled to receive distributions in accordance with various priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. The timing of commencement of principal distributions and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes.

Accretion Directed Certificates and Accrual Certificates

      On or prior to the Class I-A-2 Accretion Termination Date, Class I-A-1 Certificates, as and to the extent described in this prospectus supplement, will receive as monthly principal distributions the accrued interest that would otherwise be distributable in respect of the Class I-A-2 Certificates. On or prior to the Class I-A-2 Accretion Termination Date, interest shortfalls allocated to the Class I-A-2 Certificates will reduce the amount added to the Class Principal Balance and will result in a corresponding reduction of the amount available for distributions on the Class I-A-1 Certificates. Furthermore, because these interest shortfalls will result in the Class Principal Balance of the Class I-A-2 Certificates being less than it would otherwise be, the amount of interest that will accrue in the future on the Class I-A-2 Certificates and be available for distributions on the Class I-A-1 Certificates will be reduced. Accordingly, the weighted average life of the Class I-A-1 Certificates would be extended.

      On or prior to the Class III-A-22 Accretion Termination Date, Class III-A-21 Certificates, as and to the extent described in this prospectus supplement, will receive as monthly principal distributions the accrued interest that would otherwise be distributable in respect of the Class III-A-22 Certificates. On or prior to the Class III-A-22 Accretion Termination Date, interest shortfalls allocated to the Class III-A-22 Certificates will reduce the amount added to the Class Principal Balance and will result in a corresponding reduction of the amount available for distributions on the Class III-A-21 Certificates. Furthermore, because these interest shortfalls will result in the Class Principal Balance of the Class III-A-22 Certificates being less than it would otherwise be, the amount of interest that will accrue in the future on the Class III-A-22 Certificates and be available for distributions on the Class III-A-21 Certificates will be reduced. Accordingly, the weighted average life of the Class III-A-21 Certificates would be extended.

      On or prior to the Class IX-A-5 Accretion Termination Date, the Class IX-A-9 and Class IX-A-11 Certificates, as and to the extent described in this prospectus supplement, will receive as monthly principal distributions the accrued interest that would otherwise be distributable in respect of the Class IX-A-5 Certificates. On or prior to the Class IX-A-5 Accretion Termination Date, interest shortfalls allocated to the Class IX-A-5 Certificates will reduce the amount added to the Class Principal Balance and will result in a corresponding reduction of the amount available for distributions on the Class IX-A-9 and Class IX-A-11 Certificates. Furthermore, because these interest shortfalls will result in the Class Principal Balance of the Class IX-A-5 Certificates being less than it would otherwise be, the amount of interest that will accrue in the future on the Class IX-A-5 Certificates and be available for distributions on the Class IX-A-9 and Class IX-A-11 Certificates will be reduced. Accordingly, the weighted average life of the Class IX-A-9 and Class IX-A-11 Certificates would be extended.

      On or prior to the Class IX-A-7 Accretion Termination Date, the Class IX-A-1, Class IX-A-3, Class IX-A-5, Class IX-A-6, Class IX-A-9, Class IX-A-11, Class IX-A-12 and Class IX-A-14 Certificates, as and to the extent described in this prospectus supplement, will receive as monthly principal distributions the accrued interest that would otherwise be distributable in respect of the Class IX-A-7 Certificates. On or prior to the Class IX-A-7 Accretion Termination Date, interest shortfalls allocated to the Class IX-A-7 Certificates will reduce the amount added to the Class Principal Balance and will result in a corresponding reduction of the amount available for distributions on the Class IX-A-1, Class IX-A-3, Class IX-A-5, Class IX-A-6, Class IX-A-9, Class IX-A-11, Class IX-A-12 and Class IX-A-14 Certificates. Furthermore, because these interest shortfalls will result in the Class Principal Balance of the Class IX-A-7 Certificates being less than it would otherwise be, the amount of interest that will accrue in the future on the Class IX-A-7 Certificates and be available for distributions on the Class IX-A-1, Class IX-A-3, Class IX-A-5, Class IX-A-6, Class IX-A-9, Class IX-A-11, Class IX-A-12 and Class IX-A-14 Certificates will be reduced. Accordingly, the weighted average life of the Class IX-A-1, Class IX-A-3, Class IX-A-5, Class IX-A-6, Class IX-A-9, Class IX-A-11, Class IX-A-12 and Class IX-A-14 Certificates would be extended.

      In addition,  investors in the Class I-A-2,  Class III-A-22,  Class IX-A-5 and Class IX-A-7 Certificates should also be aware that the Class I-A-2 Accretion Termination Date, Class III-A-22 Accretion Termination Date, Class IX-A-5 Accretion Termination Date and Class IX-A-7 Accretion Termination Date, respectively, may be later, or earlier, than otherwise anticipated if prepayments occur slower, or faster, than anticipated.

      Because the Class I-A-2, Class III-A-22, Class IX-A-5 and Class IX-A-7 Certificates are not entitled to receive any distributions of interest until the occurrence of the Class I-A-2 Accretion Termination Date, Class III-A-22 Accretion Termination Date, Class IX-A-5 Accretion Termination Date and Class IX-A-7 Accretion Termination Date, respectively, those certificates will likely experience greater price and yield volatility than would mortgage pass-through certificates that are otherwise similar but which are entitled to current distributions of interest. Investors should consider whether this volatility is suitable to their investment needs.

Lockout Certificates

      Investors in the Class I-A-3, Class I-A-4, Class IX-A-4, Class IX-A-13 and Class IX-A-15 Certificates should be aware that because such certificates will generally not be entitled to receive any principal distributions prior to the distribution date in September 2010, the weighted average lives of such certificates will be longer than would otherwise be the case, and the effect on the market value of such certificates arising out of changes in market interest rates or market yields for similar securities will be greater than for other related classes of certificates.

LIBOR Certificates

      The yield to investors in the LIBOR Certificates will be sensitive to fluctuations in LIBOR. The yield to maturity on the Class III-A-5, Class V-A-3 and Class IX-A-9 Certificates will be sensitive to fluctuations in LIBOR, and the pass-through rates on these certificates will vary directly with the level of LIBOR. The yield to maturity on the Class III-A-6, Class V-A-1 and Class IX-A-10 Certificates will be extremely sensitive to fluctuations in LIBOR, and the pass-through rates on these certificates will vary inversely with the level of LIBOR by a factor of 1.0, 2.75 and 1.0, respectively.

      When LIBOR, as defined in the yield maintenance agreement, is greater than 4.850%, interest payments on the Class IX-A-9 Certificates will come from the yield maintenance agreement for the Class IX-A-9 Certificates, as well as from payments on the group IX mortgage loans. When prepayments are slower than 100% BPA2, payments under the yield maintenance agreement will not be enough to pay the Class IX-A-9 Certificates their full interest payment on the related Distribution Date. Therefore when LIBOR is high and prepayments on the group IX mortgage loans are slower than 100% BPA2, the yield to maturity on the Class IX-A-9 Certificates will be adversely affected. After the Distribution Date in June 2008, the yield maintenance agreement will terminate and the maximum pass-through rate on the Class IX-A-9 Certificates will be 5.50% per annum.

Support Certificates

      The Class III-A-1 through Class III-A-5, Class III-A-7, Class III-A-8 and Class III-A-16 through Class III-A-22 Certificates, which are support classes, will be especially sensitive to the rate of prepayments on the group III mortgage loans. On each distribution date, the Class III-A-1 through Class III-A-5, Class III-A-7, Class III-A-8 and Class III-A-16 through Class III-A-22 Certificates receive principal only if the Group III PACs have been paid according to schedule. If the rate of prepayments on the group III mortgage loans is slow enough so that the Group III PACs are not paid according to their aggregate schedule, then the Class III-A-1 through Class III-A-5, Class III-A-7, Class III-A-8 and Class III-A-16 through Class III-A-22 Certificates will not receive any distribution of principal on that distribution date. However, if the rate of prepayments is high enough so that the Group III PACs have been paid according to their aggregate schedule, then all or certain of the Class III-A-1 through Class III-A-5, Class III-A-7, Class III-A-8 and Class III-A-16 through Class III-A-22 Certificates will receive all of the remaining principal otherwise available for distribution to the Group III PACs in accordance with the priority of payment rules set forth herein. This may cause wide variations in the amount of principal the Class III-A-1 through Class III-A-5, Class III-A-7, Class III-A-8 and Class III-A-16 through Class III-A-22 Certificates will receive on each distribution date. The Class III-A-7 and Class III-A-21 Certificates will be more stable than certain of the other Group III Certificates that are support classes because they are also TACs.

      The Class III-A-8 Certificates, which is a support class, will be especially sensitive to the rate of prepayments on the group III mortgage loans. On each distribution date, the Class III-A-8 Certificates receive principal only if the Class III-A-7 Certificates have been paid according to schedule. If the rate of prepayments on the group III mortgage loans is slow enough so that the Class III-A-7 Certificates are not paid according to schedule, then the Class III-A-8 Certificates will not receive any distribution of principal on that distribution date. However, if the rate of prepayments is high enough so that the Class III-A-7 Certificates have been paid according to schedule, then the Class III-A-8 Certificates will receive all of the remaining principal otherwise available for distribution to the Class III-A-7 Certificates. This may cause wide variations in the amount of principal the Class III-A-8 Certificates will receive on each distribution date.

      The Class III-A-22 Certificates, which is a support class, will be especially sensitive to the rate of prepayments on the group III mortgage loans. On each distribution date, the Class III-A-22 Certificates receive principal only if the Class III-A-21 Certificates have been paid according to schedule. If the rate of prepayments on the group III mortgage loans is slow enough so that the Class III-A-21 Certificates are not paid according to schedule, then the Class III-A-22 Certificates will not receive any distribution of principal on that distribution date. However, if the rate of prepayments is high enough so that the Class III-A-21 Certificates have been paid according to schedule, then the Class III-A-22 Certificates will receive all of the remaining principal otherwise available for distribution to the Class III-A-21 Certificates. This may cause wide variations in the amount of principal the Class III-A-22 Certificates will receive on each distribution date.

      The Class IX-A-5, Class IX-A-9 and Class IX-A-11 Certificates, which are support classes, will be especially sensitive to the rate of prepayments on the group IX mortgage loans. On each distribution date, the Class IX-A-5, Class IX-A-9 and Class IX-A-11 Certificates receive principal only if the Group IX PAC A Classes have been paid according to schedule. If the rate of prepayments on the group IX mortgage loans is slow enough so that the Group IX PAC A Classes are not paid according to their aggregate schedule, then the Class IX-A-5, Class IX-A-9 and Class IX-A-11 Certificates will not receive any distribution of principal on that distribution date. However, if the rate of prepayments is high enough so that the Group IX PAC A Classes have been paid according to their aggregate schedule, then all or certain of the Class IX-A-5, Class IX-A-9 and Class IX-A-11 Certificates will receive all of the remaining principal otherwise available for distribution to the Group IX PAC A Classes in accordance with the priority of payment rules set forth herein. This may cause wide variations in the amount of principal the Class IX-A-5, Class IX-A-9 and Class IX-A-11 Certificates will receive on each distribution date. The Class IX-A-5, Class IX-A-9 and Class IX-A-11 Certificates will be more stable than certain of the other Group IX Certificates that are support classes because they are also TACs.

      The Class IX-A-1 and Class IX-A-3 Certificates, which are support classes, will be especially sensitive to the rate of prepayments on the group IX mortgage loans. On each distribution date, the Class IX-A-1 and Class IX-A-3 Certificates receive principal only if the Group IX PAC B Classes have been paid according to schedule. If the rate of prepayments on the group IX mortgage loans is slow enough so that the Group IX PAC B Classes are not paid according to their aggregate schedule, then the Class IX-A-1 and Class IX-A-3 Certificates will not receive any distribution of principal on that distribution date. However, if the rate of prepayments is high enough so that the Group IX PAC B Classes have been paid according to their aggregate schedule, then the Class IX-A-1 and Class IX-A-3 Certificates will receive all of the remaining principal otherwise available for distribution to the Group IX PAC B Classes in accordance with the priority of payment rules set forth herein. This may cause wide variations in the amount of principal the Class IX-A-1 and Class IX-A-3 Certificates will receive on each distribution date. The Class IX-A-1 and Class IX-A-3 Certificates will be more stable than certain of the other Group IX Certificates that are support classes because they are also TACs and PACs.

      The Class IX-A-7 Certificates, which is a support class, will be especially sensitive to the rate of prepayments on the group IX mortgage loans. On each distribution date, the Class IX-A-7 Certificates receive principal only if the Group IX TAC A Classes have been paid according to schedule. If the rate of prepayments on the group IX mortgage loans is slow enough so that the Group IX TAC A Classes are not paid according to their aggregate schedule, then the Class IX-A-7 Certificates will not receive any distribution of principal on that distribution date. However, if the rate of prepayments is high enough so that the Group IX TAC A Classes have been paid according to their aggregate schedule, then the Class IX-A-7 Certificates will receive all of the remaining principal otherwise available for distribution to the Group IX TAC A Classes. This may cause wide variations in the amount of principal the Class IX-A-7 Certificates will receive on each distribution date.

      The Class IX-A-5 Certificates, which is a support class, will be especially sensitive to the rate of prepayments on the group IX mortgage loans. On each distribution date, the Class IX-A-5 Certificates receive principal only if the Group IX TAC B Classes have been paid according to schedule. If the rate of prepayments on the group IX mortgage loans is slow enough so that the Group IX TAC B Classes are not paid according to their aggregate schedule, then the Class IX-A-5 Certificates will not receive any distribution of principal on that distribution date. However, if the rate of prepayments is high enough so that the Group IX TAC B Classes have been paid according to their aggregate schedule, then the Class IX-A-5 Certificates will receive all of the remaining principal otherwise available for distribution to the Group IX TAC B Classes. This may cause wide variations in the amount of principal the Class IX-A-5 Certificates will receive on each distribution date. The Class IX-A-5 Certificates will be more stable than certain of the other Group IX Certificates that are support classes because it is also a TAC.

Modeling Assumptions

      For purposes of preparing the tables below, indicating the percentage of initial Class Principal Balances outstanding and the weighted average lives of the offered certificates under certain prepayment scenarios, the following assumptions (the "Modeling Assumptions"), among others, have been made:

            (1) the mortgage loans consist of 28 hypothetical mortgage loans with the following characteristics:

                                                                              Remaining                 Original
                                                                             Amortization     Loan    Interest-Only
   Loan       Loan         Cut-off Date     Mortgage Rate     Net Mortgage      Term           Age       Period
  Number      Group        Balance ($)          (%)             Rate (%)      (months)      (months)    (Months)
  ------      -----      ---------------    ------------      ------------   ------------   --------  -------------
     1          I          $3,643,779.61    5.3623851789      5.1077541488       352           7            0
     2          I        $165,686,442.50    5.9555784598      5.7051501682       357           3            0
     3          I            $344,868.50    5.3750000000      5.1250000000       359           1           120
     4          I         $29,511,401.18    5.7671095978      5.5254743780       358           2           103
     5          II         $2,102,433.06    6.2500000000      5.9500000000       346          14           120
     6          II       $103,337,046.42    6.3970801637      6.1685698808       357           3           116
     7         III           $466,793.46    5.5000000000      5.2500000000       356           4            0
     8         III       $179,438,315.11    6.1753324909      5.9368187310       348          10            0
     9         III         $8,677,975.33    5.5734236107      5.3234236107       356           4           120
     10        III        $51,245,349.23    5.9134620729      5.6749966395       357           3           118
     11         IV         $1,065,273.21    5.9407122775      5.6907122775       350           9            0
     12         IV        $35,022,456.66    6.6383600875      6.3880546503       358           2            0
     13         IV           $719,200.00    6.0000000000      5.7500000000       358           2           36
     14         IV        $12,082,585.57    6.5141394791      6.2641394791       358           2           112
     15         V        $124,875,455.30    6.2323651058      5.9823651058       358           2           115
     16         VI         $5,696,987.01    5.5281222275      5.2781222275       232           7            0
     17         VI        $15,546,924.09    6.0683643713      5.8183643713       234           6            0
     18        VII        $28,379,163.88    7.0264347549      6.7674417882       357           3            0
     19        VII        $76,740,625.23    7.6326230329      7.3825956800       357           3            0
     20        VII        $16,572,019.41    6.9990063949      6.7490063949       358           2           120
     21        VII        $18,152,560.73    7.4706705493      7.2206705493       357           3           120
     22        VIII       $17,487,121.99    6.9723869438      6.7223869438       357           3            0
     23        VIII       $62,329,850.50    7.7275641004      7.4775641004       357           3            0
     24        VIII        $2,409,581.87    6.8781570244      6.6281570244       358           2           120
     25        VIII        $4,750,139.34    7.5372020853      7.2872020853       358           2           120
     26         IX         $1,081,397.46    5.7500000000      5.4500000000       340          16            0
     27         IX       $144,221,939.81    6.0510666992      5.8019291968       353           6            0
     28         IX        $44,082,901.61    6.1048920657      5.8705888279       357           3           117

----------

            (2)   there are no repurchases of the mortgage loans;

            (3)   the certificates will be purchased on August 31, 2005;

            (4) distributions on the certificates will be made on the 25th day of each month commencing in September 2005;

            (5) no mortgage loan is delinquent and there are no Realized Losses on the mortgage loans while the certificates are outstanding;

            (6) there are no shortfalls of interest with regard to the mortgage loans;

            (7) there is no optional termination of the mortgage loans by SPS or purchase of the mortgage loans pursuant to an auction;

            (8) scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date for the mortgage loans; and

            (9) principal prepayments on the mortgage loans are received on the last day of each month commencing in August 2005 for the mortgage loans; and

            (10)  there  are no  withdrawals  from or  deposits  into the  Class
                  III-A-18, Class III-A-19 or Class III-A-20 Special Retail Rounding Accounts.

      The Modeling Assumptions have been based on weighted average characteristics or aggregate characteristics, as applicable. The actual characteristics and performance of many of the mortgage loans will vary, and may vary significantly, from the Modeling Assumptions.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model (the "Prepayment Assumption"). The Prepayment Assumptions used in this prospectus supplement (the "Standard Prepayment Assumption" or "SPA" for loan group II and loan group III, the "Basic Prepayment Assumption 1" or "BPA1" for loan group I, loan group IV, loan group V, loan group VI, loan group VII and loan group VIII and the "Basic Prepayment Assumption 2" or "BPA2" for loan group IX) represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the related pool of mortgage loans.

      For loan group II and loan group III, a 100% Standard Prepayment Assumption (SPA) assumes (i) a per annum prepayment rate of 0.20% of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans, (ii) an additional 0.20% per annum in each month thereafter until the 30th month and (iii) a constant prepayment rate of 6% per annum each month thereafter.

      For loan group I, loan group IV, loan group V, loan group VI, loan group VII and loan group VIII, a 100% Basic Prepayment Assumption 1 (BPA1) assumes (i) a per annum prepayment rate of 8% of the then outstanding principal balance of a pool of mortgage loans in the first month of the life of the mortgage loans, following which the annual prepayment rate increases by 12/11% each month until the 12th month of the life of the mortgage loans and remains constant at 20% per annum in the 12th month of the life of the mortgage loans and in each month thereafter.

      For loan group IX, a 100% Basic Prepayment Assumption 2 (BPA2) assumes (i) a per annum prepayment rate of 6% of the then outstanding principal balance of a pool of mortgage loans in the first month of the life of the mortgage loans, following which the annual prepayment rate increases by 12/11% each month until the 12th month of the life of the mortgage loans and remains constant at 18% per annum in the 12th month of the life of the mortgage loans and in each month thereafter.

      None of the SPA, the BPA1 or the BPA2 purports to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage pool underlying the certificates.

      The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at the same rate until maturity. Any difference between such assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial Class Principal Balance outstanding over time and the weighted average lives of the offered certificates.

Weighted Average Life

      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average lives of the offered certificates will be influenced by, among other things, the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

      Percentage of Initial Class Principal Balance  Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                                                    Class AR and Class AR-L
                                        ----------------------------------------------------------------------------
                                                         Percentage of Applicable Prepayment Assumption
                                        ----------------------------------------------------------------------------
Distribution Date                         50%               75%             100%             150%              200%
------------------------------------    -----             -----            -----            -----             -----
Initial Percentage..................     100               100              100              100               100
August 25, 2006 and thereafter .....       0                 0                0                0                 0
Weighted Average Life to
Maturity (Years)**..................      0.07              0.07             0.07             0.07              0.07

----------
**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

         Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the Respective Percentages of the Applicable Prepayment
Assumption:

                                       Class I-A-1                   Class I-A-2           Class I-A-3 and Class I-A-4
                              ----------------------------  ----------------------------  ----------------------------
Distribution Date              50%   75%  100%  150%  200%   50%   75%  100%  150%  200%   50%   75%  100%  150%  200%
-----------------             ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage .........  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
August 25, 2006 ............   89    84    79    69    59   105   105   105   105   105   100   100   100   100   100
August 25, 2007 ............   77    67    58    42    27   111   111   111   111   111   100   100   100   100   100
August 25, 2008 ............   66    53    42    23     8   117   117   117   117   117   100   100   100   100   100
August 25, 2009 ............   57    42    29    10     0   123   123   123   123     0   100   100   100   100    92
August 25, 2010 ............   48    32    19     1     0   130   130   130   130     0   100   100   100   100    34
August 25, 2011 ............   41    24    12     0     0   137   137   137     0     0    96    95    93    77     7
August 25, 2012 ............   35    18     7     0     0   144   144   144     0     0    92    88    85    46     0
August 25, 2013 ............   30    14     4     0     0   152   152   152     0     0    85    79    73    27     0
August 25, 2014 ............   25    11     2     0     0   160   160   160     0     0    77    68    60    17     0
August 25, 2015 ............   22     8     1     0     0   169   169   169     0     0    68    57    47    12     0
August 25, 2016 ............   19     6     0     0     0   178   178   156     0     0    59    47    37     8     0
August 25, 2017 ............   16     4     0     0     0   188   188   121     0     0    52    39    28     5     0
August 25, 2018 ............   13     3     0     0     0   198   198    94     0     0    45    32    22     4     0
August 25, 2019 ............   11     2     0     0     0   208   208    72     0     0    39    26    17     2     0
August 25, 2020 ............    9     *     0     0     0   219   219    55     0     0    34    21    13     2     0
August 25, 2021 ............    7     0     0     0     0   231   198    42     0     0    29    17    10     1     0
August 25, 2022 ............    5     0     0     0     0   244   160    32     0     0    25    14     8     1     0
August 25, 2023 ............    3     0     0     0     0   257   129    24     0     0    21    11     6     *     0
August 25, 2024 ............    2     0     0     0     0   271   103    18     0     0    18     9     4     *     0
August 25, 2025 ............    1     0     0     0     0   285    81    14     0     0    15     7     3     *     0
August 25, 2026 ............    0     0     0     0     0   268    64    10     0     0    12     6     2     *     0
August 25, 2027 ............    0     0     0     0     0   219    49     7     0     0    10     4     2     *     0
August 25, 2028 ............    0     0     0     0     0   177    37     5     0     0     8     3     1     *     0
August 25, 2029 ............    0     0     0     0     0   139    28     4     0     0     6     2     1     *     0
August 25, 2030 ............    0     0     0     0     0   107    20     3     0     0     5     2     1     *     0
August 25, 2031 ............    0     0     0     0     0    78    14     2     0     0     4     1     *     *     0
August 25, 2032 ............    0     0     0     0     0    53     9     1     0     0     2     1     *     *     0
August 25, 2033 ............    0     0     0     0     0    31     5     1     0     0     1     *     *     *     0
August 25, 2034 ............    0     0     0     0     0    12     2     *     0     0     1     *     *     *     0
August 25, 2035 ............    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
Weighted Average Life
  to Maturity (Years) ** ...  6.25  4.21  3.04  1.96  1.45  24.24 19.56 14.35 5.40  3.81  13.57 11.82 10.65 7.57  4.84

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

          Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the Respective Percentages of the Applicable Prepayment
Assumption:

                                   Class II-A-1 and Class II-A-2  Class III-A-1 and Class III-A-5           Class III-A-2
                                   -----------------------------  -------------------------------    -----------------------------
Distribution Date                    0%  100%  300%  400%  500%    0%    100%  300%   400%   500%      0%   100%  300%  400%  500%
-----------------                  ----  ----  ----  ----  ----   ----   ----  ----   ----   ----    ----   ----  ----  ----  ----
Initial Percentage ...............  100%  100%  100%  100%  100%   100%   100%  100%   100%   100%   100%   100%  100%  100%  100%
August 25, 2006 ..................  100    98    94    92    90    100    100    83     75     67    100    100   100   100   100
August 25, 2007 ..................  100    93    81    75    69    100    100    58     39     20    100    100   100   100   100
August 25, 2008 ..................  100    88    66    56    47    100    100    36      9      0    100    100   100   100     0
August 25, 2009 ..................  100    82    53    41    32    100    100    20      0      0    100    100   100     0     0
August 25, 2010 ..................  100    77    43    30    21    100    100     9      0      0    100    100   100     0     0
August 25, 2011 ..................  100    72    34    22    13    100    100     3      0      0    100    100   100     0     0
August 25, 2012 ..................  100    68    28    16     9    100    100     0      0      0    100    100    98     0     0
August 25, 2013 ..................  100    63    22    12     6    100    100     0      0      0    100    100     *     0     0
August 25, 2014 ..................  100    60    18     9     4    100     98     0      0      0    100    100     *     0     0
August 25, 2015 ..................   99    55    15     7     3    100     95     0      0      0    100    100     *     0     0
August 25, 2016 ..................   96    50    12     5     2    100     91     0      0      0    100    100     *     0     0
August 25, 2017 ..................   93    46     9     4     1    100     86     0      0      0    100    100     *     0     0
August 25, 2018 ..................   90    42     7     3     1    100     80     0      0      0    100    100     *     0     0
August 25, 2019 ..................   87    38     6     2     1    100     74     0      0      0    100    100     *     0     0
August 25, 2020 ..................   84    34     5     1     *    100     68     0      0      0    100    100     *     0     0
August 25, 2021 ..................   80    31     4     1     *    100     62     0      0      0    100    100     *     0     0
August 25, 2022 ..................   77    28     3     1     *    100     56     0      0      0    100    100     *     0     0
August 25, 2023 ..................   73    25     2     1     *    100     51     0      0      0    100    100     *     0     0
August 25, 2024 ..................   68    22     2     *     *    100     45     0      0      0    100    100     *     0     0
August 25, 2025 ..................   64    19     1     *     *    100     40     0      0      0    100    100     *     0     0
August 25, 2026 ..................   59    17     1     *     *    100     34     0      0      0    100    100     *     0     0
August 25, 2027 ..................   54    14     1     *     *    100     29     0      0      0    100    100     *     0     0
August 25, 2028 ..................   48    12     1     *     *    100     24     0      0      0    100    100     *     0     0
August 25, 2029 ..................   42    10     *     *     *     91     20     0      0      0    100    100     *     0     0
August 25, 2030 ..................   36     8     *     *     *     75     16     0      0      0    100    100     *     0     0
August 25, 2031 ..................   29     6     *     *     *     59     11     0      0      0    100    100     *     0     0
August 25, 2032 ..................   22     4     *     *     *     42      7     0      0      0    100    100     *     0     0
August 25, 2033 ..................   14     3     *     *     *     23      4     0      0      0    100    100     *     0     0
August 25, 2034 ..................    6     1     *     *     *      4      *     0      0      0    100    100     *     0     0
August 25, 2035 ..................    0     0     0     0     0      0      0     0      0      0      0      0     0     0     0
Weighted Average Life
   to Maturity (Years) ** ........  21.73 12.19 5.60  4.31  3.50  26.48   18.46  2.62  1.73   1.36  29.72  29.50   7.28  3.40  2.52

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

      Percentage of Initial Class Principal Balance  Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                            Class III-A-3                  Class III-A-4               Class III-A-7
                                    ----------------------------  ----------------------------  ----------------------------
Distribution Date                    0%   100%  300%  400%  500%   0%   100%  300%  400%  500%   0%   100%  300%  400%  500%
-----------------                   ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage ...............  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
August 25, 2006 ..................  100   100    89    80    71   100   100     0     0     0   100   100    73    73    73
August 25, 2007 ..................  100   100    62    41    21   100   100     0     0     0   100   100    31    31    31
August 25, 2008 ..................  100   100    38     9     0   100   100     0     0     0   100   100     0     0     0
August 25, 2009 ..................  100   100    21     0     0   100   100     0     0     0   100   100     0     0     0
August 25, 2010 ..................  100   100    10     0     0   100   100     0     0     0   100   100     0     0     0
August 25, 2011 ..................  100   100     3     0     0   100   100     0     0     0   100   100     0     0     0
August 25, 2012 ..................  100   100     0     0     0   100   100     0     0     0   100   100     0     0     0
August 25, 2013 ..................  100   100     0     0     0   100    99     0     0     0   100   100     0     0     0
August 25, 2014 ..................  100   100     0     0     0   100    73     0     0     0   100    97     0     0     0
August 25, 2015 ..................  100   100     0     0     0   100    19     0     0     0   100    92     0     0     0
August 25, 2016 ..................  100    96     0     0     0   100     0     0     0     0   100    84     0     0     0
August 25, 2017 ..................  100    91     0     0     0   100     0     0     0     0   100    76     0     0     0
August 25, 2018 ..................  100    85     0     0     0   100     0     0     0     0   100    67     0     0     0
August 25, 2019 ..................  100    79     0     0     0   100     0     0     0     0   100    57     0     0     0
August 25, 2020 ..................  100    73     0     0     0   100     0     0     0     0   100    47     0     0     0
August 25, 2021 ..................  100    66     0     0     0   100     0     0     0     0   100    38     0     0     0
August 25, 2022 ..................  100    60     0     0     0   100     0     0     0     0   100    28     0     0     0
August 25, 2023 ..................  100    54     0     0     0   100     0     0     0     0   100    18     0     0     0
August 25, 2024 ..................  100    48     0     0     0   100     0     0     0     0   100     9     0     0     0
August 25, 2025 ..................  100    42     0     0     0   100     0     0     0     0   100     0     0     0     0
August 25, 2026 ..................  100    37     0     0     0   100     0     0     0     0   100     0     0     0     0
August 25, 2027 ..................  100    31     0     0     0   100     0     0     0     0   100     0     0     0     0
August 25, 2028 ..................  100    26     0     0     0   100     0     0     0     0   100     0     0     0     0
August 25, 2029 ..................   96    21     0     0     0     0     0     0     0     0    84     0     0     0     0
August 25, 2030 ..................   80    17     0     0     0     0     0     0     0     0    59     0     0     0     0
August 25, 2031 ..................   63    12     0     0     0     0     0     0     0     0    32     0     0     0     0
August 25, 2032 ..................   44     8     0     0     0     0     0     0     0     0     3     0     0     0     0
August 25, 2033 ..................   25     4     0     0     0     0     0     0     0     0     0     0     0     0     0
August 25, 2034 ..................    4     *     0     0     0     0     0     0     0     0     0     0     0     0     0
August 25, 2035 ..................    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
Weighted Average Life
   to Maturity (Years) ** ........  26.66 19.03 2.77  1.83  1.44  23.59 9.42  0.27  0.20  0.16  25.34 14.67 1.55  1.55  1.51

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

      Percentage of Initial Class Principal Balance  Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                               Class III-A-8                 Class III-A-9               Class III-A-10
                                      -----------------------------  ----------------------------  ----------------------------
Distribution Date                      0%   100%   300%  400%  500%    0%  100%  300%  400%  500%   0%   100%  300%  400%  500%
-----------------                     ----  ----   ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage .................  100%  100%   100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
August 25, 2006 ....................  100   100    100    79    59    98    91    91    91    91   100   100   100   100   100
August 25, 2007 ....................  100   100    100    51     4    96    78    78    78    78   100   100   100   100   100
August 25, 2008 ....................  100   100     91    23     0    93    63    63    63    51   100   100   100   100   100
August 25, 2009 ....................  100   100     51     0     0    91    49    49    41    20   100   100   100   100   100
August 25, 2010 ....................  100   100     24     0     0    88    37    37    19     0   100   100   100   100    98
August 25, 2011 ....................  100   100      9     0     0    85    25    25     3     0   100   100   100   100    57
August 25, 2012 ....................  100   100      1     0     0    82    14    14     0     0   100   100   100    75    30
August 25, 2013 ....................  100   100      *     0     0    79     4     4     0     0   100   100   100    50    13
August 25, 2014 ....................  100   100      *     0     0    75     0     0     0     0   100    86    86    33     4
August 25, 2015 ....................  100   100      *     0     0    71     0     0     0     0   100    66    66    20     0
August 25, 2016 ....................  100   100      *     0     0    66     0     0     0     0   100    49    49    11     0
August 25, 2017 ....................  100   100      *     0     0    60     0     0     0     0   100    36    36     4     0
August 25, 2018 ....................  100   100      *     0     0    54     0     0     0     0   100    26    26     0     0
August 25, 2019 ....................  100   100      *     0     0    47     0     0     0     0   100    17    17     0     0
August 25, 2020 ....................  100   100      *     0     0    40     0     0     0     0   100    10    10     0     0
August 25, 2021 ....................  100   100      *     0     0    33     0     0     0     0   100     5     5     0     0
August 25, 2022 ....................  100   100      *     0     0    25     0     0     0     0   100     *     *     0     0
August 25, 2023 ....................  100   100      *     0     0    17     0     0     0     0   100     0     0     0     0
August 25, 2024 ....................  100   100      *     0     0     8     0     0     0     0   100     0     0     0     0
August 25, 2025 ....................  100   100      *     0     0     0     0     0     0     0    97     0     0     0     0
August 25, 2026 ....................  100    87      *     0     0     0     0     0     0     0    66     0     0     0     0
August 25, 2027 ....................  100    74      *     0     0     0     0     0     0     0    34     0     0     0     0
August 25, 2028 ....................  100    62      *     0     0     0     0     0     0     0     0     0     0     0     0
August 25, 2029 ....................  100    51      *     0     0     0     0     0     0     0     0     0     0     0     0
August 25, 2030 ....................  100    40      *     0     0     0     0     0     0     0     0     0     0     0     0
August 25, 2031 ....................  100    30      *     0     0     0     0     0     0     0     0     0     0     0     0
August 25, 2032 ....................  100    20      *     0     0     0     0     0     0     0     0     0     0     0     0
August 25, 2033 ....................   59    10      *     0     0     0     0     0     0     0     0     0     0     0     0
August 25, 2034 ....................   10     2      *     0     0     0     0     0     0     0     0     0     0     0     0
August 25, 2035 ....................    0     0      0     0     0     0     0     0     0     0     0     0     0     0     0
Weighted Average Life
   to Maturity (Years) ** ..........  28.24 24.27  4.29   2.03  1.16  12.63 4.12  4.12  3.48  2.94  21.52 11.49 11.49 8.46  6.51

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

         Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the Respective Percentages of the Applicable Prepayment
Assumption:

                                                Class III-A-11               Class III-A-12               Class III-A-13
                                        ----------------------------  ----------------------------  ----------------------------
Distribution Date                        0%   100%  300%  400%  500%   0%   100%  300%  400%  500%   0%   100%  300%  400%  500%
-----------------                       ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage ...................  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
August 25, 2006 ......................  100   100   100   100   100   100   100   100   100   100    97    86    86    86    86
August 25, 2007 ......................  100   100   100   100   100   100   100   100   100   100    93    63    63    63    63
August 25, 2008 ......................  100   100   100   100   100   100   100   100   100   100    89    40    40    40    19
August 25, 2009 ......................  100   100   100   100   100   100   100   100   100   100    85    17    17     4     0
August 25, 2010 ......................  100   100   100   100   100   100   100   100   100    87    80     0     0     0     0
August 25, 2011 ......................  100   100   100   100   100   100   100   100    93    51    76     0     0     0     0
August 25, 2012 ......................  100   100   100   100   100   100   100   100    67    28    71     0     0     0     0
August 25, 2013 ......................  100   100   100   100   100   100    94    94    45    13    65     0     0     0     0
August 25, 2014 ......................  100   100   100   100   100   100    76    76    30     5    60     0     0     0     0
August 25, 2015 ......................  100   100   100   100    90   100    59    59    19     1    53     0     0     0     0
August 25, 2016 ......................  100   100   100   100    65   100    45    45    11     0    44     0     0     0     0
August 25, 2017 ......................  100   100   100   100    44   100    33    33     5     0    35     0     0     0     0
August 25, 2018 ......................  100   100   100    96    30   100    24    24     1     0    25     0     0     0     0
August 25, 2019 ......................  100   100   100    78    20   100    17    17     0     0    14     0     0     0     0
August 25, 2020 ......................  100   100   100    57    14   100    11    11     0     0     3     0     0     0     0
August 25, 2021 ......................  100   100   100    41     9   100     6     6     0     0     0     0     0     0     0
August 25, 2022 ......................  100   100   100    30     6   100     2     2     0     0     0     0     0     0     0
August 25, 2023 ......................  100    87    87    21     4   100     *     *     0     0     0     0     0     0     0
August 25, 2024 ......................  100    69    69    15     3   100     0     0     0     0     0     0     0     0     0
August 25, 2025 ......................  100    52    52    11     2    86     0     0     0     0     0     0     0     0     0
August 25, 2026 ......................  100    39    39     7     1    59     0     0     0     0     0     0     0     0     0
August 25, 2027 ......................  100    29    29     5     1    31     0     0     0     0     0     0     0     0     0
August 25, 2028 ......................   99    21    21     3     *     2     0     0     0     0     0     0     0     0     0
August 25, 2029 ......................   15    15    15     2     *     0     0     0     0     0     0     0     0     0     0
August 25, 2030 ......................   10    10    10     1     *     0     0     0     0     0     0     0     0     0     0
August 25, 2031 ......................    7     7     7     1     *     0     0     0     0     0     0     0     0     0     0
August 25, 2032 ......................    4     4     4     *     *     0     0     0     0     0     0     0     0     0     0
August 25, 2033 ......................    2     2     2     *     *     0     0     0     0     0     0     0     0     0     0
August 25, 2034 ......................    *     *     *     *     *     0     0     0     0     0     0     0     0     0     0
August 25, 2035 ......................    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
Weighted Average Life
   to Maturity (Years) ** ............  23.66 20.86 20.86 16.23 12.44 21.32 11.20 11.20 8.26  6.38  9.42  2.58  2.58  2.47  2.21

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

      Percentage of Initial Class Principal Balance  Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                                                                                    Class III-A-16, Class III-A-17,
                                                                                                    Class III-A-18, Class III-A-19
                                        Class III-A-14                    Class III-A-15                    and Class III-A-20
                              --------------------------------   --------------------------------   -------------------------------
Distribution Date              0%    100%   300%   400%   500%    0%    100%   300%   400%   500%    0%    100%   300%   400%   500%
-----------------             ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----  ----   ----
Initial Percentage .......... 100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%  100%   100%
August 25, 2006 ............. 100    100    100    100    100    100    100    100    100    100    100    100     84    75     67
August 25, 2007 ............. 100    100    100    100    100    100    100    100    100    100    100    100     58    39     20
August 25, 2008 ............. 100    100    100    100    100    100    100    100    100    100    100    100     36     9      0
August 25, 2009 ............. 100    100    100    100     39    100    100    100    100    100    100    100     20     0      0
August 25, 2010 ............. 100     93     93     35      0    100    100    100    100     79    100    100     10     0      0
August 25, 2011 ............. 100     54     54      0      0    100    100    100     88     47    100    100      4     0      0
August 25, 2012 ............. 100     18     18      0      0    100    100    100     61     26    100    100      *     0      0
August 25, 2013 ............. 100      0      0      0      0    100     89     89     42     13    100    100      *     0      0
August 25, 2014 ............. 100      0      0      0      0    100     69     69     28      6    100     98      *     0      0
August 25, 2015 ............. 100      0      0      0      0    100     54     54     19      1    100     95      *     0      0
August 25, 2016 ............. 100      0      0      0      0    100     41     41     12      0    100     91      *     0      0
August 25, 2017 ............. 100      0      0      0      0    100     31     31      6      0    100     86      *     0      0
August 25, 2018 ............. 100      0      0      0      0    100     23     23      2      0    100     80      *     0      0
August 25, 2019 ............. 100      0      0      0      0    100     16     16      0      0    100     74      *     0      0
August 25, 2020 ............. 100      0      0      0      0    100     11     11      0      0    100     68      *     0      0
August 25, 2021 .............  82      0      0      0      0    100      7      7      0      0    100     63      *     0      0
August 25, 2022 .............  56      0      0      0      0    100      3      3      0      0    100     57      *     0      0
August 25, 2023 .............  29      0      0      0      0    100      1      1      0      0    100     51      *     0      0
August 25, 2024 .............   *      0      0      0      0    100      0      0      0      0    100     45      *     0      0
August 25, 2025 .............   0      0      0      0      0     78      0      0      0      0    100     40      *     0      0
August 25, 2026 .............   0      0      0      0      0     54      0      0      0      0    100     35      *     0      0
August 25, 2027 .............   0      0      0      0      0     29      0      0      0      0    100     30      *     0      0
August 25, 2028 .............   0      0      0      0      0      3      0      0      0      0    100     25      *     0      0
August 25, 2029 .............   0      0      0      0      0      0      0      0      0      0     91     20      *     0      0
August 25, 2030 .............   0      0      0      0      0      0      0      0      0      0     75     16      *     0      0
August 25, 2031 .............   0      0      0      0      0      0      0      0      0      0     59     12      *     0      0
August 25, 2032 .............   0      0      0      0      0      0      0      0      0      0     42      8      *     0      0
August 25, 2033 .............   0      0      0      0      0      0      0      0      0      0     24      4      *     0      0
August 25, 2034 .............   0      0      0      0      0      0      0      0      0      0      4      1      *     0      0
August 25, 2035 .............   0      0      0      0      0      0      0      0      0      0      0      0      0     0      0
Weighted Average Life
   to Maturity (Years) ** ... 17.23  6.17   6.17   4.83   3.92   21.17  10.99  10.99  8.12   6.28   26.50  18.51 2.64   1.74   1.37

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

      Percentage of Initial Class Principal Balance  Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                                 Class III-A-21               Class III-A-22                Class IV-A-1
                                        -----------------------------  ----------------------------  -----------------------------
Distribution Date                        0%   100%   300%  400%  500%   0%   100%  300%  400%  500%   50%   75%  100%   150%  200%
-----------------                       ----  ----   ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----   ----  ----
Initial Percentage ...................  100%  100%   100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%   100%  100%
August 25, 2006 ......................   98    98     94    94    90   106   106    53    21     0    91    87    82     74    65
August 25, 2007 ......................   96    96     79    52    27   112   112     0     0     0    80    72    64     50    37
August 25, 2008 ......................   94    94     49    12     0   118   118     0     0     0    71    60    50     33    20
August 25, 2009 ......................   91    91     28     0     0   125   125     0     0     0    63    50    38     21    10
August 25, 2010 ......................   89    89     13     0     0   132   132     0     0     0    55    41    29     13     4
August 25, 2011 ......................   86    86      5     0     0   139   139     0     0     0    49    34    23      8     1
August 25, 2012 ......................   84    84      1     0     0   147   147     0     0     0    43    28    17      5     0
August 25, 2013 ......................   81    81      *     0     0   155   155     0     0     0    38    23    13      3     0
August 25, 2014 ......................   78    76      *     0     0   164   164     0     0     0    34    19    10      2     0
August 25, 2015 ......................   75    68      *     0     0   173   173     0     0     0    30    16     8      1     0
August 25, 2016 ......................   71    59      *     0     0   183   183     0     0     0    26    13     6      1     0
August 25, 2017 ......................   68    48      *     0     0   193   193     0     0     0    23    11     5      1     0
August 25, 2018 ......................   64    37      *     0     0   204   204     0     0     0    20     9     4      *     0
August 25, 2019 ......................   60    25      *     0     0   216   216     0     0     0    17     7     3      *     0
August 25, 2020 ......................   56    13      *     0     0   228   228     0     0     0    15     6     2      *     0
August 25, 2021 ......................   51     1      *     0     0   241   241     0     0     0    13     5     2      *     0
August 25, 2022 ......................   46     0      *     0     0   254   220     0     0     0    11     4     1      *     0
August 25, 2023 ......................   41     0      *     0     0   269   198     0     0     0     9     3     1      *     0
August 25, 2024 ......................   36     0      *     0     0   284   176     0     0     0     8     3     1      *     0
August 25, 2025 ......................   31     0      *     0     0   300   155     0     0     0     7     2     1      *     0
August 25, 2026 ......................   25     0      *     0     0   317   135     0     0     0     6     2     *      *     0
August 25, 2027 ......................   19     0      *     0     0   334   115     0     0     0     5     1     *      *     0
August 25, 2028 ......................   12     0      *     0     0   353    96     0     0     0     4     1     *      *     0
August 25, 2029 ......................    0     0      *     0     0   351    79     0     0     0     3     1     *      *     0
August 25, 2030 ......................    0     0      *     0     0   293    62     0     0     0     2     1     *      *     0
August 25, 2031 ......................    0     0      *     0     0   230    46     0     0     0     2     *     *      *     0
August 25, 2032 ......................    0     0      *     0     0   163    31     0     0     0     1     *     *      *     0
August 25, 2033 ......................    0     0      *     0     0    92    16     0     0     0     1     *     *      *     0
August 25, 2034 ......................    0     0      *     0     0    16     3     0     0     0     *     *     *      *     0
August 25, 2035 ......................    0     0      0     0     0     0     0     0     0     0     0     0     0      0     0
Weighted Average Life
   to Maturity (Years) ** ............  15.04 10.99  3.21  2.10  1.65  26.67 22.05 1.02  0.70  0.54  7.79  5.51  4.15  2.64   1.87

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

      Percentage of Initial Class Principal Balance  Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                        Class V-A-1, Class V-A-2 and
                                                Class V-A-3                    Class VI-A-1                 Class VII-A-1
                                        -----------------------------  ----------------------------  ----------------------------
Distribution Date                        50%   75%  100%   150%  200%   50%   75%  100%  150%  200%   50%   75%  100%  150%  200%
-----------------                       ----  ----  ----   ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage ...................  100%  100%  100%   100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
August 25, 2006 ......................   92    87    83     75    66    88    83    78    68    59    90    85    81    71    62
August 25, 2007 ......................   82    73    65     51    37    76    67    59    45    32    79    70    61    45    31
August 25, 2008 ......................   73    62    51     34    20    65    55    45    29    17    69    57    46    28    14
August 25, 2009 ......................   65    52    40     22    10    56    44    34    18     8    60    46    34    15     3
August 25, 2010 ......................   58    43    31     14     4    48    35    25    11     3    53    37    24     7     0
August 25, 2011 ......................   52    36    24      9     1    41    28    18     6     *    46    30    18     2     0
August 25, 2012 ......................   47    30    19      5     0    35    22    14     4     0    40    24    13     0     0
August 25, 2013 ......................   42    25    15      3     0    29    18    10     2     0    35    19     9     0     0
August 25, 2014 ......................   37    21    11      2     0    25    14     7     1     0    31    16     7     0     0
August 25, 2015 ......................   33    18     9      1     0    21    11     5     1     0    28    13     5     0     0
August 25, 2016 ......................   29    15     7      1     0    17     9     4     *     0    24    11     4     0     0
August 25, 2017 ......................   25    12     5      1     0    14     7     3     *     0    21     9     3     0     0
August 25, 2018 ......................   22    10     4      *     0    11     5     2     *     0    19     8     3     0     0
August 25, 2019 ......................   19     8     3      *     0     9     4     1     *     0    16     6     2     0     0
August 25, 2020 ......................   17     7     3      *     0     7     3     1     *     0    14     5     2     0     0
August 25, 2021 ......................   14     6     2      *     0     5     2     1     *     0    12     4     1     0     0
August 25, 2022 ......................   12     4     1      *     0     3     1     *     *     0    10     3     1     0     0
August 25, 2023 ......................   10     4     1      *     0     2     1     *     *     0     9     3     1     0     0
August 25, 2024 ......................    9     3     1      *     0     1     *     *     *     0     8     2     1     0     0
August 25, 2025 ......................    7     2     1      *     0     0     0     0     0     0     6     2     *     0     0
August 25, 2026 ......................    6     2     *      *     0     0     0     0     0     0     5     1     *     0     0
August 25, 2027 ......................    5     1     *      *     0     0     0     0     0     0     4     1     *     0     0
August 25, 2028 ......................    4     1     *      *     0     0     0     0     0     0     4     1     *     0     0
August 25, 2029 ......................    3     1     *      *     0     0     0     0     0     0     3     1     *     0     0
August 25, 2030 ......................    3     1     *      *     0     0     0     0     0     0     2     *     *     0     0
August 25, 2031 ......................    2     *     *      *     0     0     0     0     0     0     2     *     *     0     0
August 25, 2032 ......................    1     *     *      *     0     0     0     0     0     0     1     *     *     0     0
August 25, 2033 ......................    1     *     *      *     0     0     0     0     0     0     1     *     *     0     0
August 25, 2034 ......................    *     *     *      *     0     0     0     0     0     0     *     *     *     0     0
August 25, 2035 ......................    0     0     0      0     0     0     0     0     0     0     0     0     0     0     0
Weighted Average Life
   to Maturity (Years) ** ............  8.25  5.78  4.30  2.70   1.90  6.04  4.59  3.59  2.36  1.67  7.46  5.09  3.68  2.20  1.60

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

      Percentage of Initial Class Principal Balance  Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                                    Class VIII-A-1                 Class IX-A-1                 Class IX-A-3
                                            ----------------------------------------------------------------------------------------
Distribution Date                            50%   75%  100%  150%  200%   50%   75%  100%  150%  200%   50%   75%  100%  150%  200%
-----------------                           ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage .......................  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
August 25, 2006 ..........................   90    85    80    71    61    92    92    92    92    81   100   100   100   100   100
August 25, 2007 ..........................   79    70    61    45    31    76    76    76    48    14   100   100   100   100   100
August 25, 2008 ..........................   69    57    46    28    14    57    57    54     9     0   100   100   100   100     0
August 25, 2009 ..........................   60    46    34    15     3    41    41    29     0     0   100   100   100     0     0
August 25, 2010 ..........................   52    37    24     7     0    26    26    10     0     0   100   100   100     0     0
August 25, 2011 ..........................   45    29    17     2     0    14    14     0     0     0   100   100     0     0     0
August 25, 2012 ..........................   40    24    12     0     0     6     5     0     0     0   100   100     0     0     0
August 25, 2013 ..........................   35    19     9     0     0     *     1     0     0     0   100   100     0     0     0
August 25, 2014 ..........................   30    16     7     0     0     0     *     0     0     0    46    46     0     0     0
August 25, 2015 ..........................   27    13     5     0     0     0     *     0     0     0    46    46     0     0     0
August 25, 2016 ..........................   24    11     4     0     0     0     0     0     0     0    46    46     0     0     0
August 25, 2017 ..........................   21     9     3     0     0     0     0     0     0     0    46    46     0     0     0
August 25, 2018 ..........................   18     7     3     0     0     0     0     0     0     0     0     0     0     0     0
August 25, 2019 ..........................   16     6     2     0     0     0     0     0     0     0     0     0     0     0     0
August 25, 2020 ..........................   14     5     2     0     0     0     0     0     0     0     0     0     0     0     0
August 25, 2021 ..........................   12     4     1     0     0     0     0     0     0     0     0     0     0     0     0
August 25, 2022 ..........................   10     3     1     0     0     0     0     0     0     0     0     0     0     0     0
August 25, 2023 ..........................    9     3     1     0     0     0     0     0     0     0     0     0     0     0     0
August 25, 2024 ..........................    7     2     1     0     0     0     0     0     0     0     0     0     0     0     0
August 25, 2025 ..........................    6     2     *     0     0     0     0     0     0     0     0     0     0     0     0
August 25, 2026 ..........................    5     1     *     0     0     0     0     0     0     0     0     0     0     0     0
August 25, 2027 ..........................    4     1     *     0     0     0     0     0     0     0     0     0     0     0     0
August 25, 2028 ..........................    4     1     *     0     0     0     0     0     0     0     0     0     0     0     0
August 25, 2029 ..........................    3     1     *     0     0     0     0     0     0     0     0     0     0     0     0
August 25, 2030 ..........................    2     *     *     0     0     0     0     0     0     0     0     0     0     0     0
August 25, 2031 ..........................    2     *     *     0     0     0     0     0     0     0     0     0     0     0     0
August 25, 2032 ..........................    1     *     *     0     0     0     0     0     0     0     0     0     0     0     0
August 25, 2033 ..........................    1     *     *     0     0     0     0     0     0     0     0     0     0     0     0
August 25, 2034 ..........................    *     *     *     0     0     0     0     0     0     0     0     0     0     0     0
August 25, 2035 ..........................    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
Weighted Average Life
   to Maturity (Years) ** ................  7.38  5.05  3.66  2.20  1.60  3.64  3.64  3.13  2.01  1.45  10.41 10.48 5.82  3.32  2.32

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

      Percentage of Initial Class Principal Balance  Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                            Class IX-A-4, Class IX-A-13                                       Class IX-A-6 and
                                                  and Class IX-A-15               Class IX-A-5                 Class IX-A-12
                                            ----------------------------  ----------------------------  ----------------------------
Distribution Date                            50%   75%  100%  150%  200%   50%   75%  100%  150%  200%   50%   75%  100%  150%  200%
------------------                          ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage .......................  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
August 25, 2006 ..........................  100   100   100   100   100     0     0     0     0     0    89    89    89    89    89
August 25, 2007 ..........................  100   100   100   100   100     0     0     0     0     0    77    77    77    77    77
August 25, 2008 ..........................  100   100   100   100   100     0     0     0     0     0    64    64    64    64     0
August 25, 2009 ..........................  100   100   100   100    84     0     0     0     0     0    51    51    51     1     0
August 25, 2010 ..........................  100   100   100   100    41     0     0     0     0     0    37    37    37     0     0
August 25, 2011 ..........................   97    95    94    72    18     0     0     0     0     0    22    22    17     0     0
August 25, 2012 ..........................   93    89    86    47     6     0     0     0     0     0     7     7     0     0     0
August 25, 2013 ..........................   87    81    76    31     *     0     0     0     0     0     0     0     0     0     0
August 25, 2014 ..........................   79    71    64    21     0     0     0     0     0     0     0     0     0     0     0
August 25, 2015 ..........................   71    60    51    15     0     0     0     0     0     0     0     0     0     0     0
August 25, 2016 ..........................   62    51    41    11     0     0     0     0     0     0     0     0     0     0     0
August 25, 2017 ..........................   55    43    32     8     0     0     0     0     0     0     0     0     0     0     0
August 25, 2018 ..........................   48    36    26     5     0     0     0     0     0     0     0     0     0     0     0
August 25, 2019 ..........................   43    30    20     4     0     0     0     0     0     0     0     0     0     0     0
August 25, 2020 ..........................   37    25    16     3     0     0     0     0     0     0     0     0     0     0     0
August 25, 2021 ..........................   32    20    13     2     0     0     0     0     0     0     0     0     0     0     0
August 25, 2022 ..........................   28    17    10     1     0     0     0     0     0     0     0     0     0     0     0
August 25, 2023 ..........................   24    14     8     1     0     0     0     0     0     0     0     0     0     0     0
August 25, 2024 ..........................   20    11     6     1     0     0     0     0     0     0     0     0     0     0     0
August 25, 2025 ..........................   17     9     4     *     0     0     0     0     0     0     0     0     0     0     0
August 25, 2026 ..........................   15     7     3     *     0     0     0     0     0     0     0     0     0     0     0
August 25, 2027 ..........................   12     6     2     *     0     0     0     0     0     0     0     0     0     0     0
August 25, 2028 ..........................   10     4     2     *     0     0     0     0     0     0     0     0     0     0     0
August 25, 2029 ..........................    8     3     1     *     0     0     0     0     0     0     0     0     0     0     0
August 25, 2030 ..........................    6     2     1     *     0     0     0     0     0     0     0     0     0     0     0
August 25, 2031 ..........................    4     2     1     *     0     0     0     0     0     0     0     0     0     0     0
August 25, 2032 ..........................    3     1     *     *     0     0     0     0     0     0     0     0     0     0     0
August 25, 2033 ..........................    2     1     *     *     0     0     0     0     0     0     0     0     0     0     0
August 25, 2034 ..........................    1     *     *     *     0     0     0     0     0     0     0     0     0     0     0
August 25, 2035 ..........................    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
Weighted Average Life
   to Maturity (Years) ** ................  14.05 12.29 11.09 7.76  5.04  0.13  0.13  0.13  0.13  0.13  3.99  3.99  3.86  2.90  2.23

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

      Percentage of Initial Class Principal Balance  Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                                   Class IX-A-7                 Class IX-A-8                 Class IX-A-9
                                          ----------------------------  ----------------------------  ----------------------------
Distribution Date                          50%   75%  100%  150%  200%   50%   75%  100%  150%  200%   50%   75%  100%  150%  200%
-----------------                         ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage .....................  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
August 25, 2006 ........................   46     0     0     0     0   100   100   100   100   100   100   100   100    43     0
August 25, 2007 ........................   30     0     0     0     0   100   100   100   100   100   100   100    37     0     0
August 25, 2008 ........................   31     0     0     0     0   100   100   100   100   100   100    77     0     0     0
August 25, 2009 ........................   33     0     0     0     0   100   100   100   100     0   100    59     0     0     0
August 25, 2010 ........................   35     0     0     0     0   100   100   100    46     0   100    49     0     0     0
August 25, 2011 ........................   37     0     0     0     0   100   100   100     0     0   100    48     0     0     0
August 25, 2012 ........................   39     0     0     0     0   100   100   100     0     0   100    48     0     0     0
August 25, 2013 ........................   41     0     0     0     0   100   100   100     0     0   100    48     0     0     0
August 25, 2014 ........................   44     0     0     0     0   100   100   100     0     0   100    47     0     0     0
August 25, 2015 ........................   46     0     0     0     0   100   100    94     0     0   100    42     0     0     0
August 25, 2016 ........................   49     0     0     0     0   100   100    75     0     0   100    37     0     0     0
August 25, 2017 ........................   51     0     0     0     0   100   100    60     0     0    86    33     0     0     0
August 25, 2018 ........................   54     0     0     0     0   100   100    47     0     0    69    27     0     0     0
August 25, 2019 ........................   57     0     0     0     0   100   100    37     0     0    50    18     0     0     0
August 25, 2020 ........................   61     0     0     0     0   100   100    29     0     0    33    11     0     0     0
August 25, 2021 ........................   64     0     0     0     0   100   100    23     0     0    17     4     0     0     0
August 25, 2022 ........................   68     0     0     0     0   100    97    18     0     0     2     0     0     0     0
August 25, 2023 ........................   56     0     0     0     0   100    79    14     0     0     0     0     0     0     0
August 25, 2024 ........................   43     0     0     0     0   100    64    11     0     0     0     0     0     0     0
August 25, 2025 ........................   31     0     0     0     0   100    52     8     0     0     0     0     0     0     0
August 25, 2026 ........................   21     0     0     0     0   100    41     6     0     0     0     0     0     0     0
August 25, 2027 ........................   11     0     0     0     0   100    32     5     0     0     0     0     0     0     0
August 25, 2028 ........................    3     0     0     0     0   100    25     3     0     0     0     0     0     0     0
August 25, 2029 ........................    0     0     0     0     0    86    19     2     0     0     0     0     0     0     0
August 25, 2030 ........................    0     0     0     0     0    66    14     2     0     0     0     0     0     0     0
August 25, 2031 ........................    0     0     0     0     0    48     9     1     0     0     0     0     0     0     0
August 25, 2032 ........................    0     0     0     0     0    32     6     1     0     0     0     0     0     0     0
August 25, 2033 ........................    0     0     0     0     0    18     3     *     0     0     0     0     0     0     0
August 25, 2034 ........................    0     0     0     0     0     6     1     *     0     0     0     0     0     0     0
August 25, 2035 ........................    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
Weighted Average Life
   to Maturity (Years) ** ..............  10.13 0.51  0.36  0.24  0.18  26.08 20.95 13.91 5.03  3.61  14.10 8.01  1.88  0.99  0.71

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

      Percentage of Initial Class Principal Balance  Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                   Class IX-A-11                      Class IX-A-14                       Class A-P
                         --------------------------------   -------------------------------    ----------------------------------
                                                                                               50%/    75%/  150%/  150%/   200%/
                                                                                                0%/   100%/  300%/  400%/   500%/
Distribution Date         50%    75%   100%   150%   200%    50%    75%   100%   150%   200%   50%+    75%+  100%+  150%+   200%+
-----------------        ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   -----  -----  -----   ----
Initial Percentage ..... 100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%    100%
August 25, 2006 ........  94     88     30      0      0    100    100    100    100    100     92     88     83     76      68
August 25, 2007 ........  82      7      0      0      0    100    100    100    100    100     83     75     67     54      42
August 25, 2008 ........  75      0      0      0      0    100    100    100    100     78     75     64     53     38      26
August 25, 2009 ........  72      0      0      0      0    100    100    100    100      0     68     55     42     26      16
August 25, 2010 ........  71      0      0      0      0    100    100    100      0      0     61     47     33     19      10
August 25, 2011 ........  71      0      0      0      0    100    100    100      0      0     55     40     27     13       6
August 25, 2012 ........  71      0      0      0      0    100    100     69      0      0     50     34     21      9       4
August 25, 2013 ........  67      0      0      0      0     83     83     29      0      0     46     29     17      6       2
August 25, 2014 ........  49      0      0      0      0     53     53      7      0      0     42     25     13      5       1
August 25, 2015 ........  25      0      0      0      0     34     34      0      0      0     38     22     10      3       1
August 25, 2016 ........   1      0      0      0      0     19     19      0      0      0     34     18      8      2       1
August 25, 2017 ........   0      0      0      0      0      7      7      0      0      0     31     15      6      2       *
August 25, 2018 ........   0      0      0      0      0      0      0      0      0      0     27     13      5      1       *
August 25, 2019 ........   0      0      0      0      0      0      0      0      0      0     25     11      4      1       *
August 25, 2020 ........   0      0      0      0      0      0      0      0      0      0     22      9      3      1       *
August 25, 2021 ........   0      0      0      0      0      0      0      0      0      0     20      8      2      *       *
August 25, 2022 ........   0      0      0      0      0      0      0      0      0      0     18      7      2      *       *
August 25, 2023 ........   0      0      0      0      0      0      0      0      0      0     16      6      1      *       *
August 25, 2024 ........   0      0      0      0      0      0      0      0      0      0     14      5      1      *       *
August 25, 2025 ........   0      0      0      0      0      0      0      0      0      0     12      4      1      *       *
August 25, 2026 ........   0      0      0      0      0      0      0      0      0      0     11      3      1      *       *
August 25, 2027 ........   0      0      0      0      0      0      0      0      0      0      9      3      *      *       *
August 25, 2028 ........   0      0      0      0      0      0      0      0      0      0      8      2      *      *       *
August 25, 2029 ........   0      0      0      0      0      0      0      0      0      0      7      2      *      *       *
August 25, 2030 ........   0      0      0      0      0      0      0      0      0      0      5      1      *      *       *
August 25, 2031 ........   0      0      0      0      0      0      0      0      0      0      4      1      *      *       *
August 25, 2032 ........   0      0      0      0      0      0      0      0      0      0      3      1      *      *       *
August 25, 2033 ........   0      0      0      0      0      0      0      0      0      0      2      *      *      *       *
August 25, 2034 ........   0      0      0      0      0      0      0      0      0      0      1      *      *      *       *
August 25, 2035 ........   0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
Weighted Average
  Life to Maturity
  (Years) ** ...........  7.33   1.43   0.91   0.58   0.43   9.51   9.51   7.63   4.41   3.18   9.29   6.39   4.53   3.07   2.28

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

+ The applicable Prepayment Assumptions for the Class A-P Certificates are BPA1 with respect to the group I, group IV, group VI, group VII and group VIII mortgage loans, SPA with respect to the group II and group III mortgage loans and BPA2 with respect to the group IX mortgage loans. The indicated percentages of the applicable Prepayment Assumption are stated in the format "BPA1 for the group I, group IV, group VI, group VII and group VIII mortgage loans/SPA for the group II and group III mortgage loans/BPA2 for the group IX mortgage loans."

      Percentage of Initial Class Principal Balance  Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                            Class B-1, Class B-2          Class C-B-1, Class C-B-2      Class D-B-1, Class D-B-2
                                               and Class B-3                  and Class C-B-3                and Class D-B-3
                                       -------------------------------  ----------------------------  ----------------------------
                                       50%/  75%/  100%/  150%/  200%/
Distribution Date                      50%+  75%+  100%+  150%+  200%+   0%   100%  300%  400%  500%   50%   75%  100%  150%  200%
-----------------                      ----  ----  -----  -----  -----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage ..................  100%  100%  100%   100%   100%   100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
August 25, 2006 .....................   99    99    99     99     99     99    99    99    99    99    99    99    99    99    99
August 25, 2007 .....................   98    98    98     98     98     99    99    99    99    99    98    98    98    98    98
August 25, 2008 .....................   97    97    97     97     97     98    98    98    98    98    98    98    98    98    98
August 25, 2009 .....................   96    96    96     96     96     97    97    97    97    97    97    97    97    97    97
August 25, 2010 .....................   95    95    95     95     95     96    96    96    96    96    96    96    96    96    71
August 25, 2011 .....................   91    90    88     85     81     95    94    90    88    86    91    90    88    85    42
August 25, 2012 .....................   86    83    80     73     60     94    90    82    78    74    87    83    80    71    25
August 25, 2013 .....................   80    75    69     59     39     93    86    72    66    59    80    74    69    49    15
August 25, 2014 .....................   73    65    57     44     24     92    81    61    52    44    73    64    57    34     9
August 25, 2015 .....................   64    54    45     31     14     90    75    49    39    30    64    54    45    23     5
August 25, 2016 .....................   56    45    35     21      9     88    68    39    29    21    56    45    35    16     3
August 25, 2017 .....................   49    37    28     15      5     85    62    31    21    14    49    37    27    11     2
August 25, 2018 .....................   43    31    22     10      3     82    57    25    16     9    43    31    21     7     1
August 25, 2019 .....................   37    25    17      7      2     79    51    19    11     6    38    25    16     5     1
August 25, 2020 .....................   32    21    13      5      1     76    46    15     8     4    33    21    13     3     *
August 25, 2021 .....................   28    17    10      3      1     73    42    12     6     3    28    17    10     2     *
August 25, 2022 .....................   24    14     8      2      *     69    37     9     4     2    24    14     7     2     *
August 25, 2023 .....................   20    11     6      1      *     65    33     7     3     1    21    11     6     1     *
August 25, 2024 .....................   17     9     4      1      *     61    29     6     2     1    18     9     4     1     *
August 25, 2025 .....................   14     7     3      1      *     57    25     4     2     1    15     7     3     *     *
August 25, 2026 .....................   12     6     2      *      *     52    22     3     1     *    13     6     2     *     *
August 25, 2027 .....................   10     4     2      *      *     47    19     2     1     *    10     4     2     *     *
August 25, 2028 .....................    8     3     1      *      *     42    16     2     1     *     8     3     1     *     *
August 25, 2029 .....................    6     2     1      *      *     37    13     1     *     *     7     3     1     *     *
August 25, 2030 .....................    5     2     1      *      *     31    10     1     *     *     5     2     1     *     *
August 25, 2031 .....................    4     1     *      *      *     24     7     1     *     *     4     1     *     *     *
August 25, 2032 .....................    2     1     *      *      *     18     5     *     *     *     3     1     *     *     *
August 25, 2033 .....................    1     *     *      *      *     11     3     *     *     *     2     *     *     *     *
August 25, 2034 .....................    1     *     *      *      *      3     1     *     *     *     1     *     *     *     *
August 25, 2035 .....................    0     0     0      0      0      0     0     0     0     0     0     0     0     0     0
Weighted Average Life
   to Maturity (Years) ** ...........  13.04 11.41 10.31  8.95   7.78   20.10 15.13 10.74 9.68  8.96  13.12 11.41 10.27 8.49  6.20

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

+ The applicable Prepayment Assumptions for the Class B Certificates are BPA1 with respect to the group I, group IV, group V and group VI mortgage loans and BPA2 with respect to the group IX mortgage loans. The indicated percentages of the applicable Prepayment Assumption are stated in the format "BPA1 for the group I, group IV, group V and group VI mortgage loans/BPA2 for the group IX mortgage loans."

Sensitivity of Certain Interest Only Certificates

      As indicated in the tables below, the yield to investors on the Class IX-A-2, Class A-X and Class D-X Certificates will be sensitive to the rate of principal payments (including prepayments) of the related mortgage loans. The related mortgage loans generally can be prepaid at any time. On the basis of the assumptions described below, the yield to maturity on the Class IX-A-2, Class A-X and Class D-X Certificates would be approximately 0% if prepayments were to occur at a constant prepayment rate per annum of approximately 28%, 28% and 34%, respectively, assuming the Modeling Assumptions and purchase prices below. If the actual prepayment rate of the related mortgage loans were to exceed the applicable level for as little as one month while equaling such level for the remaining months, the investors in Class IX-A-2, Class A-X and Class D-X Certificates would not fully recoup their initial investments.

      The information set forth in the following tables has been prepared on the basis of the Modeling Assumptions (which assume no Realized Losses), and on the assumption that the purchase prices (expressed as a percentage of applicable initial notional amount) of the Class IX-A-2, Class A-X and Class D-X Certificates are as follows:

      CLASS OF CERTIFICATES                                   PRICE*
      ---------------------                                   ------

      Class IX-A-2                                            11.000%
      Class A-X                                              15.5000%
      Class D-X                                              13.8750%

----------
* The prices do not include accrued interest. Accrued interest has been added to such prices in calculating the yields set forth in the tables below.

            Sensitivity of the Class A-X Certificates to Prepayments
                                (Pre-Tax Yields)

                         Percentage of the Applicable Prepayment Assumption
---------         -------------------------------------------------------------
                   50%/          75%/         100%/         150%/         200%/
                   50%/          75%/         100%/         150%/         200%/
  CLASS             0%+         100%+         300%+         400%+         500%+
---------         ------        ------       ------         -----         -----
Class A-X         32.39%        26.74%       16.86%         8.92%         0.90%

+ The applicable Prepayment Assumptions for the Class A-X Certificates are BPA1 with respect to the group VI mortgage loans, BPA2 with respect to the group IX mortgage loans and SPA with respect to the group II and group III mortgage loans. The indicated percentages of the applicable Prepayment Assumption are stated in the format "BPA1 for the group VI mortgage loans/BPA2 for the group IX mortgage loans/SPA for the group II and group III mortgage loans."

            Sensitivity of the Class D-X Certificates to Prepayments
                                (Pre-Tax Yields)

                          Percentage of the Applicable Prepayment Assumption
---------               -----------------------------------------------------
  CLASS                   50%         75%        100%       150%       200%
---------               ------      ------      ------      -----     -------
Class D-X               33.41%      27.50%      21.43%      8.71%     (4.90)%

           Sensitivity of the Class IX-A-2 Certificates to Prepayments
                                (Pre-Tax Yields)

                             Percentage of the Applicable Prepayment Assumption
------------                 --------------------------------------------------
   CLASS                       50%        75%       100%       150%      200%
------------                 ------     ------     ------     -----    --------
Class IX-A-2                 32.16%     32.13%     28.80%     7.39%    (19.02)%

      It is highly unlikely that all of the related mortgage loans will have the characteristics assumed or that the related mortgage loans will prepay at any constant rate until maturity or that all of the related mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class IX-A-2, Class A-X and Class D-X Certificates are likely to differ from those shown in the tables above, even if all of the related mortgage loans prepay at the indicated percentages of the applicable Prepayment Assumption. No representation is made as to the actual rate of principal payments on the mortgage loans in either loan group for any period or over the lives of the Class IX-A-2, Class A-X and Class D-X Certificates or as to the yield on the Class IX-A-2, Class A-X and Class D-X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase such class.

Yield on the Inverse Floating Rate Certificates

      The significance of the effects of prepayments and changes in LIBOR on the Class III-A-6 and Class IX-A-10 Certificates whose pass-through rate varies inversely with LIBOR by a factor of 1.0 and which are interest-only classes of certificates, and the Class V-A-1 Certificates, whose pass-through rate varies inversely with LIBOR by a factor of 2.75, is illustrated in the tables below, which show the pre-tax yield (on a corporate bond equivalent basis) to the holders of such certificates under different constant percentages of the
Prepayment Assumption and different rates of LIBOR. The yields of such certificates set forth in the following tables were calculated using the Modeling Assumptions and the further assumptions that (i) on the initial distribution date, LIBOR will equal 3.500% per annum, with respect to the Class III-A-6 Certificates, 3.540% per annum, with respect to the Class V-A-1 Certificates and 3.550% per annum, with respect to the Class IX-A-10 Certificates, and for each distribution date thereafter, LIBOR will be as indicated and (ii) the purchase prices of the Class III-A-6, Class V-A-1 and Class IX-A-10 Certificates are each approximately 0.8125%, 101.78125% and 1.0000% (expressed as a percentage of their respective initial notional amounts), respectively, plus accrued interest.

      As indicated in the following tables, the yield to investors on the Inverse Floating Rate Certificates will be highly sensitive to the level of LIBOR and to the rate and timing of principal payments (including prepayments) of the mortgage loans, which generally can be prepaid at any time. In particular, a high rate of principal payments (including prepayments) and/or increases in LIBOR will have a material negative effect on the yield to investors on the Inverse Floating Rate Certificates. Under certain circumstances, investors in the Inverse Floating Rate Certificates could fail to fully recover their initial investments.

      It is not likely that the mortgage loans will prepay at a constant rate until maturity or that all of the related mortgage loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the mortgage loans will prepay at any of the rates shown in the tables or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of an Inverse Floating Rate Certificate and there can be no assurance that the pre-tax yield to an investor in such certificates will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase an Inverse Floating Rate Certificate.

      Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increase in LIBOR.

     Sensitivity of the Class III-A-6 Certificates to Prepayments and LIBOR
                          (Pre-Tax Yields to Maturity)

                         Percentage of the Applicable Prepayment Assumption

     LIBOR             0%         100%         300%          400%         500%
                     ------      ------      --------      --------     --------
     4.00%           98.69%      98.69%       62.92%        38.44%       14.96%
     4.25%           58.25%      58.18%       19.87%        (8.23)%     (32.50)%
     4.50%           20.81%      19.86%      (27.61)%      (63.26)%     (88.49)%
4.65% and above        *            *            *            *             *

----------
*     Results in a yield that is less than (99.99)%.

      Sensitivity of the Class V-A-1 Certificates to Prepayments and LIBOR
                          (Pre-Tax Yields to Maturity)

               Percentage of the Applicable Prepayment Assumption

     LIBOR             50%          75%       100%            150%        200%
                     -------      -------    -------         -------     -------
     3.00%           11.10%       11.00%     10.88%          10.62%      10.33%
     4.00%            8.33%        8.24%      8.13%           7.90%       7.63%
     5.00%            5.58%        5.49%      5.40%           5.19%       4.96%
7.10% and above      (0.14)%      (0.19)%    (0.26)%         (0.41)%     (0.59)%

     Sensitivity of the Class IX-A-10 Certificates to Prepayments and LIBOR
                          (Pre-Tax Yields to Maturity)

               Percentage of the Applicable Prepayment Assumption

     LIBOR             50%            75%       100%          150%        200%
                     -------       -------    -------       --------    --------
     3.50%           177.45%       174.62%    146.06%        62.70%     (11.40)%
     4.00%           104.65%        99.29%     60.39%       (23.24)%    (84.34)%
     4.50%            39.95%        30.88%    (29.76)%         *            *
4.85% and above         *              *          *            *            *

----------
*     Results in a yield that is less than (99.99%).

      The yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Inverse Floating Rate Certificates would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Inverse Floating Rate Certificates indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of interest on the Inverse Floating Rate Certificates and consequently does not purport to reflect the return on any investment in the Inverse Floating Rate Certificates when such reinvestment rates are considered.

Yield on Principal Only Certificates

      The Class A-P Certificates will be "principal only" certificates, will not bear interest and will be offered at a substantial discount to their original principal amount. As indicated in the table below, a low rate of principal payments (including prepayments) on the related mortgage loans will have a material negative effect on the yield to investors in the Class A-P Certificates.

      The significance of the effects of prepayments on the Class A-P Certificates is illustrated in the following table which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of such certificates under different constant percentages of the applicable Prepayment Assumption. The yields of such certificates set forth in the following table were calculated using the Modeling Assumptions, and the further assumption that the purchase prices of the Class A-P Certificates is approximately 81.5% (expressed as a percentage of initial Class Principal Balance).

      It is not likely that the mortgage loans will prepay at a constant rate until maturity or that all of the mortgage loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the mortgage loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class A-P Certificates and there can be no assurance that the pre-tax yield to an investor in those certificates will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class A-P Certificate.

            Sensitivity of the Class A-P Certificates to Prepayments
                                (Pre-Tax Yields)

                           Percentage of the Applicable Prepayment Assumption
---------                  --------------------------------------------------
                           50%/        75%/      100%/      150%/       200%/
                            0%/       100%/      300%/      400%/       500%/
  CLASS                    50%+        75%+      100%+      150%+       200%+
---------                  -----      -----      -----      -----      ------
Class A-P                  2.38%      3.53%      4.99%      7.42%      10.04%

+ The applicable Prepayment Assumptions for the Class A-P Certificates are BPA1 with respect to the group I, group IV, group VI, group VII and group VIII mortgage loans, SPA with respect to the group II and group III mortgage loans and BPA2 with respect to the group IX mortgage loans. The indicated percentages of the applicable Prepayment Assumption are stated in the format "BPA1 for the group I, group IV, group VI, group VII and group VIII mortgage loans/SPA for the group II and group III mortgage loans/BPA2 for the group IX mortgage loans."

      The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class A-P Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices of the Class A-P Certificates, indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of principal on the Class A-P Certificates and consequently does not purport to reflect the return on any investment in the Class A-P Certificates when such reinvestment rates are considered.

Additional Yield Considerations Applicable Solely to the Residual Certificates

      The Residual Certificateholders' after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the trust's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

      The Residual Certificateholders should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

General

      The pooling and servicing agreement provides that the trust will comprise a tiered REMIC structure. The assets of the lower-tier REMICs will consist of the assets of the Trust (other than the Yield Maintenance Account, the yield maintenance agreement, the supplemental interest trust or any interest in another REMIC formed pursuant to the pooling and servicing agreement). The Class AR-L Certificates will represent ownership of the residual interests in each of the lower-tier REMICs which will hold the mortgage loans, and the Class AR Certificates will represent ownership of the residual interest in each remaining REMIC formed pursuant to the pooling and servicing agreement.

      Upon the issuance of the offered certificates, McKee Nelson LLP will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, each of the REMICs created by and designated in the pooling and servicing agreement will qualify as a REMIC within the meaning of Section 860D of the Code.

Tax Treatment of the Offered Certificates

      Each class of offered certificates (other than the Residual Certificates) will represent REMIC regular interests for federal income tax purposes. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Regular Certificates" in the prospectus.

Additional Considerations for the Special Retail Certificates

      The Special Retail Certificates may be issued with original issue discount or at a premium for federal income tax purposes. Prospective investors in the Special Retail Certificates should be aware that beneficial owners of Special Retail Certificates will be taxed in the same manner as beneficial owners of other regular interests in a REMIC. See "Material Federal Income Tax
Consequences - Taxation of Owners of REMIC Regular Certificates" in the prospectus. Thus, for example, beneficial owners of Special Retail Certificates will be required to include interest and any original issue discount with respect to a Special Retail Certificate in income under an accrual method of accounting. In addition, because the holders of a Special Retail Certificate will not receive payments of principal on a pro rata basis, a payment in full of a Special Retail Certificate should be treated as a prepayment for purposes of the premium, original issue discount and market discount rules.

Additional Considerations for the Class IX-A-9 Certificates

      For federal income tax purposes, a beneficial owner of a Class IX-A-9 Certificate (a "Component Certificate") will be treated (i) a holding an undivided interest in a REMIC regular interest corresponding to that Certificate and (ii) as having entered into a notional principal contract (a "Cap Contract"). The REMIC regular interest corresponding to a Component Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Component Certificate, except that the interest payments will be determined without regard to any payments made with respect to the yield maintenance agreement. Any amount paid on a Component Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of a Component Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Material Federal Income Tax Consequences - Taxation of Owners of REMIC Regular Certificates," in the Prospectus. In addition, each beneficial owner of a Component Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "-- Cap Contract Component" below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising the Component Certificates.

      This discussion assumes that the rights of the holders of the Component Certificates to receive payments in excess of the amounts payable on the corresponding REMIC regular interest will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes. Treatment of such rights as a partnership interest could result in differing timing and character consequences to certificateholders and withholding tax consequences for certificateholders who are not U.S. Persons. Prospective investors should consult their tax advisors regarding the appropriate tax treatment of the right to receive payments on a Component Certificate in excess of the amounts payable on the corresponding REMIC regular interest.

      Allocations

      A beneficial owner of a Component Certificate must allocate its purchase price for the certificate between its components -- the REMIC regular interest component and the Cap Contract component. For information reporting purposes the Trustee will assume the Cap Contract component has nominal value. The Cap Contract is difficult to value, and the IRS could assert that the value of a Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract component.

      Upon the sale, exchange, or other disposition of a Component Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Component Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss.

      The Cap Contract Component

      The portion of the overall purchase price of a Component Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Component Certificate.

      Any payments to a beneficial owner of a Component Certificate with respect to the Cap Contract will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

      A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

Original Issue Discount

      Each class of Principal Only Certificates and the Accrual Certificates will be treated as issued with original issue discount equal, in the case of each class, to the excess of all payments on such class over the issue price of such class. Although the tax treatment is not entirely certain, the trust administrator will also account for each class of offered certificates that are Interest Only Certificates as issued with original issue discount equal, in the case of each class, to the excess of all expected payments on such class over the issue price of such class. Although unclear, a holder of any such Interest Only Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the certificateholder would be entitled if there were no further prepayments of the mortgage loans. The other classes of offered certificates, depending on their issue price, may be issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issued discount, market discount, and bond premium, if any, will be at a rate equal to 300% of the SPA for the group II and group III mortgage loans, 100% of the BPA1 for the group I, group IV, group V, group VI, group VII and group VIII mortgage loans and 100% of BPA2 for the group IX mortgage loans. No representation is made that the mortgage loans will actually prepay at this rate or at any other rate.

      If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a beneficial owner of a certificate, the amount of original issue discount allocable to such period would be zero and such beneficial owner will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificate.

      In certain circumstances, the OID Regulations permit the beneficial owner of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the beneficial owner of an offered certificate may be able to select a method for recognizing original issue discount that differs from that used by the entity identified as the "tax matters person" in the pooling and servicing agreement in preparing reports to the beneficial owner and the IRS.

      Certain classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any beneficial owner of such a class of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on such beneficial owner's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such beneficial owner. Beneficial owners of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Regular Certificates", "--Market Discount" and "--Premium" in the prospectus.

Status of the Offered Certificates

      The offered certificates (other than the Cap Contract Component of a Component Certificate) will be treated as assets described in Section
7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from an offered certificate (other than the Cap Contract Component of a Component Certificate) will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract Components of the Component Certificates will not qualify for the special treatment provided by the foregoing sections of the Code.

The Residual Certificates

      Purchasers of the Residual Certificates should consider carefully the tax consequences of an investment in those certificates discussed in the prospectus and should consult their own tax advisors for those consequences. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates" in the prospectus. For information reporting purposes, all the regular interests in a lower-tier REMIC will be aggregated and treated as a single debt instrument for OID purposes, because they will be issued to a single holder in a single transaction. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC" in the prospectus. In addition, prospective holders of the Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest, a "non-significant value" residual interest and a "tax avoidance potential residual interest." See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates", "--Excess Inclusions" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations" in the prospectus.

                             METHOD OF DISTRIBUTION

      In accordance with the terms and conditions of an underwriting agreement, dated August 29, 2005, Credit Suisse First Boston LLC, an affiliate of the depositor and DLJ Mortgage Capital, has agreed to purchase, and the depositor has agreed to sell, the offered certificates. It is expected that delivery of the offered certificates, other than the Residual Certificates, will be made only in book-entry form through the Same Day Funds Settlement System of DTC, on or about August 29, 2005, against payment therefor in immediately available funds. It is expected that the Residual Certificates will be available for delivery at the office of the underwriter, against payment therefor in immediately available funds.

      The underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the offered certificates if any of the offered certificates are purchased thereby.

      The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the offered certificates are subject to the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

      The distribution of the offered certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The underwriter may effect the transactions by selling the offered certificates to or through dealers, and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of any offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately 101.4% of the aggregate certificate principal balance of the offered certificates, plus accrued interest.

      The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

      The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding certificate principal balance of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                 LEGAL OPINIONS

      Certain legal matters relating to the certificates will be passed upon for the depositor and the underwriter by McKee Nelson LLP, New York, New York.

                                     RATINGS

      It is a condition to the issuance of the offered certificates that they be rated as indicated on pages S-8 through S-10 of this prospectus supplement by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P") and Moody's Investors Services, Inc. ("Moody's").

      The ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which such certificateholders are entitled. The rating process addresses the structural and legal aspects associated with such certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments might differ from those originally anticipated, and do not address the possibility that certificateholders might suffer a lower than anticipated yield. The ratings on the Interest Only Certificates do not address whether investors will recover their initial investment. The ratings assigned by S&P to the Class AR and Class AR-L Certificates address only the return of the Class Principal Balances of the Class AR and Class AR-L and interest on such Class Principal Balance at the Class AR and Class AR-L Certificates' respective pass-through rates. The ratings on the Class IX-A-9 Certificates do not address any payments made pursuant to the related yield maintenance agreement.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

                                LEGAL INVESTMENT

      When issued, the offered certificates, other than the Class B-2, Class B-3, Class C-B-2, Class C-B-3, Class D-B-2 and Class D-B-3 Certificates, will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical organization, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

      The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

      See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

      Any plan fiduciary that proposes to cause an employee benefit plan or other retirement arrangement subject to the Employment Retirement Investment Security Act of 1974, as amended ("ERISA") and/or to Section 4975 of the Code to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the plan's acquisition and ownership of those Certificates. See "ERISA Considerations" in the prospectus. Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest with respect to an employee benefit plan or other retirement arrangement subject to ERISA and/or to Section 4975 of the Code from engaging in specific transactions involving that plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes various excise taxes on prohibited transactions involving plans and other arrangements, including, but not limited to, individual retirement accounts, described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

      Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal, state and local law. However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

      Except as noted above, investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. A fiduciary that decides to invest the assets of a plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

      The U.S. Department of Labor has granted an individual administrative exemption to the underwriter (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by plans of securities, including certificates, issued by asset-backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption. If the general conditions of the Exemption are met, the Exemption applies to certificates that qualify for the Exemption and that represent fractional undivided interests in a trust consisting of mortgage loans like the mortgage loans in the trust.

      For a general description of the Exemption, and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus. It is expected that the Exemption will apply to the acquisition and holding by plans of the offered certificates, other than the Residual Certificates, and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the mortgage loans included in the trust by aggregate unamortized principal balance of the assets of the trust.

      The rating of a security may change. If a class of certificates such as the subordinate offered certificates is no longer rated at least BBB- or Baa3, the certificates of that class will no longer be eligible for relief under the Exemption (although a plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of
it). In addition, because the characteristics of the Residual Certificates will not meet the requirements of the Exemption, and may not meet the requirements of any other issued exemption under ERISA, the purchase and holding of the Residual Certificates by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Residual Certificates and any offered certificates rated below investment grade ("collectively, "ERISA Restricted Offered Certificates") will not be registered by the trustee unless the trustee receives one of the following:

o a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the trustee, to the effect that that transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to
      Section 4975 of the Code, nor a person acting on behalf of a plan or arrangement nor using the assets of a plan or arrangement to effect that transfer;

o if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an "insurance company general account," as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95-60, and that the purchase and holding of those ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

o an opinion of counsel satisfactory to the trustee that the purchase or holding of the ERISA Restricted Offered Certificates by a plan, any person acting on behalf of a plan or using plan's assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the depositor, the trustee, the trust administrator, the master servicer, the special servicer or any servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

      In the event that the representation is violated, or any attempt to transfer to a plan or person acting on behalf of a plan or using that plan's assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

      Prospective plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

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

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the offered certificates (other than the Class AR and Class AR-L Certificates) will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

      Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or
Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to their respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such beneficial owner provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

            I. the trust administrator or the U.S. withholding agent receives a statement--

                  (a) from the  beneficial  owner on  Internal  Revenue  Service
                  (IRS) From W-8BEN (or any successor form) that--

                        (i) is signed by the beneficial owner under penalties of perjury,

                        (ii) certifies that such beneficial owner is not a United States person, and

                        (iii) provides  the name and  address of the  beneficial
                              owner, or

                  (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that--

                        (i)   is  signed  under   penalties  of  perjury  by  an
                              authorized   representative   of   the   financial
                              institution,

                        (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the beneficial owner or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

                        (iii) provides  the  name and address of the  beneficial
                              owner, and

                        (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the beneficial owner;

            II. the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

            III. the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trustee or the U.S. withholding agent; or

            IV. the beneficial owner is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such beneficial owner consult with their tax advisors when purchasing the certificates.

      A beneficial owner holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect, provided at least one payment is reported annually to the beneficial owner on IRS Form 1042-S. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

      In addition, all beneficial owners holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the beneficial owner:

            I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

            II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

            III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

      This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates. For example, additional rules may apply in the case of beneficial owners holding certificates through a partnership or grantor trust.

      The term United States person means (1) a citizen or resident of the United States, (2) an entity, for United States federal income tax purposes, that is a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                        ANNEX II

   AGGREGATE PAC SCHEDULE FOR CLASS III-A-9, CLASS III-A-10, CLASS III-A-11, CLASS III-A-12, CLASS III-A-13, CLASS III-A-14 AND CLASS III-A-15 CERTIFICATES

Date                                                                     Balance
-------------------------------------------------------          ---------------
Closing Date ..........................................          $142,941,000.00
September 25, 2005 ....................................           142,389,682.18
October 25, 2005 ......................................           141,798,259.18
November 25, 2005 .....................................           141,166,952.45
December 25, 2005 .....................................           140,496,004.03
January 25, 2006 ......................................           139,785,676.42
February 25, 2006 .....................................           139,036,252.42
March 25, 2006 ........................................           138,248,034.96
April 25, 2006 ........................................           137,421,346.91
May 25, 2006 ..........................................           136,556,530.89
June 25, 2006 .........................................           135,653,949.04
July 25, 2006 .........................................           134,713,982.77
August 25, 2006 .......................................           133,737,032.53
September 25, 2006 ....................................           132,723,517.53
October 25, 2006 ......................................           131,673,875.45
November 25, 2006 .....................................           130,588,562.10
December 25, 2006 .....................................           129,468,051.18
January 25, 2007 ......................................           128,312,833.86
February 25, 2007 .....................................           127,123,418.50
March 25, 2007 ........................................           125,900,330.22
April 25, 2007 ........................................           124,644,110.57
May 25, 2007 ..........................................           123,384,183.92
June 25, 2007 .........................................           122,120,622.66
July 25, 2007 .........................................           120,853,503.84
August 25, 2007 .......................................           119,582,909.04
September 25, 2007 ....................................           118,308,924.35
October 25, 2007 ......................................           117,031,640.26
November 25, 2007 .....................................           115,752,594.57
December 25, 2007 .....................................           114,480,234.20
January 25, 2008 ......................................           113,214,525.31
February 25, 2008 .....................................           111,955,434.21
March 25, 2008 ........................................           110,702,927.41
April 25, 2008 ........................................           109,456,971.56
May 25, 2008 ..........................................           108,217,533.53
June 25, 2008 .........................................           106,984,580.32
July 25, 2008 .........................................           105,758,079.13
August 25, 2008 .......................................           104,537,997.33
September 25, 2008 ....................................           103,324,302.44
October 25, 2008 ......................................           102,116,962.17
November 25, 2008 .....................................           100,915,944.39
December 25, 2008 .....................................            99,721,217.14
January 25, 2009 ......................................            98,532,748.63
February 25, 2009 .....................................            97,350,507.24
March 25, 2009 ........................................            96,174,461.50
April 25, 2009 ........................................            95,004,580.13
May 25, 2009 ..........................................            93,840,831.97
June 25, 2009 .........................................            92,683,186.08
July 25, 2009 .........................................            91,531,611.64
August 25, 2009 .......................................            90,386,078.00
September 25, 2009 ....................................            89,246,554.69
October 25, 2009 ......................................            88,113,011.37
November 25, 2009 .....................................            86,985,417.89
December 25, 2009 .....................................            85,863,744.23
January 25, 2010 ......................................            84,747,960.55
February 25, 2010 .....................................            83,638,037.14
March 25, 2010 ........................................            82,533,944.49
April 25, 2010 ........................................            81,435,653.19
May 25, 2010 ..........................................            80,343,134.02
June 25, 2010 .........................................            79,256,357.91
July 25, 2010 .........................................            78,175,295.94
August 25, 2010 .......................................            77,099,919.33
September 25, 2010 ....................................            76,046,629.52
October 25, 2010 ......................................            74,998,905.90
November 25, 2010 .....................................            73,956,719.99
December 25, 2010 .....................................            72,920,043.46
January 25, 2011 ......................................            71,888,848.14
February 25, 2011 .....................................            70,863,105.97
March 25, 2011 ........................................            69,842,789.07
April 25, 2011 ........................................            68,827,869.69
May 25, 2011 ..........................................            67,818,320.23
June 25, 2011 .........................................            66,814,113.22
July 25, 2011 .........................................            65,815,221.34
August 25, 2011 .......................................            64,821,617.43
September 25, 2011 ....................................            63,838,576.32
October 25, 2011 ......................................            62,860,737.38
November 25, 2011 .....................................            61,888,073.88
December 25, 2011 .....................................            60,920,559.21
January 25, 2012 ......................................            59,958,166.92
February 25, 2012 .....................................            59,000,870.70
March 25, 2012 ........................................            58,048,644.34
April 25, 2012 ........................................            57,101,461.82
May 25, 2012 ..........................................            56,159,297.20
June 25, 2012 .........................................            55,222,124.72
July 25, 2012 .........................................            54,289,918.72
August 25, 2012 .......................................            53,362,653.69
September 25, 2012 ....................................            52,450,495.11
October 25, 2012 ......................................            51,543,147.98
November 25, 2012 .....................................            50,640,587.38
December 25, 2012 .....................................            49,742,788.53
January 25, 2013 ......................................            48,849,726.77
February 25, 2013 .....................................            47,961,377.58
March 25, 2013 ........................................            47,077,716.55

Date                                                                     Balance
-------------------------------------------------------          ---------------
April 25, 2013 ........................................            46,198,719.41
May 25, 2013 ..........................................            45,326,011.79
June 25, 2013 .........................................            44,468,984.61
July 25, 2013 .........................................            43,627,365.39
August 25, 2013 .......................................            42,800,886.33
September 25, 2013 ....................................            42,015,150.35
October 25, 2013 ......................................            41,243,367.79
November 25, 2013 .....................................            40,485,296.46
December 25, 2013 .....................................            39,740,698.31
January 25, 2014 ......................................            39,009,339.37
February 25, 2014 .....................................            38,290,989.65
March 25, 2014 ........................................            37,585,423.10
April 25, 2014 ........................................            36,892,417.54
May 25, 2014 ..........................................            36,211,754.59
June 25, 2014 .........................................            35,543,219.58
July 25, 2014 .........................................            34,886,601.56
August 25, 2014 .......................................            34,241,693.13
September 25, 2014 ....................................            33,629,988.39
October 25, 2014 ......................................            33,028,884.53
November 25, 2014 .....................................            32,438,201.23
December 25, 2014 .....................................            31,857,761.21
January 25, 2015 ......................................            31,287,390.18
February 25, 2015 .....................................            30,726,916.75
March 25, 2015 ........................................            30,176,172.44
April 25, 2015 ........................................            29,618,365.30
May 25, 2015 ..........................................            29,067,634.63
June 25, 2015 .........................................            28,526,678.12
July 25, 2015 .........................................            27,995,327.01
August 25, 2015 .......................................            27,473,415.37
September 25, 2015 ....................................            26,960,780.12
October 25, 2015 ......................................            26,457,260.93
November 25, 2015 .....................................            25,962,700.19
December 25, 2015 .....................................            25,476,942.99
January 25, 2016 ......................................            24,999,837.02
February 25, 2016 .....................................            24,531,232.59
March 25, 2016 ........................................            24,070,982.54
April 25, 2016 ........................................            23,618,942.21
May 25, 2016 ..........................................            23,174,969.39
June 25, 2016 .........................................            22,738,924.31
July 25, 2016 .........................................            22,310,669.58
August 25, 2016 .......................................            21,890,070.11
September 25, 2016 ....................................            21,476,993.16
October 25, 2016 ......................................            21,071,308.20
November 25, 2016 .....................................            20,672,886.96
December 25, 2016 .....................................            20,281,603.35
January 25, 2017 ......................................            19,897,333.40
February 25, 2017 .....................................            19,519,955.27
March 25, 2017 ........................................            19,149,349.21
April 25, 2017 ........................................            18,785,397.49
May 25, 2017 ..........................................            18,427,984.40
June 25, 2017 .........................................            18,076,996.18
July 25, 2017 .........................................            17,732,321.04
August 25, 2017 .......................................            17,393,849.08
September 25, 2017 ....................................            17,061,472.29
October 25, 2017 ......................................            16,735,084.47
November 25, 2017 .....................................            16,414,581.28
December 25, 2017 .....................................            16,099,860.11
January 25, 2018 ......................................            15,790,820.15
February 25, 2018 .....................................            15,487,362.28
March 25, 2018 ........................................            15,189,389.09
April 25, 2018 ........................................            14,896,804.82
May 25, 2018 ..........................................            14,609,515.36
June 25, 2018 .........................................            14,327,428.21
July 25, 2018 .........................................            14,050,452.43
August 25, 2018 .......................................            13,778,498.66
September 25, 2018 ....................................            13,511,479.07
October 25, 2018 ......................................            13,249,307.31
November 25, 2018 .....................................            12,991,898.53
December 25, 2018 .....................................            12,739,169.32
January 25, 2019 ......................................            12,491,037.70
February 25, 2019 .....................................            12,247,423.10
March 25, 2019 ........................................            12,008,246.32
April 25, 2019 ........................................            11,773,429.54
May 25, 2019 ..........................................            11,542,896.25
June 25, 2019 .........................................            11,316,571.25
July 25, 2019 .........................................            11,094,380.66
August 25, 2019 .......................................            10,876,251.83
September 25, 2019 ....................................            10,662,113.39
October 25, 2019 ......................................            10,451,895.17
November 25, 2019 .....................................            10,245,528.21
December 25, 2019 .....................................            10,042,944.74
January 25, 2020 ......................................             9,844,078.16
February 25, 2020 .....................................             9,648,863.01
March 25, 2020 ........................................             9,457,234.93
April 25, 2020 ........................................             9,269,130.71
May 25, 2020 ..........................................             9,084,488.19
June 25, 2020 .........................................             8,903,246.31
July 25, 2020 .........................................             8,725,345.03
August 25, 2020 .......................................             8,550,725.36
September 25, 2020 ....................................             8,379,329.33
October 25, 2020 ......................................             8,211,099.96
November 25, 2020 .....................................             8,045,981.26
December 25, 2020 .....................................             7,883,918.18
January 25, 2021 ......................................             7,724,856.65
February 25, 2021 .....................................             7,568,743.51
March 25, 2021 ........................................             7,415,526.53
April 25, 2021 ........................................             7,265,154.38
May 25, 2021 ..........................................             7,117,576.61
June 25, 2021 .........................................             6,972,743.64
July 25, 2021 .........................................             6,830,606.75
August 25, 2021 .......................................             6,691,118.06
September 25, 2021 ....................................             6,554,230.52
October 25, 2021 ......................................             6,419,897.88
November 25, 2021 .....................................             6,288,074.71

Date                                                                     Balance
-------------------------------------------------------          ---------------
December 25, 2021 .....................................             6,158,716.35
January 25, 2022 ......................................             6,031,778.92
February 25, 2022 .....................................             5,907,219.29
March 25, 2022 ........................................             5,784,995.10
April 25, 2022 ........................................             5,665,064.69
May 25, 2022 ..........................................             5,547,387.14
June 25, 2022 .........................................             5,431,922.23
July 25, 2022 .........................................             5,318,630.46
August 25, 2022 .......................................             5,207,473.00
September 25, 2022 ....................................             5,098,411.67
October 25, 2022 ......................................             4,991,408.99
November 25, 2022 .....................................             4,886,428.11
December 25, 2022 .....................................             4,783,432.82
January 25, 2023 ......................................             4,682,387.54
February 25, 2023 .....................................             4,583,257.32
March 25, 2023 ........................................             4,486,007.81
April 25, 2023 ........................................             4,390,605.24
May 25, 2023 ..........................................             4,297,016.45
June 25, 2023 .........................................             4,205,208.85
July 25, 2023 .........................................             4,115,150.41
August 25, 2023 .......................................             4,026,809.66
September 25, 2023 ....................................             3,940,155.69
October 25, 2023 ......................................             3,855,158.11
November 25, 2023 .....................................             3,771,787.08
December 25, 2023 .....................................             3,690,013.25
January 25, 2024 ......................................             3,609,807.82
February 25, 2024 .....................................             3,531,142.46
March 25, 2024 ........................................             3,453,989.35
April 25, 2024 ........................................             3,378,321.15
May 25, 2024 ..........................................             3,304,111.00
June 25, 2024 .........................................             3,231,332.51
July 25, 2024 .........................................             3,159,959.75
August 25, 2024 .......................................             3,089,967.24
September 25, 2024 ....................................             3,021,329.96
October 25, 2024 ......................................             2,954,023.30
November 25, 2024 .....................................             2,888,023.11
December 25, 2024 .....................................             2,823,305.64
January 25, 2025 ......................................             2,759,847.57
February 25, 2025 .....................................             2,697,625.99
March 25, 2025 ........................................             2,636,618.38
April 25, 2025 ........................................             2,576,802.62
May 25, 2025 ..........................................             2,518,156.97
June 25, 2025 .........................................             2,460,660.10
July 25, 2025 .........................................             2,404,291.02
August 25, 2025 .......................................             2,349,029.13
September 25, 2025 ....................................             2,294,854.18
October 25, 2025 ......................................             2,241,746.29
November 25, 2025 .....................................             2,189,685.91
December 25, 2025 .....................................             2,138,653.86
January 25, 2026 ......................................             2,088,631.26
February 25, 2026 .....................................             2,039,599.60
March 25, 2026 ........................................             1,991,540.68
April 25, 2026 ........................................             1,944,436.62
May 25, 2026 ..........................................             1,898,269.85
June 25, 2026 .........................................             1,853,023.13
July 25, 2026 .........................................             1,808,679.50
August 25, 2026 .......................................             1,765,222.32
September 25, 2026 ....................................             1,722,635.22
October 25, 2026 ......................................             1,680,902.14
November 25, 2026 .....................................             1,640,007.30
December 25, 2026 .....................................             1,599,935.20
January 25, 2027 ......................................             1,560,670.60
February 25, 2027 .....................................             1,522,198.55
March 25, 2027 ........................................             1,484,504.35
April 25, 2027 ........................................             1,447,573.57
May 25, 2027 ..........................................             1,411,392.02
June 25, 2027 .........................................             1,375,945.79
July 25, 2027 .........................................             1,341,221.18
August 25, 2027 .......................................             1,307,204.78
September 25, 2027 ....................................             1,273,883.37
October 25, 2027 ......................................             1,241,243.99
November 25, 2027 .....................................             1,209,273.91
December 25, 2027 .....................................             1,177,960.62
January 25, 2028 ......................................             1,147,291.84
February 25, 2028 .....................................             1,117,255.51
March 25, 2028 ........................................             1,087,839.76
April 25, 2028 ........................................             1,059,032.97
May 25, 2028 ..........................................             1,030,823.70
June 25, 2028 .........................................             1,003,200.72
July 25, 2028 .........................................               976,153.01
August 25, 2028 .......................................               949,669.74
September 25, 2028 ....................................               923,740.27
October 25, 2028 ......................................               898,354.14
November 25, 2028 .....................................               873,501.12
December 25, 2028 .....................................               849,171.10
January 25, 2029 ......................................               825,354.21
February 25, 2029 .....................................               802,040.73
March 25, 2029 ........................................               779,221.10
April 25, 2029 ........................................               756,885.96
May 25, 2029 ..........................................               735,026.11
June 25, 2029 .........................................               713,632.49
July 25, 2029 .........................................               692,696.25
August 25, 2029 .......................................               672,208.65
September 25, 2029 ....................................               652,161.14
October 25, 2029 ......................................               632,545.32
November 25, 2029 .....................................               613,352.93
December 25, 2029 .....................................               594,575.86
January 25, 2030 ......................................               576,206.15
February 25, 2030 .....................................               558,235.99
March 25, 2030 ........................................               540,657.70
April 25, 2030 ........................................               523,463.76
May 25, 2030 ..........................................               506,646.74
June 25, 2030 .........................................               490,199.40
July 25, 2030 .........................................               474,114.60

Date                                                                     Balance
-------------------------------------------------------          ---------------
August 25, 2030 .......................................               458,385.33
September 25, 2030 ....................................               443,004.71
October 25, 2030 ......................................               427,965.99
November 25, 2030 .....................................               413,262.54
December 25, 2030 .....................................               398,887.85
January 25, 2031 ......................................               384,835.52
February 25, 2031 .....................................               371,099.29
March 25, 2031 ........................................               357,672.98
April 25, 2031 ........................................               344,550.56
May 25, 2031 ..........................................               331,726.07
June 25, 2031 .........................................               319,193.70
July 25, 2031 .........................................               306,947.71
August 25, 2031 .......................................               294,982.49
September 25, 2031 ....................................               283,292.51
October 25, 2031 ......................................               271,872.37
November 25, 2031 .....................................               260,716.74
December 25, 2031 .....................................               249,820.40
January 25, 2032 ......................................               239,178.24
February 25, 2032 .....................................               228,785.22
March 25, 2032 ........................................               218,636.40
April 25, 2032 ........................................               208,726.94
May 25, 2032 ..........................................               199,052.08
June 25, 2032 .........................................               189,607.14
July 25, 2032 .........................................               180,387.55
August 25, 2032 .......................................               171,388.80
September 25, 2032 ....................................               162,606.48
October 25, 2032 ......................................               154,036.25
November 25, 2032 .....................................               145,673.85
December 25, 2032 .....................................               137,515.11
January 25, 2033 ......................................               129,555.94
February 25, 2033 .....................................               121,792.30
March 25, 2033 ........................................               114,220.25
April 25, 2033 ........................................               106,835.90
May 25, 2033 ..........................................                99,635.47
June 25, 2033 .........................................                92,615.21
July 25, 2033 .........................................                85,771.47
August 25, 2033 .......................................                79,100.63
September 25, 2033 ....................................                72,599.19
October 25, 2033 ......................................                66,263.67
November 25, 2033 .....................................                60,090.67
December 25, 2033 .....................................                54,076.87
January 25, 2034 ......................................                48,218.98
February 25, 2034 .....................................                42,513.81
March 25, 2034 ........................................                36,958.18
April 25, 2034 ........................................                31,549.03
May 25, 2034 ..........................................                26,283.30
June 25, 2034 .........................................                21,158.03
July 25, 2034 .........................................                16,170.29
August 25, 2034 .......................................                11,317.22
September 25, 2034 ....................................                 9,830.05
October 25, 2034 ......................................                 8,382.26
November 25, 2034 .....................................                 6,973.03
December 25, 2034 .....................................                 5,601.56
January 25, 2035 ......................................                 4,267.05
February 25, 2035 .....................................                 2,968.73
March 25, 2035 ........................................                 1,705.84
April 25, 2035 ........................................                   477.64
May 25, 2035 and thereafter ...........................                     0.00

                                                                       ANNEX III

                   TAC SCHEDULE FOR CLASS III-A-7 CERTIFICATES

Date                                                                     Balance
--------------------------------------------------------           -------------
Closing Date ...........................................           $3,000,000.00
September 25, 2005 .....................................            2,954,908.33
October 25, 2005 .......................................            2,905,216.86
November 25, 2005 ......................................            2,850,998.61
December 25, 2005 ......................................            2,792,336.13
January 25, 2006 .......................................            2,729,321.41
February 25, 2006 ......................................            2,662,055.69
March 25, 2006 .........................................            2,590,649.30
April 25, 2006 .........................................            2,515,221.45
May 25, 2006 ...........................................            2,435,899.97
June 25, 2006 ..........................................            2,352,821.10
July 25, 2006 ..........................................            2,266,129.17
August 25, 2006 ........................................            2,175,976.29
September 25, 2006 .....................................            2,082,522.03
October 25, 2006 .......................................            1,985,933.07
November 25, 2006 ......................................            1,886,382.80
December 25, 2006 ......................................            1,784,050.94
January 25, 2007 .......................................            1,679,123.12
February 25, 2007 ......................................            1,571,790.43
March 25, 2007 .........................................            1,462,249.00
April 25, 2007 .........................................            1,350,699.47
May 25, 2007 ...........................................            1,240,616.85
June 25, 2007 ..........................................            1,132,004.47
July 25, 2007 ..........................................            1,024,867.94
August 25, 2007 ........................................              919,214.99
September 25, 2007 .....................................              815,055.36
October 25, 2007 .......................................              712,400.69
November 25, 2007 ......................................              611,424.00
December 25, 2007 ......................................              513,054.73
January 25, 2008 .......................................              417,244.60
February 25, 2008 ......................................              323,946.13
March 25, 2008 .........................................              233,112.68
April 25, 2008 .........................................              144,698.39
May 25, 2008 ...........................................               58,658.21
June 25, 2008 and thereafter ...........................                    0.00


                                      III-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                        ANNEX IV

                  TAC SCHEDULE FOR CLASS III-A-21 CERTIFICATES

Date                                                                     Balance
-----------------------------------------------------             --------------
Closing Date ........................................             $22,852,000.00
September 25, 2005 ..................................              22,767,780.43
October 25, 2005 ....................................              22,678,440.23
November 25, 2005 ...................................              22,584,029.22
December 25, 2005 ...................................              22,484,603.23
January 25, 2006 ....................................              22,380,224.03
February 25, 2006 ...................................              22,270,959.27
March 25, 2006 ......................................              22,156,882.38
April 25, 2006 ......................................              22,038,072.54
May 25, 2006 ........................................              21,914,614.54
June 25, 2006 .......................................              21,786,598.72
July 25, 2006 .......................................              21,654,120.83
August 25, 2006 .....................................              21,517,281.92
September 25, 2006 ..................................              21,376,188.25
October 25, 2006 ....................................              21,230,951.10
November 25, 2006 ...................................              21,081,686.66
December 25, 2006 ...................................              20,928,515.88
January 25, 2007 ....................................              20,771,564.31
February 25, 2007 ...................................              20,610,961.95
March 25, 2007 ......................................              20,446,843.02
April 25, 2007 ......................................              20,279,345.87
May 25, 2007 ........................................              20,112,201.18
June 25, 2007 .......................................              19,945,422.58
July 25, 2007 .......................................              19,779,024.99
August 25, 2007 .....................................              19,613,024.66
September 25, 2007 ..................................              19,447,439.06
October 25, 2007 ....................................              19,282,286.89
November 25, 2007 ...................................              19,117,765.50
December 25, 2007 ...................................              18,954,918.34
January 25, 2008 ....................................              18,793,726.75
February 25, 2008 ...................................              18,634,172.23
March 25, 2008 ......................................              18,476,236.43
April 25, 2008 ......................................              18,319,901.13
May 25, 2008 ........................................              18,165,148.26
June 25, 2008 .......................................              18,011,959.86
July 25, 2008 .......................................              17,860,318.16
August 25, 2008 .....................................              17,710,205.49
September 25, 2008 ..................................              17,561,604.32
October 25, 2008 ....................................              17,414,497.26
November 25, 2008 ...................................              17,268,867.06
December 25, 2008 ...................................              17,124,696.61
January 25, 2009 ....................................              16,981,968.90
February 25, 2009 ...................................              16,840,667.08
March 25, 2009 ......................................              16,700,774.42
April 25, 2009 ......................................              16,562,274.31
May 25, 2009 ........................................              16,425,150.28
June 25, 2009 .......................................              16,289,386.00
July 25, 2009 .......................................             $16,154,965.22
August 25, 2009 .....................................              16,021,871.87
September 25, 2009 ..................................              15,890,089.95
October 25, 2009 ....................................              15,759,603.63
November 25, 2009 ...................................              15,630,397.16
December 25, 2009 ...................................              15,502,454.95
January 25, 2010 ....................................              15,375,761.49
February 25, 2010 ...................................              15,250,301.42
March 25, 2010 ......................................              15,126,059.48
April 25, 2010 ......................................              15,003,020.54
May 25, 2010 ........................................              14,881,169.56
June 25, 2010 .......................................              14,760,491.65
July 25, 2010 .......................................              14,640,971.99
August 25, 2010 .....................................              14,522,595.92
September 25, 2010 ..................................              14,407,507.68
October 25, 2010 ....................................              14,293,521.35
November 25, 2010 ...................................              14,180,622.57
December 25, 2010 ...................................              14,068,797.14
January 25, 2011 ....................................              13,958,030.90
February 25, 2011 ...................................              13,848,309.86
March 25, 2011 ......................................              13,739,620.10
April 25, 2011 ......................................              13,631,947.81
May 25, 2011 ........................................              13,525,279.30
June 25, 2011 .......................................              13,419,600.95
July 25, 2011 .......................................              13,314,899.29
August 25, 2011 .....................................              13,211,160.90
September 25, 2011 ..................................              13,109,051.69
October 25, 2011 ....................................              13,007,871.81
November 25, 2011 ...................................              12,907,608.21
December 25, 2011 ...................................              12,808,247.93
January 25, 2012 ....................................              12,709,778.10
February 25, 2012 ...................................              12,612,185.95
March 25, 2012 ......................................              12,515,458.83
April 25, 2012 ......................................              12,419,584.14
May 25, 2012 ........................................              12,324,549.40
June 25, 2012 .......................................              12,230,342.23
July 25, 2012 .......................................              12,136,950.33
August 25, 2012 .....................................              12,044,361.48
September 25, 2012 ..................................              11,953,824.58
October 25, 2012 ....................................              11,864,047.63
November 25, 2012 ...................................              11,775,018.85
December 25, 2012 ...................................              11,686,726.54
January 25, 2013 ....................................              11,599,159.08
February 25, 2013 ...................................              11,512,304.93
March 25, 2013 ......................................              11,426,152.66
April 25, 2013 ......................................              11,340,690.91
May 25, 2013 ........................................              11,255,312.91

Date                                                                     Balance
-----------------------------------------------------             --------------
June 25, 2013 .......................................              11,166,609.25
July 25, 2013 .......................................              11,074,658.53
August 25, 2013 .....................................              10,979,537.80
September 25, 2013 ..................................              10,876,606.67
October 25, 2013 ....................................              10,770,836.74
November 25, 2013 ...................................              10,662,296.62
December 25, 2013 ...................................              10,551,053.54
January 25, 2014 ....................................              10,437,173.38
February 25, 2014 ...................................              10,320,720.69
March 25, 2014 ......................................              10,201,758.73
April 25, 2014 ......................................              10,080,349.46
May 25, 2014 ........................................               9,956,553.61
June 25, 2014 .......................................               9,830,430.67
July 25, 2014 .......................................               9,702,038.88
August 25, 2014 .....................................               9,571,435.36
September 25, 2014 ..................................               9,435,088.04
October 25, 2014 ....................................               9,296,827.55
November 25, 2014 ...................................               9,156,702.22
December 25, 2014 ...................................               9,014,759.34
January 25, 2015 ....................................               8,871,045.26
February 25, 2015 ...................................               8,725,605.35
March 25, 2015 ......................................               8,578,484.07
April 25, 2015 ......................................               8,418,091.22
May 25, 2015 ........................................               8,254,091.64
June 25, 2015 .......................................               8,088,534.17
July 25, 2015 .......................................               7,921,462.32
August 25, 2015 .....................................               7,752,918.70
September 25, 2015 ..................................               7,582,945.00
October 25, 2015 ....................................               7,411,582.01
November 25, 2015 ...................................               7,238,869.66
December 25, 2015 ...................................               7,064,847.00
January 25, 2016 ....................................               6,889,552.24
February 25, 2016 ...................................               6,713,022.76
March 25, 2016 ......................................               6,535,295.13
April 25, 2016 ......................................               6,356,405.09
May 25, 2016 ........................................               6,176,387.64
June 25, 2016 .......................................               5,995,276.95
July 25, 2016 .......................................               5,813,106.48
August 25, 2016 .....................................               5,629,908.92
September 25, 2016 ..................................               5,445,716.22
October 25, 2016 ....................................               5,260,559.64
November 25, 2016 ...................................               5,074,469.71
December 25, 2016 ...................................               4,887,476.25
January 25, 2017 ....................................               4,699,608.46
February 25, 2017 ...................................               4,510,894.80
March 25, 2017 ......................................               4,321,363.12
April 25, 2017 ......................................               4,131,040.61
May 25, 2017 ........................................               3,939,953.82
June 25, 2017 .......................................               3,748,128.70
July 25, 2017 .......................................               3,555,590.57
August 25, 2017 .....................................               3,362,364.16
September 25, 2017 ..................................               3,168,473.60
October 25, 2017 ....................................               2,973,942.45
November 25, 2017 ...................................               2,778,793.72
December 25, 2017 ...................................               2,583,049.83
January 25, 2018 ....................................               2,386,732.68
February 25, 2018 ...................................               2,189,863.62
March 25, 2018 ......................................               1,992,463.47
April 25, 2018 ......................................               1,794,552.55
May 25, 2018 ........................................               1,596,150.66
June 25, 2018 .......................................               1,397,277.11
July 25, 2018 .......................................               1,197,950.70
August 25, 2018 .....................................                 998,189.77
September 25, 2018 ..................................                 798,012.18
October 25, 2018 ....................................                 597,435.33
November 25, 2018 ...................................                 396,476.17
December 25, 2018 ...................................                 195,151.19
January 25, 2019 and
thereafter ..........................................                       0.00

                                                                         ANNEX V

    AGGREGATE PAC SCHEDULE FOR THE CLASS IX-A-1, CLASS IX-A-3, CLASS IX-A-6,
                  CLASS IX-A-12 AND CLASS IX-A-14 CERTIFICATES

Date                                                                     Balance
-----------------------------------------------------             --------------
Closing Date ........................................             $99,596,000.00
September 25, 2005 ..................................              99,142,979.09
October 25, 2005 ....................................              98,651,337.89
November 25, 2005 ...................................              98,121,242.32
December 25, 2005 ...................................              97,552,881.94
January 25, 2006 ....................................              96,946,469.83
February 25, 2006 ...................................              96,302,242.45
March 25, 2006 ......................................              95,620,459.53
April 25, 2006 ......................................              94,901,403.88
May 25, 2006 ........................................              94,145,381.21
June 25, 2006 .......................................              93,352,719.88
July 25, 2006 .......................................              92,523,770.71
August 25, 2006 .....................................              91,658,906.69
September 25, 2006 ..................................              90,758,522.67
October 25, 2006 ....................................              89,823,035.09
November 25, 2006 ...................................              88,853,092.43
December 25, 2006 ...................................              87,849,148.91
January 25, 2007 ....................................              86,811,679.19
February 25, 2007 ...................................              85,741,177.93
March 25, 2007 ......................................              84,638,159.41
April 25, 2007 ......................................              83,503,157.08
May 25, 2007 ........................................              82,336,723.08
June 25, 2007 .......................................              81,139,427.80
July 25, 2007 .......................................              79,911,859.36
August 25, 2007 .....................................              78,654,623.08
September 25, 2007 ..................................              77,395,801.75
October 25, 2007 ....................................              76,135,477.51
November 25, 2007 ...................................              74,873,736.98
December 25, 2007 ...................................              73,619,274.65
January 25, 2008 ....................................              72,372,041.79
February 25, 2008 ...................................              71,131,989.94
March 25, 2008 ......................................              69,899,070.96
April 25, 2008 ......................................              68,673,236.96
May 25, 2008 ........................................              67,454,440.35
June 25, 2008 .......................................              66,242,633.82
July 25, 2008 .......................................              65,037,770.33
August 25, 2008 .....................................              63,839,803.12
September 25, 2008 ..................................              62,648,685.72
October 25, 2008 ....................................              61,464,371.92
November 25, 2008 ...................................              60,286,815.76
December 25, 2008 ...................................              59,115,971.60
January 25, 2009 ....................................              57,951,794.02
February 25, 2009 ...................................              56,794,237.89
March 25, 2009 ......................................              55,643,258.34
April 25, 2009 ......................................              54,498,810.77
May 25, 2009 ........................................              53,360,850.82
June 25, 2009 .......................................              52,229,334.42
July 25, 2009 .......................................              51,104,217.73
August 25, 2009 .....................................              49,985,457.19
September 25, 2009 ..................................              48,873,009.46
October 25, 2009 ....................................              47,766,831.49
November 25, 2009 ...................................              46,666,880.46
December 25, 2009 ...................................              45,573,113.80
January 25, 2010 ....................................              44,485,489.20
February 25, 2010 ...................................              43,403,964.59
March 25, 2010 ......................................              42,328,498.14
April 25, 2010 ......................................              41,259,048.26
May 25, 2010 ........................................              40,195,573.62
June 25, 2010 .......................................              39,138,033.10
July 25, 2010 .......................................              38,086,385.85
August 25, 2010 .....................................              37,040,591.24
September 25, 2010 ..................................              36,076,972.52
October 25, 2010 ....................................              35,118,980.69
November 25, 2010 ...................................              34,166,576.03
December 25, 2010 ...................................              33,219,719.05
January 25, 2011 ....................................              32,278,370.47
February 25, 2011 ...................................              31,342,491.25
March 25, 2011 ......................................              30,412,042.57
April 25, 2011 ......................................              29,486,985.86
May 25, 2011 ........................................              28,567,282.73
June 25, 2011 .......................................              27,652,895.04
July 25, 2011 .......................................              26,743,784.86
August 25, 2011 .....................................              25,839,914.49
September 25, 2011 ..................................              24,966,205.84
October 25, 2011 ....................................              24,104,893.34
November 25, 2011 ...................................              23,260,581.45
December 25, 2011 ...................................              22,432,972.00
January 25, 2012 ....................................              21,621,771.79
February 25, 2012 ...................................              20,826,692.58
March 25, 2012 ......................................              20,047,450.95
April 25, 2012 ......................................              19,283,768.24
May 25, 2012 ........................................              18,535,370.50
June 25, 2012 .......................................              17,801,988.35
July 25, 2012 .......................................              17,083,356.96
August 25, 2012 .....................................              16,379,215.95
September 25, 2012 ..................................              15,795,420.14
October 25, 2012 ....................................              15,223,766.87
November 25, 2012 ...................................              14,664,031.65
December 25, 2012 ...................................              14,115,993.91
January 25, 2013 ....................................              13,579,436.92
February 25, 2013 ...................................              13,054,147.75
March 25, 2013 ......................................              12,539,917.18

Date                                                                     Balance
-----------------------------------------------------             --------------
April 25, 2013 ......................................              12,036,539.63
May 25, 2013 ........................................              11,543,813.14
June 25, 2013 .......................................              11,061,539.27
July 25, 2013 .......................................              10,589,523.05
August 25, 2013 .....................................              10,127,572.94
September 25, 2013 ..................................               9,769,308.32
October 25, 2013 ....................................               9,418,457.57
November 25, 2013 ...................................               9,074,879.22
December 25, 2013 ...................................               8,738,434.36
January 25, 2014 ....................................               8,408,986.61
February 25, 2014 ...................................               8,086,402.06
March 25, 2014 ......................................               7,770,549.24
April 25, 2014 ......................................               7,461,299.06
May 25, 2014 ........................................               7,158,524.78
June 25, 2014 .......................................               6,862,101.97
July 25, 2014 .......................................               6,571,908.49
August 25, 2014 .....................................               6,287,824.38
September 25, 2014 ..................................               6,089,232.81
October 25, 2014 ....................................               5,894,026.54
November 25, 2014 ...................................               5,702,148.96
December 25, 2014 ...................................               5,513,544.42
January 25, 2015 ....................................               5,328,158.16
February 25, 2015 ...................................               5,145,936.34
March 25, 2015 ......................................               4,961,121.78
April 25, 2015 ......................................               4,779,521.79
May 25, 2015 ........................................               4,601,081.94
June 25, 2015 .......................................               4,425,748.71
July 25, 2015 .......................................               4,253,469.50
August 25, 2015 .....................................               4,084,192.56
September 25, 2015 ..................................               3,917,866.99
October 25, 2015 ....................................               3,754,442.78
November 25, 2015 ...................................               3,593,870.70
December 25, 2015 ...................................               3,436,102.39
January 25, 2016 ....................................               3,281,090.27
February 25, 2016 ...................................               3,128,787.56
March 25, 2016 ......................................               2,979,148.25
April 25, 2016 ......................................               2,832,127.11
May 25, 2016 ........................................               2,687,679.65
June 25, 2016 .......................................               2,545,762.14
July 25, 2016 .......................................               2,406,331.58
August 25, 2016 .....................................               2,269,345.66
September 25, 2016 ..................................               2,134,762.81
October 25, 2016 ....................................               2,002,542.13
November 25, 2016 ...................................               1,872,643.42
December 25, 2016 ...................................               1,745,027.14
January 25, 2017 ....................................               1,619,654.41
February 25, 2017 ...................................               1,496,487.01
March 25, 2017 ......................................               1,375,487.36
April 25, 2017 ......................................               1,256,618.48
May 25, 2017 ........................................               1,139,844.05
June 25, 2017 .......................................               1,025,128.33
July 25, 2017 .......................................                 912,436.18
August 25, 2017 .....................................                 801,733.06
September 25, 2017 ..................................                 692,984.99
October 25, 2017 ....................................                 586,158.59
November 25, 2017 ...................................                 481,220.99
December 25, 2017 ...................................                 378,139.92
January 25, 2018 ....................................                 276,883.63
February 25, 2018 ...................................                 177,420.89
March 25, 2018 ......................................                  79,721.00
April 25, 2018 and
thereafter ..........................................                       0.00

                                                                        ANNEX VI

 PAC SCHEDULE FOR THE CLASS IX-A-6, CLASS IX-A-12 AND CLASS IX-A-14 CERTIFICATES

Date                                                                     Balance
-----------------------------------------------------             --------------
Closing Date ........................................             $35,141,000.00
September 25, 2005 ..................................              34,930,383.54
October 25, 2005 ....................................              34,718,736.91
November 25, 2005 ...................................              34,506,055.05
December 25, 2005 ...................................              34,292,332.90
January 25, 2006 ....................................              34,077,565.36
February 25, 2006 ...................................              33,861,747.29
March 25, 2006 ......................................              33,644,873.56
April 25, 2006 ......................................              33,426,938.99
May 25, 2006 ........................................              33,207,938.38
June 25, 2006 .......................................              32,987,866.51
July 25, 2006 .......................................              32,766,718.12
August 25, 2006 .....................................              32,544,487.95
September 25, 2006 ..................................              32,321,170.68
October 25, 2006 ....................................              32,096,760.99
November 25, 2006 ...................................              31,871,253.53
December 25, 2006 ...................................              31,644,642.91
January 25, 2007 ....................................              31,416,923.73
February 25, 2007 ...................................              31,188,090.55
March 25, 2007 ......................................              30,958,137.92
April 25, 2007 ......................................              30,727,060.35
May 25, 2007 ........................................              30,494,852.32
June 25, 2007 .......................................              30,261,508.30
July 25, 2007 .......................................              30,027,022.70
August 25, 2007 .....................................              29,791,389.95
September 25, 2007 ..................................              29,554,604.41
October 25, 2007 ....................................              29,316,660.44
November 25, 2007 ...................................              29,077,552.36
December 25, 2007 ...................................              28,837,274.46
January 25, 2008 ....................................              28,595,821.00
February 25, 2008 ...................................              28,353,186.23
March 25, 2008 ......................................              28,109,364.35
April 25, 2008 ......................................              27,864,349.54
May 25, 2008 ........................................              27,618,135.96
June 25, 2008 .......................................              27,370,717.73
July 25, 2008 .......................................              27,122,088.95
August 25, 2008 .....................................              26,872,243.68
September 25, 2008 ..................................              26,621,175.95
October 25, 2008 ....................................              26,368,879.77
November 25, 2008 ...................................              26,115,349.13
December 25, 2008 ...................................              25,860,577.97
January 25, 2009 ....................................              25,604,560.21
February 25, 2009 ...................................              25,347,289.73
March 25, 2009 ......................................              25,088,760.40
April 25, 2009 ......................................              24,828,966.04
May 25, 2009 ........................................              24,567,900.46
June 25, 2009 .......................................              24,305,557.42
July 25, 2009 .......................................              24,041,930.65
August 25, 2009 .....................................              23,777,013.87
September 25, 2009 ..................................              23,510,800.74
October 25, 2009 ....................................              23,243,284.92
November 25, 2009 ...................................              22,974,460.01
December 25, 2009 ...................................              22,704,319.60
January 25, 2010 ....................................              22,432,857.24
February 25, 2010 ...................................              22,160,066.45
March 25, 2010 ......................................              21,885,940.71
April 25, 2010 ......................................              21,610,473.48
May 25, 2010 ........................................              21,333,658.18
June 25, 2010 .......................................              21,055,488.20
July 25, 2010 .......................................              20,775,956.89
August 25, 2010 .....................................              20,495,057.60
September 25, 2010 ..................................              20,221,919.37
October 25, 2010 ....................................              19,947,453.02
November 25, 2010 ...................................              19,671,652.13
December 25, 2010 ...................................              19,394,510.26
January 25, 2011 ....................................              19,116,020.91
February 25, 2011 ...................................              18,836,177.59
March 25, 2011 ......................................              18,554,973.76
April 25, 2011 ......................................              18,272,402.85
May 25, 2011 ........................................              17,988,458.24
June 25, 2011 .......................................              17,703,133.32
July 25, 2011 .......................................              17,416,421.42
August 25, 2011 .....................................              17,128,315.84
September 25, 2011 ..................................              16,842,076.47
October 25, 2011 ....................................              16,554,447.60
November 25, 2011 ...................................              16,265,422.55
December 25, 2011 ...................................              15,974,994.59
January 25, 2012 ....................................              15,683,156.99
February 25, 2012 ...................................              15,389,902.95
March 25, 2012 ......................................              15,095,225.66
April 25, 2012 ......................................              14,799,118.28
May 25, 2012 ........................................              14,501,573.93
June 25, 2012 .......................................              14,202,585.70
July 25, 2012 .......................................              13,902,146.66
August 25, 2012 .....................................              13,600,249.81
September 25, 2012 ..................................              13,303,891.02
October 25, 2012 ....................................              13,006,095.69
November 25, 2012 ...................................              12,706,856.92
December 25, 2012 ...................................              12,406,167.78
January 25, 2013 ....................................              12,104,021.32
February 25, 2013 ...................................              11,800,410.54
March 25, 2013 ......................................              11,495,328.41

Date                                                                     Balance
-----------------------------------------------------             --------------
April 25, 2013 ......................................             $11,188,767.88
May 25, 2013 ........................................              10,880,721.86
June 25, 2013 .......................................              10,571,183.22
July 25, 2013 .......................................              10,260,144.80
August 25, 2013 .....................................               9,947,599.42
September 25, 2013 ..................................               9,641,026.99
October 25, 2013 ....................................               9,332,966.58
November 25, 2013 ...................................               9,023,411.02
December 25, 2013 ...................................               8,712,353.09
January 25, 2014 ....................................               8,399,785.56
February 25, 2014 ...................................               8,085,701.14
March 25, 2014 ......................................               7,770,092.53
April 25, 2014 ......................................               7,460,842.34
May 25, 2014 ........................................               7,158,068.06
June 25, 2014 .......................................               6,861,645.26
July 25, 2014 .......................................               6,571,451.77
August 25, 2014 .....................................               6,287,367.66
September 25, 2014 ..................................               6,088,776.10
October 25, 2014 ....................................               5,893,569.82
November 25, 2014 ...................................               5,701,692.25
December 25, 2014 ...................................               5,513,087.71
January 25, 2015 ....................................               5,327,701.44
February 25, 2015 ...................................               5,145,479.63
March 25, 2015 ......................................               4,960,665.07
April 25, 2015 ......................................               4,779,065.07
May 25, 2015 ........................................               4,600,625.22
June 25, 2015 .......................................               4,425,292.00
July 25, 2015 .......................................               4,253,012.79
August 25, 2015 .....................................               4,083,735.84
September 25, 2015 ..................................               3,917,410.28
October 25, 2015 ....................................               3,753,986.06
November 25, 2015 ...................................               3,593,413.99
December 25, 2015 ...................................               3,435,645.68
January 25, 2016 ....................................               3,280,633.56
February 25, 2016 ...................................               3,128,330.85
March 25, 2016 ......................................               2,978,691.54
April 25, 2016 ......................................               2,831,670.39
May 25, 2016 ........................................               2,687,222.94
June 25, 2016 .......................................               2,545,305.43
July 25, 2016 .......................................               2,405,874.86
August 25, 2016 .....................................               2,268,888.95
September 25, 2016 ..................................               2,134,306.09
October 25, 2016 ....................................               2,002,085.42
November 25, 2016 ...................................               1,872,186.71
December 25, 2016 ...................................               1,744,570.42
January 25, 2017 ....................................               1,619,197.70
February 25, 2017 ...................................               1,496,030.30
March 25, 2017 ......................................               1,375,030.64
April 25, 2017 ......................................               1,256,161.77
May 25, 2017 ........................................               1,139,387.34
June 25, 2017 .......................................               1,024,671.62
July 25, 2017 .......................................                 911,979.47
August 25, 2017 .....................................                 801,276.35
September 25, 2017 ..................................                 692,528.28
October 25, 2017 ....................................                 585,701.87
November 25, 2017 ...................................                 480,764.28
December 25, 2017 ...................................                 377,683.21
January 25, 2018 ....................................                 276,426.92
February 25, 2018 ...................................                 176,964.17
March 25, 2018 ......................................                  79,264.29
April 25, 2018 and
thereafter ..........................................                       0.00

                                                                       ANNEX VII

    AGGREGATE TAC SCHEDULE FOR THE CLASS IX-A-1, CLASS IX-A-3, CLASS IX-A-5,
            CLASS IX-A-6, CLASS IX-A-9, CLASS IX-A-11, CLASS IX-A-12
                         AND CLASS IX-A-14 CERTIFICATES

Date                                                                     Balance
----------------------------------------------------             ---------------
Closing Date .......................................             $132,680,016.00
September 25, 2005 .................................              132,186,240.60
October 25, 2005 ...................................              131,647,540.29
November 25, 2005 ..................................              131,064,124.62
December 25, 2005 ..................................              130,436,235.22
January 25, 2006 ...................................              129,764,145.59
February 25, 2006 ..................................              129,048,161.01
March 25, 2006 .....................................              128,288,618.27
April 25, 2006 .....................................              127,485,885.46
May 25, 2006 .......................................              126,640,361.65
June 25, 2006 ......................................              125,752,476.59
July 25, 2006 ......................................              124,822,690.34
August 25, 2006 ....................................              123,851,492.87
September 25, 2006 .................................              122,839,403.60
October 25, 2006 ...................................              121,786,970.97
November 25, 2006 ..................................              120,695,017.96
December 25, 2006 ..................................              119,564,143.67
January 25, 2007 ...................................              118,394,974.48
February 25, 2007 ..................................              117,188,163.40
March 25, 2007 .....................................              115,944,389.48
April 25, 2007 .....................................              114,664,357.09
May 25, 2007 .......................................              113,348,795.24
June 25, 2007 ......................................              111,998,456.83
July 25, 2007 ......................................              110,614,117.91
August 25, 2007 ....................................              109,196,576.88
September 25, 2007 .................................              107,778,578.75
October 25, 2007 ...................................              106,360,225.85
November 25, 2007 ..................................              104,941,626.56
December 25, 2007 ..................................              103,532,892.14
January 25, 2008 ...................................              102,133,946.28
February 25, 2008 ..................................              100,744,713.20
March 25, 2008 .....................................               99,365,117.66
April 25, 2008 .....................................               97,995,084.98
May 25, 2008 .......................................               96,634,540.96
June 25, 2008 ......................................               95,283,411.98
July 25, 2008 ......................................               93,941,624.89
August 25, 2008 ....................................               92,609,107.10
September 25, 2008 .................................               91,285,786.50
October 25, 2008 ...................................               89,971,591.51
November 25, 2008 ..................................               88,666,451.06
December 25, 2008 ..................................               87,370,294.56
January 25, 2009 ...................................               86,083,051.94
February 25, 2009 ..................................               84,804,653.61
March 25, 2009 .....................................               83,535,030.48
April 25, 2009 .....................................               82,274,113.95
May 25, 2009 .......................................               81,021,835.89
June 25, 2009 ......................................               79,778,128.66
July 25, 2009 ......................................               78,542,925.10
August 25, 2009 ....................................               77,316,158.51
September 25, 2009 .................................               76,097,762.68
October 25, 2009 ...................................               74,887,671.85
November 25, 2009 ..................................               73,685,820.72
December 25, 2009 ..................................               72,492,144.45
January 25, 2010 ...................................               71,306,578.68
February 25, 2010 ..................................               70,129,059.47
March 25, 2010 .....................................               68,959,523.35
April 25, 2010 .....................................               67,797,907.27
May 25, 2010 .......................................               66,644,148.66
June 25, 2010 ......................................               65,498,185.37
July 25, 2010 ......................................               64,359,955.66
August 25, 2010 ....................................               63,229,398.27
September 25, 2010 .................................               62,194,483.59
October 25, 2010 ...................................               61,166,914.88
November 25, 2010 ..................................               60,146,632.44
December 25, 2010 ..................................               59,133,577.00
January 25, 2011 ...................................               58,127,689.71
February 25, 2011 ..................................               57,128,912.13
March 25, 2011 .....................................               56,137,186.22
April 25, 2011 .....................................               55,152,454.36
May 25, 2011 .......................................               54,174,659.32
June 25, 2011 ......................................               53,203,744.27
July 25, 2011 ......................................               52,239,652.80
August 25, 2011 ....................................               51,282,328.85
September 25, 2011 .................................               50,360,342.34
October 25, 2011 ...................................               49,444,851.70
November 25, 2011 ..................................               48,535,802.58
December 25, 2011 ..................................               47,633,141.01
January 25, 2012 ...................................               46,736,813.39
February 25, 2012 ..................................               45,846,766.49
March 25, 2012 .....................................               44,962,947.47
April 25, 2012 .....................................               44,085,303.84
May 25, 2012 .......................................               43,213,783.48
June 25, 2012 ......................................               42,348,334.64
July 25, 2012 ......................................               41,488,905.92
August 25, 2012 ....................................               40,635,446.29
September 25, 2012 .................................               39,843,215.31
October 25, 2012 ...................................               39,056,402.52
November 25, 2012 ..................................               38,274,960.20
December 25, 2012 ..................................               37,498,840.98
January 25, 2013 ...................................               36,727,997.81
February 25, 2013 ..................................               35,962,383.97
March 25, 2013 .....................................               35,201,953.06


                                     VII-1

Date                                                                     Balance
----------------------------------------------------             ---------------
April 25, 2013 .....................................               34,446,659.02
May 25, 2013 .......................................               33,696,456.11
June 25, 2013 ......................................               32,951,298.90
July 25, 2013 ......................................               32,211,142.27
August 25, 2013 ....................................               31,475,941.44
September 25, 2013 .................................               30,798,032.72
October 25, 2013 ...................................               30,124,386.45
November 25, 2013 ..................................               29,454,963.28
December 25, 2013 ..................................               28,789,724.13
January 25, 2014 ...................................               28,128,630.16
February 25, 2014 ..................................               27,471,642.84
March 25, 2014 .....................................               26,818,723.89
April 25, 2014 .....................................               26,169,835.29
May 25, 2014 .......................................               25,524,939.28
June 25, 2014 ......................................               24,883,998.38
July 25, 2014 ......................................               24,246,975.34
August 25, 2014 ....................................               23,613,833.19
September 25, 2014 .................................               23,033,141.18
October 25, 2014 ...................................               22,455,526.09
November 25, 2014 ..................................               21,880,958.98
December 25, 2014 ..................................               21,309,411.06
January 25, 2015 ...................................               20,740,853.74
February 25, 2015 ..................................               20,175,258.60
March 25, 2015 .....................................               19,584,465.88
April 25, 2015 .....................................               18,996,846.84
May 25, 2015 .......................................               18,412,371.51
June 25, 2015 ......................................               17,831,010.11
July 25, 2015 ......................................               17,252,733.06
August 25, 2015 ....................................               16,677,510.94
September 25, 2015 .................................               16,105,314.53
October 25, 2015 ...................................               15,536,114.81
November 25, 2015 ..................................               14,969,882.91
December 25, 2015 ..................................               14,406,590.18
January 25, 2016 ...................................               13,846,208.13
February 25, 2016 ..................................               13,288,708.44
March 25, 2016 .....................................               12,734,062.98
April 25, 2016 .....................................               12,182,243.79
May 25, 2016 .......................................               11,633,223.10
June 25, 2016 ......................................               11,086,973.29
July 25, 2016 ......................................               10,543,466.94
August 25, 2016 ....................................               10,002,676.76
September 25, 2016 .................................                9,464,575.66
October 25, 2016 ...................................                8,929,136.72
November 25, 2016 ..................................                8,396,333.17
December 25, 2016 ..................................                7,866,138.40
January 25, 2017 ...................................                7,338,525.99
February 25, 2017 ..................................                6,813,469.66
March 25, 2017 .....................................                6,290,943.30
April 25, 2017 .....................................                5,770,920.95
May 25, 2017 .......................................                5,253,376.82
June 25, 2017 ......................................                4,738,285.27
July 25, 2017 ......................................                4,225,620.81
August 25, 2017 ....................................                3,715,358.13
September 25, 2017 .................................                3,207,472.04
October 25, 2017 ...................................                2,701,937.53
November 25, 2017 ..................................                2,198,729.71
December 25, 2017 ..................................                1,697,823.86
January 25, 2018 ...................................                1,199,195.42
February 25, 2018 ..................................                  702,819.94
March 25, 2018 .....................................                  208,673.15
April 25, 2018 and
thereafter .........................................                        0.00


                                     VII-2

                                                                      ANNEX VIII

   AGGREGATE TAC SCHEDULE FOR THE CLASS IX-A-9 AND CLASS IX-A-11 CERTIFICATES

Date                                                                     Balance
-----------------------------------------------------             --------------
Closing Date ........................................             $32,984,016.00
September 25, 2005 ..................................              32,983,557.67
October 25, 2005 ....................................              32,983,097.23
November 25, 2005 ...................................              32,982,634.69
December 25, 2005 ...................................              32,982,170.02
January 25, 2006 ....................................              32,981,703.23
February 25, 2006 ...................................              32,981,234.30
March 25, 2006 ......................................              32,980,763.21
April 25, 2006 ......................................              32,980,289.97
May 25, 2006 ........................................              32,979,814.56
June 25, 2006 .......................................              32,979,336.97
July 25, 2006 .......................................              32,978,857.19
August 25, 2006 .....................................              32,978,375.21
September 25, 2006 ..................................              32,977,891.03
October 25, 2006 ....................................              32,977,404.62
November 25, 2006 ...................................              32,976,915.99
December 25, 2006 ...................................              32,976,425.11
January 25, 2007 ....................................              32,975,931.99
February 25, 2007 ...................................              32,975,436.60
March 25, 2007 ......................................              32,974,938.94
April 25, 2007 ......................................              32,974,439.01
May 25, 2007 ........................................              32,973,936.78
June 25, 2007 .......................................              32,973,432.25
July 25, 2007 .......................................              32,972,925.41
August 25, 2007 .....................................              32,972,416.24
September 25, 2007 ..................................              32,971,904.74
October 25, 2007 ....................................              32,971,390.90
November 25, 2007 ...................................              32,970,874.70
December 25, 2007 ...................................              32,970,356.14
January 25, 2008 ....................................              32,969,835.20
February 25, 2008 ...................................              32,969,311.87
March 25, 2008 ......................................              32,968,786.14
April 25, 2008 ......................................              32,968,258.00
May 25, 2008 ........................................              32,967,727.45
June 25, 2008 .......................................              32,967,194.46
July 25, 2008 .......................................              32,966,659.03
August 25, 2008 .....................................              32,966,121.14
September 25, 2008 ..................................              32,965,580.79
October 25, 2008 ....................................              32,965,037.96
November 25, 2008 ...................................              32,964,492.64
December 25, 2008 ...................................              32,963,944.83
January 25, 2009 ....................................              32,963,394.50
February 25, 2009 ...................................              32,962,841.65
March 25, 2009 ......................................              32,962,286.27
April 25, 2009 ......................................              32,961,728.34
May 25, 2009 ........................................              32,961,167.86
June 25, 2009 .......................................              32,960,604.80
July 25, 2009 .......................................              32,960,039.17
August 25, 2009 .....................................              32,959,470.94
September 25, 2009 ..................................              32,958,900.11
October 25, 2009 ....................................              32,958,326.66
November 25, 2009 ...................................              32,957,750.59
December 25, 2009 ...................................              32,957,171.87
January 25, 2010 ....................................              32,956,590.50
February 25, 2010 ...................................              32,956,006.47
March 25, 2010 ......................................              32,955,419.76
April 25, 2010 ......................................              32,954,830.36
May 25, 2010 ........................................              32,954,238.26
June 25, 2010 .......................................              32,953,643.44
July 25, 2010 .......................................              32,953,045.90
August 25, 2010 .....................................              32,952,445.62
September 25, 2010 ..................................              32,951,842.59
October 25, 2010 ....................................              32,951,236.80
November 25, 2010 ...................................              32,950,628.23
December 25, 2010 ...................................              32,950,016.87
January 25, 2011 ....................................              32,949,402.70
February 25, 2011 ...................................              32,948,785.72
March 25, 2011 ......................................              32,948,165.92
April 25, 2011 ......................................              32,947,543.27
May 25, 2011 ........................................              32,946,917.77
June 25, 2011 .......................................              32,946,289.41
July 25, 2011 .......................................              32,945,658.16
August 25, 2011 .....................................              32,945,024.02
September 25, 2011 ..................................              32,944,386.97
October 25, 2011 ....................................              32,943,747.01
November 25, 2011 ...................................              32,943,104.11
December 25, 2011 ...................................              32,942,458.26
January 25, 2012 ....................................              32,941,809.45
February 25, 2012 ...................................              32,941,157.67
March 25, 2012 ......................................              32,940,502.91
April 25, 2012 ......................................              32,939,845.14
May 25, 2012 ........................................              32,939,184.36
June 25, 2012 .......................................              32,938,520.54
July 25, 2012 .......................................              32,937,853.69
August 25, 2012 .....................................              32,937,183.78
September 25, 2012 ..................................              32,936,510.80
October 25, 2012 ....................................              32,935,834.73
November 25, 2012 ...................................              32,935,155.57
December 25, 2012 ...................................              32,934,473.29
January 25, 2013 ....................................              32,933,787.89
February 25, 2013 ...................................              32,933,099.34
March 25, 2013 ......................................              32,932,407.64
April 25, 2013 ......................................              32,931,712.77
May 25, 2013 ........................................              32,931,014.71


                                     VIII-1

Date                                                                     Balance
-----------------------------------------------------             --------------
June 25, 2013 .......................................              32,930,313.46
July 25, 2013 .......................................              32,929,608.99
August 25, 2013 .....................................              32,928,901.29
September 25, 2013 ..................................              32,928,190.35
October 25, 2013 ....................................              32,927,476.14
November 25, 2013 ...................................              32,926,758.67
December 25, 2013 ...................................              32,926,037.91
January 25, 2014 ....................................              32,925,313.84
February 25, 2014 ...................................              32,924,586.46
March 25, 2014 ......................................              32,923,855.74
April 25, 2014 ......................................              32,923,121.67
May 25, 2014 ........................................              32,922,384.24
June 25, 2014 .......................................              32,921,643.42
July 25, 2014 .......................................              32,920,899.22
August 25, 2014 .....................................              32,920,151.60
September 25, 2014 ..................................              32,919,400.55
October 25, 2014 ....................................              32,918,646.07
November 25, 2014 ...................................              32,917,888.12
December 25, 2014 ...................................              32,917,126.70
January 25, 2015 ....................................              32,872,061.92
February 25, 2015 ...................................              32,478,295.16
March 25, 2015 ......................................              32,051,083.57
April 25, 2015 ......................................              31,622,688.24
May 25, 2015 ........................................              31,193,147.97
June 25, 2015 .......................................              30,762,500.68
July 25, 2015 .......................................              30,330,783.45
August 25, 2015 .....................................              29,898,032.56
September 25, 2015 ..................................              29,464,283.48
October 25, 2015 ....................................              29,029,570.86
November 25, 2015 ...................................              28,593,928.62
December 25, 2015 ...................................              28,157,389.87
January 25, 2016 ....................................              27,719,986.99
February 25, 2016 ...................................              27,281,751.60
March 25, 2016 ......................................              26,842,714.63
April 25, 2016 ......................................              26,402,906.26
May 25, 2016 ........................................              25,962,356.00
June 25, 2016 .......................................              25,521,092.63
July 25, 2016 .......................................              25,079,144.26
August 25, 2016 .....................................              24,636,538.39
September 25, 2016 ..................................              24,193,301.78
October 25, 2016 ....................................              23,749,460.61
November 25, 2016 ...................................              23,305,040.40
December 25, 2016 ...................................              22,860,066.04
January 25, 2017 ....................................              22,414,561.84
February 25, 2017 ...................................              21,968,551.48
March 25, 2017 ......................................              21,522,058.05
April 25, 2017 ......................................              21,075,104.10
May 25, 2017 ........................................              20,627,711.55
June 25, 2017 .......................................              20,179,901.79
July 25, 2017 .......................................              19,731,695.68
August 25, 2017 .....................................              19,283,113.50
September 25, 2017 ..................................              18,834,175.03
October 25, 2017 ....................................              18,384,899.49
November 25, 2017 ...................................              17,935,305.64
December 25, 2017 ...................................              17,485,411.68
January 25, 2018 ....................................              17,035,235.34
February 25, 2018 ...................................              16,584,793.87
March 25, 2018 ......................................              16,134,104.04
April 25, 2018 ......................................              15,666,935.93
May 25, 2018 ........................................              15,121,533.57
June 25, 2018 .......................................              14,577,604.16
July 25, 2018 .......................................              14,035,133.94
August 25, 2018 .....................................              13,494,109.20
September 25, 2018 ..................................              12,954,516.25
October 25, 2018 ....................................              12,416,341.47
November 25, 2018 ...................................              11,879,571.27
December 25, 2018 ...................................              11,344,192.09
January 25, 2019 ....................................              10,810,190.42
February 25, 2019 ...................................              10,277,552.79
March 25, 2019 ......................................               9,746,265.77
April 25, 2019 ......................................               9,216,315.98
May 25, 2019 ........................................               8,687,690.05
June 25, 2019 .......................................               8,160,374.69
July 25, 2019 .......................................               7,634,356.60
August 25, 2019 .....................................               7,109,622.57
September 25, 2019 ..................................               6,586,159.39
October 25, 2019 ....................................               6,063,953.90
November 25, 2019 ...................................               5,542,992.98
December 25, 2019 ...................................               5,023,263.55
January 25, 2020 ....................................               4,504,752.56
February 25, 2020 ...................................               3,987,446.99
March 25, 2020 ......................................               3,471,333.87
April 25, 2020 ......................................               2,956,400.26
May 25, 2020 ........................................               2,442,633.26
June 25, 2020 .......................................               1,930,019.99
July 25, 2020 .......................................               1,418,547.61
August 25, 2020 .....................................                 908,203.34
September 25, 2020 ..................................                 398,974.39
October 25, 2020 and
thereafter ..........................................                       0.00


                                     VIII-2

                                                                        ANNEX IX

            CLASS IX-A-9 YIELD MAINTENANCE AGREEMENT NOTIONAL AMOUNTS

Distribution Date                                                Notional Amount
-----------------                                                ---------------
September 25, 2005 ..................................             $20,000,000.00
October 25, 2005 ....................................              20,000,000.00
November 25, 2005 ...................................              20,000,000.00
December 25, 2005 ...................................              20,000,000.00
January 25, 2006 ....................................              20,000,000.00
February 25, 2006 ...................................              20,000,000.00
March 25, 2006 ......................................              20,000,000.00
April 25, 2006 ......................................              20,000,000.00
May 25, 2006 ........................................              20,000,000.00
June 25, 2006 .......................................              20,000,000.00
July 25, 2006 .......................................              20,000,000.00
August 25, 2006 .....................................              20,000,000.00
September 25, 2006 ..................................              20,000,000.00
October 25, 2006 ....................................              20,000,000.00
November 25, 2006 ...................................              20,000,000.00
December 25, 2006 ...................................              18,690,880.84
January 25, 2007 ....................................              17,131,466.43
February 25, 2007 ...................................              15,649,238.13
March 25, 2007 ......................................              14,242,969.61
April 25, 2007 ......................................              12,911,427.11
May 25, 2007 ........................................              11,653,369.68
June 25, 2007 .......................................              10,467,549.50
July 25, 2007 .......................................               9,352,712.08
August 25, 2007 .....................................               8,307,596.59
September 25, 2007 ..................................               7,330,936.26
October 25, 2007 ....................................               6,393,997.83
November 25, 2007 ...................................               5,496,059.56
December 25, 2007 ...................................               4,636,405.92
January 25, 2008 ....................................               3,805,723.95
February 25, 2008 ...................................               3,003,454.26
March 25, 2008 ......................................               2,229,047.34
April 25, 2008 ......................................               1,481,963.31
May 25, 2008 ........................................                 761,671.88
June 25, 2008 .......................................                  67,652.08

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   PROSPECTUS

PROSPECTUS

CONDUIT MORTGAGE AND MANUFACTURED HOUSING CONTRACT
PASS-THROUGH CERTIFICATES

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Depositor

The depositor may periodically form separate trust funds to issue securities in series, secured by assets of that trust fund.

OFFERED SECURITIES. The securities in a series will consist of certificates representing interests in a trust fund and will be paid only from the assets of that trust fund. Each series may include multiple classes of securities with differing payment terms and priorities. Credit enhancement will be provided for all offered securities.

TRUST ASSETS. Each trust fund will consist primarily of:

                 mortgage loans secured by one- to four-family residential properties;

                 mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units;

                 mortgage loans secured by commercial real estate properties;

                 mortgage loans secured by mixed residential and commercial real estate properties;

                 loans secured by unimproved land;

                 loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation and the assignment of the proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit;

                 manufactured housing installment sales contracts and installment loan agreements; or

                 mortgage or asset-backed securities backed by, and whole or partial participations in, the types of assets listed above.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                January 25, 2005

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the certificates in two separate documents that provide progressively more detail:

      this prospectus, which provides general information, some of which may not apply to your series of certificates; and

      the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

IF THE DESCRIPTION OF YOUR SECURITIES IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THAT PROSPECTUS SUPPLEMENT.

Some capitalized terms used in this prospectus are defined in the section titled 'Glossary' beginning on page 108 of this prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                               TABLE OF CONTENTS

                                              PAGE
                                              ----
The Trust Fund..............................    4
   The Mortgage Pools.......................    4
   Underwriting Standards for Mortgage
     Loans..................................    9
   Qualifications of Unaffiliated Sellers...   12
   Representations by Unaffiliated Sellers;
     Repurchases............................   12
   Mortgage Certificates....................   14
   The Contract Pools.......................   14
   Underwriting Standards for Contracts.....   15
   Pre-Funding..............................   15
The Depositor...............................   15
Use of Proceeds.............................   16
Yield Considerations........................   16
Maturity and Prepayment Considerations......   19
Description of the Certificates.............   21
   General..................................   21
   Form of Certificates.....................   23
   Distributions of Principal and
     Interest...............................   25
   Assignment of Mortgage Loans.............   26
   Assignment of Contracts..................   28
   Assignment of Mortgage Certificates......   30
   Servicing of Mortgage Loans and
     Contracts..............................   30
   Payments on Mortgage Loans...............   31
   Payments on Contracts....................   32
   Collection of Payments on Mortgage
     Certificates...........................   33
   Distributions on Certificates............   33
   Special Distributions....................   34
   Reports to Certificateholders............   34
   Advances.................................   35
   Collection and Other Servicing
     Procedures.............................   35
   Standard Hazard Insurance................   36
   Special Hazard Insurance.................   37
   Pool Insurance...........................   38
   Primary Mortgage Insurance...............   38
   Mortgagor Bankruptcy Bond................   38
   Presentation of Claims...................   38
   Enforcement of Due-on-Sale Clauses;
     Realization Upon Defaulted Mortgage
     Loans..................................   39
   Enforcement of Due-on-Sale Clauses;
     Realization Upon Defaulted Contracts...   41
   Servicing Compensation and Payment of
     Expenses...............................   41
   Evidence as to Compliance................   42
   Certain Matters Regarding the Servicer,
     the Depositor, the Trustee and the
     Special Servicer.......................   42
   Events of Default........................   43
   Rights Upon Event of Default.............   44
   Amendment................................   44
   Termination..............................   45
Exchangeable Securities.....................   46
   General..................................   46
   Exchanges................................   46
   Procedures...............................   47
Credit Support..............................   48
   Financial Guaranty Insurance Policies;
     Surety Bonds...........................   48
   Letters of Credit........................   48

                                              PAGE
                                              ----
   Subordinated Certificates................   49
   Shifting Interest........................   49
   Overcollateralization....................   50
   Swaps and Yield Supplement Agreements....   50
   Purchase Obligations.....................   50
   Reserve Fund.............................   51
   Performance Bond.........................   53
Description of Insurance....................   53
   Primary Mortgage Insurance Policies......   53
   FHA Insurance and VA Guarantees..........   55
   Standard Hazard Insurance Policies on
     Mortgage Loans.........................   56
   Standard Hazard Insurance Policies on the
     Manufactured Homes.....................   57
   Pool Insurance Policies..................   57
   Special Hazard Insurance Policies........   59
   Mortgagor Bankruptcy Bond................   60
Certain Legal Aspects of the Mortgage Loans
 and Contracts..............................   61
   The Mortgage Loans.......................   61
   The Manufactured Housing Contracts.......   69
   Enforceability of Certain Provisions.....   71
   Consumer Protection Laws.................   72
   Applicability of Usury Laws..............   72
   Environmental Legislation................   73
   Servicemembers Civil Relief Act..........   74
   Default Interest and Limitations on
     Prepayments............................   74
   Forfeiture for Drug, RICO and Money
     Laundering Violations..................   75
   Negative Amortization Loans..............   75
Material Federal Income Tax Consequences....   76
   General..................................   76
   Classification of REMICs.................   77
   Taxation of Owners of REMIC Regular
     Certificates...........................   78
   Taxation of Owners of REMIC Residual
     Certificates...........................   83
   Backup Withholding with Respect to
     Securities.............................   92
   Foreign Investors in Regular
     Certificates...........................   92
   Non-REMIC Trust Funds....................   93
   Reportable Transactions..................   97
   Proposed Regulations on Tax Opinions.....   97
State and Other Tax Consequences............   98
ERISA Considerations........................   98
   Plan Assets Regulation...................   98
   Underwriter's PTE........................   99
   General Considerations...................  103
   Insurance Company General Accounts.......  103
Legal Investment............................  103
Plan of Distribution........................  105
Legal Matters...............................  106
Financial Information.......................  106
Additional Information......................  106
Reports to Certificateholders...............  107
Incorporation of Certain Information by
 Reference..................................  107
Ratings.....................................  107
Glossary....................................  108

                                 THE TRUST FUND

    Ownership of the mortgage or contract pool included in the trust fund for a series of certificates may be evidenced by one or more classes of certificates, which may consist of one or more subclasses, as described in the prospectus supplement for each series of certificates. Each certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in a mortgage pool containing mortgage loans or a contract pool containing manufactured housing installment sales contracts or installment loan agreements, or contracts. If stated in the related prospectus supplement, each class or subclass of the certificates of a series will evidence the percentage interest specified in the related prospectus supplement in the payments of principal and interest on the mortgage loans in the related mortgage pool or on the contracts in the related contract pool.

    To the extent specified in the related prospectus supplement, each mortgage pool or contract pool, with respect to a series will be covered by some form of credit enhancement. Types of credit enhancement that may be used include:

     (1) financial guaranty insurance policies or surety bonds;

     (2) letters of credit;

     (3) pool insurance policies;

     (4) special hazard insurance policies;

     (5) mortgagor bankruptcy bonds;

     (6) the subordination of the rights of the holders of the subordinated certificates of a series to the rights of the holders of the senior certificates of that series, which, if stated in the related prospectus supplement, may include certificates of a subordinated class or subclass;

     (7) the establishment of a reserve fund;

     (8) by the right of one or more classes or subclasses of certificates to receive a disproportionate amount of certain distributions of principal;

     (9) another form or forms of Alternative Credit Support acceptable to the related Rating Agency; or

    (10) by any combination of the foregoing.

See 'Description of Insurance' and 'Credit Support' in this prospectus.

THE MORTGAGE POOLS

    General. If stated in the prospectus supplement with respect to a series, the trust fund for that series may include:

    (1) one or more mortgage pools containing:

      conventional one- to four-family residential, first and/or second mortgage loans,

      Cooperative Loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a Cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular Cooperative Dwelling, mortgage loans secured by multifamily property,

      mortgage loans secured by commercial property,

      mortgage loans secured by Mixed-Use Property,

      mortgage loans secured by unimproved land,

      mortgage participation certificates or pass-through certificates evidencing interests in those loans that are acceptable to the related Rating Agency, or mortgage pass-through certificates issued by one or more trusts established by one or more private entities;

    (2) one or more contract pools containing manufactured housing conditional sales contracts and installment loan agreements or participation certificates or pass-through certificates representing interests in those contracts; or

    (3) any combination of the foregoing.

The mortgage loans and contracts, will be newly originated or seasoned, and will be purchased by the depositor, Credit Suisse First Boston Mortgage Securities Corp., either directly or through affiliates, from one or more affiliates or sellers unaffiliated with the depositor.

    All mortgage loans will be evidenced by Mortgage Notes. Single family property will consist of one-to four-family residential dwelling units including single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums, and Cooperative Dwellings and such other type of homes or units as are set forth in the related prospectus supplement. Multi-family property may include multifamily residential rental properties and apartment buildings owned by cooperative housing corporations. Each detached or attached home or multifamily property will be constructed on land owned in fee simple by the mortgagor or on land leased by the mortgagor. Attached homes may consist of duplexes, triplexes and fourplexes (multifamily structures where each mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common). Multifamily property may include, and Mixed-Use Property will consist of, mixed commercial and residential buildings. The mortgaged properties may include investment properties and vacation and second homes. Commercial property will consist of income-producing commercial real estate. Mortgage loans secured by commercial property, multifamily property and Mixed-Use Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgaged properties to the extent specified in the related prospectus supplement.

    If stated in the related prospectus supplement, a mortgage pool may contain mortgage loans with adjustable mortgage rates. Any mortgage loan with an adjustable mortgage rate may provide that on the day on which the mortgage rate adjusts, the amount of the monthly payments on the mortgage loan will be adjusted to provide for the payment of the remaining principal amount of the mortgage loan with level monthly payments of principal and interest at the new mortgage rate to the maturity date of the mortgage loan. Alternatively, the mortgage loan may provide that the mortgage rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the mortgage loan, thus increasing or decreasing the rate at which the mortgage loan is repaid. See 'Yield Considerations' in this prospectus. In the event that an adjustment to the mortgage rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such mortgage loan, the excess or 'deferred' interest will be added to the principal balance of the mortgage loan, unless otherwise paid by the mortgagor, and will bear interest at the mortgage rate in effect from time to time. The amount by which the mortgage rate or monthly payment may increase or decrease and the aggregate amount of deferred interest on any mortgage loan may be subject to certain limitations, as described in the related prospectus supplement.

    If stated in the prospectus supplement for the related series, the mortgage rate on certain adjustable-rate mortgage loans will be convertible from an adjustable-rate to a fixed rate, at the option of the mortgagor under certain circumstances. If stated in the related prospectus supplement, the related pooling and servicing agreement will provide that the seller from which the depositor acquired the convertible adjustable-rate mortgage loans will be obligated to repurchase from the trust fund any adjustable-rate mortgage loan as to which the conversion option has been exercised, at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the Certificate Account and will be distributed to the certificateholders on the distribution date in the month following the month of the exercise of the conversion option. The obligation of the related seller to repurchase converted adjustable-rate mortgage loans may or may not be supported by cash, letters of credit, insurance policies, third party guarantees or other similar arrangements.

    A mortgage pool may include VA Loans or FHA Loans. VA Loans will be partially guaranteed by the United States Department of Veteran's Affairs, or VA, under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by VA under this program is 50% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000.

    FHA Loans will be insured by the Federal Housing Administration, or FHA, as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. FHA Loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one-to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Loan.

    With respect to any trust fund that contains mortgage loans, the prospectus supplement for the series of certificates related to that trust fund, will contain information as to the type of mortgage loans that will comprise the related mortgage pool. The related prospectus supplement will also contain information as to:

      the aggregate principal balance of the mortgage loans as of the applicable Cut-off Date,

      the type of mortgaged properties securing the mortgage loans,

      the range of original terms to maturity of the mortgage loans,

      the range of principal balances and average principal balance of the mortgage loans,

      the earliest origination date and latest maturity date of the mortgage loans,

      the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%,

      the interest rate or range of interest rates borne by the mortgage loans,

      the geographical distribution of the mortgage loans,

      the aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable,

      the delinquency status of the mortgage loans as of the Cut-off Date,

      with respect to adjustable-rate mortgage loans, the adjustment dates, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans, and whether the mortgage loan provides for an interest only period and whether the principal amount of that mortgage loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the mortgage loan.

The aggregate principal balance of the mortgage loans or contracts in a mortgage pool or contract pool as stated in the related prospectus supplement is subject to a permitted variance of plus or minus 5%.

    No assurance can be given that values of the mortgaged properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See 'Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans' in this prospectus. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus or by Alternative Credit Support, they will be borne by holders of the certificates of the series evidencing interests in the related mortgage pool.

    The depositor will cause the mortgage loans constituting each mortgage pool to be assigned to the trustee named in the applicable prospectus supplement, for the benefit of the holders of the certificates of that series. The servicer, if any, named in the related prospectus supplement will service the mortgage loans, either by itself or through other mortgage servicing institutions, if any, or a special servicer, if any, pursuant to a pooling and servicing agreement, as described in this prospectus, among the servicer, the special servicer, if any, the depositor and the trustee, or a separate servicing agreement between the servicer and the depositor and will receive a fee for those services. See ' -- Mortgage Loan Program' and 'Description of the Certificates' in this prospectus. With respect to those mortgage loans serviced by a special servicer, the special servicer will be required to service the related mortgage loans in accordance with a servicing agreement between the servicer and the special servicer, and will receive the fee for the services specified in the related agreement; however, the servicer will remain liable for its servicing obligations under the pooling and servicing agreement as if the servicer alone were servicing the related mortgage loans.

    If stated in the applicable prospectus supplement, the depositor will make certain limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse. See 'Description of the Certificates -- Assignment of Mortgage Loans.' The seller of the Mortgage Loans will also make certain limited representations and warranties with respect to the Mortgage Loans. See ' -- Representations by Unaffiliated Sellers; Repurchases.' The servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement. This will include its obligation to enforce certain purchase and other obligations of any special servicer, subservicers and/or sellers unaffiliated with the depositor, as more fully described in this prospectus under ' -- Mortgage Loan Program -- Representations by Unaffiliated Sellers; Repurchases,' and 'Description of the Certificates -- Assignment of Mortgage Loans,' and its obligations to make Advances in the event of delinquencies in payments on or with respect to the mortgage loans or in connection with prepayments and liquidations of the mortgage loans, in amounts described in this prospectus under 'Description of the Certificates -- Advances.' Advances with respect to delinquencies will be limited to amounts that the servicer believes ultimately would be reimbursable under any applicable financial guaranty insurance policy or surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond or other policy of insurance, from amounts in the related reserve fund, if any, under any Alternative Credit Support or out of the proceeds of liquidation of the mortgage loans, cash in the Certificate Account or otherwise. See 'Description of the Certificates -- Advances,' 'Credit Support' and 'Description of Insurance' in this prospectus.

    No series of certificates will be backed by a mortgage pool where substantially all of the mortgage loans are secured by multifamily properties, commercial properties or a combination of multifamily and commercial properties. Mortgage loans secured by unimproved land will be treated as mortgage loans secured by commercial property for this purpose. Mixed-Use Property, where the residential use is insignificant, also will be treated as commercial property for this purpose.

    Single Family Mortgage Loans. The applicable prospectus supplement will specify the types of mortgaged properties securing single family mortgage loans, the original principal balances of the single family mortgage loans, the original maturities of such mortgage loans and the loan-to-value ratios of such mortgage loans. Single family mortgage loans may be fully-amortizing mortgage loans or balloon mortgage loans. If stated in the related prospectus supplement, a mortgage pool may also include adjustable-rate mortgage loans with a mortgage interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in that prospectus supplement, subject to any applicable restrictions on those adjustments. The mortgage pools may also include other types of single family mortgage loans to the extent set forth in the applicable prospectus supplement.

    If provided for in the applicable prospectus supplement, a mortgage pool may contain Buy-Down Loans. The resulting difference in payment on a Buy-Down Loan shall be compensated for from amounts on deposit in the related Buy-Down Fund. In lieu of a cash deposit, if stated in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the trustee to fund the Buy-Down Fund. See 'Description of the Certificates -- Payments on Mortgage Loans' in this prospectus. Buy-Down Loans included in a mortgage pool will provide for a reduction in monthly interest payments by the mortgagor for a period of up to the first four years of the term of such mortgage loans.

    If provided for in the applicable prospectus supplement, a mortgage pool may contain GPM Loans. If stated in the related prospectus supplement, the resulting difference in payment on a GPM Loan shall be compensated for from amounts on deposit in the GPM Fund. In lieu of cash deposit, the depositor may deliver to the trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the related Rating Agency to fund the GPM Fund.

    If specified in the related prospectus supplement, a mortgage pool may contain 're-performing loans', which includes previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan, and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired by the depositor from a wide variety of sources through bulk or periodic sales. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

    If specified in the applicable prospectus supplement, the mortgage loans may include 'step-down' mortgage loans, which permit the servicer to reduce the interest rate on the mortgage loan if the borrower has been current in its monthly payments of principal and interest. The amount by which the mortgage rate may be reduced and the period during which the mortgage loan must have been current will be specified in the mortgage note.

    Commercial, Multifamily and Mixed-Use Mortgage Loans. The commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, cooperatively owned multifamily properties and/or mixed residential and commercial property, and related property and interests. Commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will not represent substantially all of the aggregate principal balance of any mortgage pool as of the related Cut-off Date.

    Certain of the commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans may be Simple Interest Loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

    The commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the related mortgagor assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See 'Certain Legal Aspects of the Mortgage Loans and Contracts -- Leases and Rents' in this prospectus.

    The prospectus supplement relating to each series will specify the originator or originators relating to the commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers and, to the extent available, the underwriting criteria in connection with originating the related mortgage loans.

    Commercial, multifamily and mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial, multifamily and mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Commercial, multifamily and mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed-use real estate lending.

    Balloon Loans. A mortgagor's ability to pay the balloon amount at maturity, which, based on the amortization schedule of those loans, is expected to be a substantial amount, will typically depend on the mortgagor's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the servicer or subservicer, the trustee, as applicable, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

    Simple Interest Loans. If specified in the accompanying prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

    Monthly payments on most loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to, one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

UNDERWRITING STANDARDS FOR MORTGAGE LOANS

    The depositor expects that the originator of each of the loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. The depositor expects that any FHA loan or VA loans will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the originators of the loans included in a pool may vary significantly among sellers. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the depositor, that were applied by the originators of the loans. In most cases, the depositor will have less detailed information concerning the origination of seasoned loans than it will have concerning newly-originated loans.

    The underwriting standards of any particular originator typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards.

    Mortgage loans may have been originated over the internet, or acquired by the depositor or the seller pursuant to a purchase that was arranged over the internet.

    Single and Multi-Family Mortgage Loans. The mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with FHLMC and FNMA regulations and guidelines, except that certain mortgage loans may have higher loan amount and qualifying ratios, and applicable federal and state laws and regulations. The credit approval process for Cooperative Loans follows a procedure that generally complies with applicable FNMA regulations and guidelines, except for the loan amounts and qualifying ratios, and applicable federal and state laws and regulations. The originator of a mortgage loan generally will review a detailed credit application by the prospective mortgagor designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained from the prospective mortgagor's employer wherein the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective mortgagor will continue such employment in the future. If the prospective mortgagor is self-employed, he or she is required to submit copies of signed tax returns. The prospective mortgagor may also be required to authorize verification of deposits at financial institutions. In certain circumstances, other credit considerations may cause the originator or depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of certain mortgage loans.

    An appraisal generally will be required to be made on each residence to be financed. Such appraisal generally will be made by an appraiser who meets FNMA requirements as an appraiser of one- to four-family residential properties. The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed. The appraisal generally will be based on the appraiser's judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. Alternatively, as specified in the accompanying prospectus supplement, values may be supported by:

      a statistical valuation;

      a broker's price opinion; or

      a drive-by appraisal or other certification of value.

    Based on the data provided, certain verifications and the appraisal, a determination is made by the originator as to whether the prospective mortgagor has sufficient monthly income available to meet the prospective mortgagor's monthly obligations on the proposed loan and other expenses related to the residence, such as property taxes, hazard and primary mortgage insurance and, if applicable, maintenance, and other financial obligations and monthly living expenses. Each originator's lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year, including those mentioned above and other fixed obligations, such as car payments, would equal no more than specified percentages of the prospective mortgagor's gross income. These guidelines will be applied only to the payments to be made during the first year of the loan. Other credit considerations may cause an originator to depart from these guidelines.

For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

    The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. Lenders' underwriting standards applicable to all states, including anti-deficiency states, typically require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance.

    Certain of the types of mortgage loans that may be included in the mortgage pools may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans and GPM Loans provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagor will have the ability to make larger monthly payments in subsequent years. In some instances the mortgagor's income may not be sufficient to enable it to continue to make scheduled loan payments as such payments increase.

    To the extent specified in the related prospectus supplement, the depositor may purchase mortgage loans for inclusion in a trust fund that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus. For instance, mortgage loans may be underwritten under a 'limited documentation' program if stated in the related prospectus supplement. With respect to these mortgage loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and such mortgage loans may be underwritten primarily on the basis of an appraisal of the mortgaged property or Cooperative Dwelling and the loan-to-value ratio at origination. Thus, if the loan-to-value ratio is less than a percentage specified in the related prospectus supplement, the originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

    Other examples of underwriting standards that may be less stringent than traditional underwriting standards include investment properties, loans with high loan-to-value ratios and no primary mortgage insurance, and loans made to borrowers with imperfect credit histories.

    The loan-to-value ratio of a mortgage loan will be equal to:

      the original principal amount of the mortgage loan divided by the lesser of the 'appraised value' or the sales price for the mortgaged property; or

      such other ratio as described in the related prospectus supplement.

    The underwriting standards for mortgage loans secured by multifamily property will be described in the related prospectus supplement.

    Commercial and Mixed-Use Mortgage Loans. The underwriting procedures and standards for commercial mortgage loans and Mixed-Use Mortgage Loans included in a mortgage pool will be specified in the related prospectus supplement to the extent such procedures and standards are known or available. Such mortgage loans may be originated in contemplation of the transactions described in this prospectus and the related prospectus supplement or may have been originated by third-parties and acquired by the depositor directly or through its affiliates in negotiated transactions.

    The majority of originators of commercial mortgage loans or Mixed-Use Mortgage Loans will have applied underwriting procedures intended to evaluate, among other things, the income derived from the mortgaged property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures, to determine its ability to recognize and respond to problems, and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

    If stated in the related prospectus supplement, the adequacy of a commercial property or Mixed-Use Property as security for repayment will generally have been determined by an appraisal by an appraiser selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. If stated in the related prospectus supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. The appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property, or such other factors that are described in the applicable prospectus supplement.

    No assurance can be given that values of any commercial properties or Mixed-Use Properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or Mixed-Use Properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of any commercial mortgage loans and/or Mixed-Use Mortgage Loans and any additional financing on the related mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses on such mortgage loans could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus or by Alternative Credit Support, they will be borne by holders of the certificates of the series evidencing interests in the mortgage pool. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the related mortgage loans, thus shortening weighted average life and affecting yield to maturity.

QUALIFICATIONS OF UNAFFILIATED SELLERS

    Each seller unaffiliated with the depositor must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans, or have such other origination or servicing experience as may be specified in the related prospectus supplement.

REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES

    If stated in the related prospectus supplement, each seller that sold mortgage loans directly or indirectly to the depositor, will have made representations and warranties in respect of the mortgage loans sold by that seller. These representations and warranties will generally include, among other things:

      with respect to each mortgaged property, that title insurance, or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each mortgage loan, and that each policy, or certificate of title, remained in effect on the date of purchase of the mortgage loan from the seller;

      that the seller had good and marketable title to each mortgage loan sold by it;

      to the best of the seller's knowledge, the mortgaged property is free from damage and in good repair;

      with respect to each mortgaged property, that each mortgage constituted a valid first lien, or, if applicable, a more junior lien, on the mortgaged property, subject only to permissible title insurance exceptions; and

      that there were no delinquent tax or assessment liens against the mortgaged property.

    With respect to a Cooperative Loan, the seller will represent and warrant that:

      the security interest created by the cooperative security agreements constituted a valid first lien, or, if applicable, a more junior lien, on the collateral securing the Cooperative Loan, subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject; and

      the related cooperative apartment was free from damage and was in good repair.

    The representations and warranties of a seller in respect of a mortgage loan generally will have been made as of the date on which that seller sold the mortgage loan to the depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of certificates evidencing an interest in that mortgage loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by that seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a mortgage loan by that seller to or on behalf of the depositor, the relevant event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of an seller will not be accurate and complete in all material respects in respect of the related mortgage loan as of the related Cut-off Date. If stated in the related prospectus supplement, the seller may have made no, or extremely limited, representations and warranties regarding the mortgage loans.

    In most cases, the depositor will assign its rights with respect to the representations and warranties of the seller regarding the mortgage loans to the trustee for the benefit of the certificateholders. Alternatively, the depositor will make similar representations and warranties regarding the mortgage loans to the trustee for the benefit of the certificateholders. Upon the discovery of the breach of any representation or warranty made by a seller or the depositor in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series, that seller or the depositor, as the case may be, will be obligated to repurchase the mortgage loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the depositor has elected to treat the related trust fund as a REMIC, as defined in the Code, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest on the mortgage loans in the related mortgage pool, to the first day of the month following the repurchase and the amount of any unreimbursed Advances made by the servicer or subservicer, as applicable, in respect of that mortgage loan. The servicer will be required to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of that mortgage loan. Subject to the right, if any, and the ability of the seller or the depositor to substitute for certain mortgage loans, this repurchase obligation constitutes the sole remedy available to the certificateholders of the related series for a breach of representation or warranty by a seller or the depositor.

    If stated in the related prospectus supplement, if the seller or depositor discovers or receives notice of any breach of its representations and warranties relating to a mortgage loan within two years of the date of the initial issuance of the certificates, or other period as may be specified in the related prospectus supplement, the seller or depositor may remove that mortgage loan from the trust fund, rather than repurchase the mortgage loan as provided above, and substitute in its place a substitute mortgage loan. Any substitute mortgage loan, on the date of substitution, will:

      have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the mortgage loan that it is replacing, the amount of any shortfall to be distributed to certificateholders in the month of substitution;

      have a mortgage rate not less than, and not more than 1% greater than, the mortgage rate of the mortgage loan that it is replacing;

      have a remaining term to maturity not greater than, and not more than one year less than, that of the mortgage loan that it is replacing; and

      comply with all the representations and warranties set forth in the related pooling and servicing agreement as of the date of substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for any breach of representation.

    No assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. Neither the depositor nor any other person will be obligated to repurchase mortgage loans if the seller fails to do so.

MORTGAGE CERTIFICATES

    If stated in the prospectus supplement with respect to a series, the trust fund for such series may include Mortgage Certificates. A description of the mortgage loans underlying the Mortgage Certificates and the related pooling and servicing arrangements will be set forth in the applicable prospectus supplement. The applicable prospectus supplement, will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to the Mortgage Certificates, the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the trust fund. The inclusion of Mortgage Certificates in a trust fund with respect to a series of certificates is conditioned upon their characteristics being in form and substance satisfactory to the related Rating Agency.

THE CONTRACT POOLS

    General. If stated in the prospectus supplement with respect to a series, the trust fund for that series may include a contract pool evidencing interests in manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. The contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract will be secured by a manufactured home. The contracts may be fully amortizing or provide for a balloon payment at maturity, and will bear interest at a fixed annual percentage rate or a variable rate described in the applicable prospectus supplement.

    The manufactured homes securing the contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a 'manufactured home' as 'a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter.'

    The depositor will cause the contracts constituting each contract pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the related certificateholders. The servicer specified in the related prospectus supplement will service the contracts, either by itself or through other subservicers, pursuant to a pooling and servicing agreement. See 'Description of the Program -- Representations by Unaffiliated Sellers; Repurchases' in this prospectus. With respect to those contracts serviced by the servicer through a subservicer, the servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the servicer alone were servicing the related contracts. If stated in the related prospectus supplement, the contract documents may be held for the benefit of the trustee by a custodian appointed pursuant to a custodial agreement among the depositor, the trustee and the custodian named in the custodial agreement.

    The related prospectus supplement, or, if such information is not available in advance of the date of the related prospectus supplement, will specify, for the contracts contained in the related contract pool, among other things:

      the range of dates of origination of the contracts;

      the weighted average annual percentage rate on the contracts;

      the range of outstanding principal balances as of the Cut-off Date;

      the average outstanding principal balance of the contracts as of the Cut-off Date;

      the weighted average term to maturity as of the Cut-off Date; and

      the range of original maturities of the contracts.

    The servicer or the seller of the contracts will represent and warrant as to the payment status of the contracts as of the Cut-off Date and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each such contract. Upon a breach of any representation that materially and adversely affects the interest of the certificateholders in a contract, the servicer or the seller, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the contract or, if stated in the related prospectus supplement, to substitute another contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation by the servicer or seller.

UNDERWRITING STANDARDS FOR CONTRACTS

    Conventional contracts will comply with the underwriting policies of the originator or seller as described in the related prospectus supplement.

    With respect to a contract made in connection with the related obligor's purchase of a manufactured home, the 'appraised value' is the amount determined by a professional appraiser. The appraiser must personally inspect the manufactured home and prepare a report which includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home. The loan-to-value ratio of a contract will be equal to:

      the original principal amount of the contract divided by the lesser of the 'appraised value' or the sales price for the manufactured home; or

      such other ratio as described in the related prospectus supplement.

PRE-FUNDING

    If stated in the related prospectus supplement, a portion of the issuance proceeds of the certificates of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional mortgage loans or contracts from time to time during the time period specified in the related prospectus supplement. Prior to the investment of amounts on deposit in the related pre-funding account in additional mortgage loans or contracts, those amounts may be invested in one or more Eligible Investments, or other investments that may be specified in the related prospectus supplement.

    Additional mortgage loans or contracts that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria more fully set forth in the related prospectus supplement. The eligibility criteria for additional mortgage loans or contracts will be consistent with the eligibility criteria of the mortgage loans or contracts included in the related trust fund as of the related closing date subject to the exceptions that are stated in the related prospectus supplement.

    Although the specific parameters of a pre-funding account with respect to any issuance of certificates will be specified in the related prospectus supplement, it is anticipated that:

      the period during which additional mortgage loans or contracts may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date; and

      the additional mortgage loans or contracts to be acquired by the related trust fund will be subject to the same representations and warranties as the mortgage loans or contracts included in the related trust fund on the related closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which additional mortgage loans or contracts may be purchased exceed one year. In no event will the amounts on deposit in any pre-funding account exceed 25% of the initial principal amount of the certificates of the related series.

                                 THE DEPOSITOR

    The depositor was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities Corporation, the name of which was subsequently changed to Credit Suisse First Boston Securities Corporation, or CSFBSC. CSFBSC, the name of which was subsequently changed to Credit Suisse First Boston Management LLC, is an indirect wholly-owned subsidiary of Credit

Suisse First Boston, Inc. Credit Suisse First Boston LLC, which may act as an underwriter in offerings made by this prospectus and an accompanying prospectus supplement, as described in 'Plan of Distribution' in this prospectus, is also a wholly-owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.

    The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. Neither the depositor, its parent nor any of the depositor's affiliates will ensure or guarantee distributions on the certificates of any series.

    Trust Assets will be acquired by the depositor directly or through one or more affiliates.

                                USE OF PROCEEDS

    The depositor will apply all or substantially all of the net proceeds from the sale of each series offered by this prospectus and by the related prospectus supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the reserve funds, if any, for the series and to pay costs of structuring and issuing the certificates. If stated in the related prospectus supplement, certificates may be exchanged by the depositor for Trust Assets. The Trust Assets for each series of certificates will be acquired by the depositor either directly, or through one or more affiliates which will have acquired the related Trust Assets from time to time either in the open market or in privately negotiated transactions.

                              YIELD CONSIDERATIONS

    The yield to maturity of a security will depend on the price paid by the holder of the security, the pass-through rate on any security entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments on the loans, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance of the security or notional amount thereof, if applicable.

    In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

    A class of securities may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

    The aggregate payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable-rate mortgage loans, by changes in the net loan rates on the adjustable-rate mortgage loans. See 'Maturity and Prepayment Considerations' in this prospectus. The yield on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of loans in the event of breaches of representations made for the loans by the depositor, the servicer or the subservicer and others, or conversions of adjustable-rate mortgage loans to a fixed interest rate. See 'The Trust Fund' in this prospectus.

    In general, defaults on mortgage loans and contracts are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust fund may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent mortgage loans or mortgage loans or contracts with a recent history of delinquency, including re-performing loans, is more likely to be higher than the rate of default on loans that have a current payment status.

    The rate of defaults and the severity of losses on mortgage loans or contracts with document deficiencies may be higher than for mortgage loans or contracts with no documentation deficiencies. To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

    The risk of loss may also be greater on mortgage loans or contracts with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the servicer, the subservicer or any of their affiliates as described in this prospectus under 'Description of the Certificates -- Servicing of Mortgage Loans and Contracts,' in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

    In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

    For some loans, including adjustable-rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans usually will be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate. The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a Buy-Down Loan during or at the end of the applicable buy-down period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

    For any loans secured by junior liens on the related mortgaged property, the inability of the borrower to pay off the balance thereof may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower's circumstances.

    The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds available to certificateholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

    Similarly, a borrower of a Balloon Loan will be required to pay the Balloon Amount at maturity. Those loans pose a greater risk of default than fully-amortizing loans, because the borrower's ability to make such a substantial payment at maturity will in most cases depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the depositor, any seller, or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

    The loans rates on adjustable-rate mortgage loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable loan rate.

    If stated in the accompanying prospectus supplement, a trust may contain GPM Loans or Buy-down Loans that have monthly payments that increase during the first few years following origination. Borrowers in most cases will be qualified for those loans on the basis of the initial monthly payment. To the extent that the related borrower's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

    Manufactured homes, unlike residential real estate properties, in most cases depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the related contract.

    If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its certificate. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

    The accompanying prospectus supplement may set forth other factors concerning the loans securing a series of securities or the structure of that series that will affect the yield on the securities.

    No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

    Generally, when a full prepayment is made on a mortgage loan or contract, the mortgagor under the mortgage loan or the obligor under a contract, is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate or contract rate by 365. Full prepayments will reduce the amount of interest paid by the related mortgagor or obligor because interest on the principal amount of any mortgage loan or contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the servicer with respect to a series will be required to pay from its own funds the portion of any interest at the related mortgage rate or contract rate, in each case less the servicing fee rate, that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Accordingly, to the extent not covered by the servicer, prepayments will reduce the yield to maturity of the certificates. See 'Maturity and Prepayment Considerations' in this prospectus.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

    As indicated in this prospectus under 'The Trust Fund,' the original terms to maturity of the loans in a given trust will vary depending on the type of loans included in that trust. The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

    Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of that series that would be outstanding on the specified distribution dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

    The following is a list of factors that may affect prepayment experience:

      homeowner mobility;

      economic conditions;

      changes in borrowers' housing needs;

      job transfers;

      unemployment;

      borrowers' equity in the properties securing the mortgages;

      servicing decisions;

      enforceability of due-on-sale clauses;

      mortgage market interest rates;

      mortgage recording taxes;

      solicitations and the availability of mortgage funds; and

      the obtaining of secondary financing by the borrower.

    All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

    Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty. The requirement to pay a prepayment fee or penalty may discourage some borrowers from prepaying their mortgage loans or contracts. The servicer or subservicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans or contracts expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans or contracts that provide for the payment of these charges.

    The addition of any deferred interest to the principal balance of any related class of securities will lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.

    Mortgage loans and contracts with fixed interest rates, except in the case of FHA and VA Loans, generally contain due-on-sale clauses permitting the mortgagee or oblige to accelerate the maturity thereof upon conveyance of the mortgaged property. In most cases, the servicer may permit proposed assumptions of mortgage loans and contracts where the proposed buyer meets the underwriting standards applicable to that mortgage loan or contract. This assumption would have the effect of extending the average life of the mortgage loan or contract. FHA Loans and VA Loans are not permitted to contain 'due on sale' clauses, and are freely assumable.

    An adjustable-rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable-rate mortgage loan would not be impaired by the assumption. The extent to which adjustable-rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See 'Description of the Certificates -- Servicing of Mortgage Loans and Contracts,' ' -- Enforcement of `Due-on-Sale' Clauses; Realization Upon Defaulted Mortgage Loans,' and 'Certain Legal Aspects of the Mortgage Loans and Contracts -- Enforceability of Certain Provisions' for a description of provisions of each agreement and legal developments that may affect the prepayment rate of loans.

    The terms of the pooling and servicing agreement related to a specific series generally will require the related subservicer, special servicer, if applicable, or servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. See 'Description of the Certificates -- Enforcement of `Due-On-Sale' Clauses; Realization Upon Defaulted Mortgage Loans' and 'Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans' for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the related mortgage loans.

    At the request of the related mortgagors, the related servicer or subservicer, as applicable, may refinance the mortgage loans in any mortgage pool by accepting prepayments on those mortgage loans and making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the related mortgage pool and the related servicer or subservicer, as applicable, will be required to repurchase the affected mortgage loan. A mortgagor may be legally entitled to require the related servicer or subservicer, as applicable, to allow a refinancing. Any repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

    For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans or contracts, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices. If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to certificateholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of mortgage loans or contracts which adjust in accordance with other indices.

    Mortgage loans made with respect to commercial properties, multifamily properties and Mixed-Use Properties may have provisions that prohibit prepayment entirely or for certain periods and/or require payment of premium or yield maintenance penalties, and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. Prepayments of such mortgage loans may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of commercial property, multifamily property and Mixed-Use Property.

    If stated in the prospectus supplement relating to a specific series, the depositor or other specified entity will have the option to repurchase the assets included in the related trust fund under the conditions stated in the related prospectus supplement. For any series of securities for which the depositor has elected to treat the trust fund as one or more REMICs, any optional repurchase of assets will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a 'qualifying liquidation' thereunder. In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related trust fund. The sellers will also have certain repurchase obligations, as more fully described in this prospectus. In addition, the mortgage loans underlying Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Repurchases of the mortgage loans underlying Mortgage Certificates will have the same effect as prepayments in full. See 'The Trust Fund -- Mortgage Loan Program -- Representations by Unaffiliated Sellers; Repurchases,' 'Description of the Certificates -- Assignment of Mortgage Loans,' ' -- Assignment of Mortgage Certificates,' ' -- Assignment of Contracts' and
' -- Termination.'

                        DESCRIPTION OF THE CERTIFICATES

    Each series of securities will be issued pursuant to an agreement consisting of either:

      a pooling and servicing agreement; or

      a trust agreement.

A pooling and servicing agreement will be an agreement among the depositor, the servicer, if any, and the trustee named in the applicable prospectus supplement. A trust agreement will be an agreement between the depositor and the trustee. Forms of the pooling and servicing agreement and the trust agreement have been filed as exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe all material terms of the securities and the pooling and servicing agreements or trust agreement that are not described in the related prospectus supplement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement or trust agreement for the applicable series and the related prospectus supplement.

GENERAL

    The trust fund with respect to a series will consist of:

      the mortgage loans, contracts, and Mortgage Certificates and distributions thereon as from time to time are subject to the applicable related pooling and servicing agreement;

      the assets as from time to time identified as deposited in the related Certificate Account;

      the related property acquired by foreclosure of mortgage loans or deed in lieu of foreclosure, or manufactured homes acquired by repossession;

      the surety bond or financial guaranty insurance policy, if any, with respect to that series;

      the letter of credit, if any, with respect to that series;

      the pool insurance policy, if any, with respect to that series, described below under 'Description of Insurance';

      the special hazard insurance policy, if any, with respect to that series, described below under 'Description of Insurance';

      the mortgagor bankruptcy bond and proceeds thereof, if any, with respect to that series, as described below under 'Description of Insurance';

      the performance bond and proceeds thereof, if any, with respect to that series;

      the primary mortgage insurance policies, if any, with respect to that series, as described below under 'Description of Insurance'; and

      the GPM Funds and Buy-Down Funds, if any, with respect to that series; or, in lieu of some or all of the foregoing, the Alternative Credit Support as shall be described in the applicable prospectus supplement.

    Upon the original issuance of a series of securities, certificates representing the minimum undivided interest or beneficial ownership interest in the related trust fund or the minimum notional amount allocable to each class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related prospectus supplement.

    If stated in the related prospectus supplement, one or more subservicers or the depositor may directly perform some or all of the duties of a servicer with respect to a series.

    If stated in the prospectus supplement for a series, ownership of the trust fund for that series may be evidenced by one or more classes of certificates. Distributions of principal and interest with respect to those classes may be made on a sequential or concurrent basis, as specified in the related prospectus supplement.

    The Residual Certificates, if any, included in a series will be designated by the depositor as the 'residual interest' in the related REMIC for purposes of
Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the prospectus supplement for the related series. All other classes of securities of the related series will constitute 'regular interests' in the related REMIC, as defined in the Code. If stated in the related prospectus supplement, the Residual Certificates may be offered hereby and by means of the related prospectus supplement. See 'Federal Income Tax Consequences' in this prospectus.

    If stated in the prospectus supplement for a series, each asset in the related trust fund will be assigned an initial asset value. If stated in the related prospectus supplement, the asset value of each asset in the related trust fund will be the Certificate Principal Balance of each class or classes of certificates of that series that, based upon certain assumptions, can be supported by distributions on the Trust Assets allocable to that class or subclass, together with reinvestment income thereon, to the extent specified in the related prospectus supplement. The method of determining the asset value of the assets in the trust fund for a series will be specified in the related prospectus supplement.

    If stated in the prospectus supplement with respect to a series, ownership of the trust fund for that series may be evidenced by one or more classes or subclasses of securities that are senior securities and one or more classes or subclasses of securities that are subordinated securities, each representing the undivided interests in the trust fund specified in the related prospectus supplement. If stated in the related prospectus supplement, one or more classes or subclasses of subordinated securities of a series may be subordinated to the right of the holders of securities of one or more other classes or subclasses of subordinated securities within that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund, in the manner and to the extent specified in the related prospectus supplement. If stated in the related prospectus supplement, the holders of the senior certificates of that series may have the right to receive a greater than pro rata percentage of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates in the manner and under the circumstances described in the related prospectus supplement.

    If stated in the related prospectus supplement, the depositor may sell certain classes or subclasses of the certificates of a series, including one or more classes or subclasses of subordinated certificates or Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended. Certificates sold in one of these privately negotiated exempt transactions will be transferable only pursuant to an effective registration statement or an applicable exemption under the Securities Act of 1933, as amended, and pursuant to any applicable state law. Alternatively, if stated in the related prospectus supplement, the depositor may offer one or more classes or subclasses of the subordinated certificates or Residual Certificates of a series by means of this prospectus and the related prospectus supplement. The certificates of a series offered hereby and by means of the related prospectus supplements will be transferable and exchangeable at the office or agency maintained by the trustee for the purposes set forth in the related prospectus supplement. No service charge will be made for any transfer or exchange of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with any transfer or exchange.

FORM OF CERTIFICATES

    As specified in the applicable prospectus supplement, the securities of each series will be issued either as physical securities or in book-entry form. If issued as physical securities, the securities will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement or trust agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term certificateholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate, except as otherwise indicated in the accompanying prospectus supplement.

    If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC, or Clearstream Banking, societe anonyme, formerly known as Cedelbank, SA, or Clearstream, or the Euroclear System in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the accompanying prospectus supplement. As to any class of book-entry securities so issued, the record holder of those securities will be DTC's nominee. Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

    Unless otherwise specified in the accompanying prospectus supplement, no beneficial owner in an interest in any book-entry certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, or (ii) the depositor elects, with the consent of the participants, to discontinue the registration of the securities through DTC or (iii) after the occurrence of an event of default with respect to the related series of certificates, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate Certificate Principal Balance advise the trustee and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners. Additionally, after the occurrence of an event of default under the related pooling and servicing agreement, any beneficial owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the related pooling and servicing agreement, receive a definitive certificate evidencing that certificate owner's fractional undivided interest in the related class of certificates.

    Prior to any event described in the immediately preceding paragraph, beneficial owners will not be recognized by the trustee, the servicer or the subservicer as holders of the related securities for purposes of the related agreement, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through

DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry securities will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates evidencing the securities and because DTC may act only on behalf of participants.

    Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

    Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

    Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

    Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear System operator is the Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

    The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. The Euroclear System operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As a result, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from

Euroclear System, and receipts of payments for securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

    Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related agreement only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions for any action of certificateholders of any class to the extent that participants authorize those actions. None of the servicer, the subservicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

    Beginning on the date specified in the related prospectus supplement, distributions of principal and interest on the certificates of a series will be made by the servicer or trustee, if stated in the related prospectus supplement, on each distribution date to persons in whose name the certificates are registered at the close of business on the day specified in the related prospectus supplement. Distributions of interest will be calculated in the manner and at the per annum rate specified in the related prospectus supplement, which rate may be fixed or variable. Interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, or such other method as specified in the related prospectus supplement. Distributions of principal on the certificates will be made in the priority and manner and in the amounts specified in the related prospectus supplement.

    On each distribution date, the trustee will distribute to each holder of a certificate for each class or subclass an amount equal to:

      the product of the Percentage Interest evidenced by that certificate and the interest of the related class or subclass in the distribution of principal and the distribution of interest; or

      some other amount as described in the related prospectus supplement.

A certificate of a class or subclass may represent a right to receive a percentage of both the distribution of principal and the distribution of interest or a percentage of either the distribution of principal or the distribution of interest, as specified in the related prospectus supplement. If stated in the related prospectus supplement, a class or subclass of certificates may be entitled to interest only or principal only.

    If stated in the related prospectus supplement, the holders of the senior certificates may have the right to receive a percentage of prepayments of principal on the related mortgage loans or contracts that is greater than the percentage of regularly scheduled payment of principal that holder is entitled to receive. These percentages may vary from time to time, subject to the terms and conditions specified in the prospectus supplement.

    Distributions of interest on certain classes or subclasses of certificates, known as Compound Interest Certificates, will be made only after the occurrence of certain events specified in the related prospectus supplement. Prior to the time distributions of interest are made on those certificates, accrued and unpaid interest, or Accrual Distribution Amount, will be added to the Certificate Principal Balance of those certificates on each distribution date and will accrue interest until paid as described in the related prospectus supplement. If stated in the related prospectus supplement, the Accrual Distribution Amount will be payable as principal to one or more classes or subclasses of certificates.

    Distributions in reduction of the Certificate Principal Balance of certificates of a series will be made on each distribution date for the related series to the holders of the certificates of the class or subclass then entitled to receive distributions until the aggregate amount of distributions have reduced the Certificate Principal Balance of the certificates to zero. Allocation of distributions in reduction of

Certificate Principal Balance will be made to each class or subclass of certificates in the order and amounts specified in the related prospectus supplement, which, if stated in the related prospectus supplement, may be concurrently.

    The Certificate Principal Balance of a certificate of a series at any time represents the maximum specified dollar amount, exclusive of interest at the related Pass-Through Rate, to which the holder thereof is entitled from the assets in the trust fund for the related series, and will decline to the extent distributions in reduction of Certificate Principal Balance are received by, and losses on the mortgage loans or contracts are allocated to, the certificateholder. The initial Certificate Principal Balance of each class or subclass within a series that has been assigned a Certificate Principal Balance will be specified in the related prospectus supplement.

    Distributions, other than the final distribution in retirement of the certificates, will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for the related series, except that, with respect to any holder of a certificate meeting the requirements specified in the applicable prospectus supplement, distributions shall be made by wire transfer in immediately available funds, provided that the trustee shall have been furnished with appropriate wiring instructions not less than two business days prior to the related distribution date. The final distribution in retirement of certificates will be made only upon presentation and surrender of the certificates at the office or agency designated by the trustee or the servicer for that purpose, as specified in the final distribution notice to certificateholders.

ASSIGNMENT OF MORTGAGE LOANS

    The depositor will cause the mortgage loans constituting a mortgage pool to be assigned to the trustee, together with all principal and interest received on or with respect to those mortgage loans after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. The trustee will, concurrently with the assignment of mortgage loans, deliver the certificates to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include information as to the adjusted principal balance of each mortgage loan as of the Cut-off Date, as well as information respecting the mortgage rate, the currently scheduled monthly, or other periodic, payment of principal and interest, the maturity date of the Mortgage Note and the loan-to-value ratio of the mortgage loan at origination.

    If stated in the accompanying prospectus supplement, and in accordance with the rules of membership of MERSCORP, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS'r', assignments of mortgages for any trust asset in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS'r' System. For trust assets registered through the MERS'r' System, MERS'r' shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those trust assets.

    In addition, in most cases the depositor will, as to each mortgage loan that is not a Cooperative Loan, deliver or cause to be delivered to the trustee, or to the custodian hereinafter referred to, the Mortgage Note endorsed to the order of the trustee or in blank, the mortgage with evidence of recording indicated thereon and, except in the case of a mortgage registered with MERS'r', an assignment of the mortgage in recordable form. With respect to any mortgage not returned from the public recording office, the depositor will deliver a copy of the mortgage together with its certificate stating that the original of the mortgage was delivered to the recording office. In most cases, assignments of the mortgage loans to the trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, a recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan. In other cases, the Mortgage Notes and mortgages may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement, and the assignments of mortgage into the name of the trustee will only be recorded under the circumstances described in the related prospectus supplement. In addition, with respect to any commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, the depositor will deliver or cause to be delivered to the trustee, or the custodian hereinafter referred to, the assignment of leases, rents and profits, if separate from the mortgage, and an executed re-assignment of assignment of leases, rents and profits.

    The depositor will cause to be delivered to the trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The servicer will file in the appropriate office a financing statement evidencing the trustee's security interest in each Cooperative Loan.

    The trustee or a custodian on behalf of the trustee will, within a specified number of days after receipt thereof, review the mortgage loan documents. If the seller or another entity specified in the related prospectus supplement cannot cure any material omission or defect in the mortgage loan documents within the time period specified in the related prospectus supplement, the seller or other entity will be obligated to either substitute the affected mortgage loan for a substitute mortgage loan or loans, or to repurchase the related mortgage loan from the trustee within the time period specified in the related prospectus supplement at a price equal to the principal balance thereof as of the date of purchase or, in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage rate to the first day of the month following the repurchase, plus the amount of any unreimbursed Advances made by the servicer in respect of the related mortgage loan. The servicer is obligated to enforce the repurchase obligation of the seller, to the extent described above under 'The Trust
Fund -- Representations by Unaffiliated Sellers; Repurchases.' This purchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a material omission or defect in a constituent document. If stated in the related prospectus supplement, mortgage loans or contracts will not be required to be repurchased or substituted for upon the discovery of certain omissions or defects in a constituent document.

    If stated in the applicable prospectus supplement, with respect to the mortgage loans in a mortgage pool, the depositor or the seller will make representations and warranties as to the types and geographical distribution of the related mortgage loans and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each mortgage loan. In addition, if stated in the related prospectus supplement, the depositor will represent and warrant that, as of the Cut-off Date for the related series of certificates, no mortgage loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the depositor or the seller that materially and adversely affects the interest of the certificateholders, the depositor or the seller, as applicable, will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at the purchase price set forth in the previous paragraph. In some cases, the depositor or the seller may substitute for mortgage loans as described in the succeeding paragraph. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by the depositor or the seller.

    Within the period specified in the related prospectus supplement, following the date of issuance of a series of certificates, the depositor, the servicer, sellers unaffiliated with the depositor or the related subservicer, as the case may be, may deliver to the trustee substitute mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust fund but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders. The required characteristics of any substitute mortgage loan and any additional restrictions relating to the substitution of mortgage loans will generally be as described in this prospectus under 'The Trust Fund -- Representations by Unaffiliated Sellers; Repurchases.'

    If stated in related prospectus supplement, mortgage loans may be transferred to the trust fund with documentation of defects or omissions, such as missing notes or mortgages or missing title insurance policies. If stated in the related prospectus supplement, none of the seller, the depositor or any other person will be required to cure those defects or repurchase those mortgage loans if the defect or omission is not cured.

    The trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

    Pursuant to each pooling and servicing agreement, the servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the mortgage loans assigned to the trustee as more fully set forth below. The special servicer may also be a party to the pooling and servicing agreement with respect to a series of certificates, in which case the related prospectus supplement shall set forth the duties and responsibilities of the special servicer thereunder.

ASSIGNMENT OF CONTRACTS

    The depositor will cause the contracts constituting the contract pool to be assigned to the trustee, together with principal and interest due on or with respect to the contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the depositor is unable to obtain a perfected security interest in a contract prior to transfer and assignment to the trustee, the related unaffiliated seller will be obligated to repurchase that contract. The trustee, concurrently with an assignment of contracts, will authenticate and deliver the certificates for that series. Each contract will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. That contract schedule will specify, with respect to each contract, among other things:

      the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date;

      the annual percentage rate;

      the current scheduled monthly level payment of principal and interest; and

      the maturity of the contract.

    In addition, in most cases the depositor, as to each contract, will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. In other cases, the contract and other documents and instruments may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement. In order to give notice of the right, title and interest of the certificateholders to the contracts, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all contracts as collateral. If stated in the related prospectus supplement, the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. However, in most cases the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee, the interest of the certificateholders in the contracts could be defeated. See 'Certain Legal Aspects of Mortgage Loans and Contracts -- The Contracts' in this prospectus.

    The trustee, or a custodian on behalf of the trustee, will review the contract documents within the number of days specified in the related prospectus supplement after receipt thereof. If any contract document is found to be defective in any material respect, the related seller unaffiliated with the depositor must cure that defect within 90 days, or within some other period that is specified in the related prospectus supplement. If the defect is not cured, the related seller will repurchase the related contract or any property acquired in respect thereof from the trustee at a price equal to:

      the remaining unpaid principal balance of the defective contract; or

      in the case of a repossessed manufactured home, the unpaid principal balance of the defective contract immediately prior to the repossession; or

      in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued but unpaid interest to the first day of the month following repurchase, plus any unreimbursed Advances respecting the defective contract. The repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a contract document.

    If stated in the related prospectus supplement, each seller of contracts will have represented, among other things, that:

      immediately prior to the transfer and assignment of the contracts, the seller unaffiliated with the depositor had good title to, and was the sole owner of each contract and there had been no other sale or assignment thereof;

      as of the date of the transfer to the depositor, the contracts are subject to no offsets, defenses or counterclaims;

      each contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws;

      as of the date of the transfer to the depositor, each contract is a valid first lien on the related manufactured home and the related manufactured home is free of material damage and is in good repair;

      as of the date of the transfer to the depositor, no contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related manufactured home; and

      with respect to each contract, the manufactured home securing the contract is covered by a standard hazard insurance policy in the amount required in the related pooling and servicing agreement and that all premiums now due on the insurance have been paid in full.

    All of the representations and warranties of a seller in respect of a contract will have been made as of the date on which that seller sold the contract to the depositor or its affiliate, which may be a date prior to the date of initial issuance of the related series of certificates. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of certificates. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by a seller, the seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a contract by the seller to the depositor or its affiliate, the relevant event occurs that would have given rise to the repurchase obligation had the event occurred prior to sale of the affected contract.

    If a seller cannot cure a breach of any representation or warranty made by it in respect of a contract that materially and adversely affects the interest of the certificateholders in that contract within 90 days, or other period specified in the related prospectus supplement, after notice from the servicer, the related seller will be obligated to repurchase the defective contract at a price equal to:

      the principal balance thereof as of the date of the repurchase; or

      in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued and unpaid interest to the first day of the month following repurchase, plus the amount of any unreimbursed Advances in respect of the defective contract. The servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the contract. This repurchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller unaffiliated with the depositor.

    Neither the depositor nor the servicer will be obligated to purchase a contract if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to defective contracts. However, to the extent that a breach of the representations and warranties of a seller may also constitute a breach of a representation made by the depositor, the depositor may have a purchase obligation as described in this prospectus under 'The Trust Fund -- The Contract Pools.'

    If stated in the related prospectus supplement, the depositor may make certain limited representations with respect to the contracts.

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

ASSIGNMENT OF MORTGAGE CERTIFICATES

    Pursuant to the applicable pooling and servicing agreement for a series of certificates that includes Mortgage Certificates in the related trust fund, the depositor will cause the Mortgage Certificates to be transferred to the trustee together with all principal and interest distributed on those Mortgage Certificates after the Cut-off Date. Each Mortgage Certificate included in a trust fund will be identified in a schedule appearing as an exhibit to the applicable pooling and servicing agreement. The schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the certificates and its interest rate, maturity and original principal balance. In addition, steps will be taken by the depositor as are necessary to cause the trustee to become the registered owner of each Mortgage Certificate which is included in a trust fund and to provide for all distributions on each Mortgage Certificate to be made directly to the trustee.

    In connection with the assignment of Mortgage Certificates to the trustee, the depositor will make certain representations and warranties in the related pooling and servicing agreement as to, among other things, its ownership of the Mortgage Certificates. In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of the certificateholders in the Mortgage Certificates, the depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related pass-through rate to the distribution date for the Mortgage Certificates. The Mortgage Certificates with respect to a series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement. Any amounts received in respect of repurchases of Mortgage Certificates will be distributed to certificateholders on the immediately succeeding distribution date or such other date described in the related prospectus supplement.

    The applicable prospectus supplement will describe the characteristics of the mortgage loans and contracts underlying the Mortgage Certificates.

    If stated in the related prospectus supplement, within the specified period following the date of issuance of a series of certificates, the depositor may, in lieu of the repurchase obligation set forth above, and in certain other circumstances, deliver to the trustee new Mortgage Certificates in substitution for any one or more of the Mortgage Certificates initially included in the trust fund. The required characteristics or any such substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the related prospectus supplement.

SERVICING OF MORTGAGE LOANS AND CONTRACTS

    Each seller of a mortgage loan or a contract may act as the servicer for the related mortgage loan or contract pursuant to a pooling and servicing agreement. A representative form of pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The following description does not purport to be complete and is qualified in its entirety by reference to the pooling and servicing agreement entered into by the servicer, the subservicer, the depositor and the trustee. If a servicer is appointed pursuant to a separate servicing agreement, that agreement will contain servicing provisions generally consistent with the provisions described in this prospectus.

    Any servicer will be required to perform the customary functions of a servicer, including:

      collection of payments from mortgagors and obligors and remittance of collections to the servicer;

      maintenance of primary mortgage, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims under those policies;

      maintenance of escrow accounts of mortgagors and obligors for payment of taxes, insurance, and other items required to be paid by the mortgagor pursuant to terms of the related mortgage loan or the obligor pursuant to the related contract;

      processing of assumptions or substitutions;

      attempting to cure delinquencies;

      supervising foreclosures or repossessions;

      inspection and management of mortgaged properties, Cooperative Dwellings or manufactured homes under certain circumstances; and maintaining accounting records relating to the mortgage loans and contracts.

    A servicer may delegate its servicing obligations to third-party subservicers, but will continue to be responsible for the servicing of the mortgage loans or contracts pursuant to the related pooling and servicing agreement.

    A servicer or subservicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on mortgage loans and contracts, as described more fully in this prospectus under ' -- Payments on Mortgage Loans' and ' -- Payments on Contracts,' and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors and obligors.

    As compensation for its servicing duties, a servicer or subservicer will be entitled to amounts from payments with respect to the mortgage loans and contracts serviced by it. A servicer or subservicer will also be entitled to collect and retain, as part of its servicing compensation, certain fees and late charges provided in the Mortgage Note or related instruments. A subservicer will be reimbursed by the servicer for certain expenditures that it makes, generally to the same extent that the servicer would be reimbursed under the applicable pooling and servicing agreement.

PAYMENTS ON MORTGAGE LOANS

    The servicer will establish and maintain a Certificate Account in connection with each series. The Certificate Account may be maintained with a depository institution that is an affiliate of the servicer.

    The servicer will deposit in the Certificate Account for each series of certificates on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, in the manner set forth in the related prospectus supplement:

      all payments on account of principal, including principal prepayments, on the related mortgage loans, net of any portion of payments that represent unreimbursed or unrecoverable Advances made by the related servicer or subservicer;

      all payments on account of interest on the related mortgage loans, net of any portion thereof retained by the servicer or subservicer, if any, as its servicing fee;

      all Insurance Proceeds or any Alternative Credit Support established in lieu of any insurance and described in the applicable prospectus supplement;

      all Liquidation Proceeds, net of expenses of liquidation, unpaid servicing compensation with respect to the related mortgage loans and unreimbursed or unrecoverable Advances made by the servicers or subservicers of the related mortgage loans;

      all payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series;

      all amounts required to be deposited in the Certificate Account from the reserve fund, if any, for that series;

      any Advances made by a subservicer or the servicer, as described in this prospectus under ' -- Advances';

      any Buy-Down Funds, and, if applicable, investment earnings thereon, required to be deposited in the Certificate Account, as described below; and

      all proceeds of any mortgage loan repurchased by the servicer, the depositor, any subservicer or any seller unaffiliated with the depositor, as described in this prospectus under 'The Trust Fund -- Mortgage Loan Program -- Representations by Unaffiliated Sellers; Repurchases' or
      ' -- Assignment of Mortgage Loans' or repurchased by the depositor as described in this prospectus under ' -- Termination'.

    If stated in the applicable prospectus supplement, the servicer, in lieu of establishing a Certificate Account, may instead establish a Custodial Account. If the servicer elects to establish a Custodial Account, amounts in that Custodial Account, after making the required deposits and withdrawals specified in this section ' -- Payments on Mortgage Loans,' shall be remitted to the Certificate Account maintained by the trustee for distribution to certificateholders in the manner set forth in this prospectus and in the related prospectus supplement. The servicer will also be required to advance any monthly installment of

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

principal and interest that was not timely received, less its servicing fee, provided that this requirement shall only apply to the extent the servicer determines in good faith any advance will be recoverable out of insurance proceeds, proceeds of the liquidation of the related mortgage loans or otherwise.

    In those cases where a subservicer is servicing a mortgage loan pursuant to a subservicing agreement, the subservicer will establish and maintain a Servicing Account that will comply with either the standards set forth for a Custodial Account or, subject to the conditions set forth in the servicing related pooling and servicing agreement, meeting the requirements of the related Rating Agency, and that is otherwise acceptable to the servicer. The subservicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated above in respect of the mortgage loans received by the subservicer, less its servicing compensation. On the date specified in the servicing related pooling and servicing agreement, the subservicer shall remit to the servicer all funds held in the Servicing Account with respect to each mortgage loan. Any payments or other amounts collected by a special servicer with respect to any specially serviced mortgage loans will be deposited by the related special servicer as set forth in the related prospectus supplement.

    With respect to each series which contains Buy-Down Loans, if stated in the related prospectus supplement, the servicer or the related subservicer will establish a Buy-Down Fund. Amounts on deposit in the Buy-Down Fund, together with investment earnings thereon if specified in the applicable prospectus supplement, will be used to support the full monthly payments due on the related Buy-Down Loans on a level debt service basis. Neither the servicer nor the depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans. To the extent that any insufficiency is not recoverable from the mortgagor under the terms of the related Mortgage Note, distributions to certificateholders will be affected. With respect to each Buy-Down Loan, the servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each distribution date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the mortgagor on the related Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to a buy-down plan.

    If stated in the prospectus supplement with respect to a series, in lieu of, or in addition to the foregoing, the depositor may deliver cash, a letter of credit or a guaranteed investment contract to the trustee to fund the Buy-Down Fund for that series, which shall be drawn upon by the trustee in the manner and at the times specified in the related prospectus supplement.

PAYMENTS ON CONTRACTS

    A Certificate Account meeting the requirements set forth under 'Description of the Certificates -- Payments on Mortgage Loans' will be established in the name of the trustee.

    There will be deposited in the Certificate Account or a Custodial Account on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, including scheduled payments of principal and interest due after the Cut-off Date but received by the servicer on or before the Cut-off Date:

      all obligor payments on account of principal, including principal prepayments, on the contracts;

      all obligor payments on account of interest on the contracts, net of the servicing fee;

      all Liquidation Proceeds received with respect to contracts or property acquired in respect thereof by foreclosure or otherwise;

      all Insurance Proceeds received with respect to any contract, other than proceeds to be applied to the restoration or repair of the manufactured home or released to the obligor;

      any Advances made as described under ' -- Advances' and certain other amounts required under the pooling and servicing agreement to be deposited in the Certificate Account;

      all amounts received from any credit support provided with respect to a series of certificates;

      all proceeds of any contract or property acquired in respect thereof repurchased by the servicer, the depositor or otherwise as described above or under ' -- Termination' below; and

      all amounts, if any, required to be transferred to the Certificate Account from the reserve fund.

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

COLLECTION OF PAYMENTS ON MORTGAGE CERTIFICATES

    The Mortgage Certificates included in the trust fund with respect to a series of certificates will be registered in the name of the trustee so that all distributions thereon will be made directly to the trustee. The pooling and servicing agreement will require the trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which that distribution was due and payable pursuant to the terms of the Mortgage Certificate, to request the issuer or guarantor, if any, of the Mortgage Certificate to make payment as promptly as possible and legally permitted and to take whatever legal action against the related issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of any action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to certificateholders of the affected series. In the event that the trustee has reason to believe that the proceeds of any legal action may be insufficient to reimburse it for its projected legal fees and expenses, the trustee will notify the related certificateholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by those certificateholders.

DISTRIBUTIONS ON CERTIFICATES

    On each distribution date with respect to a series of certificates, the servicer will withdraw from the applicable Certificate Account funds on deposit in that Certificate Account and distribute, or, if stated in the applicable prospectus supplement, will withdraw from the Custodial Account funds on deposit in that Custodial Account and remit to the trustee, who will distribute, those funds to certificateholders of record on the applicable Record Date. The distributions shall occur in the manner described in this prospectus under 'Description of the Certificates -- Distributions of Principal and Interest' and in the related prospectus supplement. Those funds shall consist of the aggregate of all previously undistributed payments on account of principal, including principal prepayments, Insurance Proceeds and Liquidation Proceeds, if any, and interest received after the Cut-off Date and on or prior to the applicable Determination Date, except:

      all payments that were due on or before the Cut-off Date;

      all principal prepayments received during the month of distribution and all payments of principal and interest due after the related Due Period;

      all payments which represent early receipt, other than prepayments, of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

      amounts received on particular mortgage loans or contracts as late payments of principal or interest and respecting which the servicer has made an unreimbursed Advance;

      amounts representing reimbursement for previously unreimbursed expenses incurred or Advances made by the servicer or subservicer; and

      that portion of each collection of interest on a particular mortgage loan in the related mortgage pool or on a particular contract in the related contract pool that represents:

     (1) servicing compensation to the servicer and, if applicable, the special servicer; or

     (2) amounts payable to the entity or entities specified in the applicable prospectus supplement or permitted withdrawals from the Certificate Account out of payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to the series.

    No later than the business day immediately preceding the distribution date for a series of certificates, the servicer will furnish a statement to the trustee setting forth the information that is necessary for the trustee to determine the amount of distributions to be made on the certificates and a statement setting forth certain information with respect to the mortgage loans or contracts.

    If stated in the applicable prospectus supplement, the trustee will establish and maintain the Certificate Account for the benefit of the holders of the certificates of the related series in which the trustee shall deposit, as soon as practicable after receipt, each distribution made to the trustee by the

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

servicer, as set forth above, with respect to the mortgage loans or contracts, any distribution received by the trustee with respect to the Mortgage Certificates, if any, included in the trust fund and deposits from any reserve fund or GPM Fund. If stated in the applicable prospectus supplement, prior to making any distributions to certificateholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the trustee shall be deducted and paid to the trustee.

    Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the business day preceding the next distribution date. All income and gain realized from any investment will be for the benefit of the servicer, or other entity if stated in the applicable prospectus supplement. The servicer or other entity will be required to deposit the amount of any losses incurred with respect to investments out of its own funds, when realized.

    The timing and method of distribution of funds in the Certificate Account to classes or subclasses of certificates having differing terms, whether subordinated or not, to the extent not described in this prospectus, will be set forth in the related prospectus supplement.

SPECIAL DISTRIBUTIONS

    To the extent specified in the prospectus supplement relating to a series of certificates, one or more classes of certificates that do not provide for monthly distribution dates may receive special distributions in reduction of Certificate Principal Balance in any month, other than a month in which a distribution date occurs, if, as a result of principal prepayments on the assets in the related trust fund and/or low reinvestment yields, the trustee determines, based on assumptions specified in the related pooling and servicing agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next distribution date for that series and available to be distributed to the holders of the certificates of those classes or subclasses may be less than the sum of:

      the interest scheduled to be distributed to holders of the certificates of those classes or subclasses; and

      the amount to be distributed in reduction of Certificate Principal Balance on those certificates on that distribution date.

Any special distributions will be made in the same priority and manner as distributions in reduction of Certificate Principal Balance would be made on the next distribution date.

REPORTS TO CERTIFICATEHOLDERS

    The servicer or the trustee will include with each distribution to certificateholders of record of the related series, or within a reasonable time thereafter, a statement generally setting forth, among other things, the following information, if applicable:

    (1) to each holder of a certificate, the amount of the related distribution allocable to principal of the assets of the related trust fund, separately identifying the aggregate amount of any prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates included in that trust fund, and the portion, if any, advanced by the servicer or a subservicer;

    (2) to each holder of a certificate, the amount of the related distribution allocable to interest on the assets of the related trust fund and the portion, if any, advanced by the servicer or a subservicer;

    (3) in the case of a series of certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to the distribution;

    (4) the amount of coverage remaining under the financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond, or reserve fund as applicable, in each case, after giving effect to any amounts with respect thereto distributed to certificateholders on that distribution date;

    (5) in the case of a series of certificates benefiting from the Alternative Credit Support described in the related prospectus supplement, the amount of coverage under the Alternative Credit Support after giving effect to any amounts with respect thereto distributed to certificateholders on the distribution date;

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

    (6) the aggregate unpaid principal balance of the assets of the related trust fund as of a date not earlier than the distribution date after giving effect to payments of principal distributed to certificateholders on the distribution date;

    (7) the book value of any collateral acquired by the mortgage pool or contract pool through foreclosure, repossession or otherwise;

    (8) the number and aggregate principal amount of mortgage loans or contracts one month, two months, and three or more delinquent; and

    (9) the remaining balance, if any, in the pre-funding account.

    In addition, within a reasonable period of time after the end of each calendar year, the servicer, or the trustee, if specified in the applicable prospectus supplement, will cause to be furnished to each certificateholder of record at any time during that calendar year a report as to the aggregate of amounts reported pursuant to (1) and (2) above and other information as in the judgment of the servicer or the trustee, as the case may be, is needed for the certificateholder to prepare its tax return, as applicable, for that calendar year or, in the event such person was a certificateholder of record during a portion of that calendar year, for the applicable portion of that year.

ADVANCES

    If stated in the related prospectus supplement, each subservicer and the servicer, with respect to mortgage loans or contracts serviced by it and with respect to Advances required to be made by the subservicers that were not so made, will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest, as reduced by the servicing fee, that were due on the due date with respect to a mortgage loan or contract and that were delinquent, as of the close of business on the date specified in the pooling and servicing agreement, to be remitted no later than the close of business on the business day immediately preceding the distribution date, subject to their respective determinations that such advances are reimbursable under any financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, primary mortgage insurance policy, mortgagor bankruptcy bond, from the proceeds of Alternative Credit Support, from cash in the reserve fund, or liquidation proceeds from the mortgage loan or contracts. In making Advances, the subservicers and servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the certificateholders, rather than to guarantee or insure against losses. Any Advances are reimbursable to the subservicer or servicer out of related recoveries on the mortgage loans respecting which those amounts were advanced. In addition, Advances are reimbursable from cash in the reserve fund, the Servicing or Certificate Accounts to the extent that the subservicer or the servicer, as the case may be, shall determine that any Advances previously made are not ultimately recoverable from other sources.

    The subservicers and the servicer generally will also be obligated to make advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by mortgagors or obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. 'Property protection expenses' comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related prospectus supplement. Funds so advanced are reimbursable out of recoveries on the related mortgage loans. This right of reimbursement for any advance by the servicer or subservicer will be prior to the rights of the certificateholders to receive any amounts recovered with respect to the related mortgage loans or contracts. If stated in the applicable prospectus supplement, the subservicers and the servicer will also be required to advance an amount necessary to provide a full month's interest, adjusted to the applicable Pass-Through Rate, in connection with full or partial prepayments of the mortgage loans or contracts. Those Advances will not be reimbursable to the subservicers or the servicer.

COLLECTION AND OTHER SERVICING PROCEDURES

    The servicer will be responsible for servicing the mortgage loans pursuant to the related pooling and servicing agreement for the related series. The servicer may subcontract the servicing of all or a portion of the mortgage loans to one or more subservicers and may subcontract the servicing of certain commercial mortgage loans, multifamily mortgage loans and/or Mixed-Use Mortgage Loans that are in default or otherwise require special servicing to a special servicer, and certain information with respect to the special servicer will be set forth in the related prospectus supplement. Any subservicer or any special servicer may be an affiliate of the depositor and may have other business relationships with depositor and its affiliates.

    The servicer, directly or through the subservicers or a special servicer, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans or contracts and will, consistent with the applicable pooling and servicing agreement and any applicable financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, primary mortgage insurance policy, mortgagor bankruptcy bond, or Alternative Credit Support, follow the collection procedures it follows with respect to mortgage loans or contracts serviced by it that are comparable to the mortgage loans or contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, the servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a mortgage loan or contract or extend the due dates for payments due on a Mortgage Note or contract for a period of not greater than 270 days, provided that the insurance coverage for that mortgage loan or contract or the coverage provided by any financial guaranty insurance policy, surety bond, letter of credit or Alternative Credit Support, will not be adversely affected.

    Under the related pooling and servicing agreement, the servicer, either directly or through subservicers or a special servicer, to the extent permitted by law, may establish and maintain an escrow in which mortgagors or obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made. The special servicer, if any, will be required to remit amounts received for the purposes described in this paragraph on mortgage loans serviced by it for deposit in the related escrow account, and will be entitled to direct the servicer to make withdrawals from that escrow account as may be required for servicing of the related mortgage loans. Withdrawals from an escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors or obligors amounts determined to be overages, to pay interest to mortgagors or obligors on balances in that escrow account, if required, and to clear and terminate that escrow account. The servicer will be responsible for the administration of each escrow account and will be obliged to make advances to those accounts when a deficiency exists in any of those escrow accounts. Alternatively, in lieu of establishing an escrow account, the servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the related Rating Agency, covering loss occasioned by the failure to escrow such amounts.

STANDARD HAZARD INSURANCE

    Except to the extent specified in a related prospectus supplement, the terms of each pooling and servicing agreement will require the servicer or the special servicer, if any, to cause to be maintained for each mortgage loan or contract that it services, and the servicer will be required to maintain for each mortgage loan or contract serviced by it directly, a policy of standard hazard insurance covering the mortgaged property underlying the related mortgage loan or manufactured home underlying the related contract in an amount at least equal to the maximum insurable value of the improvements securing the related mortgage loan or contract or the principal balance of the related mortgage loan or contract, whichever is less.

    Each subservicer, the special servicer, if any, or the servicer, as the case may be, shall also be required to maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any mortgage loan or contract, a standard hazard insurance policy. Any amounts collected by the subservicer, the special servicer, if any, or the servicer under those policies, other than amounts to be applied to the restoration or repair of the mortgaged property or manufactured home or released to the borrower in accordance with normal servicing procedures, shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the servicer, may be deposited directly into the Certificate Account. Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to certificateholders, be added to the amount owing under the mortgage loan or contract, notwithstanding that the terms of the mortgage loan or contract may so permit. The cost incurred in maintaining any insurance shall be recoverable by the servicer or the special servicer, if any, only by withdrawal of funds from the Servicing Account or by the servicer only by withdrawal from the Certificate Account, as described in the pooling and servicing agreement.

    No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a mortgage loan or contract, other than pursuant to applicable laws and regulations as shall at any time be in force and as shall require earthquake or additional insurance. When the mortgaged property or manufactured home is located at the time of origination of the mortgage loan or contract in a federally designated flood area, the related subservicer or the special servicer, if any, or the servicer, in the case of each mortgage loan or contract serviced by it directly, will cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

    The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing the related Cooperative Loan to the extent not covered by other credit support.

    The related pooling and servicing agreement will permit the servicer to obtain and maintain a blanket policy insuring against hazard losses on all of the related mortgage loans or contracts, in lieu of maintaining a standard hazard insurance policy for each mortgage loan or contract that it services. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by a policy absent the deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

    Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans or contracts may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged mortgaged property or manufactured home. See 'Description of Insurance -- Special Hazard Insurance Policies' for a description of the limited protection afforded by a special hazard insurance policy against losses occasioned by certain hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the standard hazard insurance policies.

    With respect to mortgage loans secured by commercial property, Mixed-Use Property and multifamily property, certain additional insurance policies may be required, including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related pooling and servicing agreement may require the servicer to maintain public liability insurance with respect to any related REO Properties. Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the related mortgage loan where the terms of that mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the servicer from the Certificate Account, with interest thereon, as provided by the related pooling and servicing agreement.

SPECIAL HAZARD INSURANCE

    If stated in the related prospectus supplement, the servicer will be required to exercise its best reasonable efforts to maintain the special hazard insurance policy, if any, with respect to a series of certificates in full force and effect, unless coverage thereunder has been exhausted through payment of claims, and will pay the premium for the special hazard insurance policy on a timely basis; provided, however, that the servicer shall be under no such obligation if coverage under the pool insurance policy with respect to that series has been exhausted. If the special hazard insurance policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage that is equal to the then existing coverage of the special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement special hazard insurance policy may be reduced to a level such that the applicable premium will not exceed the cost of the special hazard insurance policy that was replaced.

POOL INSURANCE

    To the extent specified in a related prospectus supplement, the servicer will exercise its best reasonable efforts to maintain a pool insurance policy with respect to a series of certificates in effect throughout the term of the pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for the pool insurance policy on a timely basis. In the event that the related pool insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the pool insurer in connection with the pool insurance policy, or if the pool insurance policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the pool insurance policy and may obtain a total coverage that is equal to the then existing coverage of the special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated pool insurance policy, the amount of coverage under the replacement pool insurance policy may be reduced to a level such that the applicable premium will not exceed the cost of the pool insurance policy that was replaced.

PRIMARY MORTGAGE INSURANCE

    To the extent specified in the related prospectus supplement, the servicer will be required to keep in force and effect for each mortgage loan secured by single family property serviced by it directly, and each subservicer of a mortgage loan secured by single family property will be required to keep in full force and effect with respect to each mortgage loan serviced by it, in each case to the extent required by the underwriting standards of the depositor, a primary mortgage insurance policy issued by a qualified insurer with regard to each mortgage loan for which coverage is required pursuant to the applicable pooling and servicing agreement and to act on behalf of the trustee, or 'insured,' under each primary mortgage insurance policy. Neither the servicer nor the subservicer will be permitted to cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of a series of certificates that is required to be kept in force under the related pooling and servicing agreement unless a replacement primary mortgage insurance policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the related Rating Agency. See 'Description of Insurance -- Primary Mortgage Insurance Policies.'

MORTGAGOR BANKRUPTCY BOND

    If stated in the related prospectus supplement, the servicer will exercise its best reasonable efforts to maintain a mortgagor bankruptcy bond for a series of certificates in full force and effect throughout the term of the pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for the mortgagor bankruptcy bond on a timely basis. At the request of the depositor, coverage under a mortgagor bankruptcy bond will be cancelled or reduced by the servicer to the extent permitted by the related Rating Agency, provided that any cancellation or reduction does not adversely affect the then current rating of that series. See 'Description of Insurance -- Mortgagor Bankruptcy Bond.'

PRESENTATION OF CLAIMS

    The servicer, on behalf of itself, the trustee and the certificateholders, will present claims to HUD, the VA, the pool insurer, the special hazard insurer, the issuer of the mortgagor bankruptcy bond, and each primary mortgage insurer, as applicable, and take whatever reasonable steps are necessary to permit

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

recovery under the related insurance policies or mortgagor bankruptcy bond, if any, with respect to a series concerning defaulted mortgage loans or contracts or mortgage loans or contracts that are the subject of a bankruptcy proceeding. All collections by the servicer under any FHA insurance or VA guarantee, any pool insurance policy, any primary mortgage insurance policy or any mortgagor bankruptcy bond and, where the related property has not been restored, any special hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described. In those cases in which a mortgage loan or contract is serviced by a subservicer, the subservicer, on behalf of itself, the trustee and the certificateholders, will present claims to the applicable primary mortgage insurer and to the FHA and the VA, as applicable, and all collections thereunder shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account.

    If any property securing a defaulted mortgage loan or contract is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, neither the servicer nor the subservicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a subservicer, the servicer agrees:

      that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan or contract after reimbursement of the expenses incurred by the subservicer or the servicer, as the case may be; and

      that the expenses will be recoverable through proceeds of the sale of the mortgaged property or proceeds of any related pool insurance policy, any related primary mortgage insurance policy or otherwise.

    If recovery under a pool insurance policy or any related primary mortgage insurance policy is not available because the related subservicer or the servicer has been unable to make the above determinations or otherwise, the subservicer or the servicer is nevertheless obligated to follow whatever normal practices and procedures are deemed necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property or manufactured home are less than the principal balance of the defaulted mortgage loan or contract, respectively, plus interest accrued thereon at the Pass-Through Rate, and if coverage under any other method of credit support with respect to that series is exhausted, the related trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the subservicer or the servicer in connection with those proceedings and which are reimbursable under the related pooling and servicing agreement. In the event that any proceedings result in a total recovery that is, after reimbursement to the subservicer or the servicer of its expenses, in excess of the principal balance of the related mortgage loan or contract, together with accrued and unpaid interest thereon at the applicable Pass-Through Rates, the subservicer and the servicer will be entitled to withdraw amounts representing normal servicing compensation on the related mortgage loan or contract from the Servicing Account or the Certificate Account, as the case may be.

ENFORCEMENT OF DUE-ON-SALE CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS

    Each pooling and servicing agreement with respect to certificates representing interests in a mortgage pool will provide that, when any mortgaged property has been conveyed by the related borrower, the related subservicer or the servicer, as the case may be, will, to the extent it has knowledge of the conveyance, exercise its rights to accelerate the maturity of that mortgage loan under any 'due-on-sale' clause applicable thereto, if any, unless it reasonably believes that enforcement of the 'due-on-sale' clause is not exercisable under applicable law or regulations, would result in loss of insurance coverage with respect to that mortgage loan or would not be in the best interest of the related series of certificateholders. In any case where the due-on-sale clause will not be exercised, the subservicer or the servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the related mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the mortgage loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy. In the case of an FHA Loan, such an assumption can occur only with HUD approval of the substitute mortgagor. Each subservicer and the servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with that person, pursuant to which the original mortgagor is released from liability and that person is substituted as mortgagor and becomes liable under the Mortgage Note.

    Under each pooling and servicing agreement relating to a series, the subservicer or the servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing those of the related mortgage loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the subservicer or the servicer will follow whatever practices and procedures are deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, neither the subservicer nor the servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a subservicer, the servicer agrees:

      that the restoration and/or foreclosure will increase the proceeds of liquidation of the related mortgage loan to certificateholders after reimbursement to itself for expenses; and

      that the expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the letter of credit or amounts in the reserve fund, if any, with respect to the related series, or otherwise.

    Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See 'Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage
Loans -- Foreclosure' in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

    The market value of any single family property may have declined in value since the date of origination of the mortgage loan. The market value of any commercial property, multifamily property or Mixed-Use Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units. Since a default on a mortgage loan secured by commercial property, multifamily property or Mixed-Use Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related mortgage loan, it can be anticipated that the market value of that property will be less than was anticipated when the related mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund.

    With respect to multifamily property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, any unaffiliated seller and the servicer will have no obligation to provide refinancing for any such mortgage loan.

    The servicer or subservicer will treat a defaulted mortgage loan as having been finally liquidated after all Liquidation Proceeds, Insurance Proceeds and other amounts that the servicer or subservicer expects to receive in connection with the liquidation have been received. Any Realized Loss will be allocated to the certificates in the manner set forth in the related prospectus supplement. Generally, amounts received after a Realized Loss has been allocated to the certificates will not be distributed to the certificateholders, however, if stated in the related prospectus supplement, amounts received after a Realized Loss has been allocated to the certificates may be distributed to the certificateholders.

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

ENFORCEMENT OF DUE-ON-SALE CLAUSES; REALIZATION UPON DEFAULTED CONTRACTS

    Each pooling and servicing agreement with respect to certificates representing interests in a contract pool will provide that, when any manufactured home securing a contract is about to be conveyed by the related obligor, the servicer, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, may exercise its rights to accelerate the maturity of that contract under the applicable 'due-on-sale' clause, if any, unless it is not exercisable under applicable law. In that case, the servicer is authorized to take or enter into an assumption agreement from or with the person to whom the related manufactured home has been or is about to be conveyed, pursuant to which that person becomes liable under the contract and, unless determined to be materially adverse to the interests of certificateholders, with the prior approval of the related pool insurer, if any, to enter into a substitution of liability agreement with that person, pursuant to which the original obligor is released from liability and that person is substituted as obligor and becomes liable under the contract. Where authorized by the contract, the annual percentage rate may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

    Under pooling and servicing agreement, the servicer will repossess or otherwise comparably convert the ownership of properties securing those of the related manufactured homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the repossession or other conversion, the servicer or subservicer will follow whatever practices and procedures it shall deem necessary or advisable and as shall be normal and usual in its general contract servicing activities. The servicer or subservicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines:

      that the restoration or repossession will increase the proceeds of liquidation of the related contract to the certificateholders after reimbursement to itself for the expenses; and

      that the expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    Under the pooling and servicing agreement for a series of certificates, the depositor or the person or entity specified in the related prospectus supplement and any servicer will be entitled to receive an amount described in that prospectus supplement. The servicer's primary compensation generally will be equal to a monthly servicing fee in the amount specified in the pooling and servicing agreement. Servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account from interest payments on the mortgage loans or contracts, Insurance Proceeds, Liquidation Proceeds or letter of credit payments, as applicable. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the subservicers and the servicer to the extent not required to be deposited in the Certificate Account. If the servicer subcontracts the servicing of specially serviced mortgage loans to a special servicer, the amount and calculation of the fee payable to the special servicer will be set forth in the related prospectus supplement. Subservicers will also be entitled to receive servicing compensation in addition to the servicing compensation to the extent described in the prospectus supplement.

    The subservicers, any special servicer and the servicer will pay certain expenses incurred in connection with the servicing of the mortgage loans or contracts, including, without limitation, payment of the insurance policy premiums and, in the case of the servicer, fees or other amounts payable for any Alternative Credit Support, payment of the fees and disbursements of the trustee, and any custodian selected by the trustee, the certificate register for the related series and independent accountants and payment of expenses incurred in enforcing the obligations of servicers and sellers. Certain of these expenses may be reimbursable pursuant to the terms of the related pooling and servicing agreement. In addition, the servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of any special servicers, subservicers and any sellers under certain circumstances.

    As set forth in the preceding section, the subservicers, any special servicer and the servicer will be entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of defaulted mortgage loans or contracts. The related trust fund will suffer no loss by reason of those

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

expenses to the extent claims are fully paid under the financial guaranty insurance policy, surety bond or letter of credit, if any, the related insurance policies, from amounts in the reserve fund or under any applicable Alternative Credit Support described in a prospectus supplement. In the event, however, that claims are either not made or fully paid under a financial guaranty insurance policy, surety bond, letter of credit, insurance policies or Alternative Credit Support, or if coverage thereunder has ceased, or if amounts in the reserve fund are not sufficient to fully pay the losses, the related trust fund will suffer a loss to the extent that the Liquidation Proceeds, after reimbursement of the expenses of the subservicers or the servicer, as the case may be, are less than the principal balance of the related mortgage loan or contract. In addition, the subservicers, a special servicer and the servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a mortgaged property, Cooperative Dwelling or manufactured home. The right of reimbursement will be prior to the rights of the certificateholders to receive any payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, or from any related Insurance Proceeds, Liquidation Proceeds, amounts in the reserve fund or any proceeds of Alternative Credit Support.

    Under the applicable trust agreement, the trustee or a certificate administrator will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation. The trustee or certificate administrator shall be required to pay all expenses, except as expressly provided in the related trust agreement, subject to limited reimbursement as provided in the related trust agreement.

EVIDENCE AS TO COMPLIANCE

    The servicer will deliver to the depositor and the trustee, on or before the date specified in the pooling and servicing agreement, an officer's certificate stating that:

      a review of the activities of the servicer and the subservicers during the preceding calendar year and of their performance under the related pooling and servicing agreement has been made under the supervision of that officer; and

      to the best of that officer's knowledge, based on the review, the servicer and each subservicer has fulfilled all its obligations under the related pooling and servicing agreement and the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers, or, if there has been a default in the fulfillment of any obligation, specifying each default known to that officer and the nature and status thereof.

The officer's certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the mortgage loans or contracts, the servicing of the mortgage loans or contracts was conducted in compliance with the provisions of the pooling and servicing agreement, and the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers, except for the exceptions as the firm of independent public accountants believes it is required to report.

CERTAIN MATTERS REGARDING THE SERVICER, THE DEPOSITOR, THE TRUSTEE AND THE SPECIAL SERVICER

    The servicer under each pooling and servicing agreement will be named in the applicable prospectus supplement. The entity acting as servicer may be a seller unaffiliated with the depositor and have other normal business relationships with the depositor and/or affiliates of the depositor or may be an affiliate of the depositor. In the event there is no servicer under a pooling and servicing agreement, all servicing of mortgage loans or contracts will be performed by a servicer pursuant to a servicing agreement, which will provide for servicing responsibilities similar to those described in this prospectus for a servicer acting pursuant to a pooling and servicing agreement.

    The servicer may not resign from its obligations and duties under the pooling and servicing agreement except in connection with an assignment of its obligations and duties permitted by the pooling and servicing agreement or upon a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement.

    The trustee under each pooling and servicing agreement or trust agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have

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

normal banking relationships with the depositor and/or its affiliates and with the servicer and/or its affiliates.

    The trustee may resign from its obligations under the related pooling and servicing agreement or trust agreement at any time, in which event a successor trustee will be appointed. In addition, the depositor may remove the trustee if the trustee ceases to be eligible to act as trustee under the related pooling and servicing agreement or trust agreement or if the trustee becomes insolvent, at which time the depositor will become obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the certificates of that series. Any resignation and removal of the trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor trustee.

    Each pooling and servicing agreement and trust agreement will also provide that neither the depositor nor the servicer nor any director, officer, employee or agent of the depositor or the servicer or the trustee, or any responsible officers of the trustee will be under any liability to the certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the depositor, the servicer or the trustee nor any director, officer, employee or agent of the depositor or the servicer or the trustee, or any responsible officers of the trustee will be protected against, in the case of the servicer and the depositor, any breach of representations or warranties made by them, and in the case of the servicer, the depositor and the trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder.

    Each pooling and servicing agreement and trust agreement will further provide that the depositor, the servicer and the trustee and any director, officer and employee or agent of the depositor, the servicer or the trustee shall be entitled to indemnification, by the trust fund in the case of the depositor and servicer and by the servicer in the case of the trustee, and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable related pooling and servicing agreement or the certificates, and in the case of the trustee, resulting from any error in any tax or information return prepared by the servicer or from the exercise of any power of attorney granted pursuant to the pooling and servicing agreement, other than any loss, liability or expense related to any specific mortgage loan, contract or Mortgage Certificate, except any loss, liability or expense otherwise reimbursable pursuant to the applicable related pooling and servicing agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence (or, in the case of the trustee, negligence), in the performance of their duties thereunder or by reason of reckless disregard of their obligations and duties thereunder. In addition, each related pooling and servicing agreement will provide that neither the depositor nor the servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the related pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The depositor or the servicer may, however, in their discretion, undertake any action deemed by them necessary or desirable with respect to the applicable related pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In that event, the legal expenses and costs of an action and any liability resulting therefrom will be expenses, costs and liabilities of the related trust fund, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of the Certificate Account.

    If the servicer subcontracts the servicing of specially serviced mortgage loans to a special servicer, the standard of care for, and any indemnification to be provided to, the special servicer will be set forth in the related prospectus supplement or pooling and servicing agreement.

EVENTS OF DEFAULT

    Events of default under each pooling and servicing agreement will include:

      any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice;

      any failure by the trustee, the subservicer or the servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which failure shall continue for 60 days, 15 days in the case of a failure to pay the premium for any insurance policy, or any breach of any representation and warranty made by the servicer or the subservicer, if applicable, which continues unremedied for 120 days after the giving of written notice of the failure or breach; and

      certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer or a subservicer, as applicable.

RIGHTS UPON EVENT OF DEFAULT

    So long as an event of default with respect to a series of certificates remains unremedied, the depositor, the trustee or the holders of certificates evidencing not less than the percentage of the voting rights evidenced by the certificates of that series specified in the related pooling and servicing agreement may terminate all of the rights and obligations of the servicer under the pooling and servicing agreement and in and to the mortgage loans and contracts and the proceeds thereof, whereupon, subject to applicable law regarding the trustee's ability to make advances, the trustee or, if the depositor so notifies the trustee and the servicer, the depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the servicer under the related pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor servicer. Pending an appointment, the trustee, unless prohibited by law from so acting, shall be obligated to act in that capacity. The trustee and the successor servicer may agree upon the servicing compensation to be paid to the successor servicer, which in no event may be greater than the compensation to the servicer under the related pooling and servicing agreement.

AMENDMENT

    Each pooling and servicing agreement may be amended by the depositor, the servicer and the trustee, without the consent of the certificateholders:

      to cure any ambiguity;

      to correct or supplement any provision in that pooling and servicing agreement that may be inconsistent with any other provision in that pooling and servicing agreement; or

      to make any other provisions with respect to matters or questions arising under the related pooling and servicing agreement that are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder of the related series.

    The related pooling and servicing agreement may also be amended by the depositor, the servicer and the trustee with the consent of holders of certificates evidencing not less than 66 2/3% of the voting rights evidenced by the certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no amendment may:

    (1) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to mortgage loans and contracts are required to be distributed with respect to any certificate without the consent of the holder of that certificate;

    (2) adversely affect in any material respect the interests of the holders of a class or subclass of the senior certificates, if any, of a series in a manner other than that set forth in (1) above without the consent of the holders of the senior certificates of that class or subclass evidencing not less than 66 2/3% of that class or subclass;

    (3) adversely affect in any material respect the interests of the holders of the subordinated certificates, if any, of a series in a manner other than that set forth in (1) above without the consent of the holders of subordinated certificates evidencing not less than 66 2/3% of that class or subclass; or

    (4) reduce the aforesaid percentage of the certificates, the holders of which are required to consent to the amendment, without the consent of the holders of the class affected thereby.

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

TERMINATION

    The obligations created by the pooling and servicing agreement for a series of certificates will terminate upon the earlier of:

    (1) the repurchase of all mortgage loans or contracts and all property acquired by foreclosure of any mortgage loan or contract; and

    (2) the later of:

      the maturity or other liquidation of the last mortgage loan or contract subject thereto and the disposition of all property acquired upon foreclosure of any mortgage loan or contract; and

      the payment to the certificateholders of all amounts held by the servicer and required to be paid to them pursuant to the related pooling and servicing agreement.

    The obligations created by the related pooling and servicing agreement or trust agreement for a series of certificates will terminate upon the distribution to certificateholders of all amounts required to be distributed to them pursuant to that pooling and servicing agreement or trust agreement. In no event, however, will the trust created by either the related pooling and servicing agreement or the related trust agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified in the related pooling and servicing agreement or the related trust agreement.

    For each series of certificates, the servicer will give written notice of termination of the applicable related pooling and servicing agreement or trust agreement of each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency specified in the notice of termination. After termination of the applicable related pooling and servicing agreement or trust agreement, the certificates will no longer accrue interest, and the only obligation of the trust fund thereafter will be to pay principal and accrued interest that was available to be paid on the date of termination, upon surrender of the related certificates. The trust fund and the certificateholders will have no obligation to the purchaser of the assets of the related trust fund with respect to the assets so purchased.

    If stated in the related prospectus supplement, the pooling and servicing agreement for each series of certificates will permit, but not require, the servicer or some other person as stated in the related prospectus supplement to repurchase from the trust fund for that series all remaining mortgage loans or contracts subject to the pooling and servicing agreement at a price specified in that prospectus supplement. If stated in the related prospectus supplement, the repurchase price will be equal to:

    (1) the aggregate principal balance of the mortgage loans outstanding, including mortgage loans that have been foreclosed upon if the Liquidation Proceeds have not yet been distributed, plus accrued and unpaid interest thereon; or

    (2) the aggregate outstanding principal balance of and accrued and unpaid interest on the mortgage loans outstanding, plus the fair market value of any mortgaged property acquired in foreclosure or deed-in-lieu of foreclosure if the Liquidation Proceeds in respect of that property have not yet been received by or on behalf of the trust fund.

The purchase price described in clause (2) above could result in one or more classes of certificates receiving less than their outstanding principal and accrued interest if the fair market value of the property is less than the outstanding principal and accrued interest on the related mortgage loan.

    In the event that the depositor elects to treat the related trust fund as a REMIC under the Code, any repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a 'qualifying liquidation' under the Code. The exercise of any right to repurchase will effect early retirement of the certificates of that series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the mortgage loans or contracts for that series at the time of repurchase is less than a specified percentage, not greater than 10%, of the aggregate principal balance at the Cut-off Date for the series, or on or after the date set forth in the related prospectus supplement.

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

                            EXCHANGEABLE SECURITIES

GENERAL

    As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

    If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as 'related' to each other, and each related grouping of exchangeable securities will be referred to as a 'combination.' Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

    Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

EXCHANGES

    If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

      the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities -- for purposes of this condition, an interest only class will have a principal balance of zero;

      the aggregate annual amount of interest, or the annual interest amount, payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

      the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

    There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

      A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

      An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

      Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

    These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

      A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

      A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

    A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

PROCEDURES

    The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

    If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

    The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

                                 CREDIT SUPPORT

    Credit support for a series of certificates may be provided by one or more financial guaranty insurance policies, surety bonds or letters of credit, the issuance of subordinated classes or subclasses of certificates, which may, if stated in the related prospectus supplement, be issued in notional amounts, the provision for shifting interest credit enhancement, the establishment of a reserve fund, the method of Alternative Credit Support specified in the applicable prospectus supplement, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth in this prospectus under 'Description of Insurance.' The amount and method of credit support will be set forth in the prospectus supplement with respect to a series of certificates.

FINANCIAL GUARANTY INSURANCE POLICIES; SURETY BONDS

    The depositor may obtain one or more financial guaranty insurance policies or surety bonds issued by insurers or other parties acceptable to the rating agency or agencies rating the securities of a series. Any such policy or surety bond may provide payments to the holders of only one or more classes of securities of a series, as specified in the applicable prospectus supplement.

    Unless specified in the prospectus supplement, a financial guaranty insurance policy or surety bond will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy or surety bond will be described in the accompanying prospectus supplement. A financial guaranty insurance policy or surety bond may have limitations and, in most cases, will not insure the obligation of the sellers or the depositor to purchase or substitute for a defective trust asset and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

LETTERS OF CREDIT

    The letters of credit, if any, with respect to a series of certificates will be issued by the bank or financial institution specified in the related prospectus supplement. The maximum obligation of the letter of credit bank under the related letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments previously made under the letter of credit, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the mortgage loans or contracts evidenced by each series specified in the prospectus supplement for that series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a series of certificates will be in compliance with the requirements established by the related Rating Agency and will be set forth in the prospectus supplement relating to that series of certificates. The amount available under the letter of credit in all cases shall be reduced to the extent of the unreimbursed payments previously made under the letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire 30 days after the latest of the scheduled final maturity dates of the mortgage loans or contracts in the related mortgage pool or contract pool or the repurchase of all mortgage loans or contracts in the mortgage pool or contract pool, or on another date specified in the related prospectus supplement.

    If stated in the applicable prospectus supplement, under the related pooling and servicing agreement, the servicer will be required not later than three business days prior to each distribution date to determine whether a payment under the letter of credit will be necessary on the distribution date and will, no later than the third business day prior to that distribution date, advise the letter of credit bank and the trustee of its determination, stating the amount of any required payment. On the distribution date, the letter of credit bank will be required to honor the trustee's request for payment in an amount equal to the lesser of:

      the remaining amount available under the letter of credit; and

      the outstanding principal balances of any Liquidating Loans to be assigned on that distribution date, together with accrued and unpaid interest thereon at the related mortgage rate or annual percentage rate to the related due date.

The proceeds of payments under the letter of credit will be deposited into the Certificate Account and will be distributed to certificateholders, in the manner specified in the related prospectus supplement, on that distribution date, except to the extent of any unreimbursed Advances, servicing compensation due to the subservicers and the servicer and other amounts payable to the depositor or the person or entity named in the applicable prospectus supplement.

    If at any time the letter of credit bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the trustee of that Liquidating Loan, and the letter of credit bank will thereafter own the Liquidating Loan free of any further obligation to the trustee or the certificateholders with respect to that loan. Payments made to the Certificate Account by the letter of credit bank under the letter of credit with respect to a Liquidating Loan will be reimbursed to the letter of credit bank only from the proceeds, net of liquidation costs, of that Liquidating Loan. The amount available under the letter of credit will be increased to the extent it is reimbursed for those payments.

    To the extent the proceeds of liquidation of a Liquidating Loan acquired by a letter of credit bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the letter of credit bank will be entitled to retain the proceeds as additional compensation for issuance of the letter of credit.

    Prospective purchasers of certificates of a series with respect to which credit support is provided by a letter of credit must look to the credit of the letter of credit bank, to the extent of its obligations under the letter of credit, in the event of default by mortgagors or obligors. If the amount available under the letter of credit is exhausted, or the letter of credit bank becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the certificateholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by mortgagors or obligors, including losses not covered by insurance or Alternative Credit Support, and must look primarily to the value of the properties securing defaulted mortgage loans or contracts for recovery of the outstanding principal and unpaid interest.

SUBORDINATED CERTIFICATES

    To the extent of the Subordinated Amount as specified in the applicable prospectus supplement, credit support may be provided by the subordination of the rights of the holders of one or more classes or subclasses of certificates to receive distributions with respect to the mortgage loans in the mortgage pool or contracts in the contract pool underlying that series, to the rights of senior certificateholders or holders of one or more classes or subclasses of subordinated certificates of that series to receive distributions. In such a case, credit support may also be provided by the establishment of a reserve fund, as described in ' -- Reserve Fund.' The Subordinated Amount will be reduced by an amount equal to the aggregate amount of Realized Losses that have occurred in the mortgage pool or contract pool. If stated in the related prospectus supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

SHIFTING INTEREST

    If stated in the prospectus supplement for a series of certificates for which credit enhancement is provided by shifting interest as described in this section, the rights of the holders of subordinated certificates of that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund will be subordinated to the right of the holders of senior certificates of that series to receive distributions to the extent described in that prospectus supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of senior certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of senior certificates against losses due to mortgagor defaults.

    The protection afforded to the holders of senior certificates of a series by the shifting interest subordination feature will be effected by distributing to the holders of senior certificates a disproportionately greater percentage of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates. The initial percentage of principal to be received by the senior certificates for a series will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions stated in that prospectus supplement. This disproportionate distribution of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates will have the effect of accelerating the amortization of the senior certificates while increasing the respective interest of the subordinated certificates in the mortgage pool or contract pool. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the benefits of the subordination provided by the subordinated certificates.

OVERCOLLATERALIZATION

    If stated in the applicable prospectus supplement, interest collections on the mortgage loans or contracts may exceed interest payments on the securities for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loan or contract, thereby creating overcollateralization and additional protection to the securityholders, if and to the extent specified in the accompanying prospectus supplement.

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

    The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to certificateholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

    An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or 'notional' principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate or, LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).

    The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

    Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the securities of any series.

    There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

PURCHASE OBLIGATIONS

    Some of the mortgage loans or contracts and classes of certificates of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement. A purchase obligation with respect to mortgage loans or contracts may apply to the related mortgage loans or contracts or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Each purchase obligation with respect to mortgage loans or contracts will be payable solely to the trustee for the benefit of the certificateholders of the related series, or if stated in the related prospectus supplement, to some other person. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

RESERVE FUND

    If stated in the related prospectus supplement, credit support with respect to a series of certificates may be provided by the establishment and maintenance with the trustee, in trust, of a reserve fund for that series. Generally, the reserve fund for a series will not be included in the trust fund for that series, however if stated in the related prospectus supplement the reserve fund for a series may be included in the trust fund for that series. The reserve fund for each series will be created by the depositor and shall be funded by:

      the retention by the servicer of certain payments on the mortgage loans or contracts;

      the deposit with the trustee, in escrow, by the depositor of a subordinated pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements with the aggregate principal balance, as of the related Cut-off Date, set forth in the related prospectus supplement;

      an Initial Deposit;

      any combination of the foregoing; or

      some other manner as specified in the related prospectus supplement.

    Following the initial issuance of the certificates of a series and until the balance of the reserve fund first equals or exceeds the Required Reserve, the servicer will retain specified distributions on the mortgage loans or contracts, and/or on the mortgage loans or contracts in a subordinated pool, otherwise distributable to the holders of subordinated certificates and deposit those amounts in the reserve fund. After the amounts in the reserve fund for a series first equal or exceed the applicable Required Reserve, the servicer will retain such distributions and deposit so much of those amounts in the reserve fund as may be necessary, after the application of distributions to amounts due and unpaid on the certificates or on the certificates of that series to which the applicable class or subclass of subordinated certificates are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the reserve fund at the Required Reserve. The balance in the reserve fund in excess of the Required Reserve shall be paid to the applicable class or subclass of subordinated certificates, or to another specified person or entity, as set forth in the related prospectus supplement, and shall be unavailable thereafter for future distribution to certificateholders of any class. The prospectus supplement for each series will set forth the amount of the Required Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

    Amounts held in the reserve fund for a series from time to time will continue to be the property of the subordinated certificateholders of the classes or subclasses specified in the related prospectus supplement until withdrawn from the reserve fund and transferred to the Certificate Account as described below. If on any distribution date the amount in the Certificate Account available to be applied to distributions on the senior certificates of that series, after giving effect to any Advances made by the subservicers or the servicer on the related distribution date, is less than the amount required to be distributed to the senior certificateholders on that distribution date, the servicer will withdraw from the reserve fund and deposit into the Certificate Account the lesser of:

      the entire amount on deposit in the reserve fund available for distribution to the senior certificateholders, which amount will not in any event exceed the Required Reserve; or the amount necessary to increase the funds in the Certificate Account eligible for distribution to the senior certificateholders on that distribution date to the amount required to be distributed to the senior certificateholders on that distribution date;

provided, however, that in no event will any amount representing investment earnings on amounts held in the reserve fund be transferred into the Certificate Account or otherwise used in any manner for the benefit of the senior certificateholders.

    Generally, whenever amounts on deposit in the reserve fund are less than the Required Reserve, holders of the subordinated certificates of the applicable class or subclass will not receive any distributions with respect to the mortgage loans or contracts other than amounts attributable to any income resulting from investment of the reserve fund as described below, however, if stated in the related prospectus supplement, holders of the subordinated certificates of the applicable class or subclass may receive distributions with respect to the mortgage loans or contracts when amounts on deposit in the reserve fund are less than the Required Reserve. If specified in the applicable prospectus supplement, whether or not amounts on deposit in the reserve fund exceed the Required Reserve on any distribution date, the holders of the subordinated certificates of the applicable class or subclass are entitled to receive from the Certificate Account their share of the proceeds of any mortgage loan or contract, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the pooling and servicing agreement.

    If specified in the applicable prospectus supplement, amounts in the reserve fund shall be applied in the following order:

    (1) to the reimbursement of Advances determined by the servicer and the subservicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the subservicers and the servicer if sufficient funds for reimbursement are not otherwise available in the related Servicing Accounts and Certificate Account;

    (2) to the payment to the holders of the senior certificates of that series of amounts distributable to them on the related distribution date in respect of scheduled payments of principal and interest due on the related due date to the extent that sufficient funds in the Certificate Account are not available therefor; and

    (3) to the payment to the holders of the senior certificates of that series of the principal balance or purchase price, as applicable, of mortgage loans or contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the due date to which that distribution relates and interest thereon at the related Pass-Through Rate, to the extent that sufficient funds in the Certificate Account are not available therefor.

    Amounts in the reserve fund in excess of the Required Reserve, including any investment income on amounts in the reserve fund, as set forth below, shall then be released to the holders of the subordinated certificates, or to some other person as is specified in the applicable prospectus supplement, as set forth above.

    Funds in the reserve fund for a series shall be invested as provided in the related pooling and servicing agreement in Eligible Investments. The earnings on those investments will be withdrawn and paid to the holders of the applicable class or subclass of subordinated certificates in accordance with their respective interests in the reserve fund in the priority specified in the related prospectus supplement. Investment income in the reserve fund is not available for distribution to the holders of the senior certificates of that series or otherwise subject to any claims or rights of the holders of the applicable class or subclass of senior certificates. Eligible Investments for monies deposited in the reserve fund will be specified in the pooling and servicing agreement for a series of certificates for which a reserve fund is established and generally will be limited to investments acceptable to the related Rating Agency from time to time as being consistent with its outstanding rating of the certificates. With respect to a reserve fund, Eligible Investments will be limited, however, to obligations or securities that mature at various time periods according to a schedule in the related pooling and servicing agreement based on the current balance of the reserve fund at the time of the investment or the contractual commitment providing for the investment.

    The time necessary for the reserve fund of a series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the certificates of that series and the availability of amounts in the reserve fund for distributions on the related certificates will be affected by the delinquency, foreclosure and prepayment experience of the mortgage loans or contracts in the related trust fund and/or in the subordinated pool and therefore cannot be accurately predicted.

PERFORMANCE BOND

    If stated in the related prospectus supplement, the servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the servicer of one or more of its obligations under the related pooling and servicing agreement, including its obligation to advance delinquent installments of principal and interest on mortgage loans or contracts and its obligation to repurchase mortgage loans or contracts in the event of a breach by the servicer of a representation or warranty contained in the related pooling and servicing agreement. In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related Rating Agency, with the result that the outstanding rating on the certificates would be reduced by the related Rating Agency, the servicer will be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the certificates or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

                            DESCRIPTION OF INSURANCE

    To the extent that the applicable prospectus supplement does not expressly provide for a form of credit support specified above or for Alternative Credit Support in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the mortgage loans included in the related trust fund. To the extent described in the related prospectus supplement, each manufactured home that secures a contract will be covered by a standard hazard insurance policy and other insurance policies. Any material changes in insurance from the description that follows or the description of any Alternative Credit Support will be set forth in the applicable prospectus supplement.

PRIMARY MORTGAGE INSURANCE POLICIES

    To the extent specified in the related prospectus supplement, each pooling and servicing agreement will require the subservicer to cause a primary mortgage insurance policy to be maintained in full force and effect with respect to each mortgage loan that is secured by a single family property requiring the insurance and to act on behalf of the related insured with respect to all actions required to be taken by the insured under each primary mortgage insurance policy. Generally, a primary mortgage insurance policy covers the amount of the unpaid principal balance of the mortgage loan over 75% of the value of the mortgaged property at origination. Primary mortgage insurance policies are generally permitted or required to be terminated when the unpaid principal balance of the mortgage loan is reduced to 80% of the value of the mortgaged property at the time of origination. Any primary credit insurance policies relating to the contracts underlying a series of certificates will be described in the related prospectus supplement.

    The amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will consist of the insured portion of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

      all rents or other payments collected or received by the related insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property;

      hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the related mortgage loan;

      amounts expended but not approved by the primary mortgage insurer;

      claim payments previously made by the primary mortgage insurer; and

      unpaid premiums.

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

    As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool, the related insured generally will be required to, in the event of default by the mortgagor:

    (1) advance or discharge:

        (A) all hazard insurance premiums; and

        (B) as necessary and approved in advance by the primary mortgage insurer:

             real estate property taxes;

             all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged property in at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted;

             property sales expenses;

             any outstanding liens, as defined in the related primary mortgage insurance policy, on the mortgaged property; and

             foreclosure costs, including court costs and reasonable attorneys' fees;

    (2) in the event of a physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the related primary mortgage insurance policy, ordinary wear and tear excepted; and

    (3) tender to the primary mortgage insurer good and merchantable title to and possession of the mortgaged property.

    Other provisions and conditions of each primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will provide that:

    (1) no change may be made in the terms of the related mortgage loan without the consent of the primary mortgage insurer;

    (2) written notice must be given to the primary mortgage insurer within 10 days after the related insured becomes aware that a mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under the related mortgage loan or that any proceedings affecting the mortgagor's interest in the mortgaged property securing the mortgage loan have commenced, and thereafter the insured must report monthly to the primary mortgage insurer the status of any mortgage loan until the mortgage loan is brought current, those proceedings are terminated or a claim is filed;

    (3) the primary mortgage insurer will have the right to purchase the related mortgage loan, at any time subsequent to the 10 days' notice described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the mortgage loan, plus accrued and unpaid interest and reimbursable amounts expended by the related insured for the real estate taxes and fire and extended coverage insurance on the mortgaged property for a period not exceeding 12 months, and less the sum of any claim previously paid under the primary mortgage insurance policy and any due and unpaid premiums with respect to that policy;

    (4) the insured must commence proceedings at certain times specified in the primary mortgage insurance policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

    (5) the related insured must notify the primary mortgage insurer of the price specified in (3) above at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid that amount unless the primary mortgage insurer specifies a lower or higher amount; and

    (6) the related insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the primary mortgage insurer provided the ability of the insured to assign specified rights to the primary mortgage insurer are not thereby impaired or the specified rights of the primary mortgage insurer are not thereby adversely affected.

    Any rents or other payments collected or received by the related insured which are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

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

FHA INSURANCE AND VA GUARANTEES

    The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA insurance or VA guarantees relating to contracts underlying a series of certificates will be described in the related prospectus supplement.

    The insurance premiums for FHA Loans are collected by HUD approved lenders or by the servicers of the FHA Loans and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the servicer of that FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Forbearance plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer of the related mortgage loan in partial or full satisfaction of amounts due thereunder, which payments are to be repaid by the mortgagor to HUD, or by accepting assignment of the mortgage loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor before the servicer may initiate foreclosure proceedings.

    HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA Loan in a mortgage pool will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

    The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the servicer of that FHA Loan for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance to HUD, the related servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to that date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

    The maximum guarantee that may be issued by the VA under a VA Loan is 50% of the principal amount of the VA Loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of that VA Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

    With respect to a defaulted VA Loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

    The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

STANDARD HAZARD INSURANCE POLICIES ON MORTGAGE LOANS

    The pooling and servicing agreement will require that standard hazard insurance policies covering the mortgage loans in a mortgage pool provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to mortgage loans will be underwritten by different insurers and will cover mortgaged properties located in various states, those policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar.

    Most standard hazard insurance policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

    The standard hazard insurance policies covering mortgaged properties securing mortgage loans typically will contain a 'coinsurance' clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of:

      the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed; or

      the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the related dwellings, structures and other improvements.

    The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing the related Cooperative Loan to the extent not covered by other credit support.

    Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and, with respect to mortgaged properties located in areas other than HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the certificateholders.

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

    With respect to mortgage loans secured by commercial property, Mixed-Use Property and multifamily property, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, business interruption insurance and rent loss insurance to cover income losses following damage or destruction of the mortgaged property. The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with mortgage loans secured by commercial property, Mixed-Use Property and multifamily property and will describe the general terms of such insurance and conditions to payment thereunder.

STANDARD HAZARD INSURANCE POLICIES ON THE MANUFACTURED HOMES

    The terms of the pooling and servicing agreement will require the servicer to cause to be maintained with respect to each contract one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the obligor on the related contract, whichever is less; provided, however, that the amount of coverage provided by each standard hazard insurance policy shall be sufficient to avoid the application of any coinsurance clause contained in the related standard hazard insurance policy. When a manufactured home's location was, at the time of origination of the related contract, within a federally designated flood area, the servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each standard hazard insurance policy caused to be maintained by the servicer shall contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its standard hazard insurance policy or policies, the servicer shall pay the premiums out of its own funds, and may add separately the premium to the obligor's obligation as provided by the contract, but may not add the premium to the remaining principal balance of the contract.

    The servicer may maintain, in lieu of causing individual standard hazard insurance policies to be maintained with respect to each manufactured home, and shall maintain, to the extent that the related contract does not require the obligor to maintain a standard hazard insurance policy with respect to the related manufactured home, one or more blanket insurance policies covering losses on the obligor's interest in the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. Any blanket policy shall be substantially in the form and in the amount carried by the servicer as of the date of the pooling and servicing agreement. The servicer shall pay the premium for the policy on the basis described in that policy and shall pay any deductible amount with respect to claims under the policy relating to the contracts. If the insurer thereunder shall cease to be acceptable to the servicer, the servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the original policy.

    If the servicer shall have repossessed a manufactured home on behalf of the trustee, the servicer shall either:

      maintain hazard insurance with respect to the related manufactured home, which expenses will be reimbursable to the servicer out of the trust fund; or

      indemnify the trustee against any damage to the related manufactured home prior to resale or other disposition.

POOL INSURANCE POLICIES

    If stated in the related prospectus supplement, the servicer will obtain a pool insurance policy for a mortgage pool underlying certificates of that series. The pool insurance policy will be issued by the pool insurer named in the applicable prospectus supplement. Each pool insurance policy will cover any loss, subject to the limitations described below, by reason of default to the extent the related mortgage loan is not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee. The amount of

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

the pool insurance policy, if any, with respect to a series will be specified in the related prospectus supplement. A pool insurance policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. Any pool insurance policies relating to the contracts will be described in the related prospectus supplement.

    The pool insurance policy generally will provide that as a condition precedent to the payment of any claim the insured will be required

    (1) to advance hazard insurance premiums on the mortgaged property securing the defaulted mortgage loan;

    (2) to advance, as necessary and approved in advance by the pool insurer,

        real estate property taxes;

        all expenses required to preserve and repair the mortgaged property, to protect the mortgaged property from waste, so that the mortgaged property is in at least as good a condition as existed on the date upon which coverage under the pool insurance policy with respect to the related mortgaged property first became effective, ordinary wear and tear excepted;

        property sales expenses;

        any outstanding liens on the mortgaged property; and

        foreclosure costs including court costs and reasonable attorneys' fees; and

    (3) if there has been physical loss or damage to the mortgaged property, to restore the mortgaged property to its condition, reasonable wear and tear excepted, as of the issue date of the pool insurance policy.

It also will be a condition precedent to the payment of any claim under the pool insurance policy that the related insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans that have loan-to-value ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be considered to be an acceptable primary mortgage insurance policy under the pool insurance policy.

    Assuming satisfaction of these conditions, the related pool insurer will pay to the related insured the amount of loss, but not more than the remaining amount of coverage under the pool insurance policy determined as follows:

    (1) the amount of the unpaid principal balance of the related mortgage loan immediately prior to the Approved Sale of the mortgaged property;

    (2) the amount of the accumulated unpaid interest on the related mortgage loan to the date of claim settlement at the applicable mortgage rate; and

    (3) advances as described above, less:

        all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the related insured, which are derived from or in any way related to the mortgaged property;

        amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the mortgaged property and which have not been applied to the payment of the related mortgage loan;

        any claims payments previously made by the pool insurer on the related mortgage loan;

        due and unpaid premiums payable with respect to the pool insurance policy; and

        all claim payments received by the related insured pursuant to any primary mortgage insurance policy.

    The related pool insurer must be provided with good and merchantable title to the mortgaged property as a condition precedent to the payment of any amount of a claim for benefits under a primary mortgage insurance policy. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer or the subservicer of the related mortgage loan will not be required to expend its own funds to restore the damaged mortgaged property unless it is determined:

      that the restoration will increase the proceeds to the certificateholders of the related series on liquidation of the mortgage loan, after reimbursement of the expenses of the servicer or the subservicer, as the case may be; and

      that the expenses will be recoverable by it through payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series, Liquidation Proceeds, Insurance Proceeds, amounts in the reserve fund, if any, or payments under any Alternative Credit Support, if any, with respect to that series.

    No pool insurance policy will insure, and many primary mortgage insurance policies may not insure, against loss sustained by reason of a default arising from, among other things:

    (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, any unaffiliated seller, the originator or other persons involved in the origination thereof; or

    (2) the exercise by the related insured of a 'due-on-sale' clause or other similar provision in the mortgage loan.

    Depending upon the nature of the event, a breach of representation made by the depositor or a seller may also have occurred. Such a breach, if it materially and adversely affects the interests of the certificateholders of that series and cannot be cured, would give rise to a repurchase obligation on the part of the depositor or seller as more fully described under 'The Trust
Fund -- Mortgage Loan Program -- Representations by Unaffiliated Sellers; Repurchases' and 'Description of the Certificates -- Assignment of Mortgage Loans.'

    The original amount of coverage under the pool insurance policy will be reduced over the life of the certificates of the related series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby.

    The amount of claims paid will include certain expenses incurred by the servicer or by the subservicer of the defaulted mortgage loan as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the holders of the certificates of that series. In addition, unless the servicer or the related subservicer could determine that an Advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of that mortgage loan or otherwise, neither the subservicer nor the servicer would be obligated to make an Advance respecting any delinquency, since the Advance would not be ultimately recoverable to it from either the pool insurance policy or from any other related source. See 'Description of the Certificates -- Advances.'

    Any pool insurance policy for a contract pool underlying a series of certificates will be described in the related prospectus supplement.

SPECIAL HAZARD INSURANCE POLICIES

    If stated in the related prospectus supplement, the servicer shall obtain a special hazard insurance policy for the mortgage pool underlying a series of certificates. A special hazard insurance policy for a mortgage pool underlying the certificates of a series will be issued by the special hazard insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to the limitations described below, protect against loss by reason of damage to mortgaged properties caused by certain hazards, including vandalism and earthquakes and, except where the mortgagor is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located. See 'Description of the Certificates -- Maintenance of Insurance Policies' and ' -- Standard Hazard Insurance.' The special hazard insurance policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. Coverage under a special hazard insurance policy will be at least equal to the amount set forth in the related prospectus supplement.

    Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to the mortgaged property securing a defaulted mortgage loan and to the extent the damage is not covered by the standard hazard insurance policy, if any, maintained by the mortgagor, the servicer or the subservicer, the special hazard insurer will pay the lesser of:

      the cost of repair or replacement of the mortgaged property; or

      upon transfer of the mortgaged property to the special hazard insurer, the unpaid balance of the related mortgage loan at the time of acquisition of the mortgaged property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and certain expenses incurred in respect of the mortgaged property.

    No claim may be validly presented under a special hazard insurance policy unless:

      hazard insurance on the mortgaged property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the related insurer; and

      the related insured has acquired title to the mortgaged property as a result of default by the mortgagor.

If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the mortgaged property will further reduce coverage by that amount.

    The terms of the related pooling and servicing agreement will require the subservicer to maintain the special hazard insurance policy in full force and effect throughout the term of the pooling and servicing agreement. If a pool insurance policy is required to be maintained pursuant to the related pooling and servicing agreement, the special hazard insurance policy will be designed to permit full recoveries under the pool insurance policy in circumstances where recoveries would otherwise be unavailable because the related mortgaged property has been damaged by a cause not insured against by a standard hazard insurance policy. In that event, the related pooling and servicing agreement will provide that, if the related pool insurance policy shall have terminated or been exhausted through payment of claims, the servicer will be under no further obligation to maintain the special hazard insurance policy.

    Any special hazard insurance policies for a contract pool underlying a series of certificates will be described in the related prospectus supplement.

MORTGAGOR BANKRUPTCY BOND

    In the event of a personal bankruptcy of a mortgagor, a bankruptcy court may establish the value of the related mortgaged property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related mortgage loan. The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the related mortgaged property or Cooperative Dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding. If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the mortgage loans in a mortgage pool will be covered under a mortgagor bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the certificates of a series by the related Rating Agency. Any mortgagor bankruptcy bond will provide for coverage in an amount acceptable to the related Rating Agency, which will be set forth in the related prospectus supplement. Subject to the terms of the mortgagor bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of that mortgage loan plus accrued and unpaid interest thereon. The coverage of the mortgagor bankruptcy bond with respect to a series of certificates may be reduced as long as any

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

reduction will not result in a reduction of the outstanding rating of the certificates of that series by the related Rating Agency.

           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

    The following discussion contains summaries of some legal aspects of the mortgage loans and contracts that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. These legal aspects are in addition to the requirements of any applicable FHA regulations described in 'Description of FHA Insurance' in this prospectus and in the accompanying prospectus supplement regarding the contracts partially insured by FHA under Title I of the National Housing Act, or Title I. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans and contracts.

THE MORTGAGE LOANS

    General. The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending on the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien on the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. The liens created by these instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and in most cases on the order of recordation of the mortgage, deed of trust or deed to secure debt in the appropriate recording office.

    There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the related Mortgage Note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the mortgaged property to the trustee for the benefit of the beneficiary, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

    Cooperative Loans. If stated in the prospectus supplement relating to a series of securities, the loans may include Cooperative Loans. Each note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens

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in favor of the cooperative corporation for unpaid assessments or common charges, or a lien for real estate taxes and assessments and other changes imposed under governmental police powers.

    In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the Cooperative. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

    An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

      arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

      arising under its land lease;

the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the loans, the collateral securing the Cooperative Loans.

    Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, on default of the tenant-stockholder, the lender may sue for judgment on the related note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See ' -- Foreclosure on Shares of Cooperatives' in this prospectus.

    Tax Aspects of Cooperative Ownership. In general, a 'tenant-stockholder,' as defined in Section 216(b)(2) of the Code of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Section 16(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain

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interest expenses and real estate taxes allowable as a deduction under
Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

    Foreclosure on Mortgage Loans. Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property on default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, prior to a sale the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to a sale the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest of record in the real property.

    An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the Mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. In most cases, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under various circumstances a court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

    Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located. Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related loan available to be distributed to the certificateholders of the related series. In addition, delays in completion of the foreclosure and additional losses may result where loan documents relating to the loan are missing. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

    In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount of defaulted payments and all other sums owing lender due to the default, plus the costs and expenses incurred in enforcing the obligation.

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    In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, plus accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment if such remedy is available under state law and the related loan documents. In some states, there is a statutory minimum purchase price that the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See 'Description of Credit Enhancement' in this prospectus.

    Foreclosure on Junior Mortgage Loans. A junior mortgagee may not foreclose on the property securing a junior loan unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan. In addition, if the foreclosure by a junior mortgagee triggers the enforcement of a 'due-on-sale' clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees, to avoid a default with respect thereto. Accordingly, if the junior lender purchases the property, the junior lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust that is being foreclosed. Any remaining proceeds are typically payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

    The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their 'equity of redemption.' The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred. See 'Description of the Securities -- Servicing and Administration of Loans -- Realization Upon Defaulted Loans' in this prospectus.

    Foreclosure on Shares of Cooperatives. The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the

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Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

    In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement often permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement in most cases provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender in most cases cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

    Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

    Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder, referred to as the borrower or the Cooperative, to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

    A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

    Where the lienholder is the junior lienholder, any foreclosure may be delayed until the junior lienholder obtains actual possession of such Cooperative shares. Additionally, if the lender does not have a first priority perfected security interest in the Cooperative shares, any foreclosure sale would be subject to the rights and interests of any creditor holding senior interests in the shares. Also, a junior lienholder may not be able to obtain a recognition agreement from a Cooperative since many cooperatives do not permit subordinate financing. Without a recognition agreement, the junior lienholder will not be afforded the usual lender protections from the Cooperative which are in most cases provided for in recognition agreements.

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    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is in most cases responsible for the deficiency. See
' -- Anti-Deficiency Legislation and Other Limitations on Lenders' in this prospectus.

    Rights of Redemption. In some states, after sale under a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only on payment of the entire principal balance of the mortgage loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

    Anti-Deficiency Legislation and Other Limitations on Lenders. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no mortgage loans against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

    In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is in most cases to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

    In most cases, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

    In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or

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enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan or revolving credit loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule, even though the lender accelerated the mortgage loan or revolving credit loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence has yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan or revolving credit loan default by paying arrearages over a number of years.

    Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan or revolving credit loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the mortgage loan or revolving credit loan. In most cases, however, the terms of a mortgage loan or revolving credit loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except for mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

    In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

    The Bankruptcy Code provides priority to tax liens over the lender's security. This may have the effect of delaying or interfering with the enforcement of rights for a defaulted mortgage loan or revolving credit loan.

    In addition, substantive requirements are imposed on mortgage lenders in connection with the origination and the servicing of mortgage loans or revolving credit loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities on lenders who originate mortgage loans or revolving credit loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans or revolving credit loans.

    Some of the mortgage loans or revolving credit loans may be High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable for all claims and subject to all defenses arising under any applicable law that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

    Alternative Mortgage Instruments. Alternative mortgage instruments, including adjustable-rate mortgage loans and early ownership mortgage loans or revolving credit loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

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      state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for the origination of alternative mortgage instruments by national banks;

      state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration for origination of alternative mortgage instruments by federal credit unions; and

      all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

    Leasehold Considerations. Mortgage loans may contain leasehold mortgages which are each secured by a lien on the related mortgagor's leasehold interest in the related mortgaged property. Mortgage loans secured by a lien on the borrower's leasehold interest under a ground lease are subject to various risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated, for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee. The leasehold mortgagee would be left without its security. In the case of each mortgage loan secured by a lien on the related mortgagor's leasehold interest under a ground lease, that ground lease contains provisions protective of the leasehold mortgagee. These provisions include a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale and after that assignment to be assigned by the leasehold mortgagee or that purchaser at a foreclosure sale to any financially responsible third party that executes an agreement obligating itself to comply with the terms and conditions of the ground lease and a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease on any termination of the old ground lease.

    Junior Mortgages; Rights of Senior Mortgagees. The mortgage loans or revolving credit loans included in the trust may be junior to other mortgages, deeds to secure debt or deeds of trust held by other lenders. Absent an intercreditor agreement, the rights of the trust, and therefore the certificateholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan or revolving credit loan to be sold on default of the mortgagor. The sale of the mortgaged property may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinstates or satisfies the defaulted senior mortgage loan or revolving credit loan or loans, as applicable. A junior mortgagee may satisfy a defaulted senior mortgage loan or revolving credit loan in full or, in some states, may cure the default and bring the senior mortgage loan or revolving credit loan current thereby reinstating the senior mortgage loan or revolving credit loan, in either event usually adding the amounts expended to the balance due on the junior mortgage loan or revolving credit loan. In most states, absent a provision in the senior mortgage, deed to secure debt or deed of trust, or an intercreditor agreement, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed to secure debt or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the senior mortgage loan or revolving credit loan which applicable law may provide.

    The standard form of the senior mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of

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trust, in the order as the mortgagee may determine. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

    Another provision sometimes found in the form of the senior mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage, deed to secure debt or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage, deed to secure debt or deed of trust. After a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage. Also, since most senior mortgages require the related mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance premiums, many junior mortgagees will not collect and retain the escrows and will rely on the holder of the senior mortgage to collect and disburse the escrows.

    The form of credit line trust deed or mortgage used by most institutional lenders that make revolving credit loans typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, regardless of the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and regardless that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans or revolving credit loans of the type that includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE MANUFACTURED HOUSING CONTRACTS

    General. A manufactured housing contract evidences both:

      the obligation of the mortgagor to repay the loan evidenced thereby; and

      the grant of a security interest in the manufactured home to secure repayment of the loan.

    Certain aspects of both features of the manufactured housing contracts are described below.

    Security Interests in Manufactured Homes. The law governing perfection of a security interest in a manufactured home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payments of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection under the provisions of the UCC is required. The lender, the subservicer or the servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the servicer, the subservicer or the lender fails

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to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. In some cases, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the servicer or the subservicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the related certificateholders would be against the mortgage collateral seller under its repurchase obligation for breach of representations or warranties.

    The depositor will assign its security interests in the manufactured homes to the trustee on behalf of the certificateholders. See 'Description of the Securities -- Assignment of Loans' in this prospectus. If stated in the accompanying prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state the depositor or the trustee will amend the certificates of title to identify the trustee as the new secured party. In most cases however, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

    If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

    When a mortgagor under a manufactured housing contract sells a manufactured home, the trustee, the subservicer or the servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien. The ability to accelerate the maturity of the related contract will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of these clauses applicable to manufactured homes. To the extent the exceptions and conditions apply in some states, the servicer may be prohibited from enforcing the clause in respect of certain manufactured homes.

    Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens for any manufactured home securing payment on any manufactured housing contract. However, the liens could arise at any time during the term of a manufactured housing contract.

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No notice will be given to the trustee or certificateholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreement.

    To the extent that manufactured homes are not treated as real property under applicable state law, manufactured housing contracts in most cases are 'chattel paper' as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the servicer, the subservicer or the depositor, as the case may be, will transfer physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, the servicer or the subservicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts. If stated in the accompanying prospectus supplement, the manufactured housing contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. In most cases however, the manufactured housing contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment, the trustee's interest in the manufactured housing contracts could be defeated. Even if unsuccessful, these claims could delay payments to the related trust fund and certificateholders. If successful, losses to the related trust fund and certificateholders also could result. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See 'Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans' in this prospectus.

    Land Home and Land-in-Lieu Contracts. To the extent described in the applicable prospectus supplement, the related contract pool may contain land home contracts or land-in-lieu contracts. The land home contracts and the land-in-lieu contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. See 'Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans' for a description of mortgages, deeds of trust and foreclosure procedures.

    Enforcement of Security Interests in Manufactured Homes. The subservicer or the servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest for manufactured housing contracts in default by repossession and sale of the manufactured homes securing the defaulted manufactured housing contracts. So long as the manufactured home has not become subject to real estate law, a creditor in most cases can repossess a manufactured home securing a contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The debtor may also have a right to redeem the manufactured home at or before resale.

    Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. For a discussion of deficiency judgments, see ' -- The Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders' in this prospectus.

ENFORCEABILITY OF CERTAIN PROVISIONS

    If stated in accompanying prospectus supplement indicates otherwise, some or all of the loans will not contain due-on-sale clauses. In most cases however, all of the loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

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    The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

    The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the loans and the number of loans which may be outstanding until maturity.

    In connection with lenders' attempts to realize on their security, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to realize on its security if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws impose requirements applicable to the origination of loans, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related loan.

    If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the 'Holder-in-Due-Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans originated by some lenders. Title V also provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any home improvement contract that is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

    Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title

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V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

    Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the mortgage loans, as described in the accompanying prospectus supplement.

    In most cases, each seller of a loan will have represented that the loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.

ENVIRONMENTAL LEGISLATION

    Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

    The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended, or the Conservation Act, amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that 'merely having the capacity to influence, or unexercised right to control' operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

    Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

    Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present for any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer or subservicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any

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liability for the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the servicer or the subservicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

    If stated in the applicable prospectus supplement, at the time the loans were originated, an environmental assessment of the mortgaged properties will have been conducted. In most cases however, at the time the loans were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

SERVICEMEMBERS CIVIL RELIEF ACT

    Under the terms of the Servicemembers Civil Relief Act, referred to herein as the Relief Act, a borrower who enters military service after the origination of the borrower's loan, including a borrower who was in reserve status and is called to active duty after origination of the loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States or of any state orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.

    Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related loan, no information can be provided as to the number of loans that may be affected by the Relief Act. For loans included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the subservicer or the servicer, as applicable, to collect full amounts of interest on the loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the subservicer or the servicer, as applicable, to foreclose on an affected loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the Relief Act or similar legislation or regulations applies to any loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

    In June 2002, the California Military and Veterans Code was amended to provide protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the governor of California, California national guard members called up to active service by the President and reservists called to active duty. The amendment could result in shortfalls in interest and could affect the ability of the subservicer or the servicer, as applicable, to foreclose on defaulted mortgage loans in a timely fashion. In addition, the amendment, like the Relief Act, provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. The depositor has not undertaken a determination as to which mortgage loans, if any, may be affected by the amendment or the Relief Act.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

    Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments on the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the

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enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher loan rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

    Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act including adjustable rate mortgage loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable regulations and opinions that previously authorized lenders to charge prepayment charges and late fees on Parity Act loans notwithstanding contrary state law, effective with respect to Parity Act loans originated on or after July 1, 2003. However, the OTS's action does not affect Parity Act loans originated before July 1, 2003. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of these charges. The servicer or subservicer will be entitled to all prepayment charges and late payment charges to the extent collected on the loans and these amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

    Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

    In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

NEGATIVE AMORTIZATION LOANS

    A recent case held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First Circuit Court of Appeals, is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following is a discussion of the material, and certain other, federal income tax consequences of the purchase, ownership and disposition of the securities. Where appropriate, additional consequences will be discussed in the prospectus supplement relating to a particular series. This discussion is intended as an explanatory discussion of the consequences of holding the securities generally and does not purport to furnish information with the level of detail that would be expected to be provided by an investor's own tax advisor, or with consideration of an investor's specific tax circumstances. Accordingly, it is recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to their particular situation. Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP, Cadwalader, Wickersham & Taft LLP and Sidley Austin Brown & Wood LLP, counsel to the depositor, rendered an opinion generally that the discussion in this section is correct in all material respects. In addition, counsel to the depositor has rendered an opinion to the effect that:
(1) with respect to each series of REMIC certificates, issued as described in this prospectus and the related prospectus supplement, the related mortgage pool, or portion thereof, will be classified as one or more REMICs and not an association taxable as a corporation -- or publicly traded partnership treated as a corporation -- and each class of securities will represent either a 'regular' interest or a 'residual' interest in the REMIC and (2) with respect to each other series of securities, issued as described in this prospectus and the related prospectus supplement, the related trust fund will be a grantor trust for federal income tax purposes and not an association taxable as a corporation -- or publicly traded partnership treated as a corporation -- and each holder of a security will be treated as holding an equity interest in that grantor trust. Prospective investors should be aware that counsel to the depositor has not rendered any other tax opinions. Further, if with respect to any series of securities, none of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP, Cadwalader, Wickersham & Taft LLP or Sidley Austin Brown & Wood LLP are counsel to the depositor, depositor's then current counsel will be identified in the related prospectus supplement and will confirm or supplement the aforementioned opinions. Prospective investors should be further aware that no rulings have been sought from the Internal Revenue Service, known as the IRS, and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with counsel to the depositor's opinions. If, contrary to those opinions, the trust fund related to a series of securities is characterized or treated as a corporation for federal income tax purposes, among other consequences, that trust fund would be subject to federal income tax and similar state income or franchise taxes on its income and distributions to holders of the securities could be impaired.

    The following summary is based on the Code as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth in this prospectus. This summary does not purport to address all federal income tax matters that may be relevant to particular holders of securities. For example, it generally is addressed only to original purchasers of the securities that are United States investors, deals only with securities held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, electing large partnerships, dealers in securities or currencies, mutual funds, REITs, S corporations, estates and trusts, investors that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or holders whose 'functional currency' is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in any entity that is a beneficial owner of the securities. Further, this discussion does not address the state or local tax consequences of the purchase, ownership and disposition of those securities. It is recommended that investors consult their own tax advisors in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus and the related prospectus supplement.

    The following discussion addresses REMIC certificates representing interests in a trust for which the transaction documents require the making of an election to have the trust, or a portion thereof, be treated

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as one or more REMICs and grantor trust certificates representing interests in a grantor trust. The prospectus supplement for each series of securities will indicate whether a REMIC election or elections will be made for the related trust fund and, if that election is to be made, will identify all 'regular interests' and 'residual interests' in the REMIC. For purposes of this tax discussion, references to a 'certificateholder' or a 'holder' are to the beneficial owner of a certificate.

    Regulations specifically addressing certain of the issues discussed in this prospectus have not been issued or have been issued only in proposed form and this discussion is based in part on regulations that do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the securities.

CLASSIFICATION OF REMICS

    Upon the issuance of each series of REMIC certificates, Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP, Cadwalader, Wickersham & Taft LLP, Sidley Austin Brown & Wood LLP or such other counsel to the depositor as specified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, or trust agreement, the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC and the certificates offered with respect thereto will be considered to be, or evidence the ownership of, 'regular interests,' in the related REMIC or 'residual interests,' in that REMIC. If with respect to any series, none of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP, Cadwalader, Wickersham & Taft LLP or Sidley Austin Brown & Wood LLP are counsel to the depositor, then depositor's counsel for such series will be identified in the related prospectus supplement and will confirm, or supplement, the aforementioned opinions. Opinions of counsel only represent the views of that counsel and are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS and the courts will not take a differing position.

    If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related certificates may not be accorded the status or given the tax treatment described in this prospectus under 'Material Federal Income Tax Consequences.' The IRS may, but is not compelled to provide relief but any relief may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement, indenture or trust agreement for each REMIC will include provisions designed to maintain the related trust fund's status as a REMIC. It is not anticipated that the status of any trust fund as a REMIC will be terminated.

    Characterization of Investments in REMIC Regular Certificates. Except as provided in the following sentence, the REMIC Regular Certificates will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Regular Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of
Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

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    The American Jobs Creation Act of 2004, or the Jobs Act, allows, effective
January 1, 2005, REMICs to hold reverse mortgages, home equity lines of credit loans and sufficient assets to fund draws on the foregoing mortgage loans. Under the legislative history to the Jobs Act, a 'reverse mortgage,' is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property,
(3) provides that all payments are due only on maturity of the loan, and
(4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that REMIC.

    The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC Certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

    General. In general, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income for Regular Certificates under an accrual method.

    Original Issue Discount. Some REMIC Regular Certificates may be issued with 'original issue discount,' or OID, within the meaning of Section 1273(a) of the Code. Any holders of Regular Certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

    The Code requires that a prepayment assumption be used for loans held by a REMIC in computing the accrual of original issue discount on Regular Certificates issued by that issuer, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a Regular Certificate must be the same as that used in pricing the initial offering of the Regular Certificate. The prepayment assumption used by the servicer, the subservicer, or the REMIC administrator, as applicable, in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, none of the depositor, the REMIC administrator, or the servicer or subservicer will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

    The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of Regular Certificates will be the first cash price at which a substantial amount of Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of Regular Certificates is sold for cash on or prior to the date of their initial issuance, or

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

the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on that certificate other than 'qualified stated interest.' Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a 'qualified floating rate,' an 'objective rate,' a combination of a single fixed rate and one or more 'qualified floating rates' or one 'qualified inverse floating rate,' or a combination of 'qualified floating rates' that in most cases does not operate in a manner that accelerates or defers interest payments on a Regular Certificate. Because a portion of the interest payable on the certificates may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of certificates as qualified stated interest, provided that class is not an interest-only class (or a class the interest on which is substantially disproportionate to its principal amount), or an accrual class (i.e. a class on which interest is not payable currently in all accrual periods).

    In the case of Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the Regular Certificates. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the servicer, the subservicer, or REMIC administrator for those certificates in preparing information returns to the certificateholders and the IRS.

    Some classes of the Regular Certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the 'accrual period,' as defined below, for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this 'long first accrual period,' some or all interest payments may be required to be included in the stated redemption price of the Regular Certificate and accounted for as original issue discount. Because interest on Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the Regular Certificates.

    In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of the Regular Certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the Regular Certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

    Regardless of the general definition of original issue discount, original issue discount on a Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the Regular Certificate, by multiplying:

      the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption;

          by

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

      a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the Regular Certificate.

Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called 'teaser' interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Regular Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ' -- Market Discount' in this prospectus for a description of that election under the OID regulations.

    If original issue discount on a Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the 'daily portions' of original issue discount for each day during its taxable year on which it held the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, the daily portions of original issue discount will be determined as follows.

    The 'accrual period' as used in this section will be:

      the period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date; or

      such other period as described in the related prospectus supplement.

As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

        (1) the sum of:

          the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Regular Certificate, if any, in future periods; and

          the distributions made on the Regular Certificate during the accrual period of amounts included in the stated redemption price;

              over

        (2) the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

    The present value of the remaining distributions referred to in the preceding sentence will be calculated:

        (1) assuming that distributions on the Regular Certificate will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption; and

        (2) using a discount rate equal to the original yield to maturity of the certificate.

For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that Regular Certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

    The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests

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

will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

    A subsequent purchaser of a Regular Certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, each daily portion will be reduced, if the cost is in excess of its 'adjusted issue price,' in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the Regular Certificate. The adjusted issue price of a Regular Certificate on any given day equals:

      the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day;

          plus

      the daily portions of original issue discount for all days during the accrual period prior to that day;

          minus

      any principal payments made during the accrual period prior to that day for the certificate.

    The IRS proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

    The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether the IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

    Market Discount. A certificateholder that purchases a Regular Certificate at a market discount, that is, in the case of a Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder in most cases will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

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

    A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made for a Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See ' -- Premium' in this prospectus. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

    However, market discount for a Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ' -- Original Issue Discount' in this prospectus. This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

    Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on Regular Certificates should accrue, at the certificateholder's option:

      on the basis of a constant yield method;

      in the case of a Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Regular Certificate as of the beginning of the accrual period; or

      in the case of a Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the Regular Certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

    To the extent that Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a Regular Certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

    In addition, under Section 1277 of the Code, a holder of a Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Regular Certificate purchased with market discount. For these purposes,

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

the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    Premium. A Regular Certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a Regular Certificate may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related Regular Certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See ' -- Market Discount' in this prospectus. The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount for Regular Certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. However, the use of an assumption that there will be no prepayments might be required.

    Realized Losses. Under Section 166 of the Code, both corporate holders of the Regular Certificates and noncorporate holders of the Regular Certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the loans. However, it appears that a noncorporate holder that does not acquire a Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until the holder's certificate becomes wholly worthless, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

    Each holder of a Regular Certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

    General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

    A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a '30 days per month/90 days per quarter/360 days per year' convention or some other convention if stated in the accompanying prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in ' -- Taxable Income of the REMIC' and will be taxable to the REMIC residual certificateholders without regard to the timing or

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amount of cash distributions by the REMIC. Ordinary income derived from REMIC
Residual Certificates will be 'portfolio income' for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Code on the deductibility of 'passive losses.'

    A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC Residual Certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, as defined below, that REMIC Residual Certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

    On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of 'inducement fees' received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

    The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to 'excess inclusions' and 'noneconomic' residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

    Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the Regular Certificates, and any other class of REMIC certificates constituting 'regular interests' in the REMIC not offered hereby, amortization of any premium on the loans, bad debt deductions for the loans and, except as described below, for servicing, administrative and other expenses.

    For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the servicer, the subservicer, or REMIC administrator, as applicable, intends to treat the fair market value of the loans as being equal to the aggregate issue prices of the Regular Certificates and REMIC Residual Certificates. The aggregate basis will be allocated among the loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described in this prospectus under ' -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount.' Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the servicer, the subservicer, or REMIC administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

    Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method of accruing original issue discount income for regular certificateholders; under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a

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market discount must include the discount in income currently, as it accrues, on a constant interest basis. See ' -- Taxation of Owners of REMIC Regular Certificates' in this prospectus, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

    A loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in that loan, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. It is anticipated that each REMIC will elect under
Section 171 of the Code to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

    A REMIC will be allowed deductions for interest, including original issue discount, on the Regular Certificates, including any other class of REMIC certificates constituting 'regular interests' in the REMIC not offered hereby, equal to the deductions that would be allowed if the Regular Certificates, including any other class of REMIC certificates constituting 'regular interests' in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described in this prospectus under ' -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount,' except that the de minimis rule and the adjustments for subsequent holders of 'regular interests' in the REMIC described in this prospectus under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount,' will not apply.

    If a class of Regular Certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described in this prospectus under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.'

    As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ' -- Prohibited Transactions and Other Taxes' in this prospectus. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Residual Certificates, subject to the limitation of Section 67 of the Code. See ' -- Possible Pass-Through of Miscellaneous Itemized Deductions' in this prospectus. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

    Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for that REMIC Residual Certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

    A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC residual certificateholders to deduct net losses may be limited in accordance with additional limitations under the Code, as to which the certificateholders should consult their tax advisors.

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

    Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their basis in the REMIC Residual Certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their basis in the REMIC Residual Certificates will initially equal the amount paid for those REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the related trust fund. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders initial basis are less than the distributions to the REMIC residual certificateholders, and increases in the initial basis either occur after distributions or, together with their initial basis, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

    The effect of these rules is that a certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or on the sale of its REMIC Residual Certificate. See ' -- Sales of REMIC Certificates' in this prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to its holder and the adjusted basis the REMIC Residual Certificate would have had in the hands of the original holder, see ' -- General' in this prospectus.

    Excess Inclusions. Any 'excess inclusions' for a REMIC Residual Certificate will be subject to federal income tax in all events.

    In general, the 'excess inclusions' for a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

      the sum of the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate;

          over

      the sum of the 'daily accruals,' as described in the following sentence, for each day during that quarter that the REMIC Residual Certificate was held by the REMIC residual certificateholder.

The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the 'adjusted issue price' of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the 'long-term Federal rate' in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made on the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC Residual Certificates were sold. If less than a substantial amount of a particular class of REMIC Residual Certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The 'long-term Federal rate' is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

    For REMIC residual certificateholders, an excess inclusion:

      will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

      will be treated as 'unrelated business taxable income' to an otherwise tax-exempt organization; and

      will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

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

See, however, ' -- Foreign Investors in Regular Certificates' in this prospectus.

    Furthermore, for purposes of the alternative minimum tax, (1) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (2) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (2), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

    In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions allocated to the REMIC Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion from a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

    Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of 'noneconomic' REMIC Residual Certificates will be disregarded for all federal income tax purposes if 'a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.' Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unable or unwilling to pay taxes due on its share of the REMIC's taxable income (i.e. the transferor had 'improper knowledge'). If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the 'noneconomic' REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents:

    (1) the present value of the expected future distributions, discounted using the 'applicable federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC Residual Certificate, which rate is computed and published monthly by the IRS, on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

    (2) the transferor reasonably expects that the transferee will receive distributions on the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

    The REMIC regulations provide a safe harbor under which a transferor is presumed to lack 'improper knowledge.' If the safe harbor is satisfied, a transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations:

      the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due, the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC Residual Certificate reduced by the present value of the projected payments to be received on the REMIC Residual

      Certificate or (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same 'safe harbor' provision.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC Residual Certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The safe harbor rules contain additional detail regarding their application. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consult their own tax advisors concerning the safe harbor rules and should consider the possibility that a purported transfer of the REMIC Residual Certificate by the purchaser may be disregarded, which would result in the retention of tax liability by the purchaser.

    The accompanying prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered 'noneconomic' residual interests under the REMIC regulations. Any disclosure that a REMIC Residual Certificate will not be considered 'noneconomic' will be based on some assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered 'noneconomic' for purposes of the above-described rules. See
' -- Foreign Investors in Regular Certificates' for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

    Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related Regular Certificates. Fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related Regular Certificates or if stated in the related prospectus supplement, some or all of the fees and expenses will be allocated to the holders of the related Regular Certificates.

    For REMIC Residual Certificates or Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts:

      an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder; and

      the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

    In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001, or the 2001 Act, these reductions will be phased out commencing in 2006 and eliminated by 2010. Unless amended, however, all provisions of the 2001 Act will no longer apply for taxable years beginning after 2010.

    The amount of additional taxable income reportable by REMIC certificateholders that are in accordance with the limitations of either
Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of the holder of a REMIC certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or Pass-Through Entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.

    Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount, determined under the REMIC regulations, equal to the product of:

      the present value, discounted using the 'applicable federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions on the REMIC Residual Certificate for periods after the transfer; and

      the highest marginal federal income tax rate applicable to corporations.

    The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      residual interests in the entity are not held by Disqualified Organizations; and

      information necessary for the application of the tax described in this prospectus will be made available.

    Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

    (1) requiring any transferee of a REMIC Residual Certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC Residual Certificate on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual Certificate;

    (2) providing that any transfer of a REMIC Residual Certificate to a Disqualified Organization shall be null and void; and

    (3) granting to the servicer or the subservicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC Residual Certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

    In addition, if a Pass-Through Entity includes in income excess inclusions on a REMIC Residual Certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of:

      the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization; and

      the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity:

      the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

      a statement under penalties of perjury that the record holder is not a Disqualified Organization.

In the case of a REMIC Residual Certificate held by an 'electing large partnership,' regardless of the preceding two sentences, all interests in that partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

    Sales of certificates. If a certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the certificate. The adjusted basis of a Regular Certificate generally will equal the cost of that Regular Certificate to that certificateholder, increased by income reported by the certificateholder with respect to that Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under ' -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions' in this prospectus. Except as described below, any gain or loss generally will be capital gain or loss.

    Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of:

      the amount that would have been includible in the seller's income for the Regular Certificate had income accrued thereon at a rate equal to 110% of the 'applicable federal rate,' which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the Regular Certificate;

          over

      the amount of ordinary income actually includible in the seller's income prior to the sale.

In addition, gain recognized on the sale of a Regular Certificate by a seller who purchased the Regular Certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See
' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount' in this prospectus.

    A portion of any gain from the sale of a Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a 'conversion transaction' within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate 'applicable federal rate,' which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

    Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

    If the seller of a REMIC Residual Certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a 'taxable mortgage pool,' as defined in Section 7701(i) of the Code, within six months of the date of the sale, the sale will be subject to the 'wash sale' rules of
Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

    Losses on the sale of a REMIC regular interest in excess of a threshold amount (which amount may need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such a form.

    Prohibited Transactions and Other Taxes. The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary

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investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

    REMICs also are subject to federal income tax at the highest corporate rate on 'net income from foreclosure property,' determined by reference to the rules applicable to real estate investment trusts. 'Net income from foreclosure property' generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize 'net income from foreclosure property' subject to federal income tax, however, if a REMIC may be required to recognize 'net income from foreclosure property' subject to federal income tax, it will be stated in the related prospectus supplement.

    It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC, however if any material state or local income or franchise tax may be imposed on a REMIC, it will be stated in the related prospectus supplement.

    To the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on 'net income from foreclosure property' or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related servicer, the subservicer, the REMIC administrator, the trustee, or such other entity as stated in the applicable prospectus supplement, in any case out of its own funds, provided that the servicer, the subservicer, the REMIC administrator, the trustee, or other entity as stated in the applicable prospectus supplement, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the servicer's, the subservicer's, the REMIC administrator's, the trustee's, or other entity as stated in the applicable prospectus supplement, obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the servicer, the subservicer, the trustee, or other entity as stated in the applicable prospectus supplement, will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

    Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the loans or on a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

    Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. The servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the 'tax matters person' for the REMIC in all respects, and may hold a nominal amount of REMIC Residual Certificates.

    As the tax matters person, the servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, as tax matters person, and the IRS concerning any REMIC item.

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    Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

    Reporting of interest income, including any original issue discount, on Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of regular interests and the IRS; holders of Regular Certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information be reported to the IRS with respect to a Regular Certificate issued with original issue discount including the amount of original issue discount and the issue date. Reporting for the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

    As applicable, the Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the servicer or the subservicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount.'

    The responsibility for complying with the foregoing reporting rules will be borne by the subservicer, the trustee, or the REMIC administrator named in the related prospectus supplement, as specified in the prospectus supplement. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.

BACKUP WITHHOLDING WITH RESPECT TO SECURITIES

    Payments of interest and principal, as well as payments of proceeds from the sale of securities, may be subject to the 'backup withholding tax' under
Section 3406 of the Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS IN REGULAR CERTIFICATES

    A regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Regular Certificate will not be subject to United States federal income or withholding tax on a distribution on a Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder.

    For these purposes, United States person means:

      a citizen or resident of the United States;

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      a corporation, partnership or other entity treated as a corporation or a partnership for U.S. federal income tax purposes created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent regulations are adopted that provide otherwise;

      an estate whose income is subject to United States federal income tax regardless of its source; or

      a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence.

It is possible that the IRS may assert that the foregoing tax exemption should not apply to a REMIC Regular Certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

    Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. A certificateholder who is not an individual or corporation holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of a certificate held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

    In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

    Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

    Generally, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement, however, if so stated in the applicable prospectus supplement transfers of REMIC Residual Certificates to investors that are not United States persons will be allowed.

NON-REMIC TRUST FUNDS

    The discussion under this heading applies only to a series with respect to which a REMIC election is not made.

    Characterization of the Trust Fund. Upon the issuance of any series with respect to which no REMIC election is made and which is described in the related prospectus supplement as a grantor trust, Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP, Cadwalader, Wickersham & Taft LLP, Sidley Austin Brown & Wood LLP or such other counsel to the depositor as may be identified in the related prospectus supplement, will deliver its opinion that, with respect to that series of securities, under then existing law and assuming compliance by the depositor, the servicer and the trustee of the related series with all of the provisions of the related pooling and servicing agreement, and the agreement or agreements, if any, providing for a credit facility or a liquidity facility, together with any agreement documenting the arrangement through which a credit facility or a liquidity facility is held outside the related trust fund, and the agreement or agreements with any underwriter, for federal income tax purposes, the trust fund will be classified as a grantor trust and not as a corporation or an association which is taxable as a corporation (or publicly traded partnership treated as a corporation) and the grantor trust certificates will be treated as equity in that trust fund. Accordingly, each grantor trust certificateholder will be treated for federal income tax purposes as the owner of an undivided equity interest in the assets

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included in that trust fund. Further, if with respect to any series of securities, none of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP, Cadwalader, Wickersham & Taft LLP or Sidley Austin Brown & Wood LLP are counsel to the depositor, depositor's then current counsel will be identified in the related prospectus supplement and will confirm or supplement the aforementioned opinions. As further described below, each grantor trust certificateholder must therefore report on its federal income tax return the gross income from the portion of the assets of the related trust fund that is allocable to the related grantor trust certificate and may deduct its share of the expenses paid by the trust fund that are allocable to that grantor trust certificate, at the same time and to the same extent as those items would be reported by that holder if it had purchased and held directly such interest in the assets of the related trust fund and received directly its share of the payments on the assets of the related trust fund and paid directly its share of the expenses paid by the trust fund when those amounts are received and paid by the trust fund. A grantor trust certificateholder who is an individual will be allowed deductions for those expenses only to the extent that the sum of those expenses and certain other of the grantor trust certificateholder's miscellaneous itemized deductions exceeds 2% of that individual's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds certain thresholds will be reduced. It appears that expenses paid by the trust fund, and the gross income used to pay those expenses, should be allocated among the classes of grantor trust certificates in proportion to their respective fair market values at issuance, but because other reasonable methods of allocation exist and the allocation of those items has not been the subject of a controlling court decision, regulation or ruling by the IRS, no definitive advice concerning the allocation of those items can be given.

    Under current IRS interpretations of applicable Treasury regulations, the depositor would be able to sell or otherwise dispose of any subordinated grantor trust certificates. Accordingly, the depositor expects to offer subordinated grantor trust certificates for sale to investors. In general, subordination should not affect the federal income tax treatment of either the subordinated or senior certificates, and holders of subordinated classes of certificates should be able to recognize any losses allocated to the related class when and if losses are realized.

    To the extent that any of the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates included in a trust fund were originated on or after March 21, 1984 and under circumstances giving rise to original issue discount, grantor trust certificateholders will be required to report annually an amount of additional interest income attributable to the discount in those mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates prior to receipt of cash related to the discount. See the discussion above under 'Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.' Similarly, Code provisions concerning market discount and amortizable premium will apply to the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates included in a trust fund to the extent that the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under 'Taxation of Owners of REMIC Regular
Certificates -- Market Discount' and ' -- Premium.'

    Tax Status of Grantor Trust Certificates. In general, the grantor trust certificates, other than premium grantor trust certificates as discussed below, will be:

      'real estate assets' within the meaning of Section 856(c)(5)(B) of the Code; and

      assets described in Section 7701(a)(19)(C) of the Code to the extent the trust fund's assets qualify under those sections of the Code.

    Any amount includible in gross income with respect to the grantor trust certificates will be treated as 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Section 856(c)(3)(B) of the Code to the extent the income on the trust fund's assets qualifies under that Code section. The IRS has ruled that obligations secured by permanently installed mobile home units qualify as 'real estate assets' under
Section 856(c)(5)(B) of the Code. Assets described in Section 7701(a)(19)(C) of the Code include loans secured by mobile homes not used on a transient basis. However, whether manufactured homes would be viewed as permanently installed for purposes of Section 856 of the Code would depend on the facts and circumstances of each case, because the IRS rulings on this issue do not provide facts on which taxpayers can rely to achieve treatment as 'real estate assets'. No assurance can be given that the manufactured homes will be so treated. A 'real estate

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investment trust,' or REIT, will not be able to treat that portion of its investment in certificates that represents ownership of contracts on manufactured homes that are not treated as permanently attached as a 'real estate asset' for REIT qualification purposes. In this regard, investors should note that generally, most contracts prohibit the related obligor from permanently attaching the related manufactured home to its site if it were not so attached on the date of the contract. If so specified in the related prospectus supplement, contracts included in the related trust fund may permit the obligor to permanently attach the related manufactured home to its site even if not attached at the date of the contract. Grantor trust certificates that represent the right solely to interest payments on contracts and grantor trust certificates that are issued at prices that substantially exceed the portion of the principal amount of the contracts allocable to those grantor trust certificates, both types of non-REMIC certificates referred to as premium grantor trust certificates, should qualify under the foregoing sections of the Code to the same extent as other certificates, but the matter is not free from doubt. Prospective purchasers of certificates who may be affected by the foregoing Code provisions should consult their tax advisors regarding the status of the certificates under those provisions.

    Taxation of Grantor Trust Certificates Under Stripped Bond Rules. Certain classes of grantor trust certificates may be subject to the stripped bond rules of Section 1286 of the Code. In general, a grantor trust certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan, contract or mortgage loan underlying the Mortgage Certificates from ownership of the right to receive some or all of the related interest payments. Grantor trust certificates will constitute stripped certificates and will be subject to these rules under various circumstances, including the following:

    (1) if any servicing compensation is deemed to exceed a reasonable amount;

    (2) if the depositor or any other party retains a retained yield with respect to the assets included in a trust fund;

    (3) if two or more classes of grantor trust certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the assets included in a trust fund; or

    (4) if grantor trust certificates are issued which represent the right to interest only payments or principal only payments.

The grantor trust certificates will either (a) be subject to the 'stripped bond' rules of Section 1286 of the Code or, if the application of those rules to a particular series of grantor trust certificates is uncertain, the trust fund will take the position that they apply or (b) be subject to some other section of the Code as described in the related prospectus supplement. There is some uncertainty as to how Section 1286 of the Code will be applied to securities such as the grantor trust certificates. Investors should consult their own tax advisors regarding the treatment of the grantor trust certificates under the stripped bond rules.

    Although the matter is not entirely clear and alternative characterizations could be imposed, it appears that each stripped grantor trust certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating original issue discount. Thus, in each month the holder of a grantor trust certificate, whether a cash or accrual method taxpayer, will be required to report interest income from the grantor trust certificate equal to the income that accrues on the grantor trust certificate in that month, calculated, in accordance with the rules of the Code relating to original issue discount, under a constant yield method. In general, the amount of the income reported in any month would equal the product of the related holder's adjusted basis in the grantor trust certificate at the beginning of that month (see ' -- Sales of Certificates' below) and the yield of such grantor trust certificate to that holder. The yield would be the monthly rate, assuming monthly compounding, determined as of the date of purchase that, if used in discounting the remaining payments on the portion of the assets in the related trust fund that is allocable to that grantor trust certificate, would cause the present value of those payments to equal the price at which the holder purchased the grantor trust certificate.

    With respect to certain categories of debt instruments, the Code requires the use of a reasonable prepayment assumption in accruing original issue discount and provides a method of adjusting those accruals to account for differences between the assumed prepayment rate and the actual rate. These rules apply to 'regular interests' in a REMIC and are described under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.' Regulations could be adopted applying these rules to the grantor trust certificates. Although the matter is not free from doubt, it appears that the Taxpayer Relief

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Act of 1997 has expanded the requirement of the use of a reasonable prepayment assumption to instruments such as the grantor trust certificates. In the absence of regulations interpreting the application of this requirement to those instruments particularly where those instruments are subject to the stripped bond rules, it is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust certificates or, with respect to any holder, at the time of purchase of the grantor trust certificate by that holder. Finally, if these rules were applied to the grantor trust certificates, and the principles used in calculating the amount of original issue discount that accrues in any month would produce a negative amount of original issue discount, it is unclear when the loss would be allowed.

    In the case of a grantor trust certificate acquired at a price equal to the principal amount of the assets in the related trust fund allocable to that grantor trust certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust certificate acquired at a discount or premium, that is, at a price less than or greater than its principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate the reporting of interest income, respectively.

    If the yield used by the holder of a grantor trust certificate in calculating the amount of interest that accrues in any month is determined based on scheduled payments on the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates included in the related trust fund, that is, without using a reasonable prepayment assumption, and that grantor trust certificate was acquired at a discount or premium, then the holder generally will recognize a net amount of ordinary income or loss if a mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates prepays in full in an amount equal to the difference between the portion of the prepaid principal amount of the mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates that is allocable to the grantor trust certificate and the portion of the adjusted basis of the grantor trust certificate, see ' -- Sales of Certificates' below, that is allocable to the mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates. In general, basis would be allocated among the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates in proportion to their respective principal balances determined immediately before the prepayment. It is not clear whether any other adjustments would be required or permitted to take account of prepayments of the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates.

    Solely for purposes of reporting income on the grantor trust certificates to the IRS and to certain holders, as required under the Code, it is anticipated that, unless provided otherwise in the related prospectus supplement, the yield of the grantor trust certificates will be calculated based on:

      a representative initial offering price of the grantor trust certificates to the public; and

      a reasonable assumed prepayment rate, which will be the rate used in pricing the initial offering of the grantor trust certificates.

    The yield may differ significantly from the yield to any particular holder that would be used in calculating the interest income of that holder. No representation is made that the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates will in fact prepay at the assumed prepayment rate or at any other rate.

    Sales of Certificates. Upon the sale or exchange of a grantor trust certificate, a grantor trust certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the assets included in the related trust fund represented by the grantor trust certificate. Generally, the aggregate adjusted basis will equal the grantor trust certificateholder's cost for the grantor trust certificate increased by the amount of any previously reported gain with respect to the grantor trust certificate and decreased by the amount of any losses previously reported with respect to the grantor trust certificate and the amount of any distributions received on that grantor trust certificate. Except as provided above with respect to the original issue discount and market discount rules, any gain or loss would be capital gain or loss if the grantor trust certificate was held as a capital asset.

    Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a grantor trust certificateholder who is not a United States person will be treated as 'portfolio interest' and therefore will be exempt from the 30% withholding tax. That grantor trust certificateholder will be entitled to receive interest payments and original issue discount on the grantor trust certificates free of United

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States federal income tax, but only to the extent the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates included in the related trust fund were originated after July 18, 1984 and provided that the grantor trust certificateholder periodically provides the trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that the grantor trust certificateholder is not a United States person and providing the name and address of the grantor trust certificateholder. For additional information concerning interest or original issue discount paid to a non-United States person and the treatment of a sale or exchange of a grantor trust certificate by a non-United States person, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above in 'Foreign Investors in Regular Certificates.'

    For information regarding withholding, see ' -- Backup Withholding with Respect to Securities' and ' -- Foreign Investors in Regular Certificates -- New Withholding Regulations' above.

REPORTABLE TRANSACTIONS

    Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a 'reportable transaction' (as defined in Section 6011 of the Code). The rules defining 'reportable transactions' are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer's tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

PROPOSED REGULATIONS ON TAX OPINIONS

    The Treasury Department has proposed regulations, contained in Circular 230, governing the practice of attorneys and other tax advisors before the IRS. These proposed regulations classify virtually all opinions regarding federal tax treatment of securities that rely for their treatment on specialized provisions of the Code as tax shelter opinions and, consequently, subject to certain mandatory requirements applicable to tax shelter opinions. The proposed regulations provide that the final regulations will apply to opinions delivered on or after the date the final regulations are published in the Federal Register, which could occur in time to apply to the certificates.

    If the final regulations are adopted in their present form with an effective date that is applicable to tax counsel's opinion relating to the certificates, tax counsel expects to deliver an opinion that contains the same overall conclusion regarding the certificates as described above but which complies with the requirements of the new regulations. Among other largely technical changes tax counsel may add to the opinion a paragraph substantially similar to the following:

        The opinion set forth herein with respect to federal income tax may not be sufficient for an owner of the certificates to use for the purpose of avoiding penalties relating to a substantial understatement of income tax under section 6662(d) of the Internal Revenue Code of 1986. Owners of the certificates should seek advice based on their individual circumstances with respect to any material federal tax issue relating to the certificates from their own tax advisors. The federal tax opinion represents tax counsel's best judgment, based on the matters referred to herein, that, except as otherwise stated herein, there is no federal tax issue for which the Internal Revenue Service has a reasonable basis for a successful challenge and the resolution of which could have a significant adverse impact on the opinion regarding federal tax treatment of the certificates. Tax counsel expects to be paid for this opinion and related services by the depositor or the trust fund.

    There can be no assurance that the market value of the certificates will not be adversely affected if the opinion delivered at the time of their issuance includes language substantially similar to the language immediately above. In addition, there can be no assurance that final regulations will be promulgated with provisions that are similar to those included in the proposed regulations. Tax counsel expects that its opinion will be delivered to conform with the requirements of the final regulations, if applicable.

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                        STATE AND OTHER TAX CONSEQUENCES

    In addition to the federal income tax consequences described under 'Material Federal Income Tax Consequences,' potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain restrictions on ERISA Plans and on those persons who are ERISA fiduciaries with respect to the assets of those ERISA Plans. In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the certificates is permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio.

    Employee benefit plans which are governmental plans, and certain church plans, if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the certificates subject to the provisions of applicable federal and state law and, in the case of any plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503(b) of the Code.

    In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest and impose taxes and/or other penalties on any such transaction unless an exemption applies. Whether or not the assets of a trust fund are treated for ERISA purposes as the assets of the Plans that purchase or hold certificates of the applicable series under the rules described in 'Plan Assets Regulation' below. An investment in certificates of that series by or with 'plan assets' of a Plan might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption applies. Violation of the prohibited transaction rules could result in the imposition of excise taxes and/or other penalties under ERISA and/or Section 4975 of the Code.

    A number of prohibited transaction class exemptions issued by the United States Department of Labor, or DOL, might apply to exempt a prohibited transaction arising by virtue of the purchase of a certificate by or on behalf of, or with 'plan assets' of a Plan, i.e., PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) or PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan certificateholder or, even if it were to apply, that the available exemptive relief would apply to all transactions involving the applicable trust fund. In particular, these exemptions may not provide relief for prohibited transactions that result when, as discussed below, the assets of the Trust Fund are deemed to be plan assets.

PLAN ASSETS REGULATION

    The DOL has issued the Plan Assets Regulation. Unless an exception from 'plan asset' treatment is available under the Plan Assets Regulation or elsewhere under ERISA, an undivided portion of the assets of a trust fund will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as an asset of each Plan which becomes a certificateholder of the applicable series. This means that each Plan will be deemed to hold an undivided interest in the underlying mortgages and other assets held in the trust. As a result, transactions involving the assets of the trust fund will be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code.

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

    The Plan Assets Regulation provides an exception from 'plan asset' treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity, or any affiliate of that person, are held by 'benefit plan investors' -- e.g., Plans, governmental, foreign and other benefit plans not subject to ERISA and entities holding assets deemed to be 'plan assets.' Because the availability of this exemption to any trust fund depends upon the identity of the certificateholders of the applicable series at any time, there can be no assurance that any series or class of certificates will qualify for this exemption.

UNDERWRITER'S PTE

    General Rules

    A predecessor of Credit Suisse First Boston LLC, or First Boston, is the recipient of an underwriter's prohibited transaction exemption, or Underwriter's PTE, which may accord protection from certain violations under Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire certificates:

    (a) which represent:

      (1) a beneficial ownership interest in the assets of a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund; or

      (2) an interest in a REMIC; and

    (b) with respect to which First Boston or any of its affiliates is either the sole underwriter, the manager or co-manager or a selling or placement agent.

    The corpus of a trust fund to which the Underwriter's PTE applies may consist of:

    (a) obligations which bear interest or are purchased at a discount and which are secured by:

      (1) single family residential, multifamily residential or commercial real property, including obligations secured by leasehold interests on that real property; or

      (2) shares issued by a cooperative housing association;

    (b) secured consumer receivables that bear interest or are purchased at a discount, including home equity or manufactured housing consumer receivables;

    (c) secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities;

    (d) 'guaranteed governmental mortgage pool certificates,' as defined in the Plan Assets Regulation; and

    (e) undivided fractional interests in any of the obligations described in
        (a) through (d) above.

    Plans acquiring certificates may be eligible for protection under the Underwriter's PTE if:

    (a) at the time of the acquisition, the class of certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (j)(1) below, except that, in the case of a trust fund containing any single family residential mortgage loan or home equity loan with a loan to value ratio exceeding 100% at the date of issuance of the certificates, the Underwriter's PTE will not apply: (1) to any of the certificates if (x) any mortgage loan or other asset held in the trust fund (other than a single family residential mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% at the date of issuance of the certificates or (y) any single family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% at the date of issuance of the certificates or (2) to any subordinate certificates;

    (b) the trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

    (c) if certain conditions specified in the applicable prospectus supplement are satisfied, the trust fund includes a pre-funding account or a swap agreement;

    (d) the class of certificates acquired by the Plan is not subordinated to other classes of certificates of that trust fund with respect to the right to receive payment in the event of defaults or delinquencies on the underlying assets of the related trust fund unless none of the mortgage loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%;

    (e) the Plan is an 'accredited investor,' as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended;

    (f) the acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

    (g) the sum of all payments made to and retained by the related underwriter or members of any underwriting syndicate in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;

    (h) the sum of all payments made to and retained by the seller pursuant to the sale of the assets of the trust fund to the trust fund represents not more than the fair market value of those assets;

    (i) the sum of all payments made to and retained by the servicer and all subservicers represents not more than reasonable compensation for the related servicer's and subservicers' services under the pooling and servicing agreement and reimbursement of the related servicer's and subservicers' reasonable expenses in connection therewith;

    (j) assets of the type included as assets of a particular trust fund have been included in other investment pools and certificates evidencing interests in those other pools have been both:

      (1) rated in one of the four highest generic rating categories (three highest in the case of pools holding certain types of assets) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch Ratings; and

      (2) purchased by investors other than Plans,

      for at least one year prior to a Plan's acquisition of certificates in reliance upon the Underwriter's PTE.

    Subordinated certificates that do not meet the requirements of condition (a) above are not available for purchase by or with 'plan assets' of any Plan, other than an insurance company general account which satisfies the conditions set forth in Sections I and III of PTCE 95-60 as described above, and any acquisition of subordinated certificates by, on behalf of or with 'plan assets' of any such Plan, except as provided above, will be treated as null and void for all purposes.

    Pre-Funding Accounts

    The Underwriter's PTE permits transactions using a pre-funding account whereby a portion of the loans are transferred to the trust fund within a specified period, the DOL Pre-Funding Period, following the closing date instead of requiring that all such loans be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Underwriter's PTE are satisfied.

    Swaps

    The Underwriter's PTE permits interest rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

    An interest rate swap or, if purchased by or on behalf of the trust fund, an interest rate cap contract, collectively referred to in this prospectus as a 'swap' or 'swap agreement', is a permitted trust fund asset if it:

    (a) is an 'eligible swap;'

    (b) is with an 'eligible counterparty;'

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

    (c) is purchased by a 'qualified plan investor;'

    (d) meets certain additional specific conditions which depend on whether the swap is a 'ratings dependent swap' or a 'non-ratings dependent swap;' and

    (e) permits the trust fund to make termination payments to the swap counterparty, other than currently scheduled payments, solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

    An 'eligible swap' is one which:

    (a) is denominated in U.S. dollars;

    (b) pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ('allowable interest rate');

    (c) has a notional amount that does not exceed either:

        (1) the principal balance of the class of securities to which the swap relates; or

        (2) the portion of the principal balance of that class represented by obligations ('allowable notional amount');

    (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ('leveraged');

    (e) has a final termination date that is either the earlier of the date on which the trust fund terminates or the related class of securities are fully repaid; and

    (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

    An 'eligible counterparty' means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, that counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

    A 'qualified plan investor' is a plan where the decision to buy the class of securities to which the swap relates is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and that fiduciary is either:

    (a) a 'qualified professional asset manager,' or QPAM, under PTCE 84-14;

    (b) an 'in-house asset manager' under PTCE 96-23; or

    (c) has total assets, both plan and non-plan, under management of at least $100 million at the time the securities are acquired by the plan.

    Ratings Dependent Swaps. In 'ratings dependent swaps,' those where if the rating of a class of securities is dependent on the terms and conditions of the swap, the swap agreement must provide that, if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer, as agent for the trustee, must, within the period specified under the pooling and servicing agreement:

    (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate; or

    (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced, and the terms of the swap

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

        agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year.

In the event that the servicer, as agent for the trustee, fails to meet these obligations, holders of the securities that are Plans must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of that failure. Sixty days after the receipt of the report, the exemptive relief provided under the Underwriter's PTE will prospectively cease to be applicable to any class of securities held by a Plan to which the ratings dependent swap relates.

    Non-Ratings Dependent Swaps. 'Non-ratings dependent swaps,' those where the rating of the securities does not depend on the terms and conditions of the swap, are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer, as agent for the trustee, will, within a specified period after that rating withdrawal or reduction:

    (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate;

    (b) cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

    (c) terminate the swap agreement in accordance with its terms.

    Eligible Yield Supplement Agreement. An 'eligible yield supplement agreement,' or EYS Agreement, is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund. If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc.
(ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions:

    (a) it is denominated in U.S. dollars;

    (b) it pays an allowable interest rate;

    (c) it is not leveraged;

    (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

    (e) it is entered into between the trust fund and an eligible counterparty; and

    (f) it has an allowable notional amount.

    Obligor as Fiduciary of Plan

    The Underwriter's PTE will not apply to a Plan's investment in certificates if the Plan fiduciary responsible for the decision to invest in the certificates is a mortgagor or obligor with respect to obligations representing no more than 5% of the fair market value of the obligations constituting the assets of the related trust fund, or an affiliate of such an obligor, unless:

    (a) in the case of an acquisition in connection with the initial issuance of any series of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

    (b) the Plan's investment in any class of certificates does not exceed 25% of the outstanding certificates of that class at the time of acquisition;

    (c) immediately after the acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; and

    (d) the Plan is not sponsored by any member of the Restricted Group.

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

    Whether the conditions in the Underwriter's PTE will be satisfied as to the certificates of any particular class will depend upon the relevant facts and circumstances existing at the time the Plan acquires the certificates. Any Plan investor who proposes to use 'plan assets' of a Plan to acquire certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

GENERAL CONSIDERATIONS

    Any member of the Restricted Group, a mortgagor or obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Plan. In that event, the acquisition or holding of certificates of the applicable series or class by, on behalf of or with 'plan assets' of that Plan might be viewed as giving rise to a prohibited transaction under ERISA and
Section 4975 of the Code, unless the Underwriter's PTE or another exemption is available. Accordingly, before a Plan investor makes the investment decision to purchase, to commit to purchase or to hold certificates of any series or class, the Plan investor should determine:

    (a) whether the Underwriter's PTE is applicable and adequate exemptive relief is available;

    (b) whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code; and

    (c) whether an exception from 'plan asset' treatment is available to the applicable trust fund.

The Plan investor should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA to any particular certificate.

INSURANCE COMPANY GENERAL ACCOUNTS

    Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under
Section 401(c) which were published in the Federal Register on January 5, 2000, but these final regulations did not generally become applicable until July 5, 2001.

    Any Plan investor who proposes to use 'plan assets' of any Plan to purchase certificates of any series or class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the acquisition and ownership of those certificates.

                                LEGAL INVESTMENT

    The applicable prospectus supplement for a series of certificates will specify whether a class or subclass of those certificates, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a 'mortgage related security' for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA. That class or subclass, if any, constituting a 'mortgage related security' will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.

    Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in 'mortgage related securities,' in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in certificates qualifying as 'mortgage related securities' only to the extent provided in that legislation.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise

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

deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R.
Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, classes or subclasses of certificates), except under limited circumstances.

    The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletin 73a, entitled 'Investing in Complex Securities,' or 'TB 73a,' which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled 'Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,' or 'TB 13a,' which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

    One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any 'complex securities,' that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, 'complex security' includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any 'plain vanilla' mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered certificates would likely be viewed as 'complex securities.' With respect to quality and suitability factors, TB 73a warns:

      that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

      that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

    One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

      conduct a pre-purchase portfolio sensitivity analysis for any 'significant transaction' involving securities or financial derivatives, and conduct a pre-purchase price sensitivity analysis of any 'complex security' or financial derivative.

The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of 'complex securities with high price sensitivity' be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

    The predecessor to the OTS issued a bulletin entitled 'Mortgage Derivative Products and Mortgage Swaps' applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain 'high-risk' mortgage derivative securities and limitations on the use of those securities by insolvent, undercapitalized or otherwise 'troubled' institutions. According to the bulletin, these 'high-risk' mortgage derivative securities include securities such as the Class B Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

    On April 23, 1998, the Federal Financial Institutions Examination Council issued its 1998 Policy Statement. The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or the NCUA, and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain 'high-risk' mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

    Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, 'prudent investor' provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not 'interest bearing' or 'income paying,' and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

    Except as to the status of certain classes of certificates as 'mortgage related securities,' no representation is made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates, may adversely affect the liquidity of the certificates.

    Investors should consult their own legal advisers in determining whether and to what extent certificates offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

                              PLAN OF DISTRIBUTION

    Each series of certificates offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through Credit Suisse First Boston LLC, an affiliate of the depositor, or underwriting syndicates represented by Credit Suisse First Boston LLC. The prospectus supplement with respect to each series of certificates will set forth the terms of the offering of that series of certificates and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the certificates will be determined.

    Generally, the underwriters will be obligated to purchase all of the certificates of a series described in the prospectus supplement with respect to that series if any certificates are purchased. The certificates may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices

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determined at the time of sale. If stated in the applicable prospectus supplement, the underwriters will not be obligated to purchase all of the certificates of a series described in the prospectus supplement with respect to that series if any certificates are purchased.

    If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the certificates from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

    The depositor may also sell the certificates offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect those transactions by selling certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of certificates for whom they may act as agents.

    The place and time of delivery for each series of certificates offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

    If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered certificates in which the underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sales.

                                 LEGAL MATTERS

    Certain legal matters in connection with the certificates offered hereby will be passed upon for the depositor and for the underwriters by Thacher Proffitt & Wood LLP, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York, McKee Nelson LLP, New York, New York, Cadwalader, Wickersham & Taft LLP, New York, New York, Sidley Austin Brown & Wood LLP, New York, New York or by such other counsel as may be identified in the related prospectus supplement.

                             FINANCIAL INFORMATION

    The depositor has determined that its financial statements are not material to the offering made hereby. The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations for a series of certificates will be to repurchase certain loans on any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

                             ADDITIONAL INFORMATION

    The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, will file reports thereunder with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission's Web Site (http://www.sec.gov).

                         REPORTS TO CERTIFICATEHOLDERS

    Monthly reports which contain information concerning the trust fund for a series of certificates will be sent by or on behalf of the servicer, the subservicer or the trustee to each holder of record of the certificates of the related series. See 'Description of the Certificates -- Reports to Certificateholders.' Reports forwarded to holders will contain financial information that has not been examined or reported on by an independent certified public accountant. The depositor will file with the Securities and Exchange Commission those periodic reports relating to the trust fund for a series of certificates as are required under the Exchange Act.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The SEC allows the depositor to 'incorporate by reference' the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust fund for the certificates. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for any series of certificates will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of certificates include an insurer's financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and
Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

    The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, New York, New York 10010, Attention: Treasurer.

                                    RATINGS

    It is a condition to the issuance of the certificates of each series offered hereby that at the time of issuance they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

    Ratings on conduit mortgage and manufactured housing contract pass-through certificates address the likelihood of the receipt by certificateholders of their allocable share of principal and interest on the underlying mortgage or manufactured housing contract assets. These ratings address:

      structural and legal aspects associated with the certificates;

      the extent to which the payment stream on the underlying assets is adequate to make payments required by the certificates; and

      the credit quality of the credit enhancer or guarantor, if any.

    Ratings on the certificates do not, however, constitute a statement regarding:

      the likelihood of principal prepayments by mortgagors or obligors;

      the degree by which prepayments made by mortgagors or obligors might differ from those originally anticipated; or

      whether the yield originally anticipated by investors of any series of certificates may be adversely affected as a result of those prepayments.

    As a result, investors of any series of certificates might suffer a lower than anticipated yield.

    A rating on any or all of the certificates of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the certificates by the rating agency or agencies specified in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold certificates and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

    Below are abbreviated definitions of significant capitalized terms used in this prospectus and in the accompanying prospectus supplement. The pooling and servicing agreement for the related series may contain more complete definitions of the terms used in this prospectus and in the prospectus supplement and reference should be made to the pooling and servicing agreement for the related series for a more complete understanding of all such terms.

    '1998 Policy Statement' means the revised supervisory statement listing the guidelines for investments in 'high risk mortgage securities,' and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

    '401(c) Regulations' means the regulations the DOL was required to issue under Section 401(c) of ERISA, which were published in final form on January 5, 2000.

    'Accrual Distribution Amount' means the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Certificates of a particular series since the prior distribution date, or since the date specified in the related prospectus supplement in the case of the first distribution date.

    'Advance' means as to a particular mortgage loan, contract or mortgage loan underlying a Mortgage Certificate and any distribution date, an amount equal to the scheduled payments of principal and interest at the applicable mortgage rate or annual percentage rate, as applicable, which were delinquent as of the close of business on the business day preceding the Determination Date on the mortgage loan, contract or mortgage loan underlying a Mortgage Certificate.

    'Alternative Credit Support' means additional or alternative forms of credit support, including a guarantee or surety bond, acceptable to the related Rating Agency.

    'Approved Sale' means, with respect to a series which utilizes a pool insurance policy:

      the sale of a mortgaged property acquired because of a default by the mortgagor to which the related pool insurer has given prior approval;

      the foreclosure or trustee's sale of a mortgaged property at a price exceeding the maximum amount specified by the related pool insurer;

      the acquisition of the mortgaged property under the primary insurance policy by the primary mortgage insurer; or

      the acquisition of the mortgaged property by the pool insurer.

    'Buy-Down Fund' means with respect to any series, a custodial account established by the related subservicer, subservicer or trustee as described in the related prospectus supplement, which contains amounts deposited by the depositor, the seller of the related mortgaged property, the subservicer or another source to cover shortfalls in payments created by Buy-Down Loans included in the related mortgage pool.

    'Buy-Down Loans' means single family mortgage loans pursuant to which the monthly payments made by the related mortgagor during the early years of that mortgage loan will be less than the scheduled monthly payments on that mortgage loan.

    'Certificate Account' means, with respect to each series, the separate account or accounts in the name of the trustee, which must be maintained with a depository institution and in a manner acceptable to the related Rating Agency.

    'Certificate Principal Balance' means, for any class of certificates, and as of any distribution date, the initial principal balance of that class of certificates, less all amounts previously distributed to holders of that class of certificates, as applicable, on account of principal.

    'Code' means the Internal Revenue Code of 1986, as amended.

    'Compound Interest Certificates' means certificates that accrue interest during certain periods that is not paid to the holder but is added to the Certificate Principal Balance of the certificate.

    'Cooperative' means a corporation entitled to be treated as a housing cooperative under federal tax law.

    'Cooperative Dwelling' means a specific dwelling unit in a building owned by a Cooperative.

    'Cooperative Loan' means a cooperative apartment loan evidenced by a note secured a by security interest in shares issued by a Cooperative and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a Cooperative Dwelling.

    'Custodial Account' means, with respect to each series, the separate account or accounts in the name of the trustee, meeting the requirements set forth in this prospectus for the Certificate Account.

    'Cut-off Date' means, the date specified in the related prospectus supplement from which principal and interest payments on the assets of the trust fund related to a series are transferred to that trust fund.

    'Determination Date' means, with respect to each series and each distribution date, the 20th day, or if the 20th day is not a business day, the next preceding business day, of the month of in which the distribution date occurs, or some other day if stated in the related prospectus supplement.

    'Disqualified Organization' means:

      the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but does not include instrumentalities described in Section 168(h)(2)(D) of the Code;

      any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code; or

      any organization described in Section 1381(a)(2)(C) of the Code.

    'Due Period' means, with respect to any distribution date, the calendar month preceding the month of that distribution or some other period as defined in the related prospectus supplement.

    'Eligible Investments' means any of the following, in each case as determined at the time of the investment or contractual commitment to invest in that Eligible Investment:

      obligations which have the benefit of full faith and credit of the United States of America, including depositary receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depositary receipt;

      demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the trustee's investment or contractual commitment to invest in that Eligible Investment, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company, of that depositary institution or trust company has a credit rating in the highest rating category from the related Rating Agency;

      certificates of deposit having a rating in the highest rating from the related Rating Agency;

      investments in money market funds which are rated in the highest category from the related Rating Agency or which are composed of instruments or other investments which are rated in the highest category from the related Rating Agency;

      commercial paper, having original or remaining maturities of no more than 270 days, having credit rating in the highest rating category from the related Rating Agency;

      repurchase agreements involving any Eligible Investment described in any of the first three bullet points above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from the related Rating Agency;

      any other investment with respect to which the related Rating Agency indicates will not result in the reduction or withdrawal of its then existing rating of the certificates; or

      other investments that are described in the applicable prospectus supplement.

    Except as otherwise provided in the applicable pooling and servicing agreement, any Eligible Investment must mature no later than the business day prior to the next distribution date.

    'ERISA Plans' means employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, or ERISA.

    'FHA Loans' means mortgage loans or contracts insured by the Federal Housing Administration.

    'GPM Fund' means with respect to any series, a custodial account established by the related servicer, subservicer or trustee as described in the related prospectus supplement, which contains amounts deposited by the depositor or another source to cover shortfalls in payments created by GPM Loans included in the related mortgage pool.

    'GPM Loans' means single family mortgage loans pursuant to which the monthly payments by the related mortgagor during the early years of the related Mortgage Note are less than the amount of interest that would otherwise be payable thereon, with that interest paid from amounts on deposit in a GPM Fund.

    'High Cost Loans' means mortgage loans, contracts or mortgage loans underlying Mortgage Certificates that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, which were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have mortgage rates or annual percentage rates, as applicable, or origination costs in excess of prescribed levels.

    'Initial Deposit' means, with respect to each series in which a reserve fund has been established, the deposit of cash into the reserve fund in the amount specified in the related prospectus supplement.

    'Insurance Proceeds' means, with respect to each series, proceeds from any special hazard insurance policy, primary mortgage insurance policy, FHA insurance, VA guarantee, mortgagor bankruptcy bond or pool insurance policy with respect to the related series of certificates and any title, hazard or other insurance policy covering any of the mortgage loans included in the related mortgage pool, to the extent those proceeds are not applied to the restoration of the related property or released to the mortgagor in accordance with customary servicing procedures.

    'Issue Premium' means with respect to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

    'Liquidating Loan' means:

      each mortgage loan with respect to which foreclosure proceedings have been commenced and the mortgagor's right of reinstatement has expired;

      each mortgage loan with respect to which the related subservicer or the servicer has agreed to accept a deed to the property in lieu of foreclosure;

      each Cooperative Loan as to which the shares of the related Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale; or

      each contract with respect to which repossession proceedings have been commenced.

    'Liquidation Proceeds' means, with respect to each series, all cash amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under any applicable financial guaranty insurance policy, surety bond or letter of credit or proceeds of any Alternative Credit Support, if any, with respect to the related series.

    'Mixed-Use Mortgage Loans' means mortgage loans secured by Mixed-Use
Property.

    'Mixed-Use Property' means mixed residential and commercial properties.

    'Mortgage Certificates' means certain conventional mortgage pass-through certificates issued by one or more trusts established by one or more private entities and evidencing the entire or a fractional interest in a pool of mortgage loans.

    'Mortgage Note' means with respect to each mortgage loan, the promissory note secured by a first or more junior mortgage or deed of trust or other similar security instrument creating a first or more junior lien, as applicable, on the related mortgaged property.

    'Parties in Interest' means certain persons who have certain specified relationships to a Plan, as described in Section 3(14) of ERISA and Section 4975(c)(2) of the Code.

    'Pass-Through Entity' means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, for that interest, be treated as a Pass-Through Entity.

    'Pass-Through Rate' means with respect to each class of certificates in a series, the rate of interest borne by that class as described in the related prospectus supplement.

    'Percentage Interest' means, as to any certificate of any class, the percentage interest evidenced thereby in distributions required to be made on the certificates in that class, which percentage interest will be based on the original principal balance or notional amount of the certificates of that class.

    'Permitted Investments' means United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

    'Plan Assets Regulation' means the final regulation made by the United States Department of Labor, or DOL, under which assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan in certain circumstances.

    'Plans' means ERISA Plans and other plans subject to Section 4975 of the Code.

    'Rating Agency' means, collectively, the nationally recognized statistical rating agency or agencies rating the related series of certificates.

    'Realized Loss' means any shortfall between the unpaid principal balance and accrued interest on a mortgage loan, after application of all Liquidation Proceeds, Insurance Proceeds and other amounts received in connection with the liquidation of that mortgage loan, net of reimbursable costs and expenses, including Advances.

    'Record Date' means, with respect to each distribution date, the close of business on the last day of the calendar month preceding the related distribution date, or such other date as specified in the related prospectus supplement.

    'Regular Certificate' means a REMIC Regular Certificate.

    'REMIC' means a 'real estate mortgage investment conduit' as defined in the Code.

    'REMIC Regular Certificates' means certificates or notes representing ownership of one or more regular interests in a REMIC.

    'Required Reserve' means the amount specified in the prospectus supplement for a series of certificates which utilizes a reserve fund, to be deposited into the reserve fund.

    'Residual Certificates' means one or more classes or subclasses of certificates of a series that evidence a residual interest in the related trust fund.

    'Restricted Group' means the depositor, any underwriter, the trustee, any subservicer, any pool special hazard or primary mortgage insurer, the obligor under any other credit support mechanism or the swap counterparty in any eligible swap arrangement, a mortgagor or obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the assets of the related trust fund on the date of the initial issuance of certificates, and any of their affiliates.

    'Servicing Account' means the separate account or accounts established by each subservicer for the deposit of amounts received in respect of the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates, serviced by that subservicer.

    'Simple Interest Loans' means mortgage loans that provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the balance thereof is applied to principal.

    'Subordinated Amount' means the amount of subordination with respect to subordinated certificates stated in the prospectus supplement relating to a series of certificates that contains subordinate certificates.

    'Trust Assets' means with respect to each series of certificates, the mortgage loans, contracts or Mortgage Certificates conveyed to the related trust fund.

    'Underwriter's PTE' means the final prohibited transaction exemption issued to First Boston, 54 Fed. Reg. 42597 (October 17, 1989), as amended by
PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765
(November 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

    'VA Loans' means mortgage loans or contracts partially guaranteed by the United States Department of Veterans Affairs.

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


                                 $1,137,621,455
                                  (Approximate)

                 CSFB Mortgage-Backed Pass-Through Certificates,
                                  Series 2005-8

                           Credit Suisse First Boston
                            Mortgage Securities Corp.
                                    Depositor

                             Wells Fargo Bank, N.A.
                                 Master Servicer

                                   ----------
                              Prospectus Supplement
                                   ----------

                           Credit Suisse First Boston
                                   Underwriter

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the certificates in any state where the offer is not permitted.

      We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.

      Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.